Exhibit 99.1
Preliminary Economic Assessment
American West Potash — Holbrook Basin Project
Prepared for:
American West Potash LLC
600 17th Street, Suite 2800 South
Denver, CO 80202
(303) 634-2234
Fax (720) 294-0402
Prepared by:
350 Indiana Street, Suite 500
Golden, Colorado 80401
(303) 217-5700
Tetra Tech Project No. 114-311158
December 2011

Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
TABLE OF CONTENTS

1.0 SUMMARY	1

1.1 Location, Property Description, and Ownership	1
1.2 Site History and Background	1
1.3 Geology and Mineralization	3
1.4 Mineral Resource Estimate	3
1.5 Mining	4
1.6 Mineral Processing	4
1.7 Infrastructure	4
1.8 Salt Tailing Storage	5
1.9 Environmental and Permitting	5
1.10 Capital and Operating Costs	5
1.11 Economic Analysis	6

2.0 INTRODUCTION	7

2.1 Report Purpose and Terms of Reference	7
2.2 Units	8
2.3 Sources of Information and Data	9
2.4 Property Inspection	10

3.0 PROPERTY DESCRIPTION AND LOCATION	11

3.1 Location and Site Setting	11
3.2 Climate	11
3.3 Area of the Property, Mineral Tenure, Title	11

4.0 GEOLOGIC SETTING AND MINERAL RESOURCE ESTIMATE	14

4.1 2011 Resource Assessment	18
4.1.1 Conversion of the North Rim Resource Model	19

5.0 MINING	20

5.1 Mine Planning Considerations	20
5.1.1 Deposit Geology and Geometry	20
5.1.2 Land Ownership and Location	22
5.1.3 Bed Stratigraphy	24
5.2 Mining Layout	24
5.2.1 Mining Height and Equipment Selection	24
5.4 Mine Access	28
5.5 Ventilation	29
5.6 Resource Recovery	29
5.7 Mining Support Services	29
5.8 Capital Cost Estimate	29
5.8.1 Direct Capital Costs	30
5.8.2 Indirect Capital Costs	30
5.8.3 Sustaining Capital Costs	30
5.9 Operating Costs	31

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project

6.0 MINERAL PROCESSING	33
6.1 Process Description and Design Criteria	33
6.1.1 Crushing	33
6.1.2 Scrubbing and Desliming	35
6.1.3 Concentration	35
6.1.4 Concentrate Dewatering and Drying	35
6.1.5 Tailing Thickening and Filtration	36
6.1.6 Compaction	37
6.1.7 Reagents	38
6.1.8 Product Storage and Load-out	38
6.2 Operating Cost Estimate	39
6.2.1 Flotation and Concentration Process Facility	39
6.2.2 Exclusions	41
6.3 Capital Cost Estimate	42

7.0 SALT TAILING STORAGE	45

7.1 Design Criteria and Assumptions	45
7.2 Capital Cost Estimate	46
7.2.1 Direct Capital Costs	47
7.2.2 Indirect Capital Costs	48
7.2.3 Sustaining Capital Costs	48
7.2.4 Contingency	48
7.3 Operating Cost Estimate	48
7.3.1 Conveyor System Power Requirements	49
7.3.2 Construction Equipment Operating Cost	49
7.3.3 Labor Cost	49
7.3.4 Conveyor Maintenance Cost	49
7.3.5 Surface Water Control	49
7.3.6 Ditch Maintenance Cost	49
7.4 Exclusions	49

8.0 INFRASTRUCTURE	50

8.1 Water Supply & Sewer	50
8.2 Power and Substations	50
8.3 Access and Transportation	50
8.4 Natural Gas Pipeline	51
8.5 Site Preparation and Grading	51
8.6 Safety, Security, and Fire Protection	51
8.7 Mine Buildings	51

9.0 HYDROGEOLOGY	53

9.1 Review of Available Information	53
9.1.1 Alluvial Aquifers	53
9.1.2 Tertiary Lavas	53

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project

9.1.3 Bidahochi Formation	53
9.1.4 Chinle Formation	53
9.1.5 Moenkopi Formation	54
9.1.6 Coconino Sandstone and Kaibab Limestone	54
9.1.7 Supai Formation	55
9.1.8 Redwall Limestone	55
9.2 Site-Specific Considerations	55
9.3 Recommendations	57

10.0 ENVIRONMENTAL AND PERMITTING	58

10.1 Site Setting & Regulatory Overview	58
10.2 Potential Impacts	58
10.3 Previous Studies	59
10.4 Regulatory Overview	59
10.5 Permitting Requirements	59
10.5.1 Private Lands	59
10.5.2 Arizona State Land Department	59
10.5.3 Arizona State Mine Inspector	61
10.5.4 Arizona Department of Environmental Quality	61
10.5.5 Arizona Department of Water Resources	62
10.5.6 Arizona State Historic Preservation Officer	63
10.5.7 Ancillary Permits and Approvals	63
10.5.8 Federal Interests of Potential Concern	63
10.6 Permitting Costs	64

11.0 ECONOMIC EVALUATION	65

11.1 Market Evaluation	65
11.1.1 Global Potash Reserves and Resources	65
11.1.2 Overview of Global Potash Market and Demand	65
11.1.3 Potash Production and Market in the United States	66
11.1.4 Price Evaluation	67
11.1.5 Barriers to Market Entry	68
11.2 Summary Cost Estimate	69
11.3 Cash Flow Model	70
11.4 Sensitivity Analysis	73

12.0 CONCLUSIONS AND RECOMMENDATIONS	76

12.1 Geology and Mineral Resources	76
12.2 Mine Planning	76
12.3 Mineral Processing	76
12.4 Tailing Storage	77
12.5 Infrastructure	77
12.6 Hydrogeology and Water Resources	77
12.7 Environmental and Permitting	77

13.0 REFERENCES	78

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
LIST OF TABLES

Table 4-1:	Resource Summary Table	18
Table 5-1:	Mine Plan Resource and Resource Classification	23
Table 5-2:	Underground Mine Capital Cost	31
Table 6-1:	Process Plant Operating Cost	40
Table 6-2:	Process Plant Manpower Schedule	41
Table 6-3:	Process Plant Capital Cost -- Itemized by Area	42
Table 7-1:	Preliminary Design Assumptions for Tailing Storage Facility	46
Table 7-2:	Summary of Estimated Initial TSF Capital Costs	47
Table 8-1:	Mine Building Capital	52
Table 11-1:	Initial Capital (US$000s)	70
Table 11-2:	Unit Operating Costs	70
Table 11-3:	Pre-Tax Cash Flow
Table 11-4:	Net Present Value Calculations ($millions)	73
Table 11-5:	Internal Rate of Return Calculations (%)	74
Table 11-6:	Net Present Value Results ($millions) with Break Even Pricing	75
LIST OF FIGURES

Figure 1-1:	General Site Location Map	1
Figure 3-1:	AWP Land Ownership & Lease Map	11
Figure 4-1:	SW — NE Geologic Section	14
Figure 4-2:	Stratigraphic Correlation	17
Figure 5-1:	Resource Map	20
Figure 5-2:	Preliminary Mine Plan	24
Figure 5-3:	Typical Panel Layout	26
Figure 6-1:	Process Block Flow Diagram	33
Figure 11-1:	NPV Sensitivity Variance at a 10% Discount Rate	73
Figure 11-2:	IRR Sensitivity Variance	74
Figure 11-3:	MOP Price Sensitivity	75
LIST OF APPENDICES

Appendix A:	2011 Potash Resource Assessment for the Holbrook Basin Project

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
1.0 SUMMARY
American West Potash LLC (AWP) has engaged Tetra Tech to conduct a preliminary economic assessment (PEA) study to determine the economic viability of the Holbrook Basin Potash project. The project includes the development of an underground potash mine, commissioning of a conventional potash flotation processing plant, and ancillary surface infrastructure facilities. Tetra Tech has reviewed and incorporated information into this report provided by AWP, North Rim Exploration, Ltd. (North Rim), regulatory agencies and other sources. This study is preliminary in nature and has used both indicated and inferred mineral resources as identified by North Rim in the development and evaluation of the project.
Initial production of the project is targeted to be 2 million metric tons (approximately 2.2 million short tons) of finished products. Half of the product is planned to be compacted to produce granular product and the other 50 percent will be standard product.
1.1 Location, Property Description, and Ownership
The project is located in Apache County, Arizona, USA. The site is within the Holbrook Salt Basin situated to the east of the Petrified Forest National Park, south of Interstate I-40, and approximately 30 miles east of Holbrook. Figure 1-1 depicts the location of the site. Surface rights in the area of the project are held by private ownership or leased from the State of Arizona. Currently AWP holds mineral leases to approximately 151 sections of land encompassing nearly 94,000 acres. AWP owns eight private sections, leases 42 sections from the State of Arizona Land Department (ASLD) and leases the remaining sections from private owners.
The ASLD approved AWP’s Exploration Plan of Operation on the 42 state leases on November 17th 2010. Exploration permits allow the permit holder surface use rights for the purposes of prospecting and exploration. For privately held sections which AWP leases, AWP has secured 100% of the potash mineral rights under leases agreements, which will remain valid so long as AWP continues to explore, develop, operate or reclaim the mineral deposit on the private land.
1.2 Site History and Background
Salt in the area was first discovered in drill core while exploring for oil in the 1920s (Peirce W, 1981). The area has been explored for potash for the past 50 years beginning in the 1960s and 1970s when a total of 135 holes were drilled attempting to delineate the potash area. The majority of the holes were drilled by ArklaExploration Company (Arkla) and the Duval Corporation (Duval). Kern County Land, National Potash, New Mexico and Arizona Land, St. Joe American, and U.S. Borax also participated in potash exploration in the area. During this exploration period only five holes penetrated the entire salt deposit; however 127 of the holes targeted the upper 30 to 90 meters where potash is typically found. As a result of the exploration Arkla and Duval reported finding sylvite (KCl), carnallite (KMgCL3) and polyhalite (K2Ca2Mg(SO4)4 H20) in the deposit (North Rim, 2011 — Cox, 1965).

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project

Montana
Oregon
Idaho
Wyoming
Nevada
Utah
Colorado
California
Arizona
New Mexico
Holbrook
SITE LOCATION
Phoenix
N
0 100 200 400
Miles

TETRA TECH	AMERICAN WEST POTASH	American West Potash, LLC	Sitelocation.mxd	Figure 1-1 General Site Location Map
		Project: Holbrook Basin Project	Project Number: 114-311158	
		Project Location: North East of Holbrook, AZ	Date of Issue: 12/13/2011	

Figure 1-1
General Site Location Map

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
To date, there has been no commercial production of potash in Arizona, even though drilling by late 1965 indicated about 450 million tons of potential K2O within an area of approximately 80 square miles (North Rim, 2011 — Cox, 1965). By early 1966 Arkla estimated a potential of more than 285 million tons of nearly 20% average grade K2O to be underlying its lease block (North Rim, 2011 — Carr, 1966).
1.3 Geology and Mineralization
The Holbrook Basin spans approximately 5,000 square miles in East-Central Arizona, and is orientated northeast-southwest. The basin can be found in Coconino, Navajo, and Apache Counties, with its eastern extent stretching just beyond the New Mexico state boarder. The northern edge of the Holbrook Basin runs along the southern edge of the Colorado Plateau, while the southern edge of basin is confined by the Mogollon Rim. A detailed description and discussion of the local and regional geology is provided in the Potash Resource Assessment prepared by North Rim (North Rim, 2011), a copy of which is included as Appendix A.
1.4 Mineral Resource Estimate
A National Instrument 43-101 compliant Mineral Resource Estimate was completed by North Rim Exploration Ltd, of Saskatoon, Saskatchewan, Canada in October 2011. The resource estimate was completed by using 11 newly drilled exploration holes, and equivalent K2O values which were calculated from historical exploration holes that had Gamma Ray Estimation Curves (GREC). The following criteria were used by North Rim when selecting the “Geological Resource”:
•	Grade x Thickness = 12 meter-percent or 40 foot-percent
•	Minimum bed thickness = 1.2 meters (4 feet)
•	Less than 8 to 10% insoluble content
•	Less than 10% carnallite
The identified potash deposit was divided into two seams by North Rim;KR-1 and KR-2. This PEA evaluates the potential development of only the KR-2 seam. Within KR-2, North Rim estimated a total sylvinite tonnage of approximately 591 million metric tonnes (MMT), with an average K2O grade of 11.04%, resulting in an estimate total K2O tonnage of approximately 65 MMT.
Conclusions from North Rim’s assessment include the following:
•	Potash resources appear to be of comparable grade, thickness and with low impurities such as insoluble and carnallite, when compared to Intrepid’s Carlsbad Mine.
•	The potash beds in the Project Area occur at relatively shallow depths, less than 551 m (1600 ft).
•	Unlike other parts of the world where potash is mined, there is no competition with the Oil and Gas Industry in the Holbrook Area.
•
The 2D seismic program showed very little in terms of anomalies and results indicate that the geology in the project area is generally flat-lying with no evidence of major faulting, folding, dipping or dramatic changes in the elevation of the beds.

The Holbrook Basin Project contains no mineral reserves as defined by Canadian Institute of Mining, Metallurgy, and Petroleum (CIM). Both indicated and inferred categories of the estimated mineral resources have been used in developing preliminary mine plans, production schedules, and cash flow analyses.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
1.5 Mining
The resource will be mined by conventional underground mining methods accessed by shaft which will allow for the production of 2,000,000 tonnes per year of finished product. In order to achieve this production target it is estimated that 13.5 MMT of mineralized material (sylvinite) are required to be mined. Mining was limited to areas containing 12.2 meter-percent cut-off. The minimum mining height utilized in this evaluation is 1.68m (5.5 feet), and mined material conformed to the resource criteria of less than 10% carnallite and an insoluble content less than 8 to 10%. The estimated life of the mine, considering both indicated and inferred,is approximately 40 years.
1.6 Mineral Processing
A standard floatation process has been proposed for the mineral processing methodology. The process plant considered would be capable of producing 2,000,000 tonnes of finished product per year (60.3% K2O muriate of potash, MOP). Using a mining head grade of 10.5% K2O, it is estimated that approximately 13.5 MMT of sylvinite must be processedannually, or approximately 39,000 tonnes per day. The target mill recovery rate utilized in this assessment is 85%; a typical target rate for new, state-of-the-industry flotation processing plants. Tailing from the process will be filtered and then delivered to a dry stack salt tailing storage facility (TSF). Product specifications require the finished MOP product to contain, on average, 60.3% K2O. Based on information provided by AWP, regarding potential markets for product from the facility, the compaction facility has been sized assuming that 50% of the product will be compacted to create a granular product, with the remaining product to be marketed as standard product. Finished product will be transported by belt to a storage facility which will have a rail and truck load out.
No metallurgical or mineral processing testwork has been performed on samples derived from the deposit at this time.
1.7 Infrastructure
This project is greenfield in nature and as such, none of the plant or facility infrastructure currently exists. However, major regional infrastructure exists within close proximity to the site. Infrastructure at the AWP site will consist of road and railroad access, power lines, emergency power, mine buildings, safety and security features, natural gas and water supplies.
The main road access to the property will be paved and designed to handle the largest allowable over the highway tractor-trailer truck traffic for both outbound product and inbound supplies and personnel. I-40 borders the northern edge of the property, offering great access.
The BNSF mainline parallels I-40 and has a coal spur to a regional power plant, which runs along the eastern boundary of the AWP property. Approximately 5 miles of new track will be required to come from this spur to the AWP surface facilities.
Power supply will come from high voltage transmission lines that run south of the property. The supply of natural gas will come from a main gas line that runs along the interstate highway north of the site. Water will be supplied from local wells and piped to the minesite. Water storage for mill processes and fire suppression will be on site.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
1.8 Salt Tailing Storage
For the purposes of this assessment, the dry stack deposition method, rather than a managed slurry deposition management method has been selected for tailing storage. Dry stack deposition involves mechanical conveyance and direct placement of dewatered salt tailing. Dry stacking offers several advantages compared to slurry deposition, including: reduced fresh water demand, a reduced footprint for the tailing storage facility (TSF); minimum seepage and infiltration; and improved stability. Although a detailed trade-off study has not been performed at this stage, the dry-stack method may carry higher capital and operating costs when compared to slurry deposition, but the environmental and water resource advantages were considered to warrant evaluation of this method.
Preliminary design criteria and objectives developed as part of this study, include the assumption that approximately 50% of the tailing produced over the life of the mine will be sold as industrial salt, thereby reducing the required storage capacity and footprint of the TSF. Under this assumption the TSF is estimated to encompass approximately 240 hectares and achieve a maximum height approaching 95 meters. A market study for assessing the local or regional demand for salt tailing was beyond the scope of this PEA.
1.9 Environmental and Permitting
Environmental and permitting considerations for any type of large-scale natural resource development project such as the Holbrook Basin Project are important. In the course of this study Tetra Tech has evaluated potential environmental considerations and developed a preliminary list of permitting requirements. Regulation and permitting of a mining operation is generally tied to land ownership, potential environmental impacts to the natural setting, and onsite or nearby discreetly protected or land-based interests. Based on currently available information, a number of primarily State permitting requirements have been identified. Information needed, including additional site studies and baseline investigations potentially required in support of permitting have been identified. No federal permitting requirements have been identified at this time, however, there is a potential for direct or indirect federal involvement, which can be more closely evaluated as project planning and evaluation is advanced.
Preliminary evaluations of the general site characteristics from a biological and water resource perspective have not identified environmentally sensitive areas, or conditions which would appear to be significant obstacles to permitting. There is always some uncertainty related to permitting and concerns from the neighboring Petrified Forest National Park and Navajo reservation will require careful consideration as the project progresses.
1.10 Capital and Operating Costs
Capital and operating costs have been estimated within the normal level of accuracy for a Preliminary Economic Assessment (+/- 35 to 50%). Cost estimates have been developed based on available data from similar currently operating mines, and, in some cases, using more detailed cost estimating techniques utilizing preliminary quotes, or available unit cost information for equipment, labor and materials. The estimated capital costs are inclusive of:
•	Exploration
•	Feasibility Study
•	Engineering, Procurement, and Construction Management (EPCM)
•	Mine Access by Vertical Shaft

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
•	Underground Mine
•	Process Plant
•	Product Storage and Loadout Facilities
•	Tailing Storage Facility
•	Water Supply
•	Environmental Studies and Permitting Costs
•	Surface Infrastructure; and
•	Owner’s Costs
1.11 Economic Analysis
Tetra Tech prepared an economic analysis for the Holbrook Basin Project based on assumed design preparation and cost estimates. The analysis was prepared for a 13.5 Mtpy production scenario. The project operating costs are estimated at US$97/tonne. Total estimated initial capital cost for the Holbrook Basin Project, including indirect and contingency costs are estimated at US $1,334 million, over the initial 3 yearpre-production period. Additional, incremental operating or sustaining capital will be required over the 40 year mine life and is estimated at a total cost of approximately US $643 million. Project economic analyses wereperformed on a before tax basis, with a base case assuming 85% mill recovery rate, an MOP price of US$496/tonne ($450/ton) and a 10 percent discount rate. This base case resulted in a net present value (NPV) of US $3,818 million, an internal rate of return (IRR) of 39.7% and a payback period of approximately 2.1 years.
Sensitivity analyses were performed to evaluate the economics of the project at a variance range of plusor minus 20 percent in project capital and operating costs. Sensitivity on the revenue side, related to the muriate of potash (MOP) price, was considered at a range of plus or minus 20% and at $55/tonne ($50/ton) incremental price points between $331/tonne and $662/tonne ($300/ton and $600/ton). Sensitivity to the mill recovery rate was considered at 81% on the low end and 88% on the high end. Project economics are most sensitive to variances in potash price. At a price of US$397/tonne($360/ton) the project NPV declines to US$2,413 million compared to the base case NPV of US$3,818 million. On the other hand at a 20 percent higher price (US$595/tonne) the project NPV increases significantly to US$5,223 million.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
2.0 INTRODUCTION
2.1 Report Purpose and Terms of Reference
This report is a Preliminary Economic Assessment (PEA) for the American West Potash LLC (AWP) deposit located near Holbrook, AZ. The intent of this PEA is to evaluate the preliminary economic potential of the deposit by giving consideration to costs for infrastructure, mining, mineral processing, available potash markets, and selling costs along with a scoping study mine plan for revenue generation.
Potash is a generic term used to describe a variety of mined minerals and manufactured chemicals that contain potassium. The term most accurately refers to the potash fertilizer, potassium chloride, KCl (mainly derived from the mineral sylvite) but loosely includes potassium magnesium chloride (from carnallite) and potassium magnesium sulfate (from langbenite) as well as potassium sulfate and potassium nitrate.
In this report, the term potash will be restricted to muriate of potash (MOP), with volume expressed either in terms of the content of K2O (chemical content) or KCl(product). The commercial product has a minimum content of 60% K2O and grades are differentiated by grain size (from coarsest to finest) as granular, coarse, standard, and soluble. The production of a granular product requires compaction of the flotation concentrate and re-grinding and sizing to meet product specifications, while standard product can be prepared by sizing the flotation concentrate without compaction. MOP is used as a direct application fertilizer and compound fertilizer for lower value grain crops and as a feedstock for the manufacture of other potassium-bearing fertilizers and chemicals.
Throughout this report the following geological, technical, and potash industry specific terms may be used.

Chemical
Term	Formula	Definition
Assay	N/A	A test performed to determine a sample’s chemical content.

Carnallite	KCl.MgCl2.6H2O	A mineral containing hydrated potassium and magnesium chloride.

Halite	NaCl	Sodium Chloride — Naturally occurring salt mineral.

G x T	KCI	Grade multiplied by thickness in either meters or feet.

Sylvite	KCI	Potassium Chloride — A metal halide salt composed of potassium and chlorine. Generally known as potash.

Sylvinite	N/A	Mineralogical mixture of halite and sylvite +/- minor clay and carnallite.

K2O	K2O	Potassium Oxide — A standard generally used to indicate and report ore grade.

Insoluble	N/A	Water-insoluble impurities, generally clay, anhydrite, dolomite or quartz.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
2.2 Units
Unless explicitly stated, all units presented in this report are in the Metric System (i.e., tonnes, kilometers, meters, and kilograms). All monetary values are in United States (US) dollars unless otherwise stated.
Common units of measure and conversion factors used in this report include:
Linear Measure:
1 foot = 0.3048 meter
1 yard = 0.9144 meter
1 mile = 1.6 kilometers
Area Measure:
1 acre = 0.4047 hectare
1 square mile = 640 acres = 259 hectares
Capacity Measure (liquid):
1 US gallon = 4 quarts = 3.785 liter
1 cubic meter per hour = 4.403 US gpm
Weight:

1 short ton	= 2000 pounds	= 0.907 tonne
1 pound	= 16 oz	= 0.454 kg
Frequently used acronyms and abbreviations:

amsl	=	above mean sea level
As	=	acid soluble
°C	=	degrees Centigrade
CIM	=	Canadian Institute of Mining, Metallurgy, and Petroleum
°F	=	degrees Fahrenheit
FA	=	Fire Assay
ft	=	foot or feet
g	=	gram(s)
g/kWh	=	grams per kilowatt hour
g/t	=	grams per ton
h	=	hour
hp	=	horsepower
km	=	kilometer

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project

kV	=	kilovolts
kWh	=	Kilowatt hour
kWh/t	=	Kilowatt hours per ton
l	=	liter
m	=	meter(s)
ml	=	milliliter
m2	=	square meter(s)
m2/t/d	=	square meters per ton per day
m3	=	cubic meter(s)
m3/h	=	cubic meter(s) per hour
mm	=	millimeter
MMT	=	million metric tonnes
MOP	=	muriate of potash
MW	=	megawatts
ppm	=	parts per million
ppb	=	parts per billion
RC	=	reverse circulation drilling method
T	=	total
ton	=	short ton(s)
tonne	=	metric ton
t/m3	=	tonne per cubic meter
tpd	=	tonnes per day
tph	=	tonnes per hour
μm	=	micron(s)
%	=	percent
tpy	=	tonnes per year
tpm	=	tonnes per month
tpd	=	tonnes per day
2.3 Sources of Information and Data
This report was prepared for AWP by the independent consulting firm of Tetra Tech, Inc. (Tetra Tech). Tetra Tech has relied on geologic information and the resource estimate provided by North Rim. The source of this information is included in the NI 43-101 compliant Technical Summary Report; 2011 Potash Resource Assessment for the Holbrook Basin Project, Holbrook, Arizona, USA, dated October 17, 2011, a copy of which is included as Appendix A.
Data sources for the information and data contained within this report were obtained from numerous sources. North Rim has supplied Tetra Tech with their digital geologic model for use during mine planning. A market analysis was conducted by Peter W. Harben, Inc., including a preliminary evaluation of Potash Global Distribution, Potash Supply, Potash Demand and Potash Prices, and is summarized in Section 11.1.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
2.4 Property Inspection
Tetra Tech representatives visited the site on September 8, 2011. Tetra Tech personnel were guided by a project coordinator for AWP. This person has lived in the Holbrook area for most of his life, and expressed an in-depth knowledge of the site gained from both his recent work with AWP and his past work exploring for petrified wood.
The tour included an active exploration drill site, drill holes from the recent exploration, the intended current plant location, railroads, and the 2D seismic program. After the site visit we were taken to the core shed and met with an AWP consulting geologist. This geologist is in charge of logging drill cuttings up to the point where coring begins. Once coring begins, geologists from North Rim take over logging the core.
Observations from the site visit included the following:
•	Current site access is by I-40, via the exit at Navajo Station;
•	After passing through Navajo Station there is a narrow bridge over the Puerco River
•
Roads throughout the site were improved and consist of county roads (maintained by the County) and drill pad access roads maintained by AWP, all roads were dirt, some of which had been improved with gravel;

•	Site vegetation was sage brush, grasses and sparse desert trees;
•	An exploration drill hole was in progress during the site visit; and
•	A geophysical survey for 2D seismic analysis using a thumper truck and lengths of connected geophones was being conducting during the site visit.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
3.0 PROPERTY DESCRIPTION AND LOCATION
3.1 Location and Site Setting
AWP’s Project Area is completely located within Apache County, immediately east of the Petrified Forest National Park (PFNP), and south of Navajo, Arizona. The center of the project area is approximately 10 miles south of Interstate 40 and the town of Navajo, and approximately 30 miles east of Holbrook. The nearby towns of Holbrook, St. Johns, and Show Low provide locations for personnel, supplies and accommodation. Regional infrastructure relative to the project area is described in Section 8.0.
The regional lands are flat in general with minor low lying rolling hills, supporting ranching, light industry and areas ofhistorical mining. This part of east-central Arizona is characterized by wide-ranging grasslands that were extensively grazed by cattle in the past. In some areas, that grazing continues. Limited vegetation in the range land consists of scrub grasses, and occasional sage, yucca, cacti, and small flowering plants. There is a little hayproduction in the valley bottoms and there are numerous ranches scattered throughout the Project Area. The Little Colorado, a permanent stream, is located to the south of the Project Area and the Puerco River, an intermittent stream (North Rim, 2011 — Cox, 1965). Their confluence lies about three miles east of Holbrook and tends to generally produce fresh water. The divide area between the rivers is characterized by generally low grassland ridges, broad drainage areas and ledge form buttes and mesas.
3.2 Climate
The Project Area is located in a high desert, semi-arid region. Weather patterns are characterized by relatively dry conditions with hot spring, summer, and fall temperatures ranging from 11°C to 34°C (52°F to 93°F), and cool wintertemperatures ranging from -7°C to 17°C (18°F to 63°F). The area experiences two rainy seasons occurring in the winter, caused by cold fronts originating from the Pacific Ocean, and the other occurring as a monsoon during the summer. The worst operating hazard to drilling and field operations are monsoon induced flash floods (Cox, 1965). Aside from this, seasonal variations do not hinder industrial operations. The average annual rainfall is 21.6 cm (8.5 inches) (North Rim, 2011 — Butrenchuk, 2009), mostly occurring as thunder showers with little recharge. The winter months are generally cool and precipitation is of a low energy type. Seasonal variations in weather do not typically constrain exploration or mining.
3.3 Area of the Property, Mineral Tenure, Title
The map shown in Figure 3-1 illustrates AWP’s current land positions. AWP currently holds surface rights to approximately 151 sections of land encompassing nearly 94,000 acres. AWP leases 42 sections from the State of Arizona Land Department (ASLD) and the remaining sections from private owners. Tetra Tech has not independently verified the land tenure, but has relied on information provided by AWP.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project

Utah
Nevada
California
Arizona
New Mexico
Grand Canyon NP
Petrified Forest NP
Site Location
Phoenix
Saguaro NP
Legend
AWP Private
AWP State
N
0 0.5 1 2
Miles

TETRA TECH

AMERICAN WEST POTASH

American West Potash, LLC

Project: Holbrook Basin Project

Project Location: North East of Holbrook, AZ

Ownership.mxd

114-311158

12/13/2011

Figure 3-1
AWP Land Ownership & Lease Map

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
AWP holds Mineral Exploration Permits covering their leases from the State and obtained an Exploration Plan of Operation in November 2010 from the ASLD. The holder of the permit has the surface rights necessary for prospecting and exploration and the right to access the land covered by the permit. The permit holder is liable to and must compensate the owner and any lessee of the surface of theState Land covered by the permit for any loss to the owner and for any damage resulting from exploration activities. AnExploration Plan of Operation must be valid during all exploration activities annually and be approved by the ASLD. An exploration permit is not a right to mine and a mineral leasemust be obtained before mining activities can begin. The State issued exploration permits are valid for a period of one year and are renewable for a period of up to five years. There is an annual rental fee associated with the exploration permit and the State requires minimum exploration expenditures, but allows for cash payment in lieu of exploration activities. Additional requirements under the State leases are discussed in Section 10.0 (Environmental and Permitting).
On the privately owned sections, AWP has negotiated nearly 100% of the potash mineral rights and also has executed lease agreements that can be extended indefinitely as long as AWP continues to actively pursue theexploration, development, operations and/or reclamation of mineral deposits on these privately owned sections. Theselease agreements allow AWP the ability to perform the necessary exploration activities on the property as required. The private lease agreements also contain certain contractual requirements related to environmental laws; these requirements are discussed further in Section 10.0.
The lease payment structure associated with both the State and private leases have been considered in the economic analysis of the project.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
4.0 GEOLOGIC SETTING AND MINERAL RESOURCE ESTIMATE
The North Rim 2011 Resource Assessment, provides a detailed description of the regional geologic setting as well as the local geology and mineralization determined in the course of the recent exploration program. This information is incorporated by reference.
Halite deposits of the Pennsylvanian to Permian aged Supai Group define the depositional edges of the Holbrook Basin. The geologic stratigraphy within the Project Area, graphically depicted in Figure 4-1, can be divided into four general categories (North Rim, 2011), as described below:
1.	A thick uppermost Triassic to Permian-aged shale-dominated clastic sequence of inter-bedded mudstones, siltstones, and minor sandstones.

2.
A thick “upper-medial” sandstone unit with minor shaleinterbeds, and is called the Permian Coconino Formation. The sandstone is called the Coconino Sandstone and is highly porous and water saturated. This sandstone is the main groundwater source for Northern Arizona. This unit exists throughout the project site.

3.
The “lower-medial” sequence of Pennsylvanian to Permian-aged Supai Group sediments. From deepest to shallowest the unit consists of clastic sands, silts, and mud which are separated from the shallowest layer of “redbed” shale by a thick layer of cyclically-bedded evaporite-carbonate rocks. Potash is hosted in the uppermost salt beds of the evaporite unit.

4.	The underlying unit is comprised of Devonian and Lower Pennsylvanian carbonate rocks. These are limestones and sandstones.
Further classification of the third general strata’s Supai Group sediments shows five depositional cycles. The potash containing Supai Group cycle is known as “Cycle 5” which can be broken down further into even smaller scale depositional sequences. These smaller scale depositional sequences are readily identifiable in drill core (North Rim, 2011).
A summary of the detailed “Cycle 5” stratigraphy from the Supai Group is listed below, and graphically depicted in Figure 4-2. For more details refer to the referenced North Rim report. The stratigraphy is listed from shallowest to deepest.
1.	Upper SupaiRedbed Shale: A reddish-brown colored shale, which contacts the overlying Coconino Sandstone. Within the project area this layer is between 90 to 120 feet thick.
2.	Marker “A” Anhydrite: This unit is the uppermost correlatable evaporate marker bed within the project area. This unit’s thickness ranges from 5to 10 feet throughout the project area.
3.
Marker “B” Anhydrite: This is a dual bedded unit of anhydrite. The upper anhydrite layer is thin (about 2 feet)and separated from the thicker, 20 foot lower level. The inter-layer between the anhydrite layers is redbed mudstones which range from 10 to 30 feet. The lower anhydrite layer directly overlies the top of the Holbrook Salt beds.

4.	“5-A” Salt: This is the shallowest halite package in the Project Area. This layer is typically 45 to 60 feet thick.
5.
Marker “D” Anhydrite: This marker is at the base of the “5-A” salt and has referred to as the “Puerco Anhydrite.” It has been observed in all test wells at the Project Area. This unit is typically 15feet thick.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project

Mogollon Rim
100 Miles
Defiance Plateau
HOLBROOK BASIN
AWP PROJECT AREA
Tertiary
Cretaceous Sandstones
Kaibab Fm.
Tertiary
Triassic
Chinle Fm.
Moenkopi Fm.
Permian
Coconino Sandstone
"Upper"
Potash
Fort Apache Member
"Lower"
Evaporites
Pennsylvanian
Noco Fm.
Mississippian
Redwall
Devonian
Limestone
Martin Fm.
Cambrian ?
Sandstones
Precambrian

*From North Rim Technical Summary Report

Issued by:		Prepared for:	File Name:	
TETRA TECH	AMERICAN WEST POTASH	American West Potash, LLC	SW_NE Geologic Section	Figure 4-1 SW - NE Geologic Section
		Project: Holbrook Basin Project	Project Number: 114-311158	
		Project Location: North East of Holbrook, AZ	Date of Issue: 12/13/2011

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project

American West Potash Holbrook Basin Stratigraphic Column
Approximate Geologic Time
Sub Div.
Geological
Group / Formation
Member
Cenozoic
Cretaceous
Jurassic
Triassic
Permian
Pennsylvanian
Mississippian
Devonian
Silurian
Ordivician
Cambrian
Precambrian
Upper
Middle
Lower
Bidahochi Formation
Chinle Formation
Shinarump Mbr.
Moenkopi Formation
Coconino Formation
Supai Group
Esplanade or Corduroy Mbr.
Wescogame or Fort Apache Mbr.
Manakacha or Big A Butte Mbr.
Naco or Surprise Canyon Formation
Redwall Formation
Martin or Temple Butte Formation
Tonto Group (Tapeats Formation)
LEGEND
DOMINANT LITHOLOGY
Sandstone: ± Minor Silt and Mud
Conglomerate
Interbedded Mudstone & Sandstone
Mudstone / Shale
Limestone
Pre-Cambrian Gneisses / Granites
Group / Fm.
Member
Depo-Cycle
Lithology
Sub-Lithology
Supai Group
Corduroy Mbr.
Fort Apache Mbr.
Big A Butte Mbr.
Depo-Cycle 5
Depo-Cycle 4
Depo-Cycle 2
Depo-Cycle 1
"A" Anhydrite
"B" Anhydrite
"S-A" Salt Beds 1 - 3
"C" Anhydrite
"S-A" Salt Bed 4
"D" Anhydrite
"S-B" Salt Phase
"S-C" Salt Phase
S-A Salt Sequences 1 - 3
S-A Salt Sequence 4
S-B Salt Sequence 1
S-B Salt Sequence 3
S-B Salt Sequence 4
S-B Salt Sequence 5
S-B Salt Sequence 6
S-C Salt Sequences 1 - 7

*From North Rim Technical Summary Report

Issued by:		Prepared for:	File Name:	
TETRA TECH	AMERICAN WEST POTASH	American West Potash, LLC	Stratigraphic Correlation	Figure 4-2 Stratigraphic Correlation
		Project: Holbrook Basin Project	Project Number: 114-311158	
		Project Location: North East of Holbrook, AZ	Date of Issue: 12/13/2011	

Figure 4-2
Stratigraphic Correlation

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
6.	“5-B” Salt: All of the Holbrook Basin potash was found in the “5-B” salt layer and was the targeted exploration stratigraphy. The “5-B” salt layer is typically 100feet thick.
7.
“5-C” Salt: This is the bottom unit of the “Cycle 5” depositional sequences. Not all potash test wells penetrated this layer; however the layer was estimated to be 130 to 140 feet thick. This layer was not found to contain potash, and marks the lowermost unit of the “Cycle 5” sequence.

The identified potash resource is found in the “5-B” salt. As Illustrated in Figure 4-2, the “5-B” salt consists of six stacked brining-upwards sequences of halite and mud. The “5-B” salt sequences are, from shallowest to deepest, named 5-B Salt 1 through 5-B Salt 6. Only 5-B Salt 2 was found to contain laterally continuous potash beds. Potash mineralization can occur in three horizons within the 5-B Salt 2 sequence. The potash horizons were named in descending stratigraphic order
1.
“Upper” Potash Bed: This bed is characterized by weakly carnallitic sylvinite mineralization with high insoluble grade approaching 12.0 to 18.0% on average. K2O values ranged from 2.68 to 31.95% K2O. This horizon ranges from 1.64 to 3.28 feet thick.

2.
“Medial” Potash Bed: This bed is typically found just beneath an insoluble-bearing salt band that subdivides the “5-B Salt 2” Sequence. This bed has been found about, below and straddling the insoluble-bearing salt band. The average bed thickness is 6.5ft with an insoluble grade ranging from less than 1.0 to 3.0%. It is locally found to be weakly carnallitic. K2O values for this bed average approximately 10%, making it the primary target for exploration.

3.
“Lower” Potash Bed: This bed exists intermittently throughout the project area. This bed can separated from the “Medial” bed by a thin layer of halite. Typically this bed is only identifiable as a thin bed of lower-grade mineralization below the “Medial” bed.

The geologic resource has divided the deposit into two defined units, KR-1 and KR-2. KR-1 consists of the Upper Potash Bed, and KR-2 is comprised of the both the Medial and Lower Potash Beds.
Core samples collected by North Rim were analyzed for K2O content, insolubles, and soluble magnesium as MgO and soluble sodium as Na2O. Insolubles and magnesium, particularly as carnallite, content are important considerations as these constituents may have a negative effect on the flotation recovery process. Equivalent carnallite content was calculated based on the MgO results. North Rim reports that the Holbrook potash resource appears to occur with low impurities, such as insolubles and carnallite, when compared to potash deposits near Carlsbad, New Mexico. Based on a review of the data included in the geologic model, the average insoluble and carnallite content of the KR-2 bed selected for mining are approximately 3.0% and 1.8%, respectively.
A 2D seismic program was completed as part of the exploration process for the project in 2011. The purpose of the program was to evaluate the regional geology of the project area. Seismic analysis was used to determine any possible faulting, occurrences of salt dissolution features, to evaluate the lateral continuity of the potash beds and aid with future exploration drill hole placement. The results of the seismic analysis confirmed the lateral continuity of the geologic stratas across the Project Area. No areas of large scale salt dissolution or other features indicative of erosion or channeling were identified. No faulting of the Upper Supai was identified, apart from small areas with limited extent observed on a small scale relative to the Project Area.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
4.1 2011 Resource Assessment
As stated previously, Tetra Tech is relying upon the resource estimate developed by North Rim, based on the results of the first phase of exploration on the project. The resource was created using information from 11 recent drill holes and equivalent K20 values estimated from Gamma Ray Estimation Curves from historical drill holes. The resource is defined by three potash horizons simply named the; upper, medial and lower horizons. The resource further grouped the horizons into KR-1 containing the Upper horizon and KR-2 which contains both the medial and lower horizons.
The criteria below were then applied to further define the resource;
•	Grade * Thickness greater than or equal to 12 meters or 40 feet
•	Minimum bed thickness of 1.2 meters or 4 feet
•	Less than 8 to 10% insoluble content
•	Less than 10% carnallite
A summary of the indicated and inferred potash resources is reproduced below:
Table 4-1: Resource Summary Table
(metric units)

		Weighted	Weighted	Total Sylvinite	Total K2O
Indicated	Area	Average	Average K2O	Tonnage	Tonnage
Resource	(km2)	Thickness (m)	Grade (%)	(MMT1)[2]	(MMT1)
KR-1	0.00	0	0.00	0.00	0.00
KR-2	45.26	1.98	10.09	158.10	15.95
Indicated Total	45.26	N/A	N/A	158.10	15.95
Inferred Resource
KR-1	42.70	1.69	13.44	127.58	17.15
KR-2	125.56	1.95	11.39	432.75	49.29
Inferred Total	168.26	N/A	N/A	560.33	66.44
KR-2 Total Indicated and Inferred	—	—	11.04	590.85	65.24

[1]	MMT = Million Metric Tonnes

[2]
“Total Sylvinite Tonnage” refers to the total amount of in-situ resource in the Project Area (i.e. Area x Thickness x Density x Deductions x Grade). Deductions include 15% for unknown anomalies (Does not include mining extraction ratio or plant and transport losses)

For the purposes of evaluating mining and mineral processing requirements of this deposit, Tetra Tech has included both the indicated and inferred resource for the identified KR-2 member. The KR-1 member is somewhat discontinuous and limited in extent. While it is possible that the potash resource within the upper potash member, KR-1, can be mined, it is not being considered in the preliminary economic assessment.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
The reader is cautioned that an ‘Inferred Mineral Resource’, as defined in the Potash Resource Assessment (North Rim, 2011), is that part of the Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological grade and continuity. Confidence in the estimate may be insufficient to allow the meaningful application of technical and economic parameters or to enable a complete evaluation of economic viability worthy of public disclosure, and there is some uncertainty that the economic results can be achieved.
4.1.1 Conversion of the North Rim Resource Model
North Rim provided Tetra Tech with the resource model in two digital file formats including, shape files with associated geospatial information and databases, and Microsoft Excel spreadsheet files. The provided resource model was brought into ESRI Arcmap and Global Mapper to be viewed and assessed for possible modifications required for mine planning using Carlson Mine Planning software.
The information as received from North Rim, required conversion prior to importing into the mine planning software. This conversion consisted of assigning the uniform bed thickness and grade parameters for each polygon utilized in the resource model to create a three-dimensional grid which could then be used for mine planning. Once converted the three-dimensional mine grid was compared against North Rim’s Resource model. The comparison included matching thickness contours and drill hole postings from the mine model to the original North Rim Model. The conversion of the two-dimensional (North Rim) model into a three-dimensional model was found to be within acceptable tolerances, and was then considered usable for preliminary mine planning purposes.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
5.0 MINING
This section presents an assessment of conventional underground mining methods to accommodate the production of 2,000,000 tonnes per year of finished product, which will require the mining of approximately 13.5 MMT per year of run-of-mine (ROM) ore. This assessment has assumed that the deposit will be mined using conventional underground mining techniques. Mining limits were established to recover ore from areas defined by a 12meter-percent cut-off; where the product of the expected grade (% K2O) times the thickness of the potash bearing sylvinite material exceeds 12meter-percent (approximately 40 foot-percent). Consistent with the mineral resource estimate, areas identified as having a bed thickness of less than 1.2m (4 ft), a carnallite content of greater than 10%, and an insoluble content of greater than 8 to 10% were excluded from the areas to be mined for this study.
As stated previously, the mineral resource estimate utilized for this study was prepared by North Rim and provided to Tetra Tech by AWP.
5.1 Mine Planning Considerations
Multiple parameters were evaluated during the development of the proposed mine plan, which include:
•	Deposit Geology and Geometry

•	Land ownership and locations

•	Bed Stratigraphy

•	Mining Heights and equipment selection

•	Panel Geometry

•	Pillar design and barrier pillar requirements

•	Extraction Ratio

•	Out of seam dilution

•	Opportunities for continuous haulage
This section discusses some of these parameters and describes the reasoning behind the proposed mine plan.
5.1.1 Deposit Geology and Geometry
The deposit geology and geometry was provided by North Rim. North Rim’s evaluation resulted in an area of influence for each drill hole with an estimated potash grade, thickness and grade times thickness associated with each polygon or resource block (i.e. the entire area of the polygon was given the estimated potash grade, thickness, and G*T). Figure 5-1 illustrates the resource blocks identified on AWP lease holdings, as classified by North Rim. For mine planning purposes North Rim’s evaluation was duplicated by importing the North Rim drill hole information and creating 100-foot x 100-foot grids based on a similar single point first order polygon analysis. The mining grids were compared to the shape files provide by North Rim to ensure that the grid analysis produced identical results. Carlson Mine Planning software was used to calculate the resource extracted by the proposed mine plan using these thickness and quality grids.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project

Legend
Inferred (m%)
Indicated (m%)
AWP Leases
0.0 - 3.0
3.1 - 6.0
6.1 - 9.0
9.1 - 12.0
12.1 - 15.0
15.1 - 18.0
18.1 - 21.0
21.1 - 24.0
24.1 - 27.0
27.1 - 30.0
30.1 - 33.0
33.1 - 36.0
36.1 - 39.0
39.1 - 42.0
42.1 - 45.0
45.1 - 48.0
48.1 - 51.0
Dead
Wash
N
0
0.5
1
2
Miles

TETRA TECH	AMERICAN WEST POTASH	American West Potash, LLC	Resource.mxd	Figure 5-1
		Holbrook Basin Project	114-311158	Resource Map
		North East of Holbrook, AZ	12/13/2011

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
North Rim included in their report some ‘high level’ contouring of the thickness of the deposit, but these contours were not the basis of the resource report and as such were not used for mine planning purposes.
5.1.2 Land Ownership and Location
The current land ownership is shown onFigure 3-1. The current ownership is checker boarded in the southern area with other potash lease holders. In order to develop a contiguous mine plan that accounted for the possibility that rights to all or some of these non-AWP leasehold areas might not be obtained, the mine was laid out N45oE. This orientation permits the main entries to cross the section corners allowing access between AWP Leases.
A proposed mine plan was laid out assuming full ownership or rights to mine all lands in the resource area. Making this assumption maximizes the overall resource recovery desired by all stakeholders. If rights to mine these un-leased properties are not obtained, the proposed mining panels can be modified or eliminated to match property boundaries. Following this approach, the proposed mine plan is practical under either scenario.
For the purposes of this PEA only the potash under the full control of AWP is reported as recoverable. To that end, the existing property ownership boundaries were used to segregate the recovered potash by leaseholder in a similar manner as it would be in a typical multi-ownership mining area. The mine production results from the preliminary mine planning exercise for the AWP lease holdings are listed in Table 5-1. Production is also reported based on North Rim’s determination of indicated or inferred resource (See Table 4-1).

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
Table 5-1: Mine Plan Resource and Resource Classification

		Rock Tonnes		Avg. Key	Avg	Avg.		Avg.			Final
	Sylvinite	(Out of		Thickness	Extractio	Grade	Grade*	INSOLS	Sum of K20	Avg. Final	Product
	Tonnes	Seam)	Total Tonnes	(m)	n (%)	(%)	Thickness	(%)	Tonnes	Grade (%)	Tonnes
AWP Private
Indicated	130,076,911	8,122,769	138,199,680	1.98	83.62%	10.23	20.28	3.37%	13,180,123	9.53%	18,578,946
Inferred	241,848,235	27,525,101	269,373,336	1.97	83.95%	11.29	22.26	2.83%	27,519,191	10.21%	38,791,563

Total AWP Private	371,925,146	35,647,869	407,573,016	1.97	83.83%	10.92	21.57	3.02%	40,699,314	9.97%	57,370,509

AWP State	—	—	—	—	0.00%	0.00%	—	0.00%	—	0.00%	—
Indicated	—	—	—	—	0.00%	—	—	0.00%	—	0.00%	—
Inferred	106,337,140	14,161,489	120,498,629	1.97	85.57%	11.66	23.02	2.42%	11,971,269	9.93%	16,874,923

Total AWP State	106,337,140	14,161,489	120,498,629	1.97	85.57%	11.66	23.02	2.42%	11,971,269	9.93%	16,874,923

Total AWP	478,262,286	49,809,358	528,071,644	1.97	84.22%	11.08	21.89	2.89%	52,670,583	9.96%	74,245,432

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
5.1.3 Bed Stratigraphy
The interburden between the two potash beds (KR-1 and KR-2) identified by North Rim is thin and will not accommodate separate mine entries on multiple levels. However, bench mining the upper seam, mining and gobbing the overlying interburdeninto old workings, and then mining the lower seam is possible. The complexity of this mining method was beyond the scope of this PEA and has been left for later analysis. For the purposes of this PEA only the KR-2 Bed is mined. As reported by North Rim, the geology in the project area was found to be relatively flat lying, meaning the occurrence of the potash beds are generally found in nearly horizontal beds with no evidence of major folding, dipping, or dramatic changes in the elevation of the bed.
5.2 Mining Layout
The potash deposit occurs at depth of approximately 387meters below surface at the proposed shaft location.With surface elevations in the project area varying from 1640 meters(5380 feet) above mean sea level (amsl) to 1820 meters(5970feet) amsl, the maximum depth of the potash deposit in the mining area considered is approximately 543 meters, although as described previously the geology of the beds is generally flat lying. Conventional room and pillar mining layouts with panel extraction rates as high as 88% were applied to the project. This is consistent with existing potash operations at similar mining depths. The mine planassumes the use ofcontinuous drum miners, utilizing shuttle cars as well as continuous haulage systems for material transport. Five hundred foot barriers will separate the high extraction panel mining areas from the main haulage and travel entries.Using these parameters, a mine plan was developed applying the layout across the mineable resource area, as illustrated in Figure 5-2. The output of the mine plan was used to evaluate resource extraction in terms of the total quantity of recoverable potash bearing sylvinite and out-of-seam rock mined, the average final head grade, and the estimated life of mine.
5.2.1 Mining Height and Equipment Selection
The KR-2 seam varies in thickness from zero to a maximum of 3.66 m (12 ft). North Rim’s resource estimate included all potash that is greater than 1.2 metersthick and has a grade times thickness (G*T) greater than 12 meter-percent (40 foot-percent). While it is common and possible to mine at heights as low as 1.2meters (4 feet), productivity is generally lower and unit mining costs may be higher. A more typical minimum mining height is 1.67 to 2.13 meters(5.5 to 7 feet) which allows for larger more productive equipment. For the purposes of estimating mining costs for this PEA, minimum mining heights of 1.67meters(5.5 feet) in panel mining and 2.13 meters(7 feet) in mains development has been assumed. When mining in areas where the bed thickness is less than minimum mining height, for the purposes of evaluating resource recovery, it is assumed that low seam equipment will be utilized at a 1.54 to 1.67meter(5 to 5.5 feet) mining height.Where out of seam mining occurs, the resource calculations account for this out of seam dilution and a respective ‘final grade’ is calculated assuming zero potash grade for roof rock. In areas this roof rock does contain potash and in other areas it has high insoluble content. A more complete analysis can be performedin future studies by including the roof stratigraphy and qualities in the mining model.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project

Values in meter percent
> 51.8
48.8 to 51.8
45.7 to 48.8
42.7 to 45.7
39.6 to 42.7
36.6 to 39.6
33.5 to 36.6
30.5 to 33.5
27.4 to 30.5
24.4 to 27.4
21.3 to 24.4
18.3 to 21.3
15.2 to 18.3
12.2 to 15.2
9.1 to 12.2
6.1 to 9.1
3.1 to 6.1
0.0 to 3.1
< 0.0
Other Landowners
0
5

Issued by:		Prepared for:	File Name:	
TETRA TECH	AMERICAN WEST POTASH	American West Potash, LLC		Figure 5-2
		Project: Holbrook Basin Project	Project Number: 114-311155	**Preliminary Mine Plan**
		Project Location: North East of Holbrook, AZ	Date of Issue: 12/13/2011

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
To meet production requirements fourteen continuous miner (CM) sections will be needed. This large number of sections and working places allows for sizing the equipment to each area of the deposit based on seam thickness. Both low seam and high seam CM sections are proposed. The higher seam equipment will mine 1.8 to 3.8 meters (6 to 12.5 feet) or more, and the low seam equipment will be capable of 1.5 to 3.2 meters (5 to 10.5 feet). For the purposes of estimating costs it is assumed that half of the CM machines will be high seam equipment and half suitable for mining the thinner seams.
5.2.2 Panel Geometry
No rock mechanics data is available for specific mine entry and panel design. For PEA purposes this work is not required. A typical potash room and pillar panel being used in the US at similar depths was chosen. Because continuous haulage will be used the panel design accounts for the increased room width for this equipment. Figure 5-3 shows the typical panel layout with dimensions. Room widths of 10.9 meters (36 feet) are proposed and will be mined in multiple passes. The resulting panel extraction is 88%. While it is uncertain what roof support will be needed this PEA assumes that all areas are bolted with a 1.22m x 1.22m (4 foot x 4 foot) roof bolt pattern. While this might be considered conservative based on other US potash mines several drill holes indicate that an interbedded shale salt roof might be encountered.
Ultimately mining width will be based on rock mechanics data and a cost trade-off analysis between extraction and ground control costs.
5.3 Mining Equipment
5.3.1 Continuous Miners
To optimize productivity in potash it is necessary to have high horsepower (hp) continuous miners that are heavy enough to transfer the horsepower to the cutting bits. While there has been limited success increasing the horsepower and weight of the smaller continuous miners the productivity of the larger machines is superior.
The proposed CAT CM430 will mine 1.52 to 3.20meters, weighs 85.28 tonnes, and has 698 kW (935hp). The higher cutting CM440 cuts 6.35 to 11.61meters high, weighs 85.28 tonnes, and has 698 kW (935 hp). By using these ‘sister’ machines many parts will be interchangeable minimizing capital spares. An overall productivity rate of 2,087 tonnes per shift per machine was used to represent an average productivity for both development and panel mining.
5.3.2 Haulage
Electric shuttle cars will be used for panel start up and areas where lower seam height precludes continuous haulage. Their flexibility allows for the more complex mining geometries needed for mains development. Two continuous haulage systems are proposed. The use of multiple Joy FCT systems with DMU extensions (or similar) will be used where the potash seam exceeds 2.13meters. Where the potash seam is less than 2.13meters the use of equipment similar to the Prairie Machine FlexiveyorRobo-Tram was assumed due to its lower profile.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project

213 m
580 m
11m
150 m

Issued by:		Prepared for:	File Name:	
TETRA TECH 350 Indiana Street, Suite 500 Golden, Colorado 80401 (303) 217-5700 (303) 217-5705 fax	AMERICAN WEST POTASH	***American West Potash, LLC***	Typical_Panel.dwg	**Figure 5-3** **Typical Panel Layout**
		Project: Holbrook Basin Project	Project Number: 114-31158	
		Project Location:	Date of Issue:

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
Conveyor Systems
137 to 154 centimeter (54 to 60 inch) mainline conveyors with 106cm (42 inch) panel conveyors are considered to transport the ore from the mining face to the underground storage bins and then to the shaft for hoisting to the surface. Given daily hoisting requirements of approximately 38,500 tonnes the mainline conveyors will have to be capable of handling at least 3,600 tonnes per hour. 137 cm (54 inch) mainlines will handle this at 90% loading, so these can be comfortably used in outlying panels with lower throughput.
Considering the preliminary mine layout, the total length of mainline conveyor system required over the life of the deposit exceeds 150 linear kilometers, however as the mine development is advanced conveyor runs will be relocated to accommodate development. A detailed analysis of each conveyor was not completed for this study. For the proposed mine plan, we have estimated that approximately 50% of the total length will need to be purchased over the life of the mine to support the advancement of the mine. Certain sections of conveyors will be moved to various advancing mains as the mine development progresses. Approximately $95 million has been included in initial capital, and additional costs included through year 20 as sustaining capital for the purchase of remaining conveyors. This large capital expense will require further study to identify conveyor systems that can be moved to access other reserve blocks once an area is mined out.
5.3.3 Underground Storage Systems
An underground storage bunker with a capacity in excess of 20,000 tonnes is assumed. Future work needs to examine the costs and benefits of silo storage vs. bunker storage over the life of the operation.
5.4 Mine Access
For the purpose of this evaluation, Tetra Tech has assumed that mine access will be provided by a pair of vertical shafts; a7.9m(26 ft) diameter production shaft and a 5.4m(18 ft) service shaft. The 7.9 mproduction/supply shaft will be divided into production and service hoist systems hoisted by a Kopie hoist. The production hoist will use two 50 tonne skips for counterbalance. The service cage will use a counter weight. Slopes will be driven from the mine level to the bottom of the shafts for cleanout. The production shaft will extend to a depth of approximately 60meters (200 feet) below the potash bed in order to accommodate the loading pocket. The current mine plan has the shaft sited near hole KG-08 which was shown in the North Rim report to contain the KR-2 seam at a depth of 436m below surface. Therefore, the total depth of the production shaft is expected to be 496 m.
A hoisting capacity of approximately 2,000 to 2,250 tonnes per hour will be needed to meet projected production requirements, providing 20% additional capacity beyond the nominal mining rates necessary to achieve the production goals. It is assumed that the production hoist would operate with two balanced production skips each with a payload capacity of approximately 50 tonnes.
A decline or ramp access should also be considered in future studies to determine the potential benefits and costs associated with such a development. The ramp access would require a 3,000 to 4,300meter long decline advanced to depth of435 meters below surface (10 to 15% grade). A conveyor would be installed down the ramp to carry ore to the surface. While this option may provide certain advantages with respect to removing potential bottlenecks in the operation related to hoist reliability and availability and future production increases, it requires additional study to evaluate the feasibility.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
5.5 Ventilation
A ventilation study has not been performed at this time. For the purposes of this evaluation, it is assumed that adequate ventilation can be provided through the dual shaft configuration using exhausting fans. In addition, it is assumed the use of double mainline entries will reduce leakage, improve air circulation, and eliminate the need for ventilation boreholes in the outer workings. Due to the lack of gas wells in the area it is unlikely that the mine would be considered a gassy mine, however this must be confirmed in future studies. Intake and exhaust air will travel through separate drifts into both the mains and subpanels. Intake and exhaust air will be kept separate from each other by using, air doors, bulkheads, stoppings and overheads. Main ventilation fans will be mounted on the surface and used in an exhausting system.
Nearly all of the equipment will be electric as opposed diesel which should decrease the required ventilation. Additional evaluation of ventilation dynamics within the developed mine plan will be necessary to further evaluate requirements.
5.6 Resource Recovery
Mine development was preliminarily timed to mine the higher grade and thicker seam areas first. Main line developments were driven to reach these ‘high value’ resource blocks and panel mining started as soon as practical. Highly detailed mine sequencing was not done at this level of study. Additional work in this area can help improve the final ROM grade produced and optimize capital costs. Although the mine layout was developed across all sections within the general project area, resources recovered (or mining tonnages) were only calculated for AWP leased sections.
To simplify the economic analysis of the project, a constant mining rate of 13.5MMT per year was utilized in the cash flow analysis. Resource grade (%K2O) was varied using the calculated final grade of the material mined.
The resource estimated by North Rim, with a total indicated and inferred KR-2 resource of over 590 million tonnes of sylvinite and over 65 million tonnes of K2O, will support a mine life of approximately 40 years at the average annual mining rate of approximately 13.5 million tonnes per year (total mined tonnes of approximately 480 million sylvinite tonnes, nearly 53 MMT of K2O). Mining of the lower grade and/or thinner seam sections of the deposit were scheduled near the end of the mine life.
5.7 Mining Support Services
Mining support services were estimated for the size of the operation. These services included engineering, surveying, maintenance, and electrical services. An underground shop will be required for equipment repair and maintenance. Other support services such as office buildings, surface maintenance shop and laboratory were captured in the infrastructure section, Section 8.0.
5.8 Capital Cost Estimate
Capital cost estimates were developed for the mining method and material transport, based on the equipment selected. A summary of the estimated initial capital costs is presented in Table 5-3.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
5.8.1 Direct Capital Costs
Capital costs were developed using a combination of general budgetary quotes, available information from recent work, and industry standard cost estimates. Estimated startup capital costs along with estimated timing for the major conveyor systems and sustaining capital were considered.
5.8.2 Indirect Capital Costs
Indirect costs were applied to each major mine component, the Mine Access and the Underground Mine. The indirect costs include; construction indirects, vendor and consultant assistance, freight, start up and commissioning, first fills and spares, and any Owner’s costs which would be captured under the mine components. A 30% indirect cost was applied to the mine access direct costs. A 6% indirect cost was applied to the underground mine direct costs.
5.8.3 Sustaining Capital Costs
Although not included in the presentation of initial capital costs in Table 5-3, sustaining capital was included in the economic evaluation. The primary sustaining capital costs related to the mining operation are required re-builds of the CM Miners and the purchase of additional sections of conveyor as the mine development progresses. CM Miners were assumed to require re-builds every 4.4 million tonnes mined, at a cost of 65% of the initial capital for the equipment. Additional conveyor costs were spread over the first 20 years of the mine life, as described in Section 5.3.3, above.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
Table 5-2: Underground Mine Capital Cost

	Direct	Indirect		Total Capital
	Costs	Costs	Contingency[1]	Costs
Mine Component	($ 000s)	($ 000s)	($ 000s)	($ 000s)
Mine Access
7.92m Production and Service Shaft
Mob, Demob	$8,300	$2,075	$3,113	$13,488
Shaft Sinking & UG Development	$45,400	$11,350	$17,025	$73,775
Headframe, Hoists, Ventilation	$25,500	$6,375	$9,563	$41,438
Commissioning	$600	$150	$225	$975
5.49m Ventilation Shaft w/ Escape Hoist
Mob, Demob	$1,700	$425	$638	$2,763
Shaft Sinking & UG Development	$14,300	$3,575	$5,363	$23,238
Headframe, Hoists, Ventilation	$5,600	$1,400	$2,100	$9,100
Commissioning	$300	$75	$113	$488
Mine Access Subtotal	$101,700	$25,425	$38,138	$165,263
Underground Mine
Surface Support Facilities & Equip	$4,567	$274	$726	$5,567
CM Production Equipment	$150,931	$9,056	$23,998	$183,984
UG Support (Outby)	$19,384	$1,163	$3,082	$23,629
Conveyors	$77,501	$4,650	$12,323	$94,474
Capitalized Spares	$4,000	$240	$636	$4,876
Safety	$2,894	$174	$460	$3,528
Dewatering Equipment	$276	$17	$44	$336
Communications and Monitoring	$625	$38	$99	$762
Pre-production Development	$9,460	$568	$1,504	$11,531
Maintenance & Miscellaneous	$170	$10	$27	$207
Underground Subtotal	$269,807	$16,188	$42,899	$328,895

Totals	$371,507	$41,613	$81,037	$494,157

1)	A 30% contingency was applied to all Mine Access direct and indirect costs. A 12% contingency was applied to all Underground Mine direct and indirect costs.
5.9 Operating Costs
Operating cost estimates were developed based on the equipment selected, and include personnel costs,power costs, operating and maintenance supplies and consumables.
General operating costs were developed using the following assumptions:
•	Development mine productivity of 1,633 tonnes per shift

•	Panel mine productivity of 2,177 to 2,268 tonnes per shift

•	Average mine wide productivity of 2,087 tonnes per shift

•	Hourly wages of $25.00/hour

•	Average pay for management and supervisory salaried positions $80,000/year

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
•	Average fringe 40%

•	Two 12 hour shifts/day 7-days/week

•	Overtime pay for hourly workers was considered at approximately 16% of straight time wages (Scheduled overtime hours due to 12 hour shifts is 7-9%)
Estimated average operating costs indicate that a ROM mining cost of $6.42/tonne expected over the life of the mine. This mining operating cost is inclusive of hoisting, mine and hauling equipment, labor, power costs and consumables. To fully staff the underground mine and hoisting operations it is anticipated that nearly 390 workers will be required. In areas of the mine where ore grade is high and seam thickness greater than 2.13 meters, mining costs will be lower. In areas of thinner ore the mining costs will be higher. Future studies that include detailed mine plans will help evaluate the mining costs over time.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
6.0 MINERAL PROCESSING
This section describes the preliminary potash flotation process that has been developed for treating ore from the AWP project. The process is based on an all-flotation flowsheet utilizing standard process methodologies used for processing potash ore. A block flow diagram is provided in Figure 6-1. A corresponding material balance has not been prepared, but certain basic assumptions regarding material throughputs, reagent consumption, power requirements, and other fundamental process criteria are generally described in the following sections.
6.1 Process Description and Design Criteria
The process facilities will be designed to produce 2,000,000 tonnes of finished product per year. A typical target rate for mill recovery for potash flotation facilities is 85%. Mill recovery rates at operating plants may vary between near 80% to as high as 89 or 90%. Actual recovery rates will depend on the ore characteristics and the final design of the facility. As stated in Section 5.0, this evaluation is based on an annual average mining rate of 13.5 million tonnes of sylvinite ore delivered to the mill at an average grade of 10.5 percent K2O. Based on these parameters a mill recovery rate of 85 percent will be required to produce approximately 2,000,000 tonnes of muriate of potash (MOP) product. Product specifications require the finished MOP product to contain, on average, 60.3% K2O (approximately 95% KCl).
As no flotation test work has been performed at this stage to confirm recovery rates, sensitivity analyses have been performed as part of the economic analysis to evaluate both lower and higher mill recovery rates.
6.1.1 Crushing
Potash ore will be crushed to an acceptable size for release of insoluble material in the first stage of attrition scrubbing.
Potash ore enters the crushing circuit, having been reclaimed or supplied from ore storage. Size reduction takes place in a closed circuit, single stage screening, consisting of scalping screens for initial screening and impactor crushers utilized for size reduction of oversize material from the screening stage. Impactor discharge and screen undersize material from sizing screens are fed to an ore bin acting as feed surge to mill feed.
Typical Anticipated Major Equipment Includes:
•	Impact Crushers (Hammer Mills)
•	Coarse Single Deck Screens
•	Sizing Multi-Deck Screens
•	Bucket Elevators
•	Drag Conveyors
•	Vibratory Feeder Bins
•	Dust Abatement Systems

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project

FROM MINES
DRY CRUSHING /SCREENING
ATTRITION SCRUBBING PRIMARY CYCLONES
O/F
U/F
WET SCREEN/ CRUSH
DESLIME CYCLONES/ CONDITIONING
O/F
SLIMES THICKENING/ FILTRATION
TO TAILS.
FLOTATION
FLOTATION TAILINGS
BRINE RECOVERY/ DISTRIBUTION
SCREENING/ CYCLONES
SALT THICKENING & TAILS CYCLONES
BRINE
CENTRIFUGE/ DRYING
STANDARD
STORAGE/ LOADOUT
COMPACTION
SCREENING

Issued by: TETRA TECH	Prepared for: American West Potash, LLC	File Name: Process Block Flow Diagram
	Project: Holbrook Basin Project	Project Number: 114-311158
	Project Location: North East of Holbrook, AZ	Date of Issue: 12/13/2011

Figure 6-1
Process Block Flow Diagram

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
6.1.2 Scrubbing and Desliming
Attrition scrubbing and desliming are required to liberate insoluble clay from potash ore, which will affect the consumption of reagents and ore recovery if not effectively removed. The circuit consists of attrition scrubbers, screens and hydro cyclones. At this stage of evaluation, mechanical attrition scrubbing is considered adequate based on the relatively low insoluble content of the ore (less than 5%). The use of a slimes flotation may be considered in future process evaluation stages as additional information becomes available.
Fine ore is conveyed from the ore bin to a tank where it is slurried with addition of saturated KClprocess brine. Slurry is pumped from the tank to first stage attrition scrubbers for removal of insoluble clay from potash ore. Clay is removed by intense scrubbing. The scrubbed ore is pumped to wet screens. The oversize material is returned to first stage attrition scrubber and undersize to the desliming hydrocyclones for initial slimes removal. The cyclone splits are underflow to secondary attrition scrubbing, overflow to slimes thickening. Slurry from second stage attrition scrubbing is pumped to multi-deck, wet, desliming screens, oversize to conditioning drum, undersize pumped to desliming hydro cyclones. The cyclones remove the bulk of the slimes present through the overflow stream which is then pumped to slimes thickening, the cyclone underflow (U/F) is fed to conditioning.
Typical Major Equipment Anticipated:
•	Attrition Scrubbers

•	Hydro Cyclones

•	Wet Screens

•	Centrifugal Slurry Pumps

•	Pump Boxes

•	Rotary Drum Conditioners

•	Distribution Boxes

•	Roll Crusher
6.1.3 Concentration
Concentration of the potash ore involves separating KCL from salt and then upgrading through two stages of flotation to near production grade.
Feed from the coarse conditioning are collected in a pump box, diluted with process brine and frothing agent added. The slurry is pumped to the rougher flotation cells, concentrate to cleaner flotation, and tailing to salt thickening. Concentrate from cleaner flotation is fed to dewatering, tailing to salt thickening.
Typical Major Equipment Anticipated:
•	Flotation Machines and Tanks

•	Slurry Pumps

•	Pumpboxes

•	Tanks
6.1.4 Concentrate Dewatering and Drying
Flotation concentrates will be centrifuged to separate concentrate from brine. The drying stage will dry the centrifuged concentrate.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
The concentrates from cleaner flotation will be pumped to a centrifuge feed tank that feeds four screen bowl centrifuges. De-brined concentrate is discharged from centrifuges and is collected on drag conveyors. Liquid from centrifuging is returned to flotation.
Debrined product from the centrifuge is fed to two fluid bed dryers. The dryer discharge is fed through a lump impactor to crush any lumps that are created during drying. Exhaust from the dryer is handled by cyclones and product dryer quench scrubbers. The dried concentrate will then be conveyed to storage silos prior to being processed in the compaction plant. This circuit will also include a product holding tank which will provide surge capacity and ensure uniform feed through the circuit.
Typical Major Equipment Anticipated:
•	Hydro Cyclones

•	Screen Bowl Centrifuges

•	Drag Conveyors

•	Fluid Bed Dryers

•	Fans

•	Cyclones

•	Fugitive Emission Scrubbers

•	Tanks

•	Centrifugal Pumps
6.1.5 Tailing Thickening and Filtration
The two (2) waste streams from potash processing are thickened before disposal in tailing management area.
The insoluble clays removed during the desliming stage are thickened in the slimes thickener before deposit in fine tailing. The overflow streams from desliming cyclones are collected in slimes thickener feed tank, where they are further diluted with process water and flocculants are added before addition to the thickener. The thickener underflow is pumped to fine tailing, overflow is returned to process water.
The salt streams from concentration are collected in cyclone tailing pump box, pumped to tails cyclone, under flow to salt tails pump box, overflow to salt thickener. The thickener underflow stream is pumped to the salt tails pump box where the tails cyclone underflow is also collected. The cyclone underflow will be combined with the thickener underflow and advanced to the belt filtration circuit to achieve a filter cake with 15 percent moisture content. The tailing thickener overflow and filtrate from the belt filter will be pumped to brine storage tanks and recycled as process brine throughout the plant.
The filtered tailing will be sent directly to a dry-stack tailing storage facility, or to a storage facility for sale as a commercial salt product.
Typical Major Equipment Anticipated:
•	Slurry Pumps

•	Pumpboxes

•	Thickeners (Bridge/Rake/Tank)

•	Centrifugal Brine and Water Pumps

•	Tanks

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
6.1.6	Compaction
The compaction facility has been sized assuming that 50% of the product will be compacted to create a granular product, with the remaining product to be marketed as standard product.
Dried product from the production dryers is available for additional sizing and upgrading for market. Product leaves the dryers hot and is a distributed size from fines to the largest size particle that can be floated (typically, 2 mm). Product contains some residual clays and as such, is intended primarily for fertilizer. The fertilizer industry prefers larger coarse particle sizes.
Product leaving the dryers is screened to directly produce a saleable product — typically standard product. Fines and oversized material not achieving this size are upgraded to a premium coarse grade, or granular product, through compaction.
Product from the dryers is elevated by bucket elevators to drag conveyors which distribute product to multi-deck screens. On-spec product is collected by drag-conveyor and transferred to a belt transferring standard size material to load out and storage.Dryer lumps are separated by grizzly screens, crushed and returned to the bucket elevators for re-screening. Oversize and fines particles are transferred by drag conveyor to the compaction plant for further upgrading to a premium product.
Fresh feed from the screening circuit plus recycled material from compaction fines are combined and elevated by bucket elevator to feed compactors. Compactors force the loose product into a uniform sheet called flake which is then re-crushed and screened in a closed circuit. Screened premium granular product leaves the compaction recirculation circuit and is further upgraded in an annealing circuit. The sharp edged friable product is slightly wetted and abraded then dried and further screened to produce a harder more durable product favorable for shipping and packaging. Annealed product is then transferred by belt to loadout and storage.
Typical Major Equipment:
•	Drag Conveyors

•	Bucket Elevators

•	Compactors with Force Feeders

•	Multi-Deck Screens

•	Bins

•	Crushers

•	Fans

•	Conditioning Drum

•	Fluid Bed Dryers

•	Fugitive Emission Scrubbers

•	Tanks

•	Centrifugal Pumps

•	Belt Conveyors

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
6.1.7 Reagents
Reagents that will be utilized in process are listed below:
Collector
The collector (amine) coats the potash particles making it hydrophobic. This allows air bubbles to attach to the potash particles aiding in separation from halite during flotation.
Process Oil
Process oil is utilized to extend the hydrophobic properties of amine on potash particles.
Frother
Frother allows for reduction of surface tension of froth at the surface of flotation cells. Lowering the surface tension ensures the froth will not break up and drop out the floated potash particles.
Depressant
The depressant reduces the ability of the clay material to absorb the reagents (collector and process oil) utilized in flotation. If depressant is not utilized the clay material would float with potash particles and reduce concentrate grade.
Dispersant
Dispersant prevents fine particles from binding together during hydro classification so the particles remain in the fine stream.
Flocculent
Flocculent is added during thickening to agglomerate small particles, improving clarification.
Anticaking
Anticaking agent is added to final product to prevent caking during storage and handling by making particles water repellent.
Dust Control Oil
Dust control oil is added to final to prevent dust release.
6.1.8 Product Storage and Load-out
Final Product leaving the screening and compaction areas are dispatched by belt to large storage facilities and a loadout facility.
Product can be direct fed to the loadout facility for immediate transport or bypassed to storage when shipping unit trains are un-available.
Product bypassed to the storage area is treated with an amine/oil mixture to reduce clumping from ambient humidity while stored for extended periods. Belt conveyors and trippers fill large product storage warehouses usually bee-hives or glulam horizontal structures. Floor openings with grizzlies/hoppers feed to belt feeders, and a reclaim belt returns product from the warehouse to the loadout facility. Large front bucket loaders are used to move remaining material to the grizzlies/hoppers.
The loadout facility incorporates surge bins along with a final screening circuit to ensure on-spec loaded product. Lump crushing is used to break any clumps from storage.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
Fines from product degradation and area dust collection equipment are returned to the compaction circuit for product upgrading or dissolved and used in the wet milling system.
Immediately prior to rail car loading, material is treated with an amine/oil mixture to avoid clumping in rail/ship transport, and the material is bulk weighed.
Typical Major Equipment:
•	Belt Conveyors

•	Multi-Deck Screens

•	Crushers

•	Belt Feeders

•	Bulk weighing and hi-capacity loadout system

•	Track Scales

•	Cyclones

•	Baghouse

•	Bucket Elevators

•	Tanks

•	Bins

•	Bin Discharge Feeders
6.2 Operating Cost Estimate
6.2.1 Flotation and Concentration Process Facility
An operating cost estimate has been prepared for an all-flotation process plant as depicted in Figure 6-1 and is presented in Table 6-1. A unit operating cost of $5.05 per tonne of ore processed (equivalent to $35.25 per tonne of MOP at 60.3% K2O) has been estimated at a +/- 35 to 50 percent level of accuracy.
The key assumptions, qualifications and basis of this estimate are:
•	Estimate base date is November 2011.
•	Reagent usage and costs are based onavailable information from operating mines, and recent studies of similar process plants.
•	Design criteria production capacity of 2,000,000 tonnes per year
•	Electrical power cost at $0.06/kWh
•
Electrical Consumption is based on energy benchmarking with Canadian potash production. The high-range benchmark of 120kWh/tonne of K2O product for the surface processing facilities has been used due to the lower grade of the ore.

•	Natural gas cost at $3.77/MMBtu ($3.57/GJ)
•
Natural gas consumption is based on benchmarking with Canadian potash production. A consumption rate of 227 kWh/tonne has been used, to include building heating and product drying and exclude steam generation. This is approximately 75% of the consumption that may be applied to a Canadian operation to account for climate difference between Saskatchewan and Arizona.

•
Although process water will likely be delivered from owned or leased wells, a water cost of $3.50 per 1,000 gallons is included for operation and maintenance of the water production and delivery system

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
•	Water consumption is based on experience at approximately 95 gallons per ton of ore processed.
•
Labor is based on the process plant manpower schedule presented in Table 6-2, which provides for plant operations, maintenance, laboratory and supervisory personnel. Labor cost includes a 40 percent burden applied to base pay, and includes an allowance for 10% overtime pay for hourly employees.Manpower requirements for a 40,000 tpd flotation mill and base pay rates were developed utilizing published reference information (InfoMine, 2010).

Table 6-1: Process Plant Operating Cost

Plant Component	Annual Operating Costs
PRODUCTION RATE (tonnes)
Dry Ton Hoisted — D.T.H (R.O.M.)	13,514,700
Sylvite (MOP) as KCL	1,995,500
Sylvite (MOP) as K2O	1,203,300
Payroll	$16,233,800
POWER AND UTILITIES
Process Water	$4,999,100
Natural Gas (product basis)	$3,513,900
Total Electricity Consumption (product basis)	$7,863,600

$16,376,600

Chemicals and Reagents	$33,525,000

Minor Operating Supplies, Consumables, and Maintenance Materials & Services	$1,500,000

Insurance, Consultants, Services, Other	$644,000

GRAND TOTAL	$68,279,400
$/ore tonne	$5.05

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
Table 6-2: Process Plant Manpower Schedule

		Base,	Base,	Burden,		Total,
Position	Number	$/hr	$/year	%	OT,%	$/year
Process Plant
Process Superintendent	1		$109,000	40%	0%	$152,600
Metallurgist	3		$91,000	40%	0%	$382,200
General Foreman	2		$80,000	40%	0%	$224,000
Shift Foreman	8		$70,000	40%	0%	$784,000
Plant Eng.	4		$70,000	40%	0%	$392,000
Crew A	16	$25		40%	10%	$1,289,600
Crew B	16	$25		40%	10%	$1,289,600
Crew C	16	$25		40%	10%	$1,289,600
Crew D	16	$25		40%	10%	$1,289,600
Utility	16	$19		0.4	10%	$980,096

Surface Maintenance
Maintenance Foreman	8		$78,000	40%	0%	$873,600
Mechanic	24	$23		40%	10%	$1,779,648
Electrician	20	$25		40%	10%	$1,612,000
Instrumentation	4	$26		0.4	10%	$335,296

Laboratory
Supervisor	1		$78,000	40%	0%	$109,200
Crew A	6	$19		40%	10%	$367,536
Crew B	6	$19		40%	10%	$367,536

Compaction & Loadout
General Foreman	1		$80,000	40%	0%	112,000
Shift Foreman	4		$70,000	40%	0%	392,000
Crew A	8	$25		40%	10%	644,800
Crew B	8	$25		40%	10%	644,800
Mechanic	8	$23		40%	10%	593,216
Electrician	2	$25		40%	10%	161,200
Instrumentation	2	$26		40%	10%	167,648

Total Process Labor	200					$16,233,776
6.2.2 Exclusions
•	No allowance for finance and interest charges

•	Special environmental testing

•	Taxes/Import duties

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
6.3 Capital Cost Estimate
A scoping level capital cost estimate was developed for the surface process facilities defined in this study. A feasibility level study is intended to follow this preliminary economic assessment to further evaluate the economic and technical viability of developing a process plant with production capacity of 2,000,000 tpy of KCl product. Based on the ore grade, and projected potash recovery, the ore processing capacity has been set at 13,500,000 tonnes per year, or approximately 38,500 tonnes per day, assuming 350 days of operation.
This section summarizes the capital cost estimate breakdown and defines the basis on which the costs were derived. The scope of this estimate considered workings from the ore surge bin in the head frame through crushing, flotation, product dewatering, drying, compaction, product storage and load-out. The total estimated cost, including direct and indirect costs, and contingency is approximately US $499 million. All costs are expressed in 4th quarter 2011 US dollars. No allowance for escalation or interest has been considered during construction beyond Q2 2011. The capital cost estimate for the process facilities is presented in Table 6-3.
Table 6-3: Process Plant Capital Cost — Itemized by Area

	Direct Costs ($ 000s)	Indirect Costs ($ 000s)	Contingency	Total Capital Costs
Plant Component	($ 000s)	($ 000s)	($ 000s)	($ 000s)
Overall Site Prep	$1,026	$245	$381	$1,653
Elec. Distribution, Control and Communications	$6,950	$1,662	$2,584	$11,196
Process Plant	$187,685	$44,888	$69,772	$302,344
Site Utilities	$4,106	$982	$1,526	$6,614
Product Storage and Load Out	$106,786	$22,165	$38,685	$167,637
Plant Mobile Fleet	$6,000	$1,435	$2,230	$9,665

Totals	$312,553	$71,377	$115,179	$499,109

Direct costs include process equipment, bulk materials, labor and construction equipment required to install the works. Direct costs were derived using a combination of methods. Equipment costs were based on recent historical data. Systems at the block level were established from the historic data and factored to the indicated capacity. For example, historical data for a crushing circuit at a known throughput was adjusted to the capacity for this study. Size and quantity for any given piece of equipment is beyond the resolution for this PEA effort. Infrastructure costs were based on estimated mill size. For the most part, installation labor was factored as a percentage of the mechanical estimate. Where there was no tangible work on which to base an estimate, an allowance was made.
Indirect costs were estimated as a percentage of direct costs, as described below in Section 6.3.1.2. Indirect costs will include the following: construction indirects, mobilization and demobilization, spares, initial fills, freight and logistics, duties and taxes, vendor assistance, and commissioning and start-up.
As this is a preliminary scoping study and engineering is minimal, a relatively large contingency was applied. Contingency allows for the details that will become apparent as engineering progresses. Contingency is often expressed as a percentage of the sum of direct and indirect costs and has been applied at 30 percent.

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6.3.1.1 Direct Capital Costs
In addition to the primary process plant unit operations described in Section 6.1 above, the following comments are made relative to the development of the direct cost estimate:
Site Utilities and Distribution
Site utilities and distribution consists of the services within the battery limits of the plant site.
The following work areas are included in this cost category:
•
Site Layout and Development — Site preparation has been considered to the extent of the footprint of the surface workings within the scope of this work. No detailed evaluation of this work has been performed; however, general allowances have been made in the estimate for cut and fill regrading to level the site.

•
Potable Water Distribution — An allowance has been made for some potable water and distribution within the plant site. It was assumed that the potable water distribution system would consist of a small potable water head tank and piping to the various points around the mill.

•
Fire Water Distribution — It was assumed that the fire water distribution system would use raw water and consist of a fire water head tank, two fire water pumps and distribution piping with hydrants and monitors in and around the wet mill and ore storage area.

•	Sewage System — The collection and treatment of domestic sewage has been considered and an allowance has been made for a package treatment system.
•	Electrical Distribution — An allowance has been made for the electrical feeders off the main substation bus to power the process equipment in scope.
•	Site Lighting — An allowance has been made for yard lighting around the ore storage building and wet mill building.
•	Natural Gas Distribution — Natural gas piping has been considered for feeding the product dryer.
•	Steam Distribution — Steam distribution has not been considered in this estimate.
•	Compressed Air Distribution — An allowance for compressed air distribution is included in this estimate.
Infrastructure Facilities
•	Two process structures have been included in the estimate. The ore storage facility and a building/structure to contain the crushing and wet mill facility.
6.3.1.2 Indirect Capital Cost Estimate
Indirect costs were factored with the following elements and corresponding factors included as indirect costs, resulting in an overall indirect cost of approximately 23% of direct costs:
•	Construction Indirects at 12 percent of direct field cost
•	Spares at 4.0 percent of direct materials and equipment
•	First fills at 0.5 percent of direct Materials and equipment
•	Freight, Duties and Taxes at 8 percent of direct materials and equipment
•	Commissioning and Start-up at 1 percent of direct field cost
•	Vendor Assistance at 0.5 percent of direct equipment Cost

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6.3.1.3 Contingency
As this is a PEA and engineering is minimal, a contingency of 30percent was applied. Contingency is intended to provide for unidentified items within the scope of the work, which will have to be performed but have not been specifically estimated because the detailed design is not complete. Contingency is meant to be spent, but as the project is not well defined at this stage, costs cannot be appropriately allocated.
6.3.1.4 Assumptions
The following assumptions were made in the preparation of the capital cost estimate:
•	The project is a greenfield project

•	All equipment and materials will be new

•	The project will be executed as an EPCM contract with multiple subcontracts

•	Concrete batching capabilities are available

•	Accommodations are available

•	Labor and contractors are available
6.3.1.5 Exclusions
The following are not included in this estimate:
•	Scope changes

•	Interest during construction

•	Cost of land purchases or leases

•	Sunk costs
6.3.1.6 Sustaining Capital Costs
For the economic evaluation of the project, an allowance for sustaining capital costs has been included in the cash flow at 0.3 to 0.5 percent of the surface facilities initial capital costs.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
7.0 SALT TAILING STORAGE
The management of tailing material from the flotation concentration process may be performed by either a slurry deposition or dry stack deposition method.
Typical managed slurry deposition of salt tailing involves re-pulping the dewatered tailing at the plant and hydraulically depositing the slurry to form a pile with a beach angle of approximately 5% and a steep outslope of approximately 2H:1V. This is accomplished through managed rotational discharge of salt tailing with mechanical (dozer) formation of containment, or freeboard, berms at the top of the outslope perimeter to contain tailing deposition and direct fluid flow down gradient, usually to a brine pond, or series of ponds. The brine pond typically requires a relatively large area and incorporates a perimeter berm and a series of internal dikes to allow management of detention time for fines settlement prior to recycle to the plant. The tailing surface is stable and trafficable within a few days of deposition. Under this method, tailing and water management requires ongoing construction and maintenance of the tailing deposition area, pond dikes and associated decant structures. These activities require an equipment spread that may consist of several bulldozers, a front-end loader or excavator, multiple dump trucks, a grader, and a water truck.
Dry stack deposition would involve mechanical conveyance and direct placement of dewatered salt tailing. A typical operation would involve an overland conveyor to transport material from the filter plant to the perimeter of the pile, and mobile conveyors used to transport material to a mobile stacker system to place the tailing in lifts. A review of existing operations indicates achievable outslopes of up to 1.5H:1V for this type of operation.
‘Dry’ stacking of dewatered tailing offers several advantages compared to slurrytailing deposition in arid and semi-arid regions, including (1) Reduced fresh water demand due to improved return water efficiency, (2) Reduced environmental footprint for the tailing storage facility, (3) Minimum seepage and infiltration through the ‘Dry’ stack, (4) Improved stability and seismic performance, and (5) Reduced long-term water management liability. In light of the aforementioned engineering and environmental benefits, ‘Dry’ stacking was assumed as the base case scenario for tailing management for this PEA. The recycle water from the tailing filtration plant will be reused in the process circuit, thus reducing fresh water demand.
7.1 Design Criteria and Assumptions
The following project specific design criteria and objectives were used for sizing the Tailing Storage Facility (TSF):
•
Provision of a secure long-term storage facility for at least 221 million tonnes (MMt) of potash salt tailing over a design mine life of 40 years. The design storage volume was based on the assumption that approximately 50% of the tailing produced over the design life of the mine will be sold as industrial salt primarily to regional highway or transportation departments for use as road salt. A market study for assessing the local demand for potash salt tailing was beyond the scope of this PEA.

•
The TSF shall be located on AWP leased land parcels south of the proposed location for the production shaft. The TSF shall be located on gently sloping terrain and shall not obstruct any major natural drainages on site.

•	Provision of surface water runoff and seepage collection channels at the toe of the TSF.

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The preliminary design assumptions used for sizing the TSF are summarized in Table 7-1.
Table 7-1: Preliminary Design Assumptions for Tailing Storage Facility

Design Parameter	Value
•Tailing Tonnage

Annual Concentrate Yield (as KCl)	2.0 MMT
Total Annual Ore Production	13.5 MMT
Annual Tailing Tonnage	11.5 MMT
Tailing Requiring On-site Storage	5.75 MMT(1)
Days of Active Operation Per Year	350
Design Mine Life	40 yrs.
• Engineering Properties of Tailing
Placement Moisture Content (By Dry Mass)	15%
Dry Unit Weight Of Tailing	1,762 kg/m3
• TSF Geometry
TSF Base Area	242 hectares
Outside Slope	1.75H:1.0V
Maximum Height	94.5 m

Notes:	Assuming that approximately 50% of the total potash salt tailing will be sold to local entities
7.2 Capital Cost Estimate
A scoping level capital cost estimate, considering both direct and indirect costs, was developed for the salt tailing storage facilities defined in this study. A feasibility level study is intended to follow this preliminary economic assessment to further evaluate the economic and technical viability of developing a dry-stack salt tailing facility. This section summarizes the capital cost estimate breakdown and defines the basis on which the costs were derived. The scope of this estimate considered the tailing conveyance system, construction fleet equipment, belt replacement, general earthwork and grading, liner supply and installation, underdrain installation, and hydraulic control structures. The total estimated capital cost, including direct and indirect costs, and contingency is approximately US $30.5M. All costs are expressed in 4th quarter 2011 US dollars. No allowance for escalation or interest has been considered during construction beyond 2011. A summary of the estimated capital costs for tailing management is presented in Table 7-2 below.

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Table 7-2: Summary of Estimated Initial TSF Capital Costs

				Total Capital
Mine Component	Direct Costs	Indirect Costs	Contingency	Costs
Tailings Conveyance System — Procurement	$12,195,980	$3,658,794	$3,963,694	$19,818,468
Construction Fleet Equipment Cost	$910,052	$—	$227,513	$1,137,565
10-Year Belt Replacement Cost	$—	$—	$—	$—
General Earthwork And Grading	$3,116,147	$311,615	$856,941	$4,284,703
Liner Supply And Installation	$3,617,255	$361,726	$994,745	$4,973,726
Underdrain Installation	$—	$—	$—	$—
Hydraulic Control Structures	$200,000	$20,000	$55,000	$275,000

Totals	$20,039,434	$4,352,134	$6,097,892	$30,489,461

7.2.1 Direct Capital Costs
7.2.1.1 Tailing Handling and Delivery System
Tailing from the filter plant are typically hauled to an engineered storage facility either through trucks or a series of mechanical belt conveyors. Mechanical tailing handling and delivery systems constitute a significant portion of the initial capital costs associated with ‘Dry’ tailing management. Terra Nova Technologies’ patented ‘Super Portable’ conveyor configuration was used as a base case conveyor system for estimating the capital costs associated with tailing handling and conveyance for this study. The Super Portable conveyor system consists of the following conveyors in sequential order from the tailing feed to the discharge end of the system (1) A fixed overland tripper conveyor along the toe of the TSF, (2) An overland tripper that transfers tailing from the overland conveyor to the mobile conveyor, (3) A series of mobile conveyors or ‘grasshoppers’, (4) A horizontal feed conveyor, (5) A horizontal conveyor and (6) A radial stacker. The capital costs for procurement, installation and commissioning of the conveyor system were based on a recent (Q2 2011) vendor quote obtained by Tetra Tech for a feasibility study for a similar project.
7.2.1.2 Construction Equipment
Capital costs for procurement of construction equipment include costs for equipment such as (1) Pick-up trucks for conveyor operating crew, (2) Mechanics truck, and (3) Front end loader. Procurement costs were based on recent Q2 2011 quotes for construction equipment obtained by Tetra Tech from multiple vendors for a feasibility study on a similar project.Compactors and track type tractors were assumed to be leased on an as-needed basis. Rental rates for compactors and track type tractors were based on recent (Q2 2011) vendor quotes.
7.2.1.3 Site Preparation and Earthwork
Capital costs for site preparation and earthwork include subcontractor costs for (1) Foundation stripping and grubbing, (2) Soil salvage for reclamation, (3) General earthwork including excavation of storm water and seepage basins and toe runoff and seepage channels (4) Structural fill and compaction for perimeter and starter dikes, and (5) Provision of 18 inches of protective compacted tailing over the HDPE liner. Unit rates for site preparation were based on recent Q2 2011 subcontractor quotes obtained by Tetra Tech for a feasibility study on a similar project in the western US.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
7.2.1.4 Liner System Installation
The conceptual containment system for the TSF consists of an 80-mil thick HDPE Geosynthetic liner installed over a prepared sub-base. The capital costs for liner supply and installation include the following items: (1) Liner subgrade preparation, (2) HDPE Liner supply and installation, and (3) 61 centimeters of compacted soil cover for seepage/runoff basin. Unit rates for liner system installation were based on recent Q2 2011 vendor quotes obtained by Tetra tech for a feasibility study on a similar project.
7.2.1.5 Drainage System Installation
Capital costs for drainage system installation include subcontractor costs for supplying for and installing relief drains at the base of the TSF to collect seepage, infiltration and consolidation pore water within the stack. Unit rates for drain installation were based on Q2 2011 subcontractor quotes obtained by Tetra Tech for a feasibility study on a similar project in western USA.
7.2.2 Indirect Capital Costs
Indirect costs related to tailing management were estimated at various percentages of direct costs, depending on the item and anticipated project execution method. Thirty(30) percent of conveyor direct costs were included as indirect costs to include primarily, equipment freight costs, erection, miscellaneous spare parts, vendor support, and commissioning and startup. Indirect costs associated with more traditional subcontracted work items, such as earthwork, liner installation, and drain installation were estimated at ten (10) percent of the combined direct costs for those work items.
7.2.3 Sustaining Capital Costs
Although not presented in Table 7-2, sustaining capital costs have been included in the economic evaluation of the project. Sustaining capital costs have been included for purchase of additional conveyors necessary over the development of the dry-stack TSF, liner installation to be performed in phases, and rental costs for the construction equipment. Estimated sustaining capital totals US $57.1M over the 40 year life of the project.
7.2.4 Contingency
A contingency of 25% was applied to the total initial capital costs (excluding sustaining capital) due to the inherent uncertainties associated with subsurface geotechnical conditions, tailing properties, conveyor system layout and regulatory design requirements in a scoping level PEA.
7.3 Operating Cost Estimate
The cost estimate for TSF operations includes the following items:
•	Conveyor system power requirements

•	Construction equipment operating cost

•	Labor cost

•	Conveyor maintenance cost

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•	Surface water control

•	Ditch maintenance cost
Total operating costs are estimated at approximately $2,563,000 per year, or the equivalent of $0.19/tonne of ore processed. The assumptions and basis for the estimate are provided in the following sections.
7.3.1 Conveyor System Power Requirements
Nominal horse power ratings for individual conveyors were estimated to within 50% accuracy by factoring values from a historical vendor quote for a similar project. The annual power requirements for the conveyor system were determined in terms of kWh based on the total horse power rating of the conveyor system. A unit consumption cost of $0.06/kWh was used for calculating the operating costs for the conveyor system.
7.3.2 Construction Equipment Operating Cost
Hourly operating costs for construction equipment were based on estimates provided by a construction equipment vendor for a feasibility study on a similar project in western USA.
7.3.3 Labor Cost
Labor costs for conveyor operation crew were based on hourly wages and benefits for process personnel published in Infomine USA’s December 2010 publication entitled ‘U.S. Metal and Industrial Mineral Mine Salaries, Wages and Benefits 2010’. All labor costs include a 40 percent burden applied to base pay to account for employee benefits.
7.3.4 Conveyor Maintenance Cost
Annual conveyor maintenance costs were estimated at 1.5% of the base equipment cost for the conveyors.
7.3.5 Surface Water Control
An annual lump sum allowance of $150,000 was provided for rental costs associated with pumps and piping system for dewatering ponded storm water on the TSF.
7.3.6 Ditch Maintenance Cost
An annual lump sum allowance of $100,000 was provided for dredging of accumulated sediments in the toe runoff and seepage channels.
7.4 Exclusions
The cost estimates presented in this section do not include a specific evaluation of costs for concurrent or terminal reclamation of the TSF. However, an allowance of $50 million dollars ($12.5M at four, ten-year intervals) has been included in the cash flow analysis to account for potential reclamation costs.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
8.0 INFRASTRUCTURE
The project site is greenfield in nature and as such, none of the required plant or facility infrastructure currently exists. The infrastructure required for an operation of this scale will be significant. However, the site is situated in close proximity to major regional infrastructure, including Interstate 40 (I-40) and the Burlington Northern Santa Fe (BNSF) mainline railroad which generally parallels I-40 to the north of the project site.
8.1 Water Supply & Sewer
Water will be supplied from wells drilled in the local vicinity and piped to the site, where it will be stored for mill processes, general mine use and fire suppression. Since the exact location of the water source(s) is not known, costs for a 20 mile long water pipeline were estimated, along with several large on-site water storage tanks.A pipeline from the wells and several large water storage tanks are estimated to cost $5,600,000. A sewage handling system will be constructed on-site at an estimated cost of $825,000.
8.2 Power and Substations
Based upon the projected site wide power requirement of 40 to 50 MW, a 120 KV line will be required and will come from the high capacity transmission lines located approximately 25 miles south of the surface facilities. An additional mile of line in and around the site will be required to service the buildings, plant and underground mine. The unit cost for this type of line was found to be approximately $600,000 per mile, which excludes engineering, surveying and right-of-way costs. The total cost for the power lines is estimated to be $15 million, including the cost to construct a tap from the main transmission line.
Incoming power would need to be transformed down to operating voltages and this would be accomplished with a 40 MVA substation located at the facility. The approximate cost for the substation, including transformers is estimated to be $22.5 million. Two backup generators will be placed on site, one at each shaft, with a connection to Administration building at a total cost of approximately $500,000.
8.3 Access and Transportation
Rail Access would be brought to the facility from the East Coronado rail spur, which comes off the nearby BNSF mainline. The East Coronado rail spur currently services both the Coronado and Springerville power plants with coal trains. Current traffic on the line consists of three coal trains per day, according to AWP representatives. Based on that current traffic on the rail spur there is sufficient capacity for AWP product trains. The approximate length of track required to reach the AWP surface loading facility is 5 miles, including a loop track, or rail sidings, at the facility. Based upon recent quotes for another confidential client feasibility study, the approximate unit cost for the rail spur and loop would be $1.5 million per mile, including engineering, grade construction, switches and any required bridges, resulting in a total estimated cost of $7.5 million. The client has advised that they have access to some existing rail sidings close to the mainline that can be used to stage empty and full railcars, thus reducing the amount of siding track at the plant site.
A paved access road would be constructed from the interstate highway, down to the plant facility, improving the existing dirt road and partially paved road wherever possible. In areas where the road is already paved it will need to be upgraded to accommodate heavy truck traffic. The estimated cost per mile to pave this two lane road with 8 inches of pavement is estimated to be $340,000 per mile. The total length of the road is estimated to be 19 miles, resulting in a total cost of $6.5 million for paving only. Additional roadbed will need to be constructed for portions of the route to the mine. It is estimated that an additional $200,000 per mile will be incurred for approximately 10 miles. This additional grade work will result in an additional cost of approximately $2 million.

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8.4 Natural Gas Pipeline
Natural gas is a likely choice for the potash drying process. A six inch high pressure steel natural gas line would be constructed to the plant from the major interstate gas line, which AWP personnel have advised is located just north of the interstate highway. A natural gas gate station costing approximately $250,000 would be required where the facility supply line takes off from the main line. The length of required pipeline would be approximately 22 miles. The estimated unit cost for the pipeline (including engineering and construction) is estimated to be $560,000 per mile, resulting in a total cost for the pipeline of $12.6 million, including the cost of the gate station.
8.5 Site Preparation and Grading
The mine site will require site preparation in the form of grubbing and topsoil removal and stockpiling. The site is estimated to involve a footprint of approximately 64 acres, excluding the tailing stockpile. The estimated unit cost of site clearing and prep is $5,100 per acre, including grubbing, removal and stockpiling of topsoil, plus site grading, resulting in a total estimated cost of $326,000.
8.6 Safety, Security, and Fire Protection
A security building at the entrance to the site will be constructed and the site will be protected by a security fence to guard against unauthorized access. An emergency building will house fire protection apparatus and an ambulance. A mine two-way radio system will be purchased for use both underground and on the surface. Fire hydrants will be strategically placed around the site and will be supplied from one or several water storage tanks on the site. These safety, security and fire protection features are estimated to cost $1.6 million, excluding the water storage tanks, which have been included in the section on water supply and the security buildings, which are included in the Mine Buildings section.
8.7 Mine Buildings
Buildings on the site will include the following: an Administrative Office to house all management and administrative personnel; a warehouse to store all spare parts and consumables, excluding fuel; a laboratory to house all analytical testing facilities necessary to assure product quality control; a maintenance shop in which all maintenance for the surface facilities and any maintenance for other equipment that is not accomplished underground; a mine dry, or change house for mine personnel with restrooms and facilities to shower and change into and out of work clothes; and a fuel farm that would include all necessary liquid fuels and lubricant storage facilities. The estimated cost of the various buildings and associated facilities to be constructed at the mine site is in Table 8-1 below:

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Table 8-1: Mine Building Capital

Building	Cost ($000s)
Admin Office	$1,400
Warehouse	$3,000
Laboratory	$1,200
Maintenance Shop	$4,500
Mine Dry	$2,200
Security Buildings	$700
Fuel Farm	$150

Total	$13,150

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
9.0 HYDROGEOLOGY
Tetra Tech has conducted a preliminary evaluation of the hydrologic characteristics of the project site. This evaluation focused on potential sources of water for potable water and for use in the processing operations.
9.1 Review of Available Information
The geology of the region near the site is summarizedin Section 4.0. Selected, publically available reports with information related to the geology and hydrogeology of the area in and around the Property include: Harrell and Eckel (1939), Johnson (1962), Akers (1964), Pierce and Gerrard (1966), Cooley et al. (1969), Mann (1976), Mann and Nemecek (1983), Rauzi (2000), Hart et al. (2002), Montgomery (2003), and Pool et al. (2011). A more detailed discussion of site-specific is providedin the North Rim Technical Summary Report (North Rim, 2011).
The principal aquifers of the region are the Coconino sandstone, the Holocene sand and gravel deposits along major streams, and Tertiary or Quaternary age lava flows (Harrell and Eckel 1939). Other formations yield minor amounts of water of generally poor quality.
9.1.1 Alluvial Aquifers
The alluvial sand and gravel deposits of Holocene age consist of valley fill and terrace gravels. These deposits may be as much as 150 feet (45 meters) thick. Webb et al. (1987) reports that several wells reaching 200 feet in depth do not penetrate bedrock. The aquifer consists chiefly of interbedded gravel, sand and silt deposited by rivers and streams such as the Little Colorado River and the Puerco River. This aquifer is considered to be a high yield aquifer but may be highly mineralized in places (Harrell and Eckel 1939). In contrast, Montgomery (2003) mentions that groundwater resources in the alluvial aquifer associated with the Puerco River have been more extensively developed due to the relative good quality of the water in this aquifer relative to the quality in underlying aquifers.
9.1.2 Tertiary Lavas
Quaternary and Tertiary-aged lava flows yield large quantities of water especially at the contact between these units and underlying clay-rich sedimentary rocks such as the Chinle Formation.
9.1.3 Bidahochi Formation
The Tertiary Bidahochi Formation consists of poorly to moderately consolidated sand, silt, and gravel (Montgomery 2003). The formation is 160 feet thick near Navajo (Mann and Nemecek 1983). It yields moderate amounts, 10 to 20 gpm, of good quality water (Mann and Nemecek 1983).
9.1.4 Chinle Formation
The Chinle Formation is exposed at the surface throughout the Property. It consists of variegated shales rich in bentonite, thin sandstones, and conglomerates. The Unit is generally subdivided into several members but the only one of interest with respect to groundwater is the Shinarump Conglomerate Member found at the base of the Chinle Formation and the Sonsela Sandstone member found near the middle of the Chinle Formation.

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The Shinarump Conglomerate typically yields 5 to 50 gpm of fair to poor and often radioactive water to wells (Montgomery 2003). Due to its stratigraphic position between two clay-rich units (Chinle and Moenkopi) and its small outcrop area, this unit is considered a poor aquifer.
The Sonsela Sandstone member water yields and quality is similar to the Shinarump Conglomerate (Montgomery 2003). Montgomery (2003) concluded that neither the Sonsela nor the Shinarump would yield water of sufficient quantity.
9.1.5 Moenkopi Formation
The Moenkopi Formation is extensively exposed south and south and southwest of the Project area. Where preserved, the Moenkopi Formation is 200 to 400 feet thick, thinning towards the northwest. It consists of a series of red to brown shales and sandstones. A few wells obtain water from this formation but quantities are small and of generally poor quality. Montgomery (2003) reports that well yields are generally less than 30 gpm of poor quality water.
9.1.6 Coconino Sandstone and Kaibab Limestone
The Coconino Aquifer is the most significant aquifer in the region both from a quality and quantity standpoint. The most recent summary of the Coconino Aquifer is by Pool et al., 2011. Together, the Permian-aged Coconino Sandstone and the Kaibab Limestone comprises the “C” aquifer.
The Coconino Sandstone is a massive, fine-grained, cross-bedded sandstone of eolian origin (Harrell and Eckel 1939, Johnson 1962). It is a prolific aquifer and yields good quality water in many places. There are extensive outcrops of the Coconino to the south of the Property along the Mogollon Rim. This region is the principal recharge area for the aquifer. In the Property area, the Coconino Sandstone is approximately 325 feet (100 meters) thick and the depth to the top of the Coconino ranges from 700 to more than 1300 feet below the ground surface. In general, the top of the Coconino slopes generally towards the north. This slope is interrupted in places by anticlines and synclines. The largest of these, the Holbrook Anticline, is approximately 40 miles southwest of the site.
The Kaibab Limestone overlies the Coconino south and west of the site. It is as much as 200 feet thick in this region thinning towards the east and northeast. It is reported to be as much as 50 feet thick in the Snowflake-Hay Hollow area (Johnson 1962). The Kaibab is a white to grey, massive limestone. In contrast to the intergranular porosity in the Coconino, the Kaibab is a fractured aquifer.
The general pattern of groundwater flow in the Coconino Aquifer is from areas of groundwater recharge along the Mogollon Rim south of the site towards areas of groundwater discharge to the north. According to Montgomery (2003) the ultimate discharge point of the Coconino Aquifer is near the mouth of the Little Colorado River. The gradient of the potentiometric surface in the Coconino Aquifer is approximately 20 feet per mile (Montgomery 2003). Locally, the slope of the potentiometric surface near the site is towards the north.
Johnson (1962) reports the results of a Coconino aquifer test in 1950 in the Hay Hollow area, 14 miles northeast of Snowflake. The pumping well yielded 700 gpm with about 38 feet of drawdown, a specific capacity of about 18 gpm/ft. Based on this test, the transmissivity of the Coconino is estimated to be between 4000 and 8000 ft2/day and a storage coefficient between 0.001 and 0.003. Pool et al. (2011) summarizes the published Coconino Aquifer hydraulic properties.

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Well yields in the Coconino can be substantial. Montgomery (2003) reports that wells in the Coconino generally yield more than 500 gpm. Harrell and Eckel (1939) report a well capable of producing 1300 gpm continuously over a 24-hour period. Mann and Nemceck (1983) reports Coconino wells capable of making over 2500 gpm in Apache County. Older literature reports that the Coconino is artesian in places (Harrell and Eckel 1939, Johnson 1962)
The Coconino is reported to yield salty water in places, as well (Harrell and Eckel 1939). Harrell and Eckel (1939) reported that the average total dissolved solids from 24 Coconino wells were 588 ppm, with an average hardness of 320 ppm. Rauzi (2000) discussed how the distribution of saline waters in the Coconino may be related to an area of salt karst near the Holbrook anticline. Akers (1964) reports that water quality in the Coconino is high in TDS northeast of a line between the towns of Hunt and St. Johns. Montgomery (2003) reports that the total dissolved solids in the Coconino Aquifer may exceed 60,000 mg/L in an area north of the Little Colorado River. However, Montgomery goes on to state that water quality in the Coconino is poorly defined due to sparse and unreliable data and the influence of poorly constructed wells allowing leakage of saline water from the overlying Moenkopi Formation. Two wells in the Petrified Forest National Park are completed in the Coconino Aquifer at depths of 980 and 780 feet but are not used due to high total dissolved solids (NPS, 2011). Water quality data reported in Montgomery (2003) shows that the TDS in the Coconino rapidly increases north of the Little Colorado River towards the Property.
9.1.7 Supai Formation
As discussed in Section 4.0, the Supai Formation hosts the potash. In the Holbrook region it is 1000 to 1300 feet thick. It consists of interbedded red shale, sandstone, limestone, salt, and gypsum. Water in this unit is very salty.
9.1.8 Redwall Limestone
The Redwall Limestone is of Mississippian age. The unit is upwards of 600 to 700 feet thick in the Holbrook region and consists of interbedded limestone and sandstone (Harrell and Eckel 1939). Wells in this unit only encountered salty water.
The rest of the geologic section near the Property consists of units that are either not known to yield water in high quantities or yield water of poor quality (Harrell and Eckel 1939).
9.2 Site-Specific Considerations
Based on an analysis of the regional hydrogeologic conditions, there are many opportunities for developing project water supplies but the most likely targets include the Puerco Alluvial aquifer for fresh water supplies and the Coconino Sandstone for brine water. In their analysis, Montgomery (2003) evaluated the hydrogeologic conditions in a broad area of Navajo and Apache Counties which included the Project area and reached conclusions broadly applicable to the AWP Project.
1.
Groundwater is the chief source of dependable water supply in the study area. Groundwater is obtained from a sequence of wateryieldinggeologic units including: floodplain alluvium, BidahochiFormation, Chinle Formation, Moenkopi Formation, CoconinoSandstone, and Supai Formation.

2.
The Coconino aquifer underlies the entire study area and comprisesthe Permian Kaibab Limestone and Coconino Sandstone; theCoconino Sandstone consists of weakly to strongly cemented, wellsorted, quartz grains, which typically displays cross-bedding inoutcrop. The Coconino aquifer is the most important source ofgroundwater in the area.

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3.
Water levels in wells completed in the Coconino aquifer range from flowing at land surface to about 400 feet below land surface. Non-pumping water levels generally range from less than 30 feet to nearly 200 feet below land surface; some wells that have shallow groundwater levels reportedly flow during winter months. Well yields in the study area range from less than 50 to more than 2,500 gallons per minute. The Coconino aquifer generally yields more than 500 gallons per minute in the specific area studied, which is just south of Holbrook approximately 30 miles west of the AWP site.

4.
Groundwater of good chemical quality is available from the Coconinoaquifer in the south and southwest regions.Groundwater quality deteriorates north from the Little Colorado River,and is highly saline in the northeast part of the property. The potentialfor long-term salinity change as a result of increased withdrawals fromthe Coconino aquifer should be evaluated.

5.
Groundwater quality in the alluvial aquifers along Milky and BeaverDam Washes are fair to poor, based on results from two laboratorychemical analyses of groundwater from the alluvium along Milky Wash.Sustainable well yields from the alluvial aquifer are unknown, but areexpected to be less than 200 gallons per minute.

An analysis of data downloaded from the ADWR website reveals that water wells exist throughout the AWP project area. Analysis of the ADWR database involved using the reported total depth of the well and maps of the top and depth of the Coconino Sandstone to determine the formation that each listed well is producing from. Of the 5 wells positively identified in the Coconino only one had a pump rate listed (35 gpm). Of the 12 potential Coconino wells, the range of well yields was from 1 to 300 gpm listed in 10 records.
This analysis revealed that there are approximately 138 Alluvial Aquifer wells on and adjacent to the Property. The vast majority of these wells are located along the Puerco River, near the northern boundary of the AWP lease holdings. The yield of these wells ranges from 6 to 270 gpm in 100 wells (ignoring wells with 0 gpm). The average rate is 32 gpm.
It is anticipated that a total of approximately 700 gpm of water will be required for ore processing. In order to supply these quantities of water, water rights and associated wells will need to be acquired. AWP has indicated that water rights will likely be obtained from properties situated along the northern portion of the site. Approximately 10 wells are associated with these rights. It is not known which wells these are or what formation these wells are screened in. An analysis of total depths from the ADWR online data base suggest that these wells are likely to be screened in the Puerco Alluvial Aquifer or in shallow aquifer above the Coconino Aquifer (such as the Chinle or Moenkopi Formations). The condition and capacity of these wells are also not known. If the wells associated with these rights are inadequate or otherwise unsuitable to yield the appropriate quantity of water, new wells will need to be drilled. Drilling new wells will require a permit from the ADWR.

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9.3 Recommendations
Based on the evaluation performed at this stage, it appears that adequate groundwater resources are available near the project area. As indicated above, we understand that AWP has made some inquiries regarding obtaining existing wells and their associated water rights. It is possible that some combination of acquiring existing wells and the installation of new wells will be required to meet the relatively modest demands of the facility. Acquiring rights to existing wells may eliminate a degree of permitting complexity, but the quality and available quantity, or yield should be carefully evaluated.
The chemistry of the groundwater (brine and fresh) in the immediate vicinity of the project site is not known. Process water quality requirements need to be developed and additional testing of water chemistry in target aquifers should be done early in the feasibility study phase of the project to evaluate whether water quality requirements can be met. Modest treatment may need to be examined for the purpose of providing potable water to the facility, although the potable water demands will not be great and a small package plant will likely provide adequate treatment.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
10.0 ENVIRONMENTAL AND PERMITTING
10.1 Site Setting & Regulatory Overview
The project is situated on a checkerboard pattern of private and state trust lands, the land position of which directly dictate the scope and number of key agency permits the project may have to obtain before initiating construction and mining operations. This setting indicates that state and local governments will likely lead the permitting effort, and unless a clear nexus can be established between the proposed project and a federally protected interest. Adjacent or nearby properties include the Petrified Forest National Park to the west, and Navajo Indian Tribal Lands to the east. The northern boundary is roughly framed by the Puerco River Valley, and the US 40, and BNSF railroad corridors.
While the general climate is generally characterized as arid high desert, coupled with extended periods of drought, the rainy season causes local washes to flow, or in some cases, flood. The surface can range from exposed bedrock, lightly vegetated soils to large grasslands. While standing water may be uncommon, the potential for perennial flow, seasonal ponding, and perhaps local/isolated ponds or wetlands cannot be ruled out.
Regulation and permitting of a mining operation is generally tied to land ownership, potential environmental impacts to the natural setting, and onsite or nearby discreetly protected environmental or land-based interests.
10.2 Potential Impacts
As with other large development and mining projects, the proposed AWP project could result in a variety of potential impacts to environmental, cultural, social and economic resources in the area. As the project progresses these potential impacts may require evaluation, study, and possibly mitigation measures to address. At this stage of the project evaluation, it is anticipated that the majority of these impacts will be minor or would be eliminated through mitigation measures implemented as part of the project development.
Potential impacts include the following:
•	Ground and surface water impacts related to seepage of solutions from the tailing facility, or process solutions from processing operations;
•	Air quality impacts due to dust and emissions from construction activities;
•	Air quality impacts due to emissions from the operation of the processing facility andtransportation equipment;
•	Impacts to soils from disturbance-related activities;
•	Impacts to vegetation and wildlife habitat from disturbance-related activities;
•	Impacts to federal Threatened and Endangered (T&E), and state listed sensitive plantand animal species due to disturbance and habitat removal;
•	Archaeological and cultural impacts due to disturbance activities;
•	Socioeconomic impacts (most likely positive) due to employment of residents and taxand royalty revenues paid to state and local governments;
•	Socioeconomic impacts due to demands on existing local resources caused by increasedpopulation;
•	Land use impacts due to changes in the use status of large tracts of land, includinggrazing;
•	Recreation impacts due to changes in recreational use patterns; and

•	Visual impacts due to changes in the view shed.

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10.3 Previous Studies
Archaeological and Biological surveys of several of the drill sites were conducted for the purpose of obtaining exploration permits for the project.The biological survey focuses primarily on a description of the vegetative communities observed, with some mention of wildlife. The Archaeological survey involved intensive pedestrian surveys performed in 600 foot diameter circular areas surrounding the proposed drill sites. No historic or prehistoric sites were identified within the areas surveyed, and an archaeological clearance for the exploration project was recommended. The report does identify several previously recorded prehistoric sites located in the northern portion of the property in the proximity of boring locations KG13 and KG14.
10.4 Regulatory Overview
This review identifies the key state permits, followed by a brief overview of less important but nonetheless important permits or approvals from state or local authorities, and an explanation of the potential trigger points for federal involvement is addressed. This is accompanied by a general weighting of the timing for most of these permits, and the potential for delays, either at the state/local level, or more importantly, if federal interests are at stake.
The next section provides some details of the permitting process for key permit vehicles, the time frames and the potential level of technical support that may be needed to provide the applicant with a complete permit application that can be acted on by state or local authorities. Lastly, some attention is provided to the most likely triggers for a federally protected interest, and the level of effort that may be necessary to successfully navigate through or help avoid the federal permitting process.
10.5 Permitting Requirements
This section provides an overview of the regulatory framework and relevant permits that will likely be required to move forward with the project.
10.5.1 Private Lands
Duties and obligations of the operator-lessee, as provided by form lease language, impose general requirements that the lessee comply with all applicable environmental, land use and permitting requirements. Lease language in and of itself does not impose any permitting requirements beyond that required by law. However, it does require copies of all relevant permitting documents and reports, and further requires lessee to hire an Environmental Compliance Officer who shall be employed at all times to manage environmental affairs (permitting, reporting, compliance, etc.) and communicate with Lessor as needed.
10.5.2 Arizona State Land Department
Exploration and mineral developmenton state Trust Land is regulated by the Arizona State Land Department (ASLD). As discussed previously, cultural/archaeological and biological surveyswere completed for the areas to be disturbed by exploration. The leasing of state lands begins with the application for exploration permits to explore for and establish the existence of an economically viable mineral within the permit boundary. The process of converting these exploration permits into one or more leases of state trust lands for purposes of mining then triggers the state permitting process.

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A Mineral Development Report (MDR) is required by the ASLD for all mining operations on state Trust Lands. The MDR is required to contain three integrated parts: Technical Analysis; Environmental Assessment; and Operations and Planning. The five sections of the report, under these three primary headings are as follows:
Technical Analysis
•	Geologic Evaluation

•	Economic Feasibility
Environmental Assessment
•	Environmental Assessment
Operations and Planning
•	Mine Operating Plan

•	Reclamation & Closure Plan
Completion of the MRD review process and conversion of exploration permits into leasehold interests is generally predicated on the presumption that the proposed project will be in full compliance with applicable laws and regulations (land use, environmental, cultural/historical, taxes, etc.). The required content of the MDR is described in an ASLD guidance document (ASLD, 2004), and summarized in the following sections.
10.5.2.1 Technical Analysis
The Technical Analysis part of the MDR, as noted above, is to include a geologic evaluation and demonstration of the economic feasibility of the project. This section establishes the background and baseline technical data supporting the mineral discovery and development of the proposed mining operation. It is anticipated that this PEA, and the recently completed 43-101 Resource Report will satisfy most of the requirements of the Technical Analysis.
10.5.2.2 Environmental Assessment
The Environmental Assessment (EA) will generally include a detailed description of the site setting, potential impacts to environmental resources, and mitigation measures addressed either through design and operation, or reclamation. The EA may require the completion of baseline studies used to support impact assessments for: air, surface water and groundwater, cultural-archeological surveys, and biological surveys (plants, aquatic, terrestrial species). Several of the baseline studies may require 6 to 12 months of survey, data collection, modeling and agency consultation before they can be completed and used to support the EA documentation requirements. Pre-consultation with the agency can help shorten these periods in many cases, but in others the data and survey work is tied to the seasonality of the potentially affected resource.For example, surveys of plants, biological resources and Threatened and Endangered Species are controlled by growing, blooming, nesting, mating and similar seasons that only occur at certain times of the year.
The EA also requires an evaluation of permitting requirements, planning and zoning requirements, a description of socio-economic impacts, and utility and transportation related infrastructure requirements.
10.5.2.3 Operations and Planning
The two components of the Operations and Planning part of the MDR are a Mine Operations Plan (MOP) and a Reclamation and Closure Plan. The purpose of the MOP is to provide technical and operational information for the project; primarily covering mining operations, equipment, processing facilities, materials handling, security, and production schedules. The MOP is to be tightly integrated with the Reclamation and Closure Plan to address concurrent, on-going reclamation.

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The Reclamation and Closure Plan (RCP) should address components of temporary, concurrent, final facility closure and reclamation, and site revegetation. As noted in the ASLD guidelines, the RCP should be integrated with both the MOP and EA, as it relates to the mitigation of potential impacts. Development of the baseline materials and development of an acceptable mitigation proposal are where a majority of the permitting costs and schedule delays are experienced.
Lastly, when the mitigation, reclamation and closure plans are approved, a condition of approval will be the placement of a reclamation bond and indemnity insurance as a guarantee of compliance with all lease conditions and requirements.
10.5.3 Arizona State Mine Inspector
Arizona statutes grant the State Mine Inspector’s office jurisdiction to oversee the reclamation planning, construction, operation and final reclamation of mines within the state. While it also has jurisdiction over mine safety, it also has control of the state’s mine reclamation program.
The proposed mine plan will require several approvals from the Inspector’s office: a certified mine safety and training program; and a mine reclamation plan and reclamation bond.
In the event that State Trust Lands are involved, then the ASLD prefers to take primacy over these matters where their interests are at stake. As for the private lands, then the Inspectors Office would have lead, and where there a mix of interests, the two agencies would strive to coordinate efforts, but it may still require two separate permits, review and bonding processes.
10.5.4 Arizona Department of Environmental Quality
The Arizona Department of Environmental Quality (ADEQ) regulates and permits potential impacts or the effects of mining facilities on air quality, surface and ground water, and hazardous/toxic materials management. As with the EA baseline effort, these permitting programs will require the preparation of certain baseline and modeling efforts, some of which may take the better part of a year to complete.
10.5.4.1 Air Quality Permit
ADEQ regulates the emissions from all aspects of the mining and processing facilities, which are anticipated to include point source and fugitive particulate emissions. ADEQ will require some modeling and pre-approval of modeling protocols. If the total estimated non-fugitive emissions can stay under 100 tons per year, the mine could qualify as a minor source. An air dispersion modeling effort will likely be required to demonstrate compliance with National Ambient Air Quality Standards, and maximum allowable increases in designated attainment areas. Class I attainment areas include National Parks over 6,000 acres in size. It is expected that the mine facility would qualify as a minor source, and the permitting process could ideally be completed within 6-9 months. The resulting permit would include permission for construction and operation of the facility, and would be renewed every 5 years.

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10.5.4.2 Aquifer Protection Permit
While the mine is anticipated to be managed as a “Zero Discharge Facility” for purposes of avoiding potential surface water impacts, the potential for local discharges from ponds, tanks, sewage systems, or tailing impoundments, etc., to underlying soils, bedrock, and aquifers would likely trigger, at a minimum, a range of characterization studies, and potentially some monitoring or modeling, to address the range of potential impacts. ADEQ would issue one or more permits to regulate the various potential discharges (septic drain fields, tailing impoundment, etc.) and the technical review/permitting process is estimated to require approximately 6 to 12 months, depending on the complexity of a range of issues (no. of discharges, pollutant loads, baseline data, background issues, etc.). Any resulting permit would require a performance bond ensuring adequate funds would be available to address unanticipated impacts, routine monitoring and the closure and reclamation of the permitted facilities. This permitting effort is anticipated to be completed concurrent with the preparation of the EA described above.
10.5.4.3 Storm Water Permit
The current approach is that the mine and process facilities will be managed as zero discharge facilities for purposes of gauging potential surface water impacts. The mine could qualify for either a multi-sector general stormwater permit, or prefer to obtain an individual permit. The general permit allows for the collection and release of non-contact storm water from the mining facility, and imposes a set of protocols and monitoring requirements under the permit and a facility stormwater pollution prevention plan (SWPPP). Submittals include a notice of intent to seek coverage under the general permit and a copy of the SWPPP.
10.5.4.4 Hazardous Materials & Waste Management
ADEQ will also review the ASLD submittal for any potential use or generation of hazardous materials, which include a proposed waste stream review. Other key areas it will evaluate track during the permitting and operational phase include the following:
•
Fuels, lubricants, other hazardous substances — Spill control, prevention and protection measures for each group of materials. Normally affects surface fueling, equipment repair & maintenance facilities, etc.

•
Hazardous Waste — to the extent hazardous materials used in mining operations may generate nominal or more significant amounts of hazardous waste, measures would need to be evaluated to address the management, collection, and disposal of such materials. Includes state level reporting of such activities.

•	Explosives — potential for use of explosives would need registration with ATF, local containment system designs, use of qualified personnel, etc.
•
Emergency Planning & Community Right-to-Know — depending on circumstances of fuels required for equipment and heating/cooling, evaluate the need to prepare plans and organize with local community emergency response agencies.

10.5.5 Arizona Department of Water Resources
The Arizona Department of Water Resources (ADWR) regulate all beneficial uses of state water resources, including both surface water and groundwater under an array of permitting programs, many of which may be consolidated. A detailed discussion of the water law concepts that underpin the acquisition of water rights and permitted uses of water is beyond the scope of this report. However, along with the ADEQ, the ADWR staff will consider the potential uses, impacts and recycling of water for reuse throughout the surface and underground mining facilities. As described in Section 9.3, AWP is pursuing the acquisition of existing wells and their associated water rights, which would significantly reduce the permitting time-frame and costs associated with developing new water resources. Average time-frames for a permit to appropriate surface or groundwater may take 6 to 15 months, depending on the quantity of water sought, the water quality, and the degree of characterization and evaluation required.

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10.5.6 Arizona State Historic Preservation Officer
As part of its review, ASLD will confer with the Arizona State Historic Preservation Officer (ASHPO) to obtain its approval/concurrence with a more comprehensive cultural and historic resource survey of the surface area to be affected by the proposed operations. Generally, this means retaining a consultant to complete a larger, more thorough survey, submitting it to the ASHPO for concurrence then once the SHPO clearance has been granted, submitting both the survey and clearance to ASLD. Depending on the size of the area to be surveyed for clearance and the results of the survey,it may take approximately 3to 9 months to obtain permission to disturb the surveyed areas.
10.5.7 Ancillary Permits and Approvals
In addition to the primary State permitting requirements outlined above, it is anticipated that local approvals and permits may also be required. These approvals and/or permits may include planning and zoning requirementsas well as building permit and land development type requirements. As the local building ordinance has adopted the International Building Code, no real difficulties or unusual requirements are anticipated to be associated with obtaining the necessary building permits. Given the size and scope of the project it may be necessary to fund a third party building inspection firm to assist the County in the performance of necessary plan reviews and inspections, which is not unusual for a project of this type.
Typically, if the proposed use for the site is not identified as a permitted use within the zoning district, a change in zoning or a conditional use permit may be required. Based on a preliminary review of Apache County Zoning Ordinance and Comprehensive Plan, it appears that the County has only one established Zoning District; Agricultural General. Mineral exploration or development is a permitted use with the Agricultural General Zone, and therefore a conditional use permit would not appear to be required. It is also noted that the much of the proposed area for the mine site is within a Character Area defined as the Environmentally Sensitive Development Area (ESDA) in the County’s Comprehensive Plan. The Comprehensive Plan is advisory in nature and is not a regulatory document, and the defined Character Areas detail the types of land uses envisioned for different parts of the County and are intended to establish a general framework for development within the County. The ESDA identifies mining/mineral extraction and it customary associated uses as a use that should be allowed within the area subject to: approval of a restoration plan; paving of access to the site; screening from view from all neighboring properties and uses; and mining not being visible above the surface of the land. It is anticipated that the County’s objectives can be achieved and the types of information most likely desired by the local authority will be developed as part of the State permitting efforts.
10.5.8 Federal Interests of Potential Concern
At this stage of project evaluation, no federal permitting requirements have been identified. The most likely avenues for federal involvement would be through a requirement to obtain a Section 404 permit (Dredge and Fill) from the U.S. Army Corps of Engineers, or through a requirement to obtain a right-of-way or easement through or across lands under federal management. At this stage neither of these requirements is considered likely, although as site development plans are consideredand evaluated these potential permitting requirements should be considered. In addition, federal agencies such as the Environmental Protection Agency (EPA), the U.S. Fish and Wildlife Service, and the National Park Service, may serve as referral agencies or become involved in an oversight or review capacity during the State permitting processes.

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10.6 Permitting Costs
A detailed scoping evaluation of the anticipated level of effort necessary to obtain all necessary permits has not been performed at this time. However, based on our experience on similar projects, we have included an estimate of $3,500,000 for studies, evaluations, and the development of permit applications.

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11.0 ECONOMIC EVALUATION
11.1 Market Evaluation
11.1.1 Global Potash Reserves and Resources
According to the United States Geological Survey (USGS), world resources of potash are estimated at about 250 billion tons (227 billion tonnes) with reserves at about 8.5 billion tons (7.7 billion tonnes) of K2O equivalent. Canada has more than half of the global reserves (4.4 billion tonnes) based on an ore grade of 24% to 32% K2O and a maximum minable depth of 3,300 feet. This is largely as high-grade sylvinite ore in the Prairie Evaporite Deposit beneath the southern plains of Saskatchewan and western Manitoba.
In New Brunswick in eastern Canada, potash is extracted from the Windsor Group of Mississippian age based on high-grade ore averaging between 21% and 25% K2O in zones located 900 to 3,000 feet below the surface.
The world’s second largest potash reserves are in Russia which accounts for 21% of the global total and the third is Belarus with 9%. Average thickness ranges from about 63 feet to 180 feet. Deposits are generally medium grade (16% to 23% K2O) occurring at depths of 600 to 1,500 feet. In the Pripyat Depression of Belarus, four potash horizons of Devonian age potash occurs at depths of 600 to 9,000 feet on local uplifts with production at an average depth of 1,400 feet and a grade of about 18% K2O.
In Germany, potash is produced from the Permian Zechstein comprising four evaporite cycles with the lower three containing five potash horizons. Two are mined for carnallite and hartsalz (sylvite plus kieserite) from flat-lying and relatively undeformed beds at depths of 1,200 to 3,000 feet.
In Israel and Jordan potash is produced from brines of the Dead Sea which contains 980million tonnes of K2O. In Chile at the Salar de Atacama sylvinite is recovered as a by-product of lithium production, with the bulk used in manufacturing of high-grade potassium nitrate. Potassium sulfate also is extracted as an associated mineral.
In the United States, the deposits in western Canada extend into northeastern Montana and North Dakota at depths of approximately 5,000 to 9,000 feet (currently considered too deep for conventional extraction). The Paradox Basin in Utah contains resources of about 2 billion tons (1.8 billion tonnes), mostly at depths of more than 3,600 feet and the Holbrook Basin of Arizona contains resources of about 1 billion tons (0.9 billion tonnes). In the Carlsbad mining district of southeast New Mexico, potash production is derived from within the Permian Delaware where the Salado Formation contains 12 potash horizons covering 1,900 square miles. Typical mixed sylvinite ore contains about 60% halite and 30% sylvite, 5% langbeinite, 2% polyhalite (K2SO4· MgSO4· 2CaSO4· 2H2O), and 3% insoluble. A large potash resource also lies about 6,300 feet below central Michigan.
11.1.2 Overview of Global Potash Market and Demand
Modern MOP production is based on extraction from potassium-rich ore or brines from about a dozen countries with Canada, Belarus, Russia, China, Germany, Israel, and Jordan, accounting for almost 90% in terms of K2O. This is about 55 million tonnes of KCl. In contrast, consumption is virtually universal. More than 80% of the potash produced is exported to major consumers such as China, the United States, Brazil, and India.

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Canada exported 15.4 million tonnes of KCl valued at more than $5 billion in 2010. Almost 60% of the exports were to the United States, 9% to Brazil, 7% each to China, India, and Indonesia, 4% to Malaysia, and 2% to Thailand.
These Canadian exports are through Canpotex utilizing unit trains via Vancouver and Portland, Oregon. Canpotex, an international marketing and distribution company wholly owned by Potash Corp (54%), Mosaic (37%), and Agrium (9%), is one part of the potash duopoly with Belarussion Potash Co. which together supplies 70% of the world’s exports of potash. Canpotex also ships potash east through Thunder Bay (the St. Lawrence Seaway), and has access to load ports on the Atlantic Coast and the Gulf of Mexico. Storage at various warehouse facilities worldwide provides an inventory of about 350,000 tonnes of various grades of potash. Ocean freight costs are reduced through combined cargoes such as potash and sulfur of potash to Malaysia and Indonesia. Canpotex is the major competition for global exports except for the United States where Canpotex is not allowed to operate and exports are handled by the individual companies.
With the post-recession recovery in potash demand, the global potash market has turned tight and additional capacity is needed to satisfy the fast growing demand in major consuming countries like China, India, and Brazil.
Potash, along with nitrogen and phosphorus, are the three primary nutrients for plants. Approximately 95% of the potash produced worldwide is used as agricultural fertilizer. There is no substitute as a fertilizer. It is critical to the world’s food supply with the main crops utilizing potash being grains (34%), fruits and vegetables (22%), oilseeds (16%), and sugar (9%).
As the world population grows by about 75 million per year — mainly in China, India, and other developing nations — the demand for food increases and as incomes grow the consumer’s average daily caloric intake increases as the diet changes from vegetables and grains to meat (livestock consumes ten times the fertilizer used to produce its feed). This encourages the planting of increased acreage and the desire for higher yields per acre through increased fertilizers application. For the fifteen years before the economic turndown of 2008, global potash consumption increased by about 3% per year, which is expected to continue.
Asia (particularly China and India) accounts for more than 40% of the world’s potash consumption followed by North America (mainly the United States) with 18% and Latin America (mainly Brazil) with 17%.
11.1.3 Potash Production and Market in the United States
Production of potash in the United States is about 2.5 million tonnes (1.2 million tonnes K2O) based on production in Michigan, New Mexico, and Utah. The Mosaic Company with one and Intrepid Potash, Inc. with two mines in New Mexico extract sylvinite and langbeinite ores from underground mines and accounts for more than 77% of total US producer sales. In Utah, Intrepid produces potash from operations in Moab and Wendover and Great Salt LakeMinerals Corp., a subsidiary of Compass Minerals International, Inc., operates a facility in Ogden based on brines from the Great Salt Lake. These operations produce MOP, potassium sulfate, and byproducts. In Michigan, Mosaic uses deep-well solution mining and mechanical evaporation for crystallization of MOP and byproduct sodium chloride. Much of the US domestic production is in the southwest where lower freight costs to regional markets provide a commercial advantage over imported product mainly from Saskatchewan.

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Domestic production is supplemented by imports which peaked in 2008 at 9.5 million tonnes of product (5.8 million tonnes K2O) and recovered to 7.8 million tonnes (4.76 million tonnes K2O) in 2010 after a decrease in 2008. More than 90% of the imports are from Canada with the balance from Russia (6%), Israel, Germany, and China (1% or less each).
Exports of all potassium-bearing products from the US are in the 700,000 — 800,000 tonnes/year range, but less than half of this is MOP (most is potassium sulfate, potassium magnesium sulfate, and potassium nitrate). The major destinations are Brazil (48%), Mexico (13%), Canada (4%), Costa Rica (4%), Peru (3%), and other (28%).
In the United States, demand for potash increased dramatically from about 400,000 tonnes K2O in 1960 to approximately 5 million tonnes by 1980, faltered and then increased at a more moderate pace to exceed 6 million tonnes by 2004. Since that time, demand has been within the 5-6 million tonne range except for the 2009 decline to 3.3million tonnes due to the effects of the 2009 recession. Subsequently fertilizer application picked up to 5.2 million tonnes (8.5 million tonnes KCl) in 2010 and is headed back to 6 million tonnes (almost 10 million tonnes KCl) and higher.
11.1.4 Price Evaluation
The robust market and improved pricing has encouraged increased capacity utilization rates in existing producers and stimulated plans for the expansion of existing potash capacity and the development of new capacity. Approximately thirty potash-related projects are active with startup planned for between 2011 and 2015. This includes expansions of existing operations in Canada and Russia plus the possibility of new capacity in Argentina, Belarus, United States, Canada, Chile, China, Congo (Brazzaville), and Laos.
According to with PotashCorp over the next five years, approximately 12 million tonnes of additional global capability will be added — with PotashCorp responsible for more than half of the total. The company is half way through a 10 year plan to almost double its annual operational capability to 17.1 million tonnes of KCl in a series of brownfield expansions. Canada’s second largest potash producer, Mosaic, began a brownfield expansion program in 2006 designed to add 5 million tonnes of capacity by 2020, a nearly 50% increase from the current level. Agrium Inc. has an US$800 million expansion plan to add 750,000 tonnes of annual potash capacity to reach a total of 2.8 million tonnes of KCl by 2015. The company maintains that an annual consumption growth rate of 3.5% will keep supply and demand tight through 2015.
The International Fertilizer Association (IFA) estimates that 16 million tonnes of capacity will be added by 2015 creating an oversupplied market. However, the additional capacity depends on the successful startup of non-North American projects which are less certain. Although potash demand dropped in 2008/2009, it recovered in 2010 and continues to climb back to pre-recession peaks. The rebound is being driven by tight global grain inventories, record crop prices, and the need for farmers to address nutrient deficiencies created by delaying fertilizer application. This demand growth combined with the lack of global capacity increases in 2011 and the need to replace depleted inventories has resulted in higher capacity utilization rates and a tightening of the supply/demand balance.
In addition, local markets such as the southwestern United States can be serviced from regional suppliers such as in New Mexico, Utah, and potentially Arizona. The competitive nature of Canadian exports into the United States is based on low production costs and efficient transportation to agricultural areas such as the Corn Belt. Producers in the southwest can leverage freight rate advantages and service the consumers in the region.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
According to the United States Department of Agriculture (USDA), US farm prices for standard potash fertilizer was steady in the range $50 to $150 range for the period 1960 up to approximately 2000. Then prices began to climb to peak at more than $850/tonne in 2009. The price then dropped to just over $500/tonne in 2010 and has recovered to over $600/tonne in 2011. The decrease was in line with most mineral prices as the global recession cut demand drastically. However, in the case of fertilizers demand may be delayed for a season or even two, but eventually the land has to be fertilized to maintain the high yield rates required in modern agriculture.
Potash selling prices are negotiated between buyer and seller often through large-scale multi-year contracts. By 2008 prices peaked at about $850/tonne and have since settled back into the $500 - 600/tonne range. Although actual prices fluctuate based on negotiated large-scale contracts, this appears to be a comfortable price level going forward.
In detail, potash prices vary according to location. As of November 2011, the price for granular MOP was as follows:

FOB Carlsbad, NM	$560-$568/ short ton
FOB Saskatchewan, Canada	$545-$557/tonne
FOB Vancouver, Canada	$440-$460/ tonne
Delivered US West Coast	$610-$625/short ton
The tightness in the market and the strong growth outlook should support prices as ongoing capacity expansions are absorbed by increased demand in major importing countries such as China, India, and Brazil. It is unlikely that prices will fall to the lows of $200/tonne experienced in the early 2000s nor reach the highs of 2008, but should remain above $400/tonne for the foreseeable future.
11.1.5 Barriers to Market Entry
Commercializing a potash operation depends on; the quality of the ore, depth and thickness of ore, quantity of reserves, geological complexity (cost of mining), mineralogical composition (ease of processing), political stability, and government subsidies.
Deposits in Saskatchewan have the commercially attractive combination of 25+% K2O contained in extensive and essentially flat-lying and thick beds of sylvinite at reasonable depths allowing for automated mining on a very large-scale resulting in low product ion costs. The low cost of production helps offset high transportation costs.
Announced greenfield projects may encounter barriers to enter the market that includeproving and evaluating a suitable deposit, gaining permits, obtaining project financing, dealing with a variable and less than transparent selling price, gaining access to infrastructure and markets, and developing a distribution system.
Given the current favorable economics and potash demand, the barriers to entry may be regarded as an asset for projects such as the Holbrook Basin Project, since these same barriers may restrict additional production capacity.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
11.2 Summary Cost Estimate
Total estimated initial capital cost for the Holbrook Basin Project, including indirect and contingency costs are estimated to be US$1,334 million. The initial capital estimate has been broken into the following categories:
•	Exploration
•	Definitive Feasibility Study (DFS)
•	Engineering, Procurement, and Construction Management (EPCM)
•	Mine Access Shafts
•	Underground Mine
•	Process Plant (flotation and concentration)
•	Compaction Plant
•	Product Storage and Loadout Facilities
•	Tailing Storage Facility
•	Water Supply
•	Environmental
•	Office, Shop, Warehouse
•	Infrastructure
•	Owner’s Costs
As described in the previous sections of this report, indirect costs and contingency costs are included within each of the cost categories at levels consistent with the basis of each estimate and the degree of uncertainty associated with each project element. To account for Exploration and DFS costs Tetra Tech has included an allowance of $8.5 million and $5.0 million, respectively. EPCM and Owner’s Costs were both based on a percent of the remaining initial capital. EPCM was assumed to be 12 percent of the remaining initial capital and 3 percent has been included for Owner’s Costs.Additional,incrementaloperating or sustaining capital will be required over the 40 year mine life. Cost estimates for specific sustaining capital items, such as surface and underground mobile equipment rebuilds or replacement, and costs to extend the underground mine and tailing conveyor systems were considered, as well as a 0.3% to 0.5% sustaining capital budget for the surface process facilities. Assuming some elements of concurrent reclamation, closure costs of $12.5 million were included every 10 years for a conservative total of $50 million.
Table 11-1 shows the initial capital breakdown in pre-production years 3, 2 and 1 (PP3, PP2, and PP1). Life of mine capital is estimated to reach over $1.9 billion. Total capital per tonneof MOP produced averages US$11.39/tonne.

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Table 11-1: Initial Capital (US$ 000s)

	PP 3	PP 2	PP 1	Total
Exploration	$8,500	$—	$—	$8,500
DFS	$5,000	$—	$—	$5,000
EPCM	$27,495	$56,640	$56,640	$140,775
Mine Access Shaft	$—	$82,631	$82,631	$165,263
Underground Mine	$—	$158,682	$170,213	$328,895
Process & Compaction Plant	$—	$165,736	$165,736	$331,473
Product Storage &Loadout	$—	$83,818	$83,818	$167,637
Tailings	$2,732	$14,572	$13,185	$30,489
Water Supply	$—	$5,125	$3,125	$8,250
Environmental	$2,000	$1,500	$—	$3,500
Surface Infrastructure	$—	$90,719	$19,408	$110,126
Owner’s Costs	$5,155	$12,029	$17,184	$34,369

Total Initial Capital	$50,883	$671,453	$611,941	$1,334,277

Operating costs were estimated as described in previous sections of this PEA, and total approximately $98/tonne of product produced. Table 11-2 shows the unit operating costs used and the dollar value per tonne mined and per tonne of product.
Table 11-2: Unit Operating Costs

	$/tonne Ore	$/tonne product
Mining	$6.42	$44.77
Processing	$5.05	$35.25
Compaction	$0.72	$5.00
Product Storage & Handling	$0.29	$2.00
Tailing Disposal	$0.19	$1.35
Environmental & Safety	$0.29	$2.00
SG&A	$1.15	$8.00

TOTAL OPERATING COSTS	$14.10	$98.38

11.3 Cash Flow Model
A before tax cash flow analysis was prepared with the following base-case assumptions:

•	Mined Ore tonnes	13.5million tonnes/year

•	Mine Life	40 Years

•	Ore Grade	10.5% K2O

•	K2O Recovery	85 percent

•	MOP (KCl) Price	US$496/tonne (FOB net sales price)

•	Escalation	None

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•	Royalties	4% of gross revenue (weighted average)

•	Lease Payment	US$2.00 per acre (94,000 acres)

•	Contingency	0% (included in individual elements)

•	KCL produced (K2O:KCl)	60.3%

•	Freight rate	US$44/tonne ($40/short ton)
The cash flow analysis is presented in Table 11-3 and shows a before tax net present value (NPV) of US$3,818 million at a 10 percent discount rate. An internal rate of return (IRR) of 39.7 percent has also been calculated. Table 11-3shows the net operating revenue (which includes; total revenue, operating costs, freight and payments), total capital and pretax cash flow by year through year five then by five or ten year increments through the life of the mine.
It should be noted that the freight cost category does not includeexport and port chargesin the cash flow analysis, as it is assumed that the potash price is a net of export and port sales price.No contingency is applied to the estimated total capital cost as the major capital cost items presented in Table 11-1 already have a contingency of 25 — 35 percent applied.
This project has an initial capital of US$1,334 million before production can begin. A closure cost totaling US$50.0 million over the 40 year mine live has been assumedin US$12.5 million increments every 10 years. Cost estimates for specific sustaining capital items, such as surface and underground mobile equipment rebuilds or replacement costs and costs to extend the tailing conveyor system were considered, as well as a 0.3% to 0.5% sustaining capital budget for the surface process facilities. Life of mine capital is estimated to reach US$1,977 million. Total capital per tonne produced ranges from US$6.76/tonne produced to US$14.43/tonne produced, averaging US$11.39/tonne produced.

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Table 11-3
Pre-Tax Cash Flow

MOP Price/tonne	$496
NPV @ 10% ($ millions)	$3,818
Initial Capital ($ millions)	$(1,334)
Payback period (years)	2.09
IRR	39.70%

POTASH PRODUCTION SCHEDULE		PP 3	PP 2	PP 1	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6 - Yr 10	Yr 11 - Yr 20	Yr 21 - Yr 30	Yr 31 - Yr 40	Totals
MINED TONNES	tonnes (000s)				12,593	13,515	13,515	13,515	13,515	67,574	135,147	135,147	123,460	527,981
GRADE	% k2O				10.55%	10.55%	10.55%	10.55%	10.55%	11.03%	10.93%	9.55%	9.34%	10.15%
RECOVERY	%				85.00%	85.00%	85.00%	85.00%	85.00%	85.00%	85.00%	85.00%	85.00%	85.00%
MOP PRODUCED (K2O:KCl = .603)	tonnes (000s)				1,873	2,010	2,010	2,010	2,010	10,506	20,813	18,184	16,255	75,670
TOTAL REVENUE					$929,162	$997,132	$997,132	$997,132	$997,132	$5,212,498	$10,325,756	$9,021,450	$8,064,306	$37,541,701

OPERATING COSTS ($000s)	$/tonne product				0	0	0	0	0	0	0	0	0
Mining	$44.77				$80,807	$86,718	$86,718	$86,718	$86,718	433,590	867,180	867,180	792,189
Product Storage & Handling	$2.00				$3,610	$3,875	$3,875	$3,875	$3,875	19,373	38,745	38,745	35,395
Processing	$35.25				$63,625	$68,279	$68,279	$68,279	$68,279	341,397	682,793	682,793	623,748
Compaction	$5.00				$4,682	$5,025	$5,025	$5,025	$5,025	26,266	52,032	45,460	40,636
Tailing Disposal	$1.35				$2,445	$2,624	$2,624	$2,624	$2,624	13,121	26,242	26,242	23,972
Environmental & Safety	$2.00				$3,610	$3,874	$3,874	$3,874	$3,874	19,369	38,738	38,738	35,388
SG&A	$8.00				$14,983	$16,079	$16,079	$16,079	$16,079	84,051	166,502	145,471	130,037
TOTAL OPERATING COSTS	$98.38	per tonne			$173,762	$186,473	$186,473	$186,473	$186,473	$937,167	$1,872,233	$1,844,629	$1,681,366	$7,255,050

TOTAL FREIGHT					$82,592	$88,634	$88,634	$88,634	$88,634	$463,333	$917,845	$801,907	$716,827	$3,337,040

TOTAL PAYMENTS					$37,354	$40,073	$40,073	$40,073	$40,073	$209,440	$414,910	$362,738	$324,452	$1,509,188

NET OPERATING REVENUE ($000s)					$635,453	$681,952	$681,952	$681,952	$681,952	$3,602,558	$7,120,767	$6,012,176	$5,341,661	$25,440,423

CAPITAL COST SUMMARY ($000s)	$—	$—	$—	$—	$—	$—	$—	$—	$—	—	—	$—	$—	$—
Exploration	$—	$8,500	$—	$—	$—	$—	$—	$—	$—	—	—	—	—	$8,500
DFS	$—	$5,000	$—	$—	$—	$—	$—	$—	$—	—	—	—	—	$5,000
EPCM	$—	$27,495	$56,640	$56,640	$—	$—	$—	$—	$—	—	—	—	—	$140,775
Mine Access Shaft	$—	$—	$82,631	$82,631	$—	$—	$—	$—	$—	—	—	—	—	$165,263
Underground Mine	$—	$—	$158,682	$170,213	$—	$—	$—	$—	$—	—	—	—	—	$328,895
Process Plant	$—	$—	$145,442	$145,442	$—	$—	$—	$—	$—	—	—	—	—	$290,885
Compaction Plant	$—	$—	$20,294	$20,294	$—	$—	$—	$—	$—	—	—	—	—	$40,588
Product Storage Domes	$—	$—	$72,259	$72,259	$—	$—	$—	$—	$—	—	—	—	—	$144,517
Product Loadout	$—	$—	$11,560	$11,560	$—	$—	$—	$—	$—	—	—	—	—	$23,119
Tailings	$—	$2,732	$14,572	$13,185	$—	$—	$—	$—	$—	—	—	—	—	$30,489
Water Supply	$—	$—	$5,125	$3,125	$—	$—	$—	$—	$—	—	—	—	—	$8,250
Environmental	$—	$2,000	$1,500	$—	$—	$—	$—	$—	$—	—	—	—	—	$3,500
Office, Shop, Warehouse	$—	$—	$14,938	$1,500	$—	$—	$—	$—	$—	—	—	—	—	$16,438
Infrastructure	$—	$—	$75,781	$17,908	$—	$—	$—	$—	$—	—	—	—	—	$93,689
Owner’s Costs	$—	$5,155	$12,029	$17,184	$—	$—	$—	$—	$—	—	—	—	—	$34,369
Closure	$—	$—	$—	$—	$—	$—	$—	$—	$—	12,500	12,500	12,500	12,500	$50,000
Sustaining Capital	$—	$—	$—	$—	$22,288	$20,396	$23,102	$22,870	$21,968	77,599	153,525	127,865	123,427	$593,040

TOTAL CAPITAL	$—	$50,883	$671,453	$611,941	$22,288	$20,396	$23,102	$22,870	$21,968	$90,099	$166,025	$140,365	$135,927	$1,977,316
TOTAL CAPITAL/TONNE PRODUCED					$11.90	$10.15	$11.49	$11.38	$10.93	$8.58	$7.98	$7.74	$15.23	$11.39

NET PRETAX CASH FLOW ($000s)	$—	$(50,883)	$(671,453)	$(611,941)	$613,165	$661,556	$658,850	$659,082	$659,984	$3,512,459	$6,954,743	$5,871,812	$5,205,734	$23,463,107
CUMULATIVE NET PRETAX CASH FLOW ($000s)	$—	$(50,883)	$(722,335)	$(1,334,277)	$(721,112)	$(59,556)	$599,295	$1,258,377	$1,918,360	$5,430,819	$12,385,562	$18,257,373	$23,463,107	$483,846,385

Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
11.4 Sensitivity Analysis
A sensitivity analysis was prepared to evaluate the economics of the project to plus and minus 20 percent variances in project capital cost, operating cost,muriate of potash (MOP) price, and plant recovery at 81% and 88%. The results of this analysis on NPV sensitivitiesare presented in Table 11-4 and Figure 11-1.
Table 11-4: Net Present Value Calculations ($ millions)

10% Discount
Rate	-20%	0%	+ 20%
Price	$2,413	$3,818	$5,223
Capex	$3,937	$3,818	$3,699
Recovery	$3,528	$3,818	$4,035
Opex	$4,080	$3,818	$3,546
Figure 11-1: NPV Sensitivity Variance at a 10% Discount Rate

Note:	Sensitivity with respect to mill recovery rates are at rates of 81%, 85% (base case), and 88%; as opposed to a variance of +/- 20%
Of particular note is the relatively high sensitivity of project economics to variances in potash price. At a potash price of US$496 per tonne, the project shows an NPV of US$3,818million (10 percent discount rate). At a 20 percent lower price (US$397/tonne) the project NPV declines to US$2,413 million. On the other hand at a 20 percent higher potash price (US$595/tonne) the project NPV increases significantly to US$5,223 million.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
A similar analysis of IRR was done for this project. The results of this analysis on IRR sensitivities are presented in Table 11-5and Figure11-2.
Table 11-5: Internal Rate of Return Calculations (%)

	- 20%		+ 20%
	(recovery		(recovery
	set to 81%)	Base Case	set to 88%)
Price	29.90%	39.68%	48.70%
Capex	42.44%	39.68%	37.21%
Recovery	37.75%	39.68%	41.14%
Opex	41.49%	39.68%	37.87%
Figure 11-2: IRR Sensitivity Variance

Note:	Sensitivity with respect to mill recovery rates are at rates of 81%, 85% (base case), and 88%; as opposed to a variance of +/- 20%
Similar to the NPV, the IRR is most sensitive to a change in price. The base case at US$496/tonne has an IRR of 39.7%. At US$397/tonne the project IRR declines to 29.9% the lowest IRR found in the analysis. If price increased 20% to US$596/tonne the IRR would be 48.7%.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
Further analysis was done on price, varying the price by US$55/tonne($50/ton) increments starting with US$331/tonne($300/ton) and increasing up to US$662/tonne ($600/ton), analyzing discount rates at 0%, 5%, 8%, 10%, 12%, and 15%. Table 11-6 shows the NPV and IRR at the six different prices and discount rates, in addition a breakeven price is calculated at each discount rate. The breakeven price ranges from US $157/tonne at a 0% discount rate to US$240/tonne at a 15% discount rate. These results are graphically presented in Figure 11-3.
Table 11-6: Net Present Value Results ($ millions) with Break Even Pricing

								Breakeven
Discount	MOP $/tonne							$/tonne
Rate (%)	$331	$386	$441	$496	$551	$606	$662	MOP
0%	11,450	15,454	19,459	23,463	27,468	31,472	35,476	$157
5%	3,814	5,361	6,907	8,454	10,001	11,547	13,094	$177
8%	2,139	3,140	4,141	5,142	6,142	7,143	8,144	$193
10%	1,476	2,257	3,037	3,818	4,599	5,379	6,160	$205
12%	1,017	1,642	2,267	2,892	3,518	4,143	4,768	$219
15%	561	1,027	1,493	1,959	2,425	2,891	3,357	$240
IRR	22.80%	28.76%	34.37%	39.70%	44.78%	49.66%	54.34%
Figure 11-3: MOP Price Sensitivity

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
12.0 CONCLUSIONS AND RECOMMENDATIONS
Based on the assessment presented in this PEA it is recommended that the project be advanced to the next stage of project development and feasibility study. Additional studies are recommended in the key areas addressed below. These investigations and studies will be required to allow the project to proceed toward feasibility level evaluation.
12.1 Geology and Mineral Resources
Recommendations for additional exploration activities are described in the 2011 Potash Resource Assessment report (North Rim, 2011). Tetra Tech understands that AWP is preparing to initiate a second phase of infill drilling and exploration activities focused on the north central portion of the Project Area.
12.2 Mine Planning
The mine plan developed for this PEA is preliminary, based on the current understanding of the potash deposit and geological setting. The following list provides a summary of elements recommended for inclusion in further study:
•
Subject to incorporation of additional exploration results, it is recommended that geo-statistical analysis be used to provide additional insight into the deposit geometry and geology which will allow for a more representative mine plan. This will involve the development of bed thickness isopach contours for use in developing a more representative geologic block model;

•	Performance of trade-off study to evaluate the potential for development of a decline, or ramp, access to the workings compared to access through vertical shafts, as currently considered;

•	Rock property testing and modeling of proposed mining geometries to determine:
•	Entry Width

•	Panel Spacing

•	Panel Lengths
•	Mining Options Optimization;

•	Equipment sizing vs. resource extraction;

•	Detailed evaluation of ore transfer methods;

•	Conveyor system design and timing schedule;

•	Mine power system modeling and evaluation; and

•	Mine ventilation system modeling and evaluation.
12.3 Mineral Processing
Tetra Tech recommends that metallurgical or mineral processing test work be conducted on potash samples obtained from exploration drilling activities to allow for a more detailed evaluation of an all-flotation process and provide a basis for determining mill recovery rates. A test program should be developed with the objective of investigating the applicability of current sylvite flotation technologies on material characteristic of the potash, or sylvinite expected to be encountered. The test program should include the following:
•	Detailed mineralogical analyses;
•	Flotation test work to determine mill recovery rates and evaluate the following parameters:
•	Sylvite collector oil and amine dosage levels

•	Flotation feed size

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
•	Rougher flotation parameters

•	Cleaner flotation parameters

•	Effect of carnallite on potash recovery

•	Locked-cycle tests to evaluate process brine and cleaner tailing recycle

•	Hot brine flotation (95[o] F to simulate summer brine temperatures); and
•	Testing to evaluate the efficacy of mechanical de-sliming and consider the need to evaluate slimes flotation, as an alternative.
The completion of these studies will allow the further development of a process flow sheet that can then be carried forward to feasibility study evaluation.
12.4 Tailing Storage
As the optimal location of the mine shafts and surface facilities is determined, a more site-specific siting study can be performed for the TSF. The first step in this study will be to develop more detailed and specific design criteria, which will incorporate permitting requirements, potential environmental impacts, and cost considerations to minimize capital and operating costs associated with the facility. At a point where a preferred location, or locations, is determined, preliminary geotechnical investigations are recommended to further advance the design of the TSF. As the ultimate size of the TSF has a significant effect on the overall construction and operations costs, it is also recommended, that a market assessment be performed to confirm the assumption that a significant percentage of the salt tailing produced can be sold as an industrial salt product in local or regional markets. This assessment may involve a cost trade-off study.
12.5 Infrastructure
The focus of future evaluation related to infrastructure should be focused primarily on the development of the electrical transmission line and rail access to the property. An alignment study for the transmission line is recommended, with consideration of obtaining right-of-way or easement rights from affected property owners. As this component may also have environmental implications, it is recommended that this effort be started relatively soon.
12.6 Hydrogeology and Water Resources
The acquisition or development of groundwater resources necessary to operate the processing plant is an important component of project development. It is recommended that AWP continue to pursue the acquisition of existing, producing wells and their associated water rights. Additional investigation into the quality and available quantity of groundwater near the project site may also be warranted, but will be dependent on the extent of information available on existing wells subject to acquisition. An evaluation of the characteristics of the Coconino aquifer within the project area will also be necessary to advance the mine access design, whether by shaft or decline.
12.7 Environmental and Permitting
The regulatory framework and permitting requirements anticipated for the project are relatively well understood at this stage. Through AWP’s strategy of acquiring only state and private lands and mineral rights, permitting will primarily be conducted through Arizona State agencies. To most expeditiously advance the project, permitting activities, including the collection of baseline data, should be advanced concurrently with feasibility study evaluations the permitting schedule.

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Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
13.0 REFERENCES
Akers, J. P. (1964) Geology and Ground Water in the Central Part of Apache County, AZ. United States Geological Survey Water-Supply Paper 1771. 116 p.
Cooley, M. E., Harshbarger, J. W., Akers, J. P., Hardt, W. F. (1969) Regional Hydrogeology of the Navajo and Hopi Indian Reservations, Arizona, New Mexico, and Utah. United States Geological Survey Professional Paper 521-A 68 pp.
Johnson, P. W. (1962) Water in the Coconino Sandstone for the Snowflake-Hay Hollow Area Navajo County, Arizona. United States Geological Survey Water-Supply Paper 1539-S.
Harrell, M. A. and Eckel, E. B. (1939) Ground-Water Resources of the Holbrook Region, Arizona. United States Geological Survey Water-Supply Paper 836-B.
Hart, R. J., Ward, J. J., Bills, D. J., and Flynn, M. E. (2002) Generalized Hydrogeology and Ground-Water Budget for the C Aquifer, Little Colorado River Basin and Parts of the Verde and Salt River Basins, Arizona and New Mexico. United States Geological Survey, Water-Resources Investigations Report 02-4026. 54 pp.
InfoMine, Western Cost Mine. Mining Cost Service, Volume 1. Section CM Cost Models, pg. 104-127. Washington: Western Mine, 2010.
Mann, L. J. (1976) Ground-Water Resources and Water Use in Southern Navajo County, Arizona. Arizona Water Commission Bulletin 10. 112 pp.
Mann, L. J. and Nemecek, E. A. (1983) Geohydrology and Water Use in Southern Apache County, Arizona. Arizona Department of Water Resources, Bulletin 1. 90 pp.
Montgomery, E. L. and Associates (2003) Phase 1 Evaluation of Hydrogeologic Conditions in Vicinity of NZ Properties, Navajo and Apache Counties, Arizona. Prepared for NZ Legacy, March 31, 2003. 19 pp.
NPS (2011) NPS: Nature and Science, Geology Resources Division, Geology Field Notes, Petrified Forest National Park, AZ. http://www.nature.nps.gov/geology/parks/pefo/index.cfm. Viewed November 19,2011.
North Rim (2011) Technical Summary Report, American West Potash, LLC, 2011 Potash Resource Assessment for the Holbrook Basin Project, Arizona, USA. Prepared for America West Potash, LLC. October 17, 2011. 100 pp.
Peirce, H. W. and Gerrard, T. A. (1966) Evaporite Deposits of the Permian Holbrook Basin, Arizona. In Rau, J. L., ed. Second Symposium on Salt: Cleveland, Northern Ohio Geological Society, v. 1, p. 1-10.
Pool, D. R., Blasch, K. W., Callegary, J. B., Leake, S. A., and Graser, L. F. (2011), Regional Groundwater-Flow Model of the Redwall-Muav, Coconino, and Alluvial Basin Aquifer Systems of Northern and Central Arizona. United States Geological Survey Scientific Investigations Report 2010-5180, v. 1.1, 101 p.

Tetra Tech	December 2011	78

Preliminary Economic Assessment	American West Potash LLC Holbrook Basin Project
Rauzi, S. L. (2000) Permian Salt in the Holbrook Basin, Arizona. Arizona Geological Survey Open-File Report 00-43.
Webb, R. H., Rink, G. R., and Radtke, D. B. (1987) Preliminary Assessment of Water Quality in the Alluvial Aquifer of the Puerco River Basin, Northeastern Arizona. United States Geological Survey Water-Resources Investigation Report 87-4126. 71 pp.

Tetra Tech	December 2011	79

APPENDIX A
TECHNICAL SUMMARY REPORT
2011 POTASH RESOURCE ASSESSMENT FOR
THE HOLBROOK BASIN PROJECT
HOLBROOK, ARIZONA

TECHNICAL SUMMARY REPORT
AMERICAN WEST POTASH, LLC
2011 POTASH RESOURCE ASSESSMENT FOR THE HOLBROOK
BASIN PROJECT HOLBROOK, ARIZONA, USA
Prepared For:
American West Potash, LLC
600 17th Street, Suite #2800 South
Denver, Colorado 80202
Prepared By:
Tabetha A. Stirrett, Professional Geologist
North Rim Exploration, Ltd.
Avord Tower, 1020 — 606 Spadina Crescent East
Saskatoon, Saskatchewan S7K 3H1
Reviewed By:
Earl J. Gebhardt, Professional Engineer
North Rim Exploration, Ltd.
October 17, 2011
FINAL
Report Number: 10-912
Avord Tower, 1020-606 Spadina Crescent East · Saskatoon, Saskatchewan · S7K 3H1 · (306) 244-4878

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

CONTENTS

CONTENTS	1

LIST OF FIGURES	3

LIST OF TABLES	4

LIST OF APPENDICES	4

1.0 SUMMARY	5

2.0 INTRODUCTION AND TERMS OF REFERENCE	10

2.1 INTRODUCTION	10

2.2 AVAILABLE DATA	11

2.3 TERMS OF REFERENCE	12

2.4 SITE VISIT	13

3.0 RELIANCE ON OTHER EXPERTS	14

3.1 Other Technical Contributors	14

4.0 PROPERTY DESCRIPTION AND LOCATION	15

4.1 PROPERTY DESCRIPTION AND LOCATION	15

4.2 PROPERTY TITLES IN ARIZONA	17

4.3 MINERAL TENURE IN ARIZONA	17

5.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY	18

5.1 ACCESSIBILITY	18

5.2 CLIMATE	18

5.3 LOCAL RESOURCES	19

5.4 INFRASTRUCTURE	19

5.5 PHYSIOGRAPHY	20

6.0 HISTORY	23

6.1 HISTORY OF POTASH EXPLORATION IN THE HOLBROOK BASIN	23

6.2 RESOURCE EXPLOITATION HISTORY IN THE HOLBROOK BASIN	25

7.0 GEOLOGICAL SETTING AND MINERALIZATION	25

7.1 GEOLOGICAL SETTING	25

7.2 LOCAL GEOLOGY AND MINERALIZATION	32

7.3 STRUCTURAL GEOLOGY AND GEOLOGICAL CROSS SECTIONS	42

7.4 DISTURBANCES AFFECTING GEOLOGY OF THE POTASH-BEARING MEMBERS	42

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

7.5 CARLSBAD POTASH MINE, NEW MEXICO: AN ANALOG	45

8.0 DEPOSIT TYPE	46

9.0 EXPLORATION	50

9.1 SEISMIC PROGRAM	50

10.0 DRILLING	54

10.1 2011 DRILLING PROGRAM	54

10.2 DRILLING PROCEDURES	55

10.3 CORE RETRIEVAL	56

10.4 GEOPHYSICAL WIRELINE PROGRAM	58

11.0 SAMPLE PREPARATION, ANALYSIS AND SECURITY	59

11.1 GEOCHEMICAL SAMPLING	59

11.2 CONTROLS ON SAMPLE INTERVAL DETERMINATION	60

11.3 SAMPLING METHOD AND APPROACH	61

11.4 SAMPLE SECURITY	65

11.5 QUALITY CONTROL PROCEDURES	66

12.0 DATA VERIFICATION	68

12.1 HISTORICAL DATA	68

12.2 RECENT DATA	69

12.3 ASSAY-TO-GAMMA CORRELATION STUDY	70

12.4 COMPARISON OF GREC METHOD TO ACTUAL HISTORICAL ASSAY DATA	72

12.5 COMPARISON OF GREC METHOD TO 2011 DRILL HOLE ASSAY DATA	75

12.6 REVIEW OF STANDARDS AND REPEAT ANALYSIS	75

13.0 MINERAL PROCESSING AND METALLURGICAL TESTING	77

14.0 MINERAL RESOURCE ESTIMATES	77

14.1 Mineral and Private Lands	77

14.2 Assumptions and Methodology	77

14.3 Mineral Resource	78

14.3.1 Inferred Mineral Resource	78

14.3.2 Indicated Mineral Resource	79

14.3.3 Measured Mineral Resource	79

14.4 Potential Conventional Mining Intervals	80

14.4.1 KR-1 Inferred Resource Discussion	82

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

14.4.2 KR-2 Indicated and Inferred Resource Discussion	82

15.0 MINERAL RESERVE ESTIMATES	84

16.0 MINING METHODS	84

17.0 RECOVERY METHODS	84

18.0 PROJECT INFRASTRUCTURE	84

19.0 MARKET STUDIES AND CONTRACTS	84

20.0 ENVIRONMENTAL STUDIES, PERMITTING AND SOCIAL OR COMMUNITY IMPACT	84

21.0 CAPITAL AND OPERATING COSTS	84

22.0 ECONOMIC ANALYSIS	84

23.0 ADJACENT PROPERTIES	85

24.0 OTHER RELEVANT DATA AND INFORMATION	87

25.0 INTERPRETATION AND CONCLUSIONS	87

26.0 RECOMMENDATIONS	88

27.0 References	89

28.0 Certification of Qualified Person	90
LIST OF FIGURES

Figure 4-1: General Location Map of Project Area	16

Figure 5-1: Project Area with surrounding infrastructure and rail lines	22

Figure 5-2: Solution Collapse Basin with respect to potash basin (modified from Warren, 2006)	23

Figure 7-1: Geological map of north east Arizona and Project Area	26

Figure 7-2: Isopach map of the Upper Potash Bed interval	29

Figure 7-3: Isopach map of the combined Medial and Lower Potash Bed intervals	30

Figure 7-4: Isopach map of the total gross potash interval (Upper to Lower Potash Beds)	31

Figure 7-5: Simplified stratigraphic column of the Holbrook Basin	36

Figure 7-6: Simplified cross section through the Holbrook Basin	37

Figure 7-7: Type section of KG-06 correlating geophysical log signatures with core photography in “Cycle 5” beds	38

Figure 7-8: Type section of drill hole KG-04 including the potash and resource intervals	41

Figure 7-9: Anomalies affecting Potash- bearing horizons	44

Figure 9-1: Location of the 2011 Seismic Lines	51

Figure 9-2: Supai to Marker 1 Isochron Map	53

Figure 10-1: Sunbelt Drilling Rig (left) and Stewart Brothers Drilling’s Rig (right)	55

Figure 10-2: Stewart Brothers Drilling performing core recovery with North Rim Core Supervisor	58

Figure 11-1: Photograph taken inside of AWP’s Core Lab Facility	61

Figure 11-2: AWP’s dry 2-horsepower band saw with dust collection system	63

Figure 11-3: Sampling interval from drill hole “KG-06” (Core 3, Box 5)	64

Figure 12-1: Bannatyne (1983) GREC Method	71

Figure 12-2: Alger and Crain GREC Method (1965)	71

Figure 12-3: Historical Drill Hole 01-23 Gamma ray / Assay / GREC Comparison	74

Figure 12-4: K2O POT003/POT004 Standard Limits	76

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

Figure 12-5: MgO POT003/POT004 Standard Limits	76

Figure 14-1: Resource Buffers for KR-1 and KR-2 (Indicated and Inferred)	83

Figure 23-1: Adjacent property land holdings with respect to the Project Area	86
LIST OF TABLES

Table 1-1: Resource Summary Table	7

Table 2-1: Glossary of Terms and Phrases	12

Table 5-1: Approximate Ground Elevation at Well Center for the 2011 Drill Locations	21

Table 7-1: Summary of Potash Mineralization	40

Table 8-1: Summary of potassium salts	48

Table 8-2: Stoichiometric and chemical equivalencies and calculations	49

Table 9-1: Summary of 2011 Exploration Program	50

Table 10-1: Drill Hole 2011 Wireline Program	59

Table 11-1: Assay Intervals Summarized by Test Well	60

Table 12-1: Assay vs. GREC Correlation for the Holbrook Basin Historical Wells	72

Table 14-1: Project Area Resource Summary Table	81
LIST OF APPENDICES
All appendices are located at the end of the report following Section 27.0
Appendix A — Seismic Data

Appendix B — Geological Cross Section

Appendix C — Assay Standards

Appendix D — Assay Results

Appendix E — Tonnage Tables

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
1.0 SUMMARY
Introduction
North Rim Exploration Ltd. (hereinafter referred to as North Rim) was engaged by America West Potash (hereinafter referred to as AWP) to assist with the implementation of an exploration program. The program consisted of seismic, drilling and core assaying in order to complete a National Instrument 43-101 (NI 43-101) compliant Mineral Resource estimation on their potash property located in the Holbrook Basin in Arizona, USA (hereinafter referred to as the “Project Area”). The Project Area is located approximately 50 kilometers (30 miles) east of the city of Holbrook, Arizona and encompasses approximately 94,000 acres (38,000 hectares) of both state and private land for which AWP has negotiated mineral leases, mineral rights, surface rights and state exploratory approvals.
The following Technical Report prepared by North Rim summarizes the Inferred and Indicated potash resources for AWP’s property. The data used in the Mineral Resource calculation incorporates historical data from the surrounding area, recent seismic work, and the results from twelve potash exploration drill holes completed in 2011.
The Holbrook Basin is a 13,000 km2 (5000 mi2) sub-circular to kidney shaped sedimentary basin in east-central Arizona located along the southern edge of the Colorado Plateau. Its basin-fill strata are characterized by Pennsylvanian to Permian aged siliciclastic sediments interbedded with a relatively thick sequence of halite and other evaporites which define its depositional edges. Potash occurs as discreet mineralized horizons within the uppermost halite beds of this evaporite sequence. The most laterally extensive mineralization identified to date occurs within the second uppermost salt bed (“Sequence 2”) of the so-called “5-B Salt Phase.” This interval was the primary exploration target during AWP’s 2011 Phase 1 exploration program.
The Holbrook Basin is similar geologically and in size with other evaporite basins currently producing potash in the United States, namely Intrepid Potash’s mines in Carlsbad, New Mexico and Moab, Utah. The Carlsbad Mine is extracting potash from depths of 243 to 457 m (800 to 1500 ft) using conventional, continuous mining machines that can target potash beds as thin as 40 inches but can cut a minimum bed thickness of 52 inches. The Cane Creek Mine near Moab, Utah originally extracted potash using conventional mining methods at 914 m (3000 ft); however, in 1970 the operation was converted to a solution mine. The minimum K2O grades that have been recovered from Intrepid’s mines are as low as 8.0% (12.66 % KCl) but are dependent on individual mine operating procedures. The Holbrook Basin potash does not have Langbinite, has lower carnallite content and lower insoluble than currently seen at the Intrepid Carlsbad Mine.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Zonge International Inc. of Colorado recorded 2D seismic data on 70 linear miles (112.7 km) over the Project Area, on behalf of AWP. RPS Boyd Petrosearch of Calgary Alberta interpreted the data to identify possible geological or structural anomalies. In general the Project Area was found to be relatively undisturbed and with generally flat lying geology. As identified in the RPS Boyd PetroSearch seismic report there are no features which would indicate large scale salt dissolution, removal or channelling. Minor features are present and may be avoided or delineated further with additional seismic data to assist in future drill holes or mine planning.
Mineral Resource Estimate
For the purpose of this report the Mineral Resource Estimate is based on the assumption that recovery of the potash will be by conventional underground mining methods as they exist today. No Preliminary Economic Assessment (PEA) or Preliminary Feasibility Study (PFS) has been prepared for potash extraction in the Project Area; therefore no Measured Mineral Resource or Mineral Reserves can be defined at this time. The 2011 program was designed such that future “measured” Mineral Resources may be possible with a favourable economic analysis of either a PEA or PFS.
The calculation was performed through a combination of assay results from 11 of the 12 newly drilled wells and the equivalent K2O values calculated from the numerous historical wells’ Gamma Ray Estimation Curves (GREC). In determining the resource for conventional mining a “Geological Interval” was chosen to calculate the resource. The “Geological Resource” is defined as the laterally correlatable potash horizons occurring within Sequence 2 of the 5-B Salt Phase. These horizons are identified, differentiated and correlated by their unique stratigraphic position within the depositional sequence. The intervals were verified with wireline logs using consistent inflection points off of the gamma ray log.
Three potash horizons were identified on the AWP Project Area and have been deemed, in descending stratigraphic order, the Upper, Medial and Lower potash horizons. For the purposes of the Mineral Resource Calculation, these horizons were grouped into KR-1 (Upper) and KR-2 (Medial and Lower) Geological Resource.
The following criteria were used when selecting the “Geological Resource”:
•	G x T = 12 (meters) or 40 (feet)
•	Minimum bed thickness of 1.2 meters (4 feet)
•	Less than 8 to 10 % insoluble content
•	Less than 10 % carnallite

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
At this time no engineering feasibility studies have been conducted on the Project Area so the above criteria may change or may not be applicable after such studies are completed. The thicknesses used for the Resource calculation are not a ‘mining cut’ and will likely be reduced once engineering studies are completed.
Indicated and Inferred Resource Summaries
Inferred and Indicated Resources are based on the results of either the assayed drill holes or GREC calculated grade and the distances between the wells. Based on interpreted geological and property constraints and confidence in lateral continuity of the potash beds the following resource radius of influence (ROI) were selected: Indicated 0 to 1.6 kilometers (0 to 1 mile) and Inferred 1.6 to 3.2 kilometers (1 to 2 miles). All historical wells were assigned to the Inferred category due to a lack of reliable assay data and the lack of historical core available for verification assay. As defined by CIM standards a Measured Resource is not reported at this time based on the lack of production planning and evaluation of economic viability. If a PEA or PFS is completed with favorable economics, some of the reported resource may possibly be placed into a “measured” category.
A summary of Inferred and Indicated potash resources are presented below in Table 1-1 below.
Table 1-1: Resource Summary Table
RESOURCE SUMMARY TABLE

INDICATED1 RESOURCE SUMMARY

				Weighted	Total		K2O
		Area with Seismic	Weighted	Average	Sylvinite	Total K2O	MMT[3]
	Area	Deductions of	Average	K2O	Tonnage	Tonnage	per
Member	(km2)	15% (km2)	Thickness (m)	Grade (%)[4]	(MMT3)[5]	(MMT3)[6]	Section[7]
KR-1	0.00	0.00	0.00	0.00	0.00	0.00	0.00
KR-2	45.26	38.47	1.98	10.09	158.10	15.95	1.07
Total	45.26	38.47	N/A	N/A	158.10	15.95	N/A
INFERRED2 RESOURCE SUMMARY

				Weighted	Total		K2O
		Area with Seismic	Weighted	Average	Sylvinite	Total K2O	MMT[3]
	Area	Deductions of	Average	K2O	Tonnage	Tonnage	per
Member	(km2)	15% (km2)	Thickness (m)	Grade (%)[4]	(MMT3)[5]	(MMT3)[6]	Section[7]
KR-1	42.70	36.29	1.69	13.44	127.58	17.15	1.22
KR-2	125.56	106.72	1.95	11.39	432.75	49.29	1.20
Total	168.26	143.01	N/A	N/A	560.33	66.44	N/A

1.	Indicated Resource radius of influence is 0.0-1.6KM for Potash Units KR-1 and KR-2

2.	Inferred Resource radius of influence is 1.6-3.2KM for Potash Units KR-1 and KR-2

3.	MMT = Million Metric Tonnes

4.	“Average K2O Grade” and “Average Thickness” refer to weighted averages.

5.	“Total Sylvinite Tonnage” refers to total amount of in-situ resource in the Project Area (i.e. Area x Thickness x Density x Deductions)

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

6.
“Total K2O Tonnage” refers to the total amount of K2O resource in the Project Area (i.e. Area x Thickness x Density x Deductions x Grade). Deductions include 15% for unknown anomalies (Does not include mining extraction ratio or plant and transport losses)

7.	Assuming 640 acres or 2,589,988m2 per section.
Conclusions
AWP’s Project Area, when compared to other sedimentary basins hosting potash deposits, exhibits several positive factors that make it favourable for further potash exploration, resource delineation, and possible mine development:
•	The resource calculated at this time for the Project Area appears to be sufficient enough to support further detailed resource, process and PEA studies.
•	Potash resources appear to be of comparable grade, thickness and with low impurities, such as insolubles and carnallite, when compared to Intrepid’s Carlsbad Mine.
•	The potash beds in the Project Area occur at relatively shallow depths, less than 551 m (1600 ft).
•	Seasonal climate variations are minimal compared to Canadian and Russian potash operations which lower operation costs.
•	Unlike other parts of the world where potash is mined, there is no competition with the Oil and Gas industry in the Holbrook Area (Rauzi S. L., 2008).
•
The Project Area is close to very large, year round potash markets in Arizona, California and Mexico. The US imports more than 80 % of the potash it consumes and is the second largest consumer of potash in the world. The Project Area is close to four international export ports.

•	The state of Arizona supports the development of its mineral resources, works closely with the mining industry and has a favourable potash royalty structure.
•	The Project Area is in close vicinity to infrastructure including rail, major highways, gas and power.
•
The infill drilling program and additional exploration work should focus in the north central part of the Project Area. The historical work conducted by Rauzi (Rauzi S. L., 2008) and the updated potash isopach figures shown in Section 7.1 suggests that the potash may be of better quality in that part of the Project Area.

Potential Risks Requiring Further Investigation
Permitting and Licensing: AWP has followed a strategy of acquiring only state and private lands and mineral rights, thus, permitting will be conducted through Arizona State agencies. Primary agencies include:
•	Arizona State Land Department — application for mineral leasing.
•	Department of Environmental Quality — air, water and wastewater permits.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
•	Department of Water Resources — fresh water wells and water usage.
•	State Mine Inspector — permit for mining operations which would include safety, hazardous materials and control.
Petrified Forest National Park: AWP will have to work closely with State and Park officials in minimizing the impact on the surface areas and Park visitors.
Water Supply: AWP will have to work with the Department of Water Resources to obtain, prove and be granted a water right, or will have to obtain these from area wells and existing rights.
Salt Back Thickness: It has been observed in the core that the roof or “back” above the upper potash resource interval (KR-1) and localized areas of the lower potash resource interval (KR-2) is made up of insoluble materials such as clays and anhydrites. This can present challenges with roof control and the mining progress. Rock mechanics studies will be required to assess the “salt back” and provide recommendations for control.
Recommendations
The Project Area has adequate Indicated and Inferred Resource base to proceed with a PEA or a PFS. The following recommendations are made by the author:
•
Additional seismic that was acquired in the northwest portion of the Project Area during the 2011 program should be processed and interpreted to identify and assist with placing any new wells. Estimated cost $25,000.

•
Complete a PEA or PFS. This study will focus on determining the economics of a conventional underground mining operation in the Project Area, and may also include beginning baseline environmental studies, metallurgical, hydrogeological and geotechnical studies. Estimated cost $150,000.

•	Conduct infill drilling of 5 to 10 wells to increase the resource base and define parameters for a Feasibility Study. Estimated cost $2,000,000 to $3,000,000.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
2.0 INTRODUCTION AND TERMS OF REFERENCE
This report was prepared by North Rim Exploration Ltd. (hereinafter referred to as “North Rim) at the request of American West Potash, LLC (hereafter known as “AWP”) to present the Mineral Resource estimate generated for its Holbrook Basin Project (herein referred to as the “Project Area”) following the completion of a potash exploration drilling program. AWP is a corporation based in Denver, Colorado whose goal is to assess the economic potential of potash deposits in the Holbrook Basin. This report discusses historical exploration efforts and AWP’s recent drilling and seismic activities in the Project Area, and outlines the details of a potash Mineral Resource estimate compliant with National Instrument 43-101 Report Form F-1. North Rim is entirely independent of AWP and has no interest in any manner in the property in question.
2.1 INTRODUCTION
The information upon which this report is based was obtained from 12 recently drilled test holes completed by AWP, public historical exploration data acquired by various companies between 1960 and 1970, as well as publicly available record sources including technical reports, geological reports, and potash geochemical analyses.
October 17th, 2011 is the effective report date. The seismic survey data presented in this report is effective as of September 29, 2011. The geoanalytical assay results obtained from Huffman Laboratories Inc. of Golden, Colorado is effective as of October 4, 2011.
For this report, North Rim performed the following scope of work:
•	Planned and assisted AWP with the implementation of the 2011 exploration drill program;
•	Reviewed the recovered cores and generated detailed geological core descriptions;
•	Compiled and interpreted the regional and local geology;
•	Performed core analysis, geochemical sampling, and summary of assay results;
•	Reviewed 63 historical wells (LAS and PDF files) of which 57 met the criteria for inclusion in the Resource calculation and 21 of which did not contain potash;
•	Reviewed land agreements as provided by AWP to verify land tenure;
•	Reviewed RPS Boyd PetroSearch’s 2D seismic reports; and
•	Calculated Inferred and Indicated Resources based on NI-43-101 compliance requirements.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
2.2 AVAILABLE DATA
Cores from the 12 recent potash test holes completed on the Project Area, and which are referenced throughout this report, are all available for inspection at AWP’s core facility located in Holbrook, Arizona. The core from four of the 12 test holes has been inspected by the principal author, Mrs. Tabetha Stirrett to verify their contents. The remainder of the core was inspected by other geological professionals under the direction of the principal author.
As with other potash deposits, the Mineral Resource may be affected by geological phenomena that have deleterious effects upon the Mineral Resource, these include but are not limited to:
•	Depositional limitations and local paleotopography;
•	Absence of material due to erosion; and
•	Leach, washout, and salt collapse anomalies.
Although no critical anomalies have yet been identified on the property, the possibility of the above mentioned anomalies does exist for the Project Area (see Section 7.4). While the present study incorporates estimates as to the extent of such anomalous ground based upon knowledge gained in the 2011 2D seismic reports (Edgecombe, 2011), further work, such as regional 2D extensions and possibly a 3D seismic investigation, may identify subsurface anomalies in other portions of the Project Area.
The Permian stratigraphy of the Holbrook Area and the local processes affecting evaporite formation, potash precipitation, preservation, diagenesis, and dissolution are topics of both historical and on-going research by numerous industry, academic, and government bodies. The detailed stratigraphic correlations that are presented herein are based upon these reports; however, they have been modified by the author based on personal experience with other potash deposits.
Property descriptions and land status were obtained from the list of lands as set forth in the documents provided by AWP. No attempt to independently verify the land tenure information was made by the author. Mineral Resource estimate calculations were based upon review of available technical sources and were completed under the direct supervision of Mr. Earl Gebhardt. The economic potential of the Project Area is beyond the scope of this report.
The reader is reminded that the term “ore” should not be used, disclosed, or implied unless proven reserves have been estimated on the property. To be called ore, the economic factor must be taken into account and it must be possible to extract metals or minerals profitably from the ore. Since no proven reserves have been identified during the course of work undertaken to prepare this report, the term “ore” has not be used; however, where the term “ore” is used in this report, it is in the context of a direct quote taken from third-party reports or papers and as such is not compliant with recommendations set forth in NI 43-101.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
2.3 TERMS OF REFERENCE
Throughout this report geological, technical, and potash industry specific terminology is commonly employed. Table 2-1, below, provides an alphabetized list of definitions for many of these terms and phrases.
Table 2-1: Glossary of Terms and Phrases.
GLOSSARY OF TERMS

Chemical
Term	Formula	Definition
Assay	N/A	A test performed to determine a sample’s chemical content.

Carnallite	KCl.MgCl2· 6H2O	A mineral containing hydrated potassium and magnesium chloride.

Halite	NaCl	Sodium Chloride — Naturally occurring salt mineral.

G x T	N/A	Grade multiplied by thickness in either meters or feet.

Sylvite	KCl	Potassium Chloride — A metal halide salt composed of potassium and chorine. Generally known as potash.

Sylvinite	N/A	Mineralogical mixture of halite and sylvite +/- minor clay and carnallite.

K2O	K2O	Potassium Oxide — A standard generally used to indicate and report ore grade.

Insoluble	N/A	Water-insoluble impurities, generally clay, anhydrite, dolomite or quartz.

Seismic Anomaly	N/A	A structural change in the natural, uniformly bedded geology.

Dissolution and Collapse Anomaly	N/A	Occurs where the sylvinite bed has been removed by dissolution of salt and the resulting void is in-filled by material caved from above.

Leach Anomaly	N/A	Occurs where the sylvinite bed has been altered such that the sylvite has been removed and replaced by halite.

Washout Anomaly	N/A	Occurs where sylvite bed has been replaced or altered to a halite mass that consists of medium to large halite crystals within a groundmass of smaller intermixed halite and clay insolubles.

CIM	N/A	The Canadian Institute of Mining, Metallurgy and Petroleum.
North Rim Exploration Ltd. is a privately held geological and mine engineering consulting firm based in Saskatoon, Saskatchewan that was founded in 1984 by Mr. Steve Halabura, P.Geo, F.E.C. (Hon.). North Rim has been issued a Certificate of Authorization No. C905 with the Association of Professional Engineers and Geoscientists of Saskatchewan (APEGS), and holds a “Permission to Consult” in the field of geology for petroleum, potash, and other precious and industrial minerals resources.
The Qualified Person (QP) for this report is Mrs. Tabetha A. Stirrett, P. Geo. of North Rim Exploration Ltd. Mrs. Stirrett graduated from the University of Saskatchewan in Saskatoon, Saskatchewan in 1997 with a Bachelor of Science in Geology. Mrs. Stirrett has over 14 years of experience in both the mining and oil and gas sectors. In November 2008, she joined North Rim as a senior geologist and has since been part of several potash and coal projects. Among Mrs.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Stirrett’s most recent experiences is the management of a drilling program and Mineral Resource calculation for Encanto Potash Corp.’s Muskowekwan property in Saskatchewan (Stirrett T. A., 2011). She has worked on the Athabasca Potash “Burr Project” and on the Boree Salt Deposit in Queensland, Australia. She was Project Team Lead of an extensive coal exploration and delineation program for NuCoal Energy Corp. in south-central Saskatchewan. Mrs. Stirrett is currently North Rim’s Business Development Manager and is responsible for developing a diversified portfolio of new sustainable clients for North Rim. Mrs. Stirrett is classified under NI 43-101 Rules and Policies as an Independent Qualified Person.
Mr. Earl Gebhardt P. Eng., reviewed the contents of this report. Mr. Gebhardt graduated with a Bachelor of Engineering in mining from the University of Saskatchewan in 1974. He is a Professional Engineer registered with the Association of Professional Engineers and Geoscientists of Saskatchewan since 1977 (Member No. 04239). Mr. Gebhardt has worked in various engineering capacities at the Potash Corporation of Saskatchewan from 1981 to the end of 2004. He was employed for 20 years at the Lanigan operations in Saskatchewan primarily as the Chief Mine Engineer, and held other supervisory and managerial positions. Working on various mining engineering projects, Mr. Gebhardt has spent roughly 10 years working in hard rock mining. Since 2005, he has been acting as an independent contractor to North Rim involved in a number of potash exploration related projects for different clients in Saskatchewan and other Canadian provinces. The projects have ranged from exploration permits to pre-feasibility studies incorporating both geological and mining engineering work aspects. Mr. Earl Gebhardt is classified under NI 43-101 Rules and Policies as an Independent Qualified Person.
2.4 SITE VISIT
As required by National Instrument 43-101, a site visit was made by the principal author to the Project Area in 2011 from June 6 to 12th. During this visit the following activities were undertaken:
•	Reviewed the drilling locations;
•	Monitored core retrieval process for KG-04;
•	Reviewed the cores from KG-01, KG-02, KG-03 and KG-04;
•	Assisted and reviewed sampling procedures for KG-04; and
•	Observed the infrastructure, local communities and general lay of the land surrounding the Project Area.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
3.0 RELIANCE ON OTHER EXPERTS
In the preparation of this report, North Rim has acquired and employed information from publically available technical sources which are based upon the results of previous potash exploration activities carried out in north eastern Arizona. These sources are filed through the Arizona State Energy Offices and contain opinions and statements that were not prepared under North Rim’s supervision. North Rim does not take responsibility for the accuracy of this historical data and these items will hereinafter be referred to as “third-party-reports” or “historical information.” It is not known if the personnel, facilities, or analytical procedures used by previous evaluators were independent, or if the authors of those reports were considered “Qualified Persons” (QP) as defined by National Instrument 43-101.
North Rim has held internal discussions with company management as well as other external experts in the potash industry who have been involved with the Holbrook Potash Project. The author has relied upon the following experts for technical information:
•	Mr. Pat Avery of AWP, who provided North Rim with the land owner agreements and state land agreements (Section 4).
•	Roger Edgecombe of RPS Boyd PetroSearch, for the 2D seismic interpretations used in calculating the Mineral Resource (Section 9).
•	Mr. Ron Keil from Huffman Laboratories, for geochemical analyses (Section 11).
•	Mr. Jim Lewis and Mr. Hugh Eisler formerly of Intrepid Potash Carlsbad, for guidance on selection of parameters utilized in the Mineral Resource calculations.
•
Lawyer Jeff Knetsch of Brownstein, Hyatt, Farber, Schreck LLP is the lead attorney who represents AWP, and was the law firm responsible for creating and reviewing the legal agreements made between AWP and the private land owners in the area.

•
Mr. Roger Smith, an independent consultant, who assisted in planning and permitting during the 2011 exploration program, assisted North Rim with the non-potash, shallow geology well site services for the duration of the 2011 drilling program.

3.1 Other Technical Contributors
Mr. Tanner Soroka of North Rim, geologist who performed detailed geological core descriptions, geochemical assay sampling, and provided geological expertise (Sections 7, 8, and 12).
Ms. Kelsey Mayes of North Rim, geologist who performed detailed geological core descriptions, geochemical assay sampling, and provided geological expertise (Section 7, 11, 12 and 23).
Mr. Brett Dueck of North Rim, engineer who performed detailed resource calculations, and provided engineering and drilling expertise (Sections 10 and 14).

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Mr. Alan Bent of North Rim, engineer who performed detailed resource calculations, and provided engineering expertise (Sections 12 and 14).
Ms. Tricia Fehr of North Rim, geologist who performed detailed geological core descriptions, geochemical assay sampling, and provided geological expertise.
4.0 PROPERTY DESCRIPTION AND LOCATION
4.1 PROPERTY DESCRIPTION AND LOCATION
The Holbrook Salt Basin spans the Coconino, Navajo and Apache Counties in Arizona, USA. AWP’s Project Area is completely located within Apache County, immediately east of the Petrified Forest National Park (PFNP), and south of Navajo, Arizona. The map shown in Figure 4-1 illustrates AWP’s current land positions. As of the time of writing this report, AWP has control of 157 sections of land comprising of approximately 94,000 acres. This total was calculated in ArcGIS. The Client has leased 42 sections from Arizona State Land Department (ASLD) and approximately 115 sections from private landowners.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

Legend
Potash Zero Edge
Permian Salt - Zero Edge
AWP Leases
Rail Lines
Native Lands
0 50 100 km
0 20 40 60 Miles
N
Utah
Colorado
Nevada
Las Vegas
Cedar City
Saint George
Page
Navajo Reservation
Hopi Reservation
Kingman
I-40
Flagstaff
BNSF Mainline Railway
Holbrook
Edge of Permian Salt
Snowflake
Spur Line Access
Prescott
California
Arizona
Springerville
New Mexico
Wickenburg
Fort Apache Reservation
I-10
Phoenix
Globe
San Carlos Reservation
Tucson
Papago Reservation
Lordsburg
Mexico
Saskatchewan
Washington
Montana
North Dakota
South Dakota
Oregon
Idaho
UNITED STATES
Wyoming
Nebraska
Nevada
Utah
Colorado
Kansas
California
Arizona
New Mexico
Map Area
0 250 500 kms
45°N
40°N
35°N
30°N
120°W
110°W
F:\1_North_America\United_States\Arizona\Holbrook_Basin_Compilation\2011\HOLB11033.mxd
North Rim
HOLBROOK BASIN
LOCATION MAP
American West Potash
Drawn by: Wally Harildstad
Checked by: Tabetha Stirrett P.Geo.
Approved by: Tabetha Stirrett P.Geo.
Revision: October 18, 2011
File No.: HOLB11033.mxd
Date: September 14, 2011
Scale: 1:3,500,000
Geo. Ref.: Arizona East FIPS 0201 NAD83 (feet)

Figure 4-1: General Location Map of Project Area.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
4.2 PROPERTY TITLES IN ARIZONA
Land in Arizona is owned by a wide variety of organizations including Federal, Indian Trust, private interest, and the State Trust. According to the 2009-2010 Arizona State Land Department (ASLD) Annual Report (Brewer, 2010), the ASLD’s “mission has been to manage the Land Trust and to maximize its revenue for its beneficiaries. All uses of the land must benefit the Trust, a fact that distinguishes it from the way public land, such as parks or national forests, may be used.” The State Trust has 13 beneficiaries, of which, state education accounts for over 90 % of revenue disbursements. Historically, most State Trust lands have been leased for grazing; however, in recent years revenue from mineral exploration, development and production activities have significantly increased in revenue.
4.3 MINERAL TENURE IN ARIZONA
Pursuant to the ASLD’s application for Mineral Exploration Permits, the ASLD requires an “Exploration Plan of Operation” to be filed and approved by that agency before any exploration work begins. AWP’s permit was approved on November 17th, 2010.
The State of Arizona issues Exploration Permits which are valid for a period of one year and are renewable for a period of up to five years. The annual rental fee for an exploration permit is as follows:
•	$2.00 per acre for the first year, which payment also covers the second year’s rental fee.
•	For years three through five, $1.00 per acre per year.
•	$500 fee associated with each annual renewal.
The State of Arizona requires the following minimum exploration expenditures and allows cash payment in lieu of exploration activity:
•	$10.00 per acre per year for years one and two.
•	$20.00 per acre per year for years three through five.
The client has indicated that each state lease, 42 in total, is either in its first or second lease year. This converts to the following required expenditure amount due for 2011 payments:
25,710 acres x $10 = $257,100.00
The holder of the permit has the surface rights necessary for prospecting and exploration and the right to access the land covered by the permit. The permit holder is liable to and must compensate the owner and any lessee of the surface of the State Land covered by the permit for any loss to the owner and for any damage resulting from exploration activities. An Exploration Plan of Operation must be valid during all exploration activities annually and be approved by the Arizona State Land Department prior to startup of exploration activities. An exploration permit is not a right to mine and a mineral lease must be obtained before mining activities can begin.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
On the privately owned sections, AWP has negotiated nearly 100 % of the potash mineral rights and also has a long term surface rights lease agreement that can be extended indefinitely as long as AWP continues to actively pursue the exploration, development, operations and/or reclamation of mineral deposits on these privately owned sections. These lease agreements allow AWP the ability to perform the necessary exploration activities on the property as required. The following details AWP’s obligations to the private leases:
•	On 5,107 acres the agreement is as follows:
o	$1.00 per acre per year for the first two years.

o	$2.00 per acre per year for years three and four.

o	$5.00/acre per year thereafter.

o	This equates to a $5,075 lease payment for 2011.
•	On 61,238 acres the agreement is as follows:
o	Annual rental fee and access fees of $90,000 per year in aggregate starting on January 1, 2012.
5.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY
5.1 ACCESSIBILITY
The Project area is located within the Holbrook Salt Basin and is situated entirely within Apache County in northeastern Arizona. Access to the area is provided via Interstate Route 40 (I-40) to Navajo, Arizona, and then south on Kerr McGee Road and Route 2015. It is defined as having the Navajo Indian Reservation at its north and northeastern boundary and the PNFP to the west, and does not extend south of Township 16. The area is well covered by both highways and secondary roads. Secondary and ranch roads allow all-weather access to most locations in the Project Area. All locations not accessible via existing roads can be accessed by either four-wheel drive or all-terrain vehicles. The Santa Fe Railway transects the Northern part of the Project Area.
5.2 CLIMATE
The Project Area is located in a high desert, semi-arid region. Weather patterns are characterized by relatively dry conditions with hot spring, summer, and fall temperatures ranging from 11°C to 34°C (52°F to 93°F), and cool winter temperatures ranging from -7°C to 17°C (18°F to 63°F). The area experiences two rainy seasons occurring in the winter,

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
caused by cold fronts originating from the Pacific Ocean, and the other occurring as a monsoon during the summer. The worst operating hazard to drilling and field operations are monsoon induced flash floods (Cox, 1965). Aside from this, seasonal variations do not hinder industrial operations. The average annual rainfall is 21.6 cm (Butrenchuk, 2009), mostly occurring as thunder showers with little recharge. The winter months are generally cool and precipitation is of a low-energy type. Seasonal variations in weather do not typically constrain exploration or mining.
5.3 LOCAL RESOURCES
The nearby towns of Holbrook, St. Johns, and Show Low provide locations for personnel, supplies, equipment and accommodation. Holbrook was utilized as a base of operations during the 2011 exploration program. These centers can serve as shipping locations, and also as the sources of gas and water (Butrenchuk, 2009). Electricity is provided to the area by a coal-fired power station, the Cholla Plant, which is located just east of Holbrook near Joseph City. In addition, water for drilling can also be obtained from range tanks, wells, and the Little Colorado River. Drilling mud, diesel and other resources can be obtained locally or from Silver City, New Mexico which is approximately 370 km (231 miles) from the project. The Project Area is well covered by an electrical distribution network and a gas supply system. The gas and power lines follow the general trend of historic Route U.S. 66 and the Santa Fe Railway; however, in some areas the power line extensions are somewhat limited (Cox, 1965).
5.4 INFRASTRUCTURE
The Project Area is bound on the north by the heavy service Interstate 40 (1-40). I-40 is the third longest major west—east Interstate Highway in the United States with its western end extending to Interstate 15 in Barstow, California. Spanning from Oklahoma City to Barstow, the modern part of the I-40 overlays historic U.S. Route 66. I-40 intersects with eight of the ten primary north—south interstates, and five in the western United States. Through Texas, New Mexico, Arizona and California it connects and crosses over 20 connecting federal or state highways. These routes connect essentially all neighboring states; Nevada, Utah, and Colorado. Other connecting highways flow to three US-Mexico crossings.
The vast assortment of highways in the area means that there is full service truck transport and support system throughout the southwest U.S. by way of route I-40. AWP plans to use, highly cost effective, lower freight cost truck service, in the nearest 320 — 480 km (200 — 300 miles). This would conceivably work within New Mexico, Arizona, Utah, Colorado and southern California. AWP estimates that the freights run would cost approximately $15 to $25 per ton range.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
The Project Area is bound on the north by the Burlington Northern Santa Fe (BNSF) mainline (Figure 5-1). This is a dual track, dual direction mainline for heavy duty service. It is part of the Southwest system and runs through Fort Worth Texas, BNSF headquarters, westward through New Mexico, Arizona and into California. At the Barstow California Yard, a main line splits and services the Los Angeles area and the other one north to Stockton, Sacramento and northern exchanges. Branch lines and independent short lines serve every western state. These lines will be practical to ship any produced product locally. If international shipments of product are planned export is readily possible from the Ports of Stockton, Long Beach and the Mexican Ports of Guymas and Topolabampo. BNSF directly serves Long Beach and Stockton and has rail service to the two Mexican ports, through the BNSF affiliate FXE, a rail line in Mexico. BNSF provides tariff and specialty rates across its system. The BNSF webpage (About BNSF Railway) provides information on tariff rates.
BNSF also runs a heavy duty spur line southward on the Southwest Line. This East Coronado Junction Line parallels the Project Area on the eastern boundary and would be well suited for a potash rail loading facility. This heavy duty line carries unit trains (65-100 cars) of coal to the coal fired power plants, Coronado Generating Station (Salt River Project) and Springerville Station (Tucson Electric Power).
In addition to the two coal-fired power plants, a third named Pacific Power’s Cholla Station mentioned in Section 5.3 is found near Holbrook. AWP staff has communicated with the power stations and has confirmed that they do sell to new users and quoted preliminary rates in the 6-7 cent/kw range.
5.5 PHYSIOGRAPHY
The regional lands are flat in general with minor low lying rolling hills, supporting ranching, light industry and areas of historical mining. Limited vegetation in the range land consists of minor salt cedar and scrub grasses. There is a little hay production in the valley bottoms and there are numerous ranches scattered throughout the Project Area. The area is transected by the Little Colorado, a permanent stream, and the Puerco River, an intermittent stream (Cox, 1965). Their confluence lies about three miles east of Holbrook and tends to generally produce fresh water. It is reported to be brackish to saline in the surrounding areas. The divide area between the rivers is characterized by generally low grassland ridges, broad drainage areas and ledge form buttes and mesas. The topography remains similar south of the Little Colorado, but with considerable pinon and cedar cover (Carr, 1966). Ground water occurs throughout the area within the Coconino Sandstone Formation and forms a regional aquifer. There are extensive areas of sink holes reaching the land surface which suggests major salt solution that likely contributes to the salinity of the water in the Coconino Sandstone (Cox, 1965). These features are located approximately 50-60 km (31 to 37 miles) south of the Project Area and are shown in Figure 5-2. Ground level elevations from the 2011 drilling program are located in Table 5-1 and range from 1708 to 1876 m (5604 to 6155 ft) Mean Sea Level. These elevations are taken from the USGS Digital Elevation Model and are reported to be accurate within five feet.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Table 5-1: Approximate Ground Elevation at Well Center for the 2011 Drill Locations.

Drill Hole ID	Elevation (Feet)	Elevation (Meters)
KG-1	5608	1709
KG-2	5650	1722
KG-3	5605	1708
KG-4	5640	1719
KG-5	5795	1766
KG-6	5745	1751
KG-8	5860	1786
KG-9	6020	1835
KG-10	5995	1827
KG-12	6155	1876
KG-13	5990	1826
KG-14	5980	1823

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

Legend
Potash Zero Edge
Permian Salt - Zero Edge
AWP Leases
Rail Lines
Native Lands
0 50 100 km
0 20 40 60 Miles
N
Utah
Colorado
Nevada
Las Vegas
Navajo Reservation
Hopi Reservation
Kingman
I-40
Flagstaff
AWP Leases
BNSF Mainline Railway
Holbrook
Arizona
Prescott
Snowflake
Edge of Potash
California
Edge of Permian Salt
Springerville
New Mexico
Wickenburg
Fort Apache Reservation
I-10
Phoenix
Globe
San Carlos Reservation
Arizona
Papago Reservation
Tucson
I-10
Lordsburg
Saskatchewan
Washington
North Dakota
Montana
Oregon
Idaho
South Dakota
UNITED STATES
Wyoming
Nebraska
Nevada
Utah
Colorado
Kansas
California
Map Area
Arizona
New Mexico
0 250 500 kms
Mexico
F:\1_North_America\United_States\Arizona\Holbrook_Basin_Compilation\2011\HOLB11033.mxd
North Rim
HOLBROOK BASIN
LOCATION MAP
American West Potash
Drawn by: Wally Harildstad
Checked by: Tabetha Stirrett P.Geo.
Approved by: Tabetha Stirrett P.Geo.
Revision: October 14, 2011
File No.: HOLB11033.mxd
Date: September 14, 2011
Scale: 1:3,500,000
Geo. Ref.: Arizona East FIPS 0201 NAD83 (feet)

Figure 5-1: Project Area with surrounding infrastructure and rail lines.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Figure 5-2: Solution Collapse Basin with respect to potash basin (modified from Warren, 2006).
6.0 HISTORY
6.1 HISTORY OF POTASH EXPLORATION IN THE HOLBROOK BASIN
Potash exploration in the Holbrook Basin can be traced back more than fifty years. Prior to AWP’s exploration program there have been many companies exploring potash in this area since the 1970’s.
In the 1960’s and 1970’s, a total of 135 holes were drilled to delineate the potash in the area. Arkla Exploration Company and Duval Corporation drilled 105 holes. Other potash holes were drilled by Kern County Land, National Potash, New Mexico and Arizona Land, St. Joe American, and U.S. Borax. Indications of potash in previously drilled oil tests started the potash play (Cox, 1965). Only five holes penetrated the entire salt package, but 127 holes were drilled into the upper 30 to 90 m (100 to 300 ft) of salt where the potash is typically present. Most of the historical holes were cored through the upper 30 m (100 ft) of salt to get direct information about the nature of the potash deposits. Arkla and Duval reported the presence of potassium minerals sylvite (KCl), carnallite (KMgCl3), and polyhalite (K2Ca2Mg(SO4)4•H2O) in the main potash

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
“pay zone” (Cox,1965); (Carr,1966). Cox further indicated that carnallite was only locally present in the ore and that none of Duval’s holes encountered carnallite at the time of his report. Six holes drilled by Kern County Land and Arkla contained as much as 3.0 % K2O (4.75 % KCl) as carnallite and a section below the main potash “pay zone” contained as much as 6.0 % K2O (9.50 % KCl) as carnallite (Cox, 1965). Duval made a visual estimate of the K2O content by dragging a sharp 4-H pencil across the surface of a core. The hardness of sylvite was such that the 4-H pencil gouged the sylvite but left a black mark on the halite. As a result, the geologist was able to estimate the K2O content within 2.0 % to 3.0% (Cox, 1965). Scattered blebs and traces of potash persist to about 9 m (30 ft) below the main potash “pay zone”. Well logs, samples, core descriptions, and six assay reports from the potash drilling are available in the well files of the Arizona Oil and Gas Conservation Commission at the Arizona Geological Survey in Tucson.
To date, there has been no commercial production of potash in Arizona, either by conventional or solution mining, even though drilling by late 1965 indicated about 450 million tons of potential K2O covering an area of 80 square miles (Cox, 1965). Cox estimated that 100 million tons of at least 60.0 % K2O (94.97 % KCl) product were economically recoverable. By early 1966, Arkla estimated a potential of more than 285 million tons of nearly 20.0 % average grade K2O (31.66 % KCl) to be underlying its lease block, which left about 92.0 % of nearly 55,000 acres untested (Carr, 1966). Carr reported that the amount of potash under Arkla’s prospective area exceeded the minimum economic requirement to justify installation of mining and ore-processing facilities by 540.0%. Overproduction of potash in Saskatchewan during a period of government subsidies and a global glut of potash in the late 1960s may have been the biggest factors in preventing development of Arizona potash at the time.
For Historical Mineral Resource estimates the reader is cautioned that a qualified person has not done sufficient work to classify the historical estimates as current Mineral Resources or Mineral Reserves. The Issuer is not treating the historical estimate as current Mineral Resources or Mineral Reserves as defined in Sections 1.2, 1.3 and 2.4 of NI 43-101.
Another factor in the lack of exploration of Arizona potash may be that the area underlain by potash in east-central Arizona is approximately centered under Petrified Forest National Park (PFNP). The Petrified Forest Expansion Act of 2004 substantially increases the area of potash underlying the park. Isopach mapping originally performed by Rauzi suggests that some of the thickest potash may lie beneath the southern part of the PFNP. A combination of State Trust and public and private land is available for potential development east and southwest of the PFNP (Rauzi S.L., 2008).

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
6.2 RESOURCE EXPLOITATION HISTORY IN THE HOLBROOK BASIN
The first discovery of salt in the Holbrook Basin seems to have been in 1920 during petroleum exploration drilling near Holbrook (Peirce W., 1981). Indications of potash among previously drilled oil tests started the potash play in the early 1960’s (Cox, 1965). Since then, many additional drill holes in this region have penetrated salt, and as a consequence have helped to outline the Holbrook Salt Basin.
Helium was explored and produced near the northeastern limit of the potash deposit area from 1961 to 1976. Two helium fields, the Pinta Dome and Navajo Springs produced nearly 700 million cubic feet of grade-A helium from the Coconino Sandstone Formation (Rauzi S. L., 2008). Concentrations of helium from these fields reached 10.0 % with an average of 8.0%, making it some of the richest helium-bearing gas ever produced (Rauzi S. L., 2008).
In the early 1970’s the salt commonly associated with potash was first used as a subsurface storage facility to store liquefied petroleum gas (LPG) at Adamana, east of Holbrook, AZ. Stable and clean areas of salt were dissolved underground to create the storage caverns, creating 11 storage wells at Adamana still operating today and served by the BNSF railroad (Rauzi S. L., 2008). The total capacity of the 11 caverns is approximately 90 million gallons, with individual cavern volumes ranging from 7 to 11 million gallons (Rauzi S. L., 2008).
7.0 GEOLOGICAL SETTING AND MINERALIZATION
7.1 GEOLOGICAL SETTING
The Holbrook Basin is a 13,000 km2 (5000 mi2) sub-circular to kidney shaped sedimentary basin in east-central Arizona located along the southern edge of the Colorado Plateau. The basin is orientated roughly northeast-southwest and spans the Coconino, Navajo and Apache Counties in Arizona with its eastern limits extending just over the Arizona-New Mexico State border. It is situated along the gently north-dipping slope of the Mogollan Rim, a topographic high delineating the southern escarpment edge of the Colorado Plateau. The basin is bound to the northeast by the Defiance Uplift (Figure 7-1).

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

Legend
Towns
ARKLA No1 NMA Well
Major Highway
Rail Lines
Potash Zero Edge
2011 Drilling
City of Holbrook
Current Park
Proposed Park Expansion Area
AWP Leases
Permian Salt - Zero Edge
Permian Salt Contour
Mogollon Rim
Defiance Uplift
Colorado Plateau
I-40
Arizona
New Mexico
UNITED STATES
Utah
Colorado
Nevada
Arizona
Las Vegas
Kingman
Flagstaff
California
Phoenix
New Mexico
Map Area
Tucson
MEXICO
250 km
Arizona
Holbrook
Navajo County
Apache County
ARKLA #1 NMA
Edge of Potash
200 ft
500 ft
400 ft
300 ft
100 ft
Edge of Permian Salt
Snowflake
Taylor
Saint Johns
Show Low
Mogollon Rim
Pinetop-Lakeside
0 10 20 30 40 km
0 5 10 15 20 25 Miles
N
North Rim
HOLBROOK BASIN
GEOLOGY MAP
SHOWING
PERMIAN SALT
American West Potash
Drawn by: Wally Harildstad
Checked by: Tabetha Stirrett P.Geo.
Approved by: Tabetha Stirrett P.Geo.
Revision: October 14, 2011
Date: August 31, 2011
Scale: 1:2,000,000
Geo. Ref.: Arizona East FIPS 0201 NAD83 (feet)

Figure 7-1: Geological map of north east Arizona and Project Area.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Basin-fill halite deposits of the Pennsylvanian to Permian aged Supai Group define the depositional edges of the Holbrook Basin. Within the basin area, the Supai Group can be subdivided into four Members as described by Winters (1963). In ascending stratigraphic order they are the; “Amos Wash”, “Big A Butte”, “Fort Apache”, and “Corduroy” Members. The “Amos Wash” and “Big A Butte” Members are comprised predominantly of reddish-brown siliciclastics, the latter of which is interbedded with gypsum and limestone (Winters, 1963). The “Fort Apache” Member is a wide-spread fossiliferous limestone marker and the “Corduroy” Member, while lithologically similar to the “Big A Butte” Member in most parts of Arizona, contains thick accumulations of evaporite strata and halite within the confines of the Holbrook Salt Basin. The Supai Group is overlain by the Permian Coconino Sandstone Formation, and underlain by the Pennsylvanian Naco Formation carbonates, which onlap unconformably onto Precambrian basement lithologies.
The majority of the salt deposits occur within the medial strata of the “Corduroy” Member, extending nearly 160 km (99 miles) in width from east to west and 60 km (37 miles) from north to south. These beds underlie Arizona Townships 10 through 20 north and Ranges 16 through 31. The salt is thickest in the basin center near Section 19, Township 16 north, Range 24 east, where it reaches a maximum composite thickness of approximately 180.0 m (590 ft) in historical test well “Arkla #1 NMA” (Figure 7-1). Towards the basin margins the halite deposits intertongue with gypsum and anhydrite and eventually give way to siliciclastic-dominated “Corduroy” Member lithologies. Structurally, the salt-bearing strata remain relatively flat-lying and undeformed, with little evidence of dissolution and faulting. Seismic interpretation from 2011 suggests that faulting propagating from the underlying basement is present along the north easternmost edge of the basin.
During the Early Permian when east-central Arizona was characterized by an arid climate and vast dry coastal plains, the Holbrook Basin salt deposits are interpreted to have been laid down in restricted low-energy marine conditions (Rauzi S. L., 2000). During this time, the Holbrook Basin was a shallow isolated epeiric sea with prolonged periods of hypersaline sabkah-like conditions. These conditions occurred due to restricted brine communication between the basin waters and the ancient world ocean, in turn, over saturating the waters with salt (Rauzi S. L., 2000). These basinal conditions likely arose due to the presence of a naturally-restrictive geological barrier between the sea and the ancient ocean. This barrier inhibited brine mixing and resulted in the formation of extensive bedded evaporite sequences. The exact nature of this barrier is uncertain, but researchers interpret that its position may have been roughly coincident with the position of the present Mogollan Rim escarpment (Rauzi S. L., 2000).

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Five cycles of salt deposition within the Holbrook Basin are described by Carr (1966) below. As summarized by Rauzi (2000) “... each cycle starts with halitic mudstone and halite and ends with a fining upward sequence of siltstone and shale overlain by carbonate, which could represent flooding of the marginal and inner sabkha by marine water.” Carbonate laminites deposited during brine freshening events mark the start of each cycle. These deposits are interpreted to represent marine re-connection and flooding of the Basin during a rapid influx of sea water. As brine communication again became restricted, evaporation and brine concentration progressed until gypsum and halite precipitated. Continued evaporation of the basin waters resulted in sub-aerial exposure and the deposition of oxidized siliciclastics during desiccation of the basin and influx of terrestrial sediments (Carr, 1966).
Using this stratigraphic scheme, “Cycle 1” starts at the base of the “Big A Butte” Member, and ends with the deposition of the “Fort Apache” Member limestone which marks the start of “Cycle 2”. “Cycle 2” through “Cycle 5” subdivides the “Corduroy” Member, with a correlatable carbonate unit marking the start of each new cycle. “Cycle 5”, the uppermost cycle described by Carr (1966), is further subdivided into smaller-scale depositional events and is described in more detail in Section 7.2.
According to Rauzi (2000), nearly 1,000 km2 of salt within the northeastern and deepest parts of the Holbrook Basin are thought to host stratiform potash mineralization. The mineralization occurs as relatively thin continuous beds within the uppermost salt sequences of the last major brining-upward cycle (Carr, 1966). The “final cycle” salt beds are capped by several regionally-correlatable anhydrite marker beds which straddle the contact with the overlying Upper Supai Group redbed shales. These anhydrite markers serve as excellent stratigraphic indicators as the potash mineralization is observed to occur at relatively consistent and uniform depths below them, although the salt between them can vary in thickness to some degree.
Figure 7-2, Figure 7-3 and Figure 7-4 depict the thicknesses over the Project Area of the known “Cycle 5” potash mineralized portion of the Holbrook Salt Basin.
It is important to note when looking at the above mentioned figures that the Resource Calculated thicknesses may vary from those listed on the isopach maps due to conditions and requirements outlined in Section 14.0 for calculating Resource areas and volumes. Due to limited well control in certain portions of the Project Area the potash thicknesses have not been extrapolated beyond what was reviewed for the purposes of this report and in no way does North Rim confirm or deny the presence of potash beyond the maps extents or the limitations of the current well control.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

Legend
Resource Wells
Potash Zero Edge
Proposed Park Expansion Area
Permian Salt Zero Edge
Upper Potash Bed Contour (metres)
Edge of Permian Salt
UNITED STATES
Arizona
Nevada
Utah
Colorado
California
New Mexico
MEXICO
Las Vegas
Kingman
Flagstaff
Phoenix
Tucson
Map Area
250 km
Petrified Forest
Edge of Potash
0 5 10 km
0 2 4 6 Miles
N
F:\1_North_America\United_States\Arizona\Holbrook_Basin_Compilation\2011\HOLB11039.mxd
North Rim
HOLBROOK BASIN
UPPER
POTASH BED THICKNESS
American West Potash
Drawn by: Wally Hanlidstad
Checked by: Tanner Soroka
Approved by: Tabetha Stirrett P.Geo.
Revision: October 12, 2011
File No.: HOLB11039.mxd
Date: October 5, 2011
Scale: 1:180,000
Geo. Ref.: Arizona East FIPS 0201 NAD83 (feet)

Figure 7-2: Isopach map of the Upper Potash Bed interval.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

UNITED STATES
Nevada
Utah
Colorado
Arizona
Las Vegas
Kingman
Flagstaff
California
Map Area
New Mexico
Phoenix
Tucson
MEXICO
110°W
35°N
30°N
0 250 km
Legend
Resource Wells
Medial & Lower Contour (metres)
Potash Zero Edge
Proposed Park Expansion Area
Permian Salt Zero Edge
Edge of Permian Salt
Petrified Forest
Edge of Potash
1-73
1-67
1-64
623
1-69
1-65
1-68
KG-14
1-66
1-70
KG-13
1-46
1-35
1-47
682
673
679
665
1-56
1-40
1-48
630
1-36
1-42
645
632
624
680
1-50
1-41
1-49
KG-12
1-53
631
633
1-51
681
1-52
1-45
634
1-44
1-54
KG-9
KG-10
1-58
636
1-23
642
KG-8
1-28
641
1-22
652
650
KG-5
KG-6
1-32
1-25
KG-1
KG-4
KG-2
KG-3
1-27
1-17
1-18
Tp: 018 Rg: 025
Tp: 018 Rg: 027
Tp: 017 Rg: 027
Tp: 016 Rg: 026
Tp: 015 Rg: 024
N
0 5 10 km
0 2 4 6 Miles
F:\1_North_America\United_States\Arizona\Holbrook_Basin_Compilation\2011\HOLB11038.mxd
North Rim
HOLBROOK BASIN
MEDIAL & LOWER
POTASH BED THICKNESS
(Includes Interbedded Salts)
American West Potash
Drawn by: Wally Hanildstad
Checked by: Tanner Soroka
Approved by: Tabetha Stirrett P.Geo.
Revision: October 12, 2011
File No.: HOLB11038.mxd
Date: October 5, 2011
Scale: 1:180,000
Geo. Ref.: Arizona East FIPS 0201 NAD83 (feet)

Figure 7-3: Isopach map of the combined Medial and Lower Potash Bed intervals.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

Legend
Resource Wells
Potash Zero Edge
Proposed Park Expansion Area
Permian Salt Zero Edge
Gross Potash Thickness (metres)
Edge of Permian Salt
UNITED STATES
Arizona
Map Area
Nevada
Utah
Colorado
California
New Mexico
MEXICO
Las Vegas
Kingman
Flagstaff
Phoenix
Tucson
250 km
Petrified Forest
Edge of Potash
0 5 10 km
0 2 4 6 Miles
F:\1_North_America\United_States\Arizona\Holbrook_Basin_Compilation\2011\HOLB11040.mxd
HOLBROOK BASIN
GROSS
POTASH BED THICKNESS
(Includes Interbedded Salts)
North Rim
American West Potash
Drawn by: Wally Hanildstad
Checked by: Tanner Soroka
Approved by: Tabetha Stirrett P.Geo.
Revision: October 12, 2011
File No.: HOLB11040.mxd
Date: October 5, 2011
Scale: 1:180,000
Geo. Ref.: Arizona East FIPS 0201 NAD83 (feet)

Figure 7-4: Isopach map of the total gross potash interval (Upper to Lower Potash Beds).
Note: Interbedded salts have been included.

7.2 LOCAL GEOLOGY AND MINERALIZATION
The subsurface stratigraphy of the Project Area was interpreted through examination of several datasets which included historical exploration records, seismic investigations, geophysical borehole logs, drill cuttings and cores. A simplified stratigraphic column of the Holbrook Basin within the Project Area is provided in Figure 7-5. For practical purposes, the geology of the Holbrook Basin within the Project Area can be broadly subdivided as follows into:
1)
A thick uppermost Triassic to Permian-aged shale-dominated clastic sequence of interbedded mudstones, siltstones, and minor sandstones. This sequence includes the Lower Triassic Chinle Formation and the underlying Permian Moenkopi Formation. Also considered to be included within this stratigraphic interval are the sands and silts of the Bidahochi Formation, which caps the entire sequence locally and forms surface exposures within the Puerco Ridge Area;

2)
A relatively thick “upper-medial” sandstone unit with minor shaley interbeds termed the Permian Coconino Formation. This unit is ubiquitous across the Project Area and its upper contact with the overlying Moenkopi is easily identifiable on geophysical well logs. The Coconino Sandstone is characterized by highly porous, water saturated, cross bedded quartzose sandstone and exhibits good intergranular porosity and pore fluid communication. The Coconino Sandstone is the principal source of groundwater in much of northern Arizona (Montgomery 2003), and is considered a significant brackish to fresh-water aquifer. This unit is observed along surface exposures in the Holbrook Basin area to exhibit prominent regional fracturing (Lorenz & Cooper, 2001) and often is accountable for numerous drilling issues and circulation losses.

3)
A “lower-medial” sequence of Pennsylvanian to Permian-aged Supai Group sediments comprised of a lowermost unit of clastic sands, silts, and muds which are separated from an uppermost “redbed” shale unit by a relatively thick package of cyclically-bedded evaporite-carbonate rocks. The evaporite beds are found at depths ranging from approximately 300 to 550 m (1000 to 1600 ft) in the Project Area. Potash mineralization is hosted within the uppermost salt beds of the evaporite unit; and

4)
A basal sequence comprised of Devonian and Lower Pennsylvanian carbonate rocks. These include the limestones and sandstones of the Pennsylvanian Naco Formation and local remnant occurrences of Devonian Martin Formation dolostones. These rocks lie unconformably onto Precambrian basement rocks to the northeast (Rauzi S. L.,2000).

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
A simplified SW-NE geological section (Figure 7-6) modified from Peirce et al. (1966) provides a generalized summary of the spatial and stratigraphic relationships between these four subdivided units within the Project Area.
As mentioned in Section 7.1, the Supai Group sediments within the Holbrook Basin can be subdivided into five high order depositional cycles (Carr, 1966) with potash mineralization restricted to only the uppermost “Cycle 5” beds. “Cycle 5”, in turn, can be subdivided into several smaller-scale depositional sequences. These sequences are readily identifiable in drill core (Figure 7-7) and show up especially well on gamma-ray and neutron logs. Figure 7-7 shows the relationship between the upper evaporite stratigraphy of the “Cycle 5” beds of the Holbrook Basin and the wire line log response. It highlights the specific correlation of gamma-ray and neutron log signatures to multiple brining-upwards sequences and local potash mineralization. Potash mineralization is recognized as an abrupt increase in radioactivity on the gamma ray log curve due to the concentration of naturally radioactive potassium (K40) bound within the crystal lattice of various potash ore minerals (e.g. sylvite and carnallite).
The detailed “Cycle 5” stratigraphy within the Project Area is summarized in descending stratigraphic order as follows:

Upper Supai Redbed Shale:	Readily identified in drill cuttings by its distinct reddish-brown color and high shale content, the upper contact of the Supai Redbed Shale intercalates with the overlying Coconino Sandstone. Silty mudstone characterizes the upper portion of this Supai unit and grades downwards into mud-dominated laminated redbed lithologies where it contains multiple gypsum-anhydrite stringers and seams. Two relatively thick regionally correlatable “Marker Anhydrites” (“A” and “B”) occur near its base. In the Project Area the Upper Supai Redbed Shale is between 27.0 to 37.0 m (90.0 to 120.0 ft) in vertical thickness from top to the base of the Marker “B” anhydrite.

Marker “A” Anhydrite:	The Marker “A” Anhydrite is the uppermost correlatable evaporite marker bed in the Project Area and occurs approximately 15.0 m (50.0 ft) below the top of the Supai Group. It is observed to pinch and swell across the Project Area, ranging in thickness from less than 1.5 m to more than 3.0 m (5.0 to ≥10.0 ft). Anhydrite beds are observed to occur above the Marker “A” Anhydrite, but their distribution is typically local and their use as a stratigraphic marker is limited.

Marker “B” Anhydrite:	The Marker “B” Anhydrite is present in all potash test wells drilled in the Project Area to date. It is separated from the overlying Marker “A” Anhydrite by a sequence of redbed mudstones of variable thickness, ranging anywhere from 3.0 to 9.0 m (10.0 to 30.0 ft). The Marker “B” is actually a dual-bedded unit comprised of a thin (~ 0.6 m or 2 ft) upper anhydrite and a thick (~ 3.0 to 6.0 m) (10.0 to 20 ft) to lower anhydrite which are separated by a thin (~ 0.6 m or 2 ft) mud layer. This leads to a distinctive “double boxcar” gamma ray-neutron log response that serves as a good stratigraphic marker. The base of the Marker “B” Anhydrite directly overlies top of the uppermost Holbrook Salt beds.

“5-A” Salt:	The “5-A” Salt is the uppermost preserved halite package in the Project Area and is comprised of multiple stacked brining-upwards (shallowing) sequences of halite and redbed mudstone. Each sequence is characterized by a clean, fine-grained basal halite (± anhydrite stringers) that grades upwards into a coarser, mudstone-rich salt that is capped by a thin redbed mudstone. The start of the subsequent overlying sequence is then marked by an abrupt transition to clean fine-grained halite, sometimes with a thin argillaceous gypsum band marking its base. Four sequences of similar composition comprise the “5-A” Salt within the Project Area. For simplicity, the uppermost sequence is deemed “5-A Salt 1” and the lowermost “5-A Salt 4”. Each sequence is 1.5 to 6.0 m (5.0 to 20.0 ft) thick, resulting in an average “5-A” Salt package thickness of 14.0 to 18.0 m (45.0 to 60.0 ft). Where post-depositional salt dissolution has occurred, the amount of material separating the Marker “B” and Marker “D” Anhydrites is reduced, in some cases to less than 4.5 m (15 ft).

A relatively thin (~ 0.6 to 1.0 m) but correlative gypsum/anhydrite bed, deemed the Marker “C” Anhydrite, occurs within the third “5-A” Salt sequence. This marker is generally thin and difficult to identify on well logs, therefore Marker “C” Anhydrite is not considered a significant stratigraphic horizon.

Marker “D” Anhydrite:	Anhydrite “D”, historically referred to as the “Puerco Anhydrite”, is present in all potash test wells located within the Project Area and marks the base of the “5-A” Salt Phase. It has historically been used as a stratigraphic datum as it is readily identified in drill core because of its thickness (~4.5 m or 15 ft) and characteristic mottled appearance. Its textural attributes are due to a network of coarse halite crystals entrained within its basal sulphate beds.

The Marker “D” Anhydrite directly overlies the top of the “5-B” Salt Phase.

“5-B” Salt:	The “5-B” Salt Phase is represented by six stacked brining-upwards sequences of halite and mud below the Marker “D” Anhydrite that have gamma-ray-neutron log signatures similar to the overlying “5-A” Salt Phase on account of their similar lithologies. Sequences range in thickness from 3.0 to 9.0 m (10.0 to 30.0 ft) each, yielding a total average package thickness of approximately 30.0 m (100 ft). The uppermost “5-B” Salt sequence is deemed “5-B Salt 1” and the lowermost sequence the “5-B Salt 6.” Within the Project Area, the “5-B Salt 6” sequence contains two to three thin argillaceous anhydrite beds, the lowermost of which denotes the base of the “5-B” Salt Phase.

The “5-B” Salt is the primary targeted exploration horizon in the Holbrook Salt Basin. All of the potash mineralization within the Basin to date has been found within these beds.

“5-C” Salt:	The “5-C” Salt is the basal salt unit of “Cycle 5.” Similar to the “5-A” and “5-B” Salt Phases, the “5-C” Salt Phase is comprised of seven or eight stacked brining-upwards sequences of salt and mud that can be differentiated from the overlying “5-B” Salt Phase by their reduced neutron log response (i.e. increased mud content). Only the upper two sequences of the “5-C” Salt Phase (“5-C Salt 1” and “5-C Salt 2”) were penetrated in a few of the 2011 potash test wells and where cored they were not observed to contain potash mineralization. The entire “5-C” Salt Phase is estimated at 40.0 to 43.0 m (130.0 to 140.0 ft) thick.

The base of the “5-C” Salt terminates with a basal carbonate bed marking the base of “Cycle 5.”

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

American West Potash Holbrook Basin Stratigraphic Column
Approximate Geologic Time
Sub Div.
Geological
Group / Formation
Member
Cenozoic
Cretaceous
Jurassic
Triassic
Upper
Middle
Lower
Permian
Pennsylvanian
Mississippian
Devonian
Silurian
Ordivician
Cambrian
Precambrian
Bidahochi Formation
Chinle Formation
Shinarump Mbr.
Moenkopi Formation
Coconino Formation
Supai Group
Esplanade or Corduroy Mbr.
Wescogame or Fort Apache Mbr.
Manakacha or Big A Butte Mbr.
Watahomigi or Amos Wash Mbr.
Naco or Surprise Canyon Formation
Redwall Formation
Martin or Temple Butte Formation
Tonto Group (Tapeats Formation)
Drawn By: Tanner Soroka
Date: April 18, 2011
LEGEND
DOMINANT LITHOLOGY
Sandstone: ± Minor Silt and Mud
Conglomerate
Interbedded Mudstone & Sandstone
Mudstone / Shale
Limestone
Pre-Cambrian Gneisses / Granites
Group / Fm.
Member
Depo-Cycle
Lithology
Sub-Lithology
Supai Group
Corduroy Mbr.
Fort Apache Mbr.
Big A Butte Mbr.
Amos Wash Mbr.
Depo-Cycle 5
Depo-Cycle 4
Depo-Cycle 4
Depo-Cycle 2
Depo-Cycle 1
"A" Anhydrite
"B" Anhydrite
"S-A" Salt Beds 1 - 3
"C" Anhydrite
"S-A" Salt Bed 4
"D" Anhydrite
"S-B" Salt Phase
"S-C" Salt Phase
Basal Carbonate 1
Anhydrite + Salt
Basal Carbonate 2
Anhydrite + Salt
Basal Carbonate 3
Anhydrite + Salt
Basal Carbonate 4
Anhydrite + Salt
Basal Carbonate 5
S-A Salt Sequences 1 - 3
S-A Salt Sequence 4
S-B Salt Sequence 1
S-B Salt Sequence 2 (Potash-bearing)
S-B Salt Sequence 3
S-B Salt Sequence 4
S-B Salt Sequence 5
S-B Salt Sequence 6
S-C Salt Sequences 1 - 7
North Rim
HOLBROOK BASIN
STRATIGRAPHIC
CORRELATION CHART
American West Potash
Drawn by: Eli Parasczynec
Checked by: Tanner Soroka
Approved by: NA
Revision: NA
File No.: 11029.DWG
Date: Sept. 12, 2011
Scale: NA
Geo. Ref.: NA

Figure 7-5: Simplified stratigraphic column of the Holbrook Basin.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

Mogollon Rim
100 Miles
Defiance Plateau
HOLBROOK BASIN
AWP PROJECT AREA
Tertiary
Cretaceous Sandstones
Tertiary
Kaibab Fm.
Triassic
Chinle Fm.
Moenkopi Fm.
Permian
Coconino Sandstone
Supai Fm.
"Upper"
Potash
Fort Apache Member
"Lower"
Evaporites
Pennsylvanian
Noco Fm.
Mississippian
Redwall Limestone
Devonian
Martin Fm.
Cambrian ?
Sandstones
Precambrian
North Rim
HOLBROOK BASIN
SW - NE
GEOLOGIC SECTION
American West Potash
Drawn by:
Checked by:
Approved by: NA
Revision: NA
File No.:
Date:
Scale: NA
Geo. Ref.: NA

(Modified from Peirce,1966)

Figure 7-6: Simplified cross section through the Holbrook Basin.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

KG-06
Top
Depth
Bottom
1422.36'
(433.53m)
1472.62'
(448.85m)
Core 2 Box 6
Core 3 Box 1
Core 3 Box 2
Core 3 Box 3
Core 3 Box 4
Core 3 Box 5
Core 3 Box 6
Core 4 Box 1
0 Gamma Ray (GR) 200
0 Caliper 10
1.0 Comp Den 3.0
0 Neutron 2000
1410' (430m)
1420' (433m)
1430' (436m)
1440' (439m)
1450' (442m)
1460' (445m)
1470' (448m)
1480' (451m)
Marker "D" Anhydrite
"5-B" Sequence 1
"5-B" Sequence 2
"Medial" Potash Bed
Insoluble Marker Band
"5-B" Sequence 2
"5-B" Sequence 3
North Rim
HOLBROOK BASIN
KG-06
TYPE SECTION
American West Potash
Drawn by:
File No.: 11031.DWG
Checked by: Tanner Soroka
Date: Sept 14, 2011
Approved by: NA
Scale: NA
Revision: NA
Geo. Ref.: NA

Figure 7-7: Type section of KG-06 correlating geophysical log signatures with core photography in
“Cycle 5” beds
(Note: “5-B” Sequence 3 continues below 1480’, but appears truncated as it is simply correlated to the photographs).

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Although historically potash minerals have been identified within each of the six “5-B” sequences (Carr, 1966), only the “5-B Salt 2” sequence exhibits laterally continuous potash beds with thicknesses and grades of economic potential. The “5-B Salt 2” sequence is actually a dual-bedded unit that is separated into upper and lower halite beds by a regionally correlatable 0.5 to 1.0 m (2.0 to 3.0 feet) thick insoluble-bearing salt marker band (Figure 7-7) that occurs 6.0 to 7.0 m (20.0 to 22.0 feet) below the top of the “5-B Salt 2” sequence. The “5-B Salt 2” sequence is essentially comprised of two brining-upwards sub-sequences:
1)	A lower incomplete sub-sequence grading upwards from ‘clean’ pink halite into brown clay-rich halite; and

2)	An upper complete sub-sequence grading upwards from a ‘clean’ pink to beige gypsum-bearing halite into brown clay-rich halite capped by a thick reddish-brown mudstone bed.
Regardless of whether or not the unit is barren or mineralized, the “5-B Salt 2” sequence exhibits a relatively uniform average bed thickness of 8.0 m (26.0 ft) and retains both upper and lower sub-sequences.
Potash mineralization may occur in up to three horizons within the “5-B Salt 2” sequence. For the purposes of correlation and the determination of lateral continuity, North Rim has determined the stratigraphic limits and assigned names to each of the potash-bearing horizons. They are, in descending stratigraphic order (as defined by the Resource cut-offs discussed in Section 14.0) the “Upper”, “Medial” and “Lower” Potash Beds as shown in Figure 7-8. A summary of each is provided as follows:

“Upper” Potash Bed:
The uppermost potash-bearing horizon, was encountered in most of the mineralized 2011 potash test wells, with the exception of KG-08, KG-12, KG-13 and KG-14. Where present, it occurs within the thick (~ 4.5 m or 15 ft) halitic, redbed mudstone cap that marks the top of the “5-B Salt 2” sequence. Its potash is characterized by weakly carnallitic sylvinite mineralization with a high insoluble grade averaging approximately 12.0 to 18.0% . K2O values for this horizon vary widely from 2.68 to 31.95% K2O (4.24 to 50.57% KCl) with the highest concentration of potash typically occurring within the lowermost beds of the mudstone cap. This mineralized horizon is generally very thin, averaging ~ 0.5 to 1.0 m (1.64 3.28 ft) across the Project Area.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

“Medial” Potash Bed:
The medial and lowermost potash-bearing horizons constitute the “Lower Potash Resource” which exhibits the most laterally continuous mineralization identified on the Project Area to date. It tends to be closely associated with the insoluble-bearing salt band that subdivides the “5-B Salt 2” sequence. The mineralization occurs immediately above or below this marker, and in some cases is observed to straddle it; however, mineralization may also extend well away from this marker such that it is essentially contiguous with the “Upper” Potash Bed, as found in KG-04. Average mineralized bed thickness is approximately 2.0 m (6.5 ft) and is typically dominated by sylvite with a low average insoluble grade of ≤1.0 to 3.0% . It is locally found to be weakly carnallitic. K2O values for the “Medial” Potash Bed average 10.0% (15.83% KCl), making it the primary target for future exploration.

“Lower” Potash Bed:
The lowermost potash-bearing horizon is intermittent in occurrence across the Project Area and where present is found as a relatively thin bed within the basal salt of the “5-B Salt 2” sequence. It occurs immediately above the redbed mudstone cap that marks the top of the “5-B Salt 3” sequence, although in places it is observed to persist into the uppermost foot or so of this mudstone bed. The “Lower” mineralized horizon may be separated from the “Medial” horizon by an interval of barren halite (as in KG-01 for example) but most often is found to be relatively contiguous with and only differentiated from the “Medial” Potash Bed by a thin bed of lower-grade mineralization.

For the purposes of calculating the potash Mineral Resource (as defined by the Resource cut-offs discussed in Section 14.0), the three horizons have been grouped into two separate units deemed the “Upper” and “Lower Potash Resources” as shown in Table 7-1. The “Upper” potash horizon comprises the “KR-1” Resource. The “Lower” and “Medial” horizons have been combined to form the “KR-2” Potash Resource, as the “Lower” potash horizon is often thin and only intermittent in occurrence across the Project Area.
Table 7-1: Summary of Potash Mineralization

Potash Mineralized Horizon	Potash Resource
“Upper Potash Bed”	“KR-1”
“Medial Potash Bed”	“KR-2”
“Lower Potash Bed”	“KR-2”

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

KG-04

0 Gamma Ray (GR) 200
0 Caliper 10
1.0 Comp Den 3.0
0 Neutron 2000
1340' (408m)
1360' (415m)
1380' (421m)
1400' (427m)
Upper Potash Bed
Medial Potash Bed
Lower Potash Bed
Insoluble Marker Band
KR -1 RESOURCE
KR -2 RESOURCE
K2O (%)
0 5 10 15 20 25
CARN (%)
0 5 10 15
INSOLS (%)
0 10 20 30 40

North Rim

HOLBROOK BASIN

STRATIGRAPHY OF WELL KG-04

American West Potash

Drawn by: Eli Paraszczynec	**File No.:** 11041.DWG
Checked by: Tanner Soroka	**Date:** September 6 , 2011
Approved by: NA	**Scale:** NA
Revision: NA	**Geo. Ref.:** NA

Figure 7-8: Type section of drill hole KG-04 including the potash and resource intervals.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
7.3 STRUCTURAL GEOLOGY AND GEOLOGICAL CROSS SECTIONS
Several geological cross-sections were generated to provide a solid geological framework of AWP’s land base. A representative southwest-northeast (A — A’) geological section across the Project Area is shown in Appendix B and incorporates each of the 2011 potash test wells. This section correlates each of the “5-B” Salt sequences and the interpreted distribution of known potash mineralization across the Project Area. As shown, the thicknesses of the “5-B” Salt sequences remain relatively consistent within both mineralized and non-mineralized wells alike. The reduction or absence of potash mineralization suggests an area of non-deposition of penecontemporaneous potash mineralization rather than post-depositional erosion of pre-existing mineralized strata. An alternative mechanism of potash removal, pertaining in particular to the complete absence of potash in KG-10, may be argued where sylvite is replaced by halite during post-depositional “leaching.” These types of post-depositional anomalies which affect potash basins are described further in Section 7.4. Further studies and additional coring will be required to assess the validity of these arguments in the Project Area.
Potash mineralization within the Project Area may be favorably distributed in small potash sub-basins within the larger Holbrook Salt Pan. These sub-basins often exhibit minor topographic relief, allowing for a natural host for potash and salt accumulation during periods of sea water influx. Variable influxes of potassium rich brines could have also occurred during periods when the salt basin was a closed system. Seawater could have percolated through the lower Naco and Martin carbonate Formations, reacting with the rocks until it entered the basin as groundwater (Williams-Stroud, 1994).
7.4 DISTURBANCES AFFECTING GEOLOGY OF THE POTASH-BEARING MEMBERS
A disturbance that affects the normal characteristics of a potash-bearing salt horizon is considered to be an “anomaly” and thereby represents an area which is generally not suitable for mining. Salt anomalies can substantially reduce the thickness and grade of the potash mineralized zone resulting in ore of undesirable composition being fed into the mill. Salt anomalies also can indicate proximity to collapse structures (Warren, 2006) which, if water-bearing, may be disastrous to a potash mine.
The identification and delineation of deleterious anomalies must be taken into consideration during the exploration, mine planning and development phases of any potash project. Geological anomalies are known to affect potash beds of similar age in New Mexico’s potash mines (Warren, 2006). To date evidence from the 2011 2D seismic and exploration drilling programs suggest the absence of any significantly extensive evaporite removal features within the immediate Project Area; however, this is not to say that geological anomalies outside of the resolution of the available datasets may not exist. The results of the 2D seismic survey are discussed in Boyd’s 2011 Holbrook 2D Seismic Interpretation Report found in Appendix A. Refer to Figure 7-9.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
A “Leach anomaly” describes a post-depositional situation where the sylvinite bed has been replaced by a halite mass through introduction of diagenetic sodium-saturated brine. Such anomalies are colloquially referred to as “salt horses”, a corruption of the term “salt horst” by miners. Leach anomalies up to 100 meters in width and 200 m (656 ft) in length are well documented in New Mexico’s potash mines (Warren, 2006). The anomalies are believed to be associated with an underlying permeable carbonate unit which provides a source for deep circulating meteoric fluids to migrate up into the overlying potash-bearing strata (Warren, 2006). The potash beds within leach anomalies are often thinner than their unaltered equivalents (Warren 2006), although stratigraphic boundaries are commonly preserved (Halabura & Hardy, 2007). Several indicators of proximity to this type of anomaly exist at the mining scale as described by Warren (2006) and include: a transition in clay color to mottled brown, patches of sylvite-poor potash crosscutting the stratigraphy, and significant drops in marker seam topography. Unusually high grade zones encountered while mining may also serve as an indicator of proximity to a leach anomaly. These zones occur where replacement of sylvite to halite takes place at the locus of fluid entry and is subsequently mobilized to and precipitated at the anomaly perimeter. This, in essence, forms a high grade ore halo or shell surrounding the barren halite pod (Warren, 2006). Miners commonly refer to these enriched zones as “sweet spots.” The absence of potash in KG-10 may be the result of a leach anomaly.
Active dissolution of salt and subsequent karsting and collapsing is documented along the southwestern up-dip edge of the Holbrook Basin. Here a linear active dissolution front (Figure 5-2) responsible for the so called “Holbrook Anticline” has thinned the subsurface halite deposits and resulted in collapse of the overlying stratigraphic pile (Lorenz & Cooper, 2001). The salt removal is expressed by more than 300 sinkholes, fissures and topographic depressions with up to 100.0 m in relief (Neal, 1995). The responsible dissolution mechanism is likely gravity driven meteoric waters originating near the Mogollan Rim percolating along the dip through the subsurface to interact with the Supai Group evaporites. This area of dissolution is safely located approximately 50 to 60 km (31 to 37 miles) to the northeast of the potash-bearing portion of the basin.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

Top of Potash Interval
Halite
Mining
Horizon
(Sylvinite)
Potash and Halite
Removed, Overlying
Beds Collapse
into Dissolution Void
Halite

a) Salt Dissolution and Collapse Anomaly

Top of Potash Interval
Halite
Barren
Halite
Mining
Horizon
(Sylvinite)
Halite

b) Leach ("Salt Horst") Anomaly

Insolubles
and Halite
Top of Potash Interval
Halite
Mining
Horizon
(Sylvinite)
Halite

c) "Washout" Anomaly

(modifed from: Halabura & Hardy, 2007)

North Rim

HOLBROOK BASIN

ANOMALIES AFFECTING POTASH-BEARING MEMBERS

Prospect Global Resources

Drawn by: Wally Harildstad	**File No.:** HOLB11028.mxd
Checked by: Kelsey Mayes	**Date:** September 6, 2011
Approved by: NA	**Scale:** NA
Revision: NA	**Geo. Ref.:** NA

Figure 7-9: Anomalies affecting Potash- bearing horizons.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Anomalies pose potential hazards for conventional underground potash mines and have varying impacts on mining operations. An important aspect of estimating the potash potential of an area is to identify portions of the ground that may contain disturbances which affect the potash-bearing strata. Generally, a combination of surface reflection seismic studies, both 2D and 3D, and careful examination of surface drill holes, underground (“in-seam”) geophysics, and geological observations of mining rooms is sufficient to identify potentially anomalous ground. If a drill hole penetrates a disturbance, it may offer a vertical profile of an anomaly, but will not provide any information as to its lateral extent. Reflection seismic surveys offer the possibility of mapping the lateral extent of such anomalies. Seismic may not necessarily define the lateral extent of more subtle anomalies such as washout or leach anomalies.
Within the Project Area, interpretation of the 2D seismic data did not highlight any significantly extensive anomalous features on AWP’s land holdings which may hinder future development efforts. The interpretations are only based on the datasets available at the time of writing this report and further investigations should be pursued.
Seismic interpretations are provided by RPS Boyd Petroseach of Calgary, Alberta and are presented in Appendix A.
7.5 CARLSBAD POTASH MINE, NEW MEXICO: AN ANALOG
Intrepid Potash’s Carlsbad Mine produces potassium chloride, langbeinite and sodium chloride at depths between 245 to 450 m (800 to 1500 ft) below ground surface (Mine Site Locations: Intrepid Potash Website, 2010). Intrepid Potash utilizes continuous mining methods mining grades as low as 8.0% K2O (12.66% KCl) (personal communication Tetra Tech, 2011). The continuous mining machines have been modified to target a minimum mineralized interval of 40 inches, but cut a minimum of 52 inches of potash due to head room requirements (Cox, 1965). Carlsbad has developed mining patterns that allow them to extract up to 80.0% of the ore (Hustrulid & Bullock, 2001).

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
8.0 DEPOSIT TYPE
The word “potash” is a contraction of the term “muriate of potash” which is widely applied to naturally occurring potassium-bearing salts and their manufactured products and is often expressed by the chemical formula “KCl” (“potassium chloride”). While several salt species are classified as potash minerals, sylvite (“KCl”) is the natural form of the principal ore mineral. Typical potash ore dominated by sylvite is therefore called “sylvinite.” One tonne of chemically pure “KCl” contains an equivalent of 0.63 tonnes of “K2O” (potassium oxide), which permits comparison of the nutrient levels in various forms of potash. Specifying “K2O” is a common way to indicate the amount of potassium in ore, or fertilizer. Potash has historically been used in the manufacturing of many industrial and commercial materials including soaps, glass, and textiles. The most common use for potash, however, is as a primary ingredient in the production of crop fertilizers.
Potash deposits are a type of industrial mineral deposit that occurs primarily within sequences of salt-bearing evaporite sediments. Evaporite bodies are usually laterally extensive, layered and tabular in shape, although they can be structurally deformed and folded to varying degrees syn/post burial. As they share a common formative genesis, potash mineral accumulations are hosted within the bedded halite layers of these evaporitic sequences, and are typically confined to relatively narrow stratiform intervals within the depositional sequence. Most of the world’s salt and potash resources are extracted from these types of deposits with the majority of Canadian deposits employing conventional mining methods (Warren, 2006). In situations where the deposit cannot be conventionally mined due to depth, solution mining may be employed. Solution mining is done by injecting sodium brine into the deposit to favorably dissolve only the potash minerals. The potash is recovered and crystallized into potassium salts from the potash-bearing liquor at surface. Potassium salts may also be directly crystallized through brine pumping and solar evaporation as is done by various companies along the southern end of the Dead Sea (Warren, 2006). The immense size of many worldwide potash deposits means that a potash processing facility may exploit a single deposit for decades.
The extreme solubility of potash salts results in their formation in only highly restricted settings, precipitating towards the end of the carbonate-evaporite depositional series (Warren, 2006). Potash salts are precipitated from saturated potassic brines as chemical sediments deposited at, or very near the depositional surface as the basin approaches desiccation. Their geologic provenance therefore dictates that, excluding deformation, erosion, and other post-depositional destructive processes, nearly all potash deposits will exhibit some degree of lateral continuity. Potash grade, however, may vary greatly between deposits. As described by Warren (2006), two controls (or combination of) determining potash grade are currently proposed:

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
1)
Sylvite and carnallite are precipitated from solution at or within a few meters of the depositional surface by the actions of brine reflux and brine cooling. Potash grade and mineralogical character are directly related to and controlled by original brine chemistry as well as the geological mechanisms affecting the deposit at the time of deposition; or

2)
As the absence of primary sylvite in modern day analogues suggests, potash grade is controlled by the post-depositional alteration and replacement of primary carnallite-bearing sediments to sylvite. The character of the deposit continually evolves while it is in contact with diagenetic fluids.

The author proposes that potash deposits can be of either “simple” or “complex” mineralogical character. For the purposes of this report, a “simple” potash is considered to be any deposit characterized by “sylvinite” dominated ore with variable concentrations of impurities including halite, carnallite (KMgCl3•6H2O), and insolubles. The potash deposits underlying the plains of Saskatchewan, Canada can also be considered a mineralogically “simple” potash deposit. Deposits with ores bearing mixtures of various bittern potash salts and other exotic contaminant species are considered to be of a “complex” nature. The potash deposits mined at Carlsbad, New Mexico contain sylvite dominated ores with minor langbeinite (2MgSO4•K2SO4), polyhalite (2CaSO4•MgSO4•K2SO4•2H2O) and variable proportions of insoluble contaminants, and can therefore be considered an example of a “complex” deposit. Table 8-1 from Warren (2006) provides a summary of the various potash minerals and ores.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Table 8-1: Summary of potassium salts.

Mineral	Composition	K2O %	Comments
Chlorides
Sylvite	KCI	63.2	Principal ore mineral
Carnallite	MgCl2.KCl.6H2O	16.9	Ore mineral and contaminant
Kainite	4MgSO4.4KCl.11H2O	19.3	Important ore mineral

Sulphates
Polyhalite	2CaSO4.MgSO4.K2SO4.2H2O	15.6	Ore contaminant
Langbeinite	2MgSO4.K2SO4	22.7	Important ore mineral
Leonite	MgSO4.K2SO4.4H2O	25.7	Ore contaminant
Schoenite (picromerite)	MgSO4.K2SO4.6H2O	23.4	Accessory
Glaserite (aphthitalite)	K2SO4.(Na,K)SO4	42.5	Accessory
Syngenite	CaSO4. K2SO4. H2O	28.7	Accessory

Associated minerals
Halite	NaCl	0	Principal ore contaminant
Anhydrite	CaSO4	0	Common ore contaminant
Bischofite	2MgCI2.12H2O	0	Accessory contaminant
Bloedite (astrakanite)	Na2SO4.MgSO4.2H2O	0	Accessory
Loewite	2MgSO4.2Na2SO4.5H2O	0	Accessory
Vanthoffite	MgSO4.3Na2SO4	0	Accessory
Kieserite	MgSO4.H2O	0	Common ore contaminant
Hexahydrite	MgSO4.6H2O	0	Accessory
Epsomite	MgSO4.7H2O	0	Accessory

Ores
Sylvinite	KCI+NaCI	10-35	Canada, USA, Russia, Brazil, Congo, Thailand
Hartsalz	KCl + NaCl + CaSO4 + (MgSO4.H2O)	10-20	Germany
Carnallitite	MgCl2.KCl.6H2O + NaCl	10-16	Germany, Spain, Thailand
Langbeinitite	2MgSO4.K2SO4 + NaCI	7-12	USA, Russia
Mischsalz	Hartsalz + Carnallite	8-20	Germany
Kainitite	4MgSO4.4KCI.11H2O+NaCI	13-18	Italy
The potash deposits underlying AWP’s Holbrook Basin Project, particularly the mineralized “Medial” bed, appear to express a fair degree of lateral continuity across the Project Area. The lateral persistence of this bed, in combination with relatively shallow burial depths, supports the possibility of extraction by means of conventional underground mining operations similar to Intrepid Potash Inc.’s potash operation near Carlsbad, New Mexico. The recently acquired exploration data also indicates that the Holbrook Basin potash is characterized by a relatively “simple” deposit mineralogy dominated by sylvinitic ore. The

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
typical potash interval from the Project Area can be described as a mixture of coarsely crystalline, interlocking, subhedral to euhedral sylvite and halite, with minor interstitial disseminations and stringers of clay and gypsum. Sylvite is typically rimmed by red hematitic clays and in some instances carnallite. Carnallite, however, is not ubiquitous in occurrence and does not appear to be stratigraphically controlled or patterned in distribution.
It should be noted that the presence of magnesium (“Mg”) is typically unfavorable in current technology flotation potash plants as concentrations over 0.25% Mg may decrease the efficiency of the plant as additional processing may be required. In Saskatchewan current processing plants technology can handle up to 0.51% Mg, or 5.84% carnallite (2.0% MgCl2), in the mill feed. The presence of carnallite is unfavorable in conventional underground mine workings as it may present stability issues due to the mineral’s affinity for moisture and natural deliquescent nature and lower compressive strength. Conventional underground mines will avoid areas that have higher than 8.0 to 10.0% carnallite (3.43% MgCl2) due to mining instability issues.
Chemical assay records report the Mg concentration as weight percent (“wt. %”) magnesium oxide (“MgO”). “Carnallite” is a calculated equivalent value based on the present MgO content rather than a direct laboratory chemical analysis. As the amount of soluble Mg present in a “simple” potash sample is directly attributed to its original mineralogical character (i.e. carnallite concentration) the equivalent carnallite content can be calculated by multiplying the MgO values by a stoichiometric factor of 6.8943; likewise, the equivalent magnesium chloride (“MgCl2”) content can be described as 2.3623 times the MgO content. Throughout this report the magnesium content is reported both as equivalent carnallite (KMgCl3•6H2O) and equivalent magnesium chloride (MgCl2). Table 8-2 below outlines the stoichiometric, chemical equivalencies and calculations used in the resource calculations.
Table 8-2: Stoichiometric and chemical equivalencies and calculations.

Mineral	KCl MgCl2 x 6H2O	Mg	MgCl2	MgO
Formula Weight	277.8688	24.3050	95.2110	40.3040
2x Formula Weight	555.7376
KCl MgCl 2 x 6H 2 O		0.0875	0.3426	0.1450
Mg	11.4326		3.9173	1.6583
MgCl 2	2.9185	0.2553		0.4233
MgO	6.8943	0.6030	2.3623
MgO x 6.8943 à KClMgCl 2 •6H 2 O
MgO x 2.3623 à MgCl 2
MgCl 2 x 2.9185 à KClMgCl 2 •6H 2 O

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
9.0 EXPLORATION
AWP has not conducted any previous potash exploration on the property prior to the 2011 program. The seismic program and subsequent 2011 drilling program are part of AWP’s exploration strategy to identify sufficient accumulations of potash to support a potential mining operation. The exploration activities were initiated in 2010 following the assessment of the available historical data and subsequent internal report generated by North Rim for AWP (Stirrett T. A., 2010). The intent of the internal report was to provide AWP with an evaluation of the historical data as well as to provide guidance in developing a 2D seismic program and subsequent exploration drilling program. Figure 9.1 summarizes the Exploration Program for 2011, including the drilling program which will be discussed in further detail in Section 10.1.
9.1 SEISMIC PROGRAM
A 2D seismic program data acquisition was conducted in 2011 by Zonge International of Tucson, Arizona from February 22 to April 2, 2011. The survey was planned to ensure coverage over the core portion of the Project Area and Figure 9-1 shows the location of the seismic lines. The program was designed as a tool for regional evaluation of geological structures including faults and possible salt dissolution features to determine the potential for laterally continuous potash. The program was also designed to aid in the placement of the drill holes to optimize the area to be utilized in the Resource calculation. The seismic data was tied to the sonic logs from the following historical wells; 1-4 and 1-68 and all new wells drilled in 2011 were positioned as close to, or on, the seismic lines.
RPS Boyd PetroSearch of Calgary, Alberta, Canada, was contracted by AWP to interpret the results of the 2011 2D seismic survey. North Rim, in conjunction with Boyd, reviewed the seismic interpretation to ensure that the drill holes were placed in locations to avoid potentially anomalous ground.
Table 9-1: Summary of 2011 Exploration Program.

Completion
Exploration Program	Start Date	Date	Area / Holes	Drilled
Phase 1 — 2D Seismic Survey	February 2011	April, 2011	50.8 miles (81.7 km)	N/A
Phase 1 — 2D Interpretation	May 2011	September 2011	N/A	N/A
Drilling Program	June 2011	September 2011	12 holes	18,700 ft (5,700 m)
Phase 2 — 2D Seismic Survey	June 2011	September 2011	23.8 m (38.3 km)	N/A

*N/A	= Not Applicable

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

Legend
2011 Well
Historic Drilling
Potash Zero Edge
Proposed Park Expansion Area
2D Seismic Line - Phase 1
2D Seismic Line - Phase 2
Township Outline
Current Park Boundary
AWP Leases
Edge of Permian Salt
Petrified Forest
Edge of Potash
KG-1
KG-2
KG-3
KG-4
KG-5
KG-6
KG-8
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KG-12
KG-13
KG-14
SL 1
SL 2
SL 3
SL 4
SL 5
SL 6
SL 7
SL 8
SL 9
SL 10
SL 11
SL 12
SL 13
1-17
1-18
1-22
1-23
1-25
1-27
1-28
1-32
1-35
1-36
1-40
1-41
1-42
1-43
1-44
1-45
1-46
1-47
1-48
1-50
1-51
1-52
1-53
1-54
1-56
1-58
1-64
1-65
1-66
1-67
1-68
1-69
1-70
1-79
623
624
630
631
632
633
634
641
642
645
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652
665
673
675
679
680
681
682
696
N
0 5 10 km
0 2 4 6 Miles
F:\1_North_America\United_States\Arizona\Holbrook_Basin_Compilation\2011\HOLB11042.mxd
North Rim
HOLBROOK BASIN
2D SEISMIC LINE LOCATION MAP
American West Potash
Drawn by: Wally Harildstad
Checked by: Tabetha Stirrett P.Geo.
Approved by: Tabetha Stirrett P.Geo.
Revision: NA
File No.: HOLB11042.mxd
Date: October 11, 2011
Scale: 1:180,000
Geo. Ref.: Arizona East FIPS 0201 NAD83 (feet)

Figure 9-1: Location of the 2011 Seismic Lines.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
The following discussion is taken from Boyd PetroSearch’s report entitled, “American West Potash Corp. 2011 Holbrook 2D Final Depth Interpretation”. Based on the integrated work completed to date, the following conclusions are derived:
•
The seismic data is accurately correlated to the geologic formations. The new drilling, with modern geophysical logs, has provided synthetic seismograms from which the zone of interest can be identified. The additional well ties allow seismic events to be followed laterally with confidence.

•
The seismic time structure of the Supai Formation correlates well to the elevations determined from boreholes. As a result, the elevation of the Supai can be confidently predicted from the seismic data in areas away from the wells. The elevation of the potash zones could be derived from the Supai, but will be limited by the consistency of the geology. This will allow further exploration programs to be developed more accurately in terms of well placement and depth to the potash bearing formations.

•
Information provided from the 2D seismic data set allows for the determination of the overall basin configuration. The isochrons of the Upper Supai show a thin edge conforming to previously published work (Rauzi S. L., 2008) for the basin (Figure 9-2). Additional seismic coverage in the area near the basin edge will allow for better definition of this boundary.

•
Lateral continuity of the geologic strata is confirmed over most of the project area. No areas of large scale salt dissolution and/or removal, nor any other features indicative of erosion or channelling which might remove the formations, have been identified in the data. Minor features are present, but are easily avoided by evaluating the seismic dataset prior to positioning new drill locations.

•
No faulting of the Upper Supai strata has been identified, apart from the small areas with limited extent over the small scale dissolution features discussed in the report. Deep faulting is evident, but does not impact the upper strata, except to provide post depositional uplift in some cases.

•
Based on current well information, directly correlating seismic isochron maps to potash isopachs does not provide a reliable quantitative relationship. However, the isochron maps are useful in a qualitative sense, to confirm lateral continuity of formations away from the well ties, but lack predictive accuracy of potash thickness.

•
Shown in Figure 9-2 is the seismic isochron (in milliseconds) for the Upper Supai Group strata; from the “Marker 1” horizon (interpreted as the manifestation of the basal “Cycle 5” carbonate marker) to the top of the Upper Supai Redbed Shale. An apparent relationship is observed to exist between the thickness of this isochron and the presence of potash mineralization, perhaps suggesting that the paleotopography of the basin floor is a major controlling factor on potash distribution. More investigation is necessary to explain this relationship better.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

Legend
2011 Well
Historic Drilling
Potash Zero Edge
Township Outline
Current Park Boundary
Proposed Park Expansion
Edge of Potash
KG-1
KG-2
KG-3
KG-4
KG-5
KG-6
KG-8
KG-9
KG-10
KG-12
KG-13
KG-14
1-17
1-22
1-25
1-27
1-28
1-35
1-36
1-40
1-41
1-42
1-43
1-44
1-45
1-46
1-47
1-50
1-51
1-53
1-54
1-56
1-64
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1-68
1-70
623
630
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650
652
673
675
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682
Tp: 018 Rg: 025
Tp: 019 Rg: 027
Tp: 020 Rg: 025
Tp: 015 Rg: 024
N
0 2 4 6 km
0 2 4 Miles
UNITED STATES
Nevada
Utah
Colorado
Arizona
California
New Mexico
MEXICO
Las Vegas
Kingman
Flagstaff
Phoenix
Tucson
Map Area
110°W
35°N
30°N
250 km
F:\1_North_America\United_States\Arizona\Holbrook_Basin_Compilation\2011\HOLB11032.mxd
North Rim
HOLBROOK BASIN
TOTAL
POTASH THICKNESS
& SUPAI TO MARKER 1
American West Potash
Drawn by: Wally Hanildstad
Checked by: Tabetha Stirrett P.Geo.
Approved by: Tabetha Stirrett P.Geo.
Revision: October 13, 2011
File No.: HOLB11032.mxd
Date: August 13, 2011
Scale: 1:150,000
Geo. Ref.: Arizona East FIPS 0201 NAD83 (feet)

Figure 9-2: Supai to Marker 1 Isochron Map

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
10.0 DRILLING
10.1 2011 DRILLING PROGRAM
Twelve stratigraphic test holes were drilled on the Project Area between May and September 2011. Stewart Brothers Drilling Company (completed ten wells) and Sunbelt Drilling (completed two wells) were contracted by AWP to provide the drilling services, while North Rim conducted the supervision of all twelve drill holes. A photograph of the drilling equipment is shown in Figure 10-1.
The drill holes were designed to further evaluate the potash mineral potential of the Supai Formation on the Project Area and were spaced with consideration to specific Mineral Resource buffers and proximity to historical wells. All holes completed during the 2011 drilling program were vertical and targeted the Supai Formation. Cores were collected through the potash-bearing zones for all holes with the exception of KG-08, due to discrepancies in the interpretation of the anhydrite markers in the Project Area.
The objective of the drilling program was to define, within the Project Area, a geological dataset suitable for the development of a robust Mineral Resource estimation. Drill hole locations were selected based on the following parameters:
•	The presence of laterally continuous potash-bearing strata (avoiding anomalous ground);

•	Positive results arising from RPS Boyd PetroSearch’s seismic interpretation and recommendations;

•	A strategic plan incorporating the future acquisition of lands to the north of the Project Area; and

•	The availability of historical drill hole data suitable for the documentation of an NI 43-101-compliant potash Mineral Resource.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

Figure 10-1: Sunbelt Drilling Rig (left) and Stewart Brothers Drilling’s Rig (right).
10.2 DRILLING PROCEDURES
Drilling proved to be more difficult than expected due to unfavourable geological conditions. Loss of circulation zones were prevalent throughout the Coconino Sandstone Formation; it is speculated that these problems arise from a highly fractured Coconino Formation in which large, vertical fractures have formed over geological events. These vertical fractures were difficult to heal and resulted in the required use of aerated mud. In addition to the loss of circulation, the top of the hole in the Moen Kopi had stability issues which could not be maintained with aerated drilling fluids. Therefore, 9.625” casing was required above the Coconino to maintain borehole integrity and enable the use of aerated drilling fluid.
To ensure the KCl brine, which was used to core the potash interval, was not contaminated with fresh water and to protect the fresh water aquifer, a temporary 7“intermediate casing string was installed prior to coring. The casing isolated the Coconino Formation and the fresh water from the potash bearing zone so no washing or dissolution occurred during coring.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
The following drilling procedures were followed for all drill holes completed in 2011:
•
Drilled with a 12.25” bit diameter and freshwater gel chemical drilling mud to an approximate depth of ~ 215.0 m (~ 700.0 ft), where a 9.625” Intermediate #1 casing string was set, to stabilize the top of the borehole so aerated drilling fluid could be used without running the risk of shallow borehole instability;

•	Cemented 9.625” Intermediate #1 casing;

•
Drilled a 8.75” diameter borehole with aerated freshwater drilling fluid from Intermediate #1 casing to core point, which was located approximately 6.0 to 18.0 m (20.0 to 60 ft) above the top of the potash bearing interval located in the Supai Formation;

•
3” diameter core barrels were made up and 6.0 and 12.0 m (20.0 and 40.0 ft) cores were drilled and recovered; the length of core was dependent on the capability of the drill rig being used. Cores were taken beginning from the various anhydrite marker beds which varied across the Project Area (typically Anhydrite B or D markers) and continued down through the potash horizon until no visible sylvite was present at the base of the cored interval. During the coring operation, brine fluid was used to inhibit dissolution of the potash zone. Chloride levels between at least 200,000-300,000 ppm NaCl and KCl combined were required for coring to commence;

•
Southwest Exploration Services (Southwest) was contracted by AWP to a run a suite of geophysical wireline tools (Table 10-1) in each drill hole. The open hole (before the casing string was set) section was logged using the wireline program recommended by North Rim. Southwest also logged the cored interval before abandonment commenced. Cement plugs were set after the logging was complete, as per the abandonment regulations.

10.3 CORE RETRIEVAL
Coring was completed by Stewart Brothers Drilling and Sunbelt Drilling with all core retrievals, except the lowest section of KG-01, was supervised and performed by North Rim personnel. A routine set of procedures were strictly followed by onsite personnel to ensure the integrity of the Supai Formation and potash interval, as well as to prevent the loss of materials. In addition to the drill rig personnel, at least one North Rim employee supervised every core recovery, except KG-01, for the 2011 drill holes (Figure 10-2).

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
The following is the core handling protocol and procedures as developed by North Rim:
1)	A safety meeting was held prior to the recovery of each core. During the meeting, all safety issues were discussed along with proper core handling procedures.

2)
The core supervisor was present at the drill site while the core was being recovered from the barrel. The North Rim Core Supervisor oversaw the core retrieval on the floor and ensured that the rig crew understood the importance of the process and what each person’s responsibility was.

3)
A core brake was bolted to the core barrel, which allowed precise control of the core as it was let out of the barrel. The drill rig tool push was in charge of the core brake at all times. The tool push would let the core out of the barrel in pieces (~0.5 m (1.64 ft) sections) and the derrick hand would break the piece gently in order to fit it in the core boxes. Due to the natural breaks common in the cored intervals, often the core would not require breaking. The core pieces were passed to the North Rim Core Supervisor after the bottoms were marked with grease crayons to eliminate confusion when boxing.

4)	With a clearly marked core bottom, the core was wiped clean and placed into the box by the North Rim Core Supervisor. This process was repeated until all core was recovered from the barrel.

5)
At the end of each core, a core chaser was run through the barrel to ensure no core was remaining inside it. The core boxes were then laid out in stratigraphic order and examined by the North Rim Core Supervisor for potash or any sign of pitting or loss of core integrity. The core was measured to determine the recovery factor of the interval.

6)	The core boxes were clearly labelled with the location, well name and the interval cut.

7)	After the core was boxed, it was carried to the vehicle for transportation to the core laboratory. All core was kept out of the rain to avoid pitting.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Figure 10-2: Stewart Brothers Drilling performing core recovery with North Rim Core Supervisor.
10.4 GEOPHYSICAL WIRELINE PROGRAM
Each drill hole was logged with geophysical wireline tools from total depth (TD) to surface casing by Southwest Exploration Services. The wireline logs provided geophysical information that was used to cross-reference lithology, mineralogy, and geochemical assay data and were referenced while completing the detailed core descriptions and depth corrections. The 2011 wireline program is summarized in Table 10-1. The tools ran throughout the twelve exploration holes was consistent, but occasionally the suite had to be modified depending on the condition of the borehole, an example of this was when the tools had to be run through casing due to bridging part way down the borehole in KG-12.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
The geophysical parameters measured with the wireline tools include the resistivity, natural gamma, sonic, caliper, density and neutron. The gamma log provides a depth-recorded dataset of the natural formation radioactivity and is displayed in American Petroleum Institute (API) units. As isotopic potassium undergoes radioactive decay which is read by the wireline gamma tool, the natural gamma log is then proportional to the sylvite concentration through the potash interval; therefore the natural gamma log can be used to provide an estimate of the potash grade and is excellent for depth correcting cored intervals. The density, sonic, neutron, and resistivity are useful tools for assessing the mineralogy of formations and the presence of impurities such as clay, carnallite and anhydrite. The caliper log indicates the size of the borehole and is a useful tool when looking for areas of washout or buildup on the borehole walls.
Table 10-1: Drill Hole 2011 Wireline Program.

Intermediate Casing (Surface to Core Point)
Gamma Ray	Caliper
Single Point Resistivity	Sonic
Main Hole (Core Point to TD)
Gamma Ray	Caliper
Dual Guard Resistivity	Sonic
Neutron	Density
11.0 SAMPLE PREPARATION, ANALYSIS AND SECURITY
11.1 GEOCHEMICAL SAMPLING
Geochemical sampling was carried out to acquire a fundamental understanding of the mineralogical character, grade, and thickness of potash-bearing horizons present within the Project Area. The goal of the geochemical analysis was to acquire sufficient data to develop an NI 43-101 potash Mineral Resource estimate. As the mineralized beds encountered were found to be variable in depth, thickness, and occurrence and spatial distribution between each of the 2011 potash test wells, the number of samples taken also varied dependent on the thickness and distribution of the mineralized beds.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
All geochemical sampling activities were carried out at AWP’s Core Lab facility located along West Vista Drive in Holbrook, Arizona (Figure 11-1). A total of 296 samples from the twelve 2011 potash test wells were collected for geochemical analyses. Analyses were performed by Huffman Laboratories Inc. in Golden, Colorado. A summary of samples by well is provided in Table 11-1.
Table 11-1: Assay Intervals Summarized by Test Well.

Potash Test Well ID	Assay Top (ft)	Assay Base (ft)	Interval Length (ft)	Samples	Avg. Sample Length (ft)	Standards	Repeats
KG-01	1248.71	1284.1	35.39	43	0.82	5	4
KG-02	1237.16	1258.61	21.45	33	0.65	3	4
KG-03	1264.19	1285.55	21.36	37	0.58	4	4
KG-04	1351.95	1382.5	30.55	49	0.62	4	6
KG-05	1420.98	1442.37	21.39	29	0.74	2	4
KG-06	1452.08	1467.93	15.85	22	0.72	2	3
KG-08	—	—	—	—	—		—
KG-09	1628.62	1649.95	21.33	29	0.74	2	4
KG-10	—	—	—	—	—		—
KG-12	1770.94	1785.15	14.21	21	0.68	2	3
KG-13	1762.02	1772.29	10.27	17	0.60	1	2
KG-14	1767.04	1777.37	10.33	16	0.65	1	2

Average / Total	—	—		296		26	36

11.2 CONTROLS ON SAMPLE INTERVAL DETERMINATION
The upper and lower contacts of the mineralized interval were identified by matching potash mineral concentrations visible within each core to their respective gamma-ray log responses. For each mineralized core, selection of the correct interval to be assayed was conducted by North Rim Geologists. In order to ensure all mineralization was captured within the assay interval, shoulder samples often ranged from 1.0 to 2.0 m (3.3 to 6.6 ft) and were taken from above and below the mineralization contacts. The extent of the shoulder sampling was at the discretion of the geologist by reviewing the gamma ray log response.
Sample determinations within an assay interval were based on the following geological parameters:
1)
Changes in lithology, mineralogy, estimated K2O grade, crystal size, or insoluble content warranted a new sample. Clay seams were broken out as individual samples, with approximately 2.5 cm (1.0 inch) of overlap on either side of the seam.

2)	Samples did not span geological contacts including the upper and lower boundaries of the potash members.

3)	When possible, existing breaks within the core were used.

4)	In order to provide a high geochemical resolution, samples were restricted to approximately 30.0 cm (12 inches) or less in length.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Figure 11-1: Photograph taken inside of AWP’s Core Lab Facility.
Visual inspection of the core in conjunction with consultation of the respective gamma, density, neutron, caliper and resistivity tools for the drill holes provided sufficient information to accurately assess changes in mineralogy, lithology, and grade. Within mineralized zones, new sampling intervals were established where changes in grade occurred. It is the opinion of the author that the samples chosen for geochemical analyses are representative of the selected mineralized intervals based on the above discussed parameters and guidelines.
11.3 SAMPLING METHOD AND APPROACH
Sampling procedures utilized for the Holbrook cores were modeled after methods currently practiced by the Canadian Potash Industry. The following points summarize the specific procedures carried out by North Rim staff during the geochemical sampling of mineralized AWP cores:
1)	Core boxes were transported from the drill to the lab in Holbrook by North Rim staff for all wells drilled during the 2011 drilling program.

2)	Upon arrival at the lab the core boxes were carefully unloaded from the transport vehicle and laid out in sequential order onto the examining tables.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
3)
The box lids were removed and stored beside the examining tables in proper order. Due to the low ambient humidity in the lab and the absence or minor occurrence of carnallite in the core was left unwrapped for the duration of the examination and sampling process.

4)
The core surfaces were cleaned by scraping off residual mud and loose debris using a blade. This was performed for every piece of core as the Holbrook evaporites have a very high mud content which often smeared onto adjacent cores making geological examination difficult. Once scraped, a cloth or shop towel was wetted with a saturated brine solution and was used to clean and to remove the excess material left from scraping. This step was important to ensure the correct identification of potash beds, clay seams, and mineralogical changes within the core.

5)
The formation contacts were chosen from the geophysical logs, as the tops were occasionally ambiguous in the core making them difficult to identify. The core was then depth corrected by matching intervals of core to their corresponding intervals on the geophysical wireline logs.

6)
Once depth corrected, the core was prepared for assaying. The assay interval size was dependant on the thickness and distribution of the potash bed(s) present in each drill core. If multiple potash members were present, the interbedded salts and/or mud between them were also sampled in order to provide a complete and thorough data set through the potash-bearing zone. The first and last samples taken over the potash interval were intended to capture the initial and final presence of potash mineralization. As discussed in Section 11.2, shoulder sampling was utilized to ensure all of the potash mineralization was captured within the assay interval.

7)
After logging was completed, each piece of core was tightly wrapped in masking tape with the bottom of each piece marked for correct replacement into the boxes after ‘slabbing’ (i.e. sawing core longitudinally into halves). Tape was used to maintain core integrity during the slabbing procedure as the salt beds were quite brittle and splintered easily. A dry, 2-horsepower band saw equipped with a dust collection system was used for cutting (Figure 11-2). Only one piece of core was removed from the assay interval and slabbed at any one time to prevent mixing of core segments from the mineralized zones.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
8)
Once slabbed, the two complimentary core halves were placed back into their respective box in proper stratigraphic order, with both cut surfaces facing up. The cutting process was supervised at all times by a North Rim Geologist. Saw blades were replaced frequently when any breach of core integrity was noted (i.e. crystal fracturing or splintering).

9)	The sawn surfaces were wiped with a cloth wetted with a brine saturated solution in order to remove any rock powder generated by the cutting process.
Figure 11-2: AWP’s dry 2-horsepower band saw with dust collection system.
9)	The upper core half was then divided into individual assay samples by drawing straight lines across the core diameter in permanent black marker, utilizing natural core breaks where possible.

10)
Samples were given unique identifier labels using a numbering scheme incorporating both the drill hole and sample number. For example, sample “KG6-015” indicates it was the 15th sample from the drill hole “KG-06.” The number was written on the upper core half in permanent black marker. A sample tag bearing this number was prepared for better identification in the core photo and at the receiving geoanalytical facility. Figure 11-3 provides an example of a slabbed AWP potash core that has been properly subdivided into samples and labelled.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
11)	The core was photographed with a stationary high resolution digital camera. The core was moistening with a damp cloth to enhance the quality of the photos.

12)
From the corrected depths, each sample was carefully measured to the nearest centimeter and the results were recorded into logging spreadsheets. Sample intervals and numbers were transposed onto the underlying second half of the core in the box. This preserved the sample data on one core half, as the submitted half was destroyed during the geoanalytical procedure.

13)
The upper core half was cross-cut into the designated sample intervals. Each sample and its corresponding sample tag were placed into a waterproof plastic sample bag, which was labelled with the sample number and stapled shut.

14)	Samples were finally packed into plastic shipping containers and sealed along with sample batch manifests.
Figure 11-3: Sampling interval from drill hole “KG-06” (Core 3, Box 5).

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
It is worth noting that the core recovery was generally good for all wells, although minor core loss was noted in KG-08 and more substantial core loss in KG-13 due to the core barrel jamming. The drilling brines were adjusted and monitored to maintain the core integrity; however, minor pitting and core surface corrosion was noted in several of the cores. Slabbing did not result in substantial material loss, although some splintering of the core was inevitable because of the brittle nature of the Holbrook Basin evaporites. The accuracy and reliability of the assay samples was not compromised during the sampling procedure.
11.4 SAMPLE SECURITY
Security procedures were closely followed to ensure that the core was under the supervision of qualified personnel at all times. Once retrieved from the core barrel the core was under the direct care of either the Wellsite Geologist or a North Rim Representative. The core was boxed and secured at the drilling site and, following the completion of coring, was immediately transported by the supervising party to AWP’s core Lab facility in Holbrook, Arizona. AWP’s core lab is equipped with locking doors to ensure the security and integrity of the core when the lab is not under direct surveillance. To prevent the dissemination of project specific information, only individuals employed by or in direct association with the exploration team were allowed entry into the lab.
Under the supervision of a North Rim Geologist all samples were selected, cut, and packaged in a timely manner to limit their exposure. Upon completion of North Rim’s core examination and sampling, the cores from each test well were wrapped in plastic wrap, re-boxed, and stacked onto pallets. Pallets were then placed into a metal SECAN container for temporary storage. An industrial duty alphanumeric lock was installed on the container door for security.
Samples were delivered to Huffman Laboratories Inc. at 4630 Indiana Street in Golden, Colorado via United Parcel Service (UPS). Information sent along with the sample shipment included the client name, address, distribution email list, and a sample manifest. Upon arrival the samples were under the direct care of Huffman Laboratories personnel. Mr. Ron Kiel, Huffman’s Laboratory Director was North Rim’s direct contact for the duration of the program. Huffman Laboratories maintains its own quality assurance / quality control program, which is available upon request. North Rim was not involved in procedures performed at Huffman Laboratories, nor was North Rim present to supervise the analysis process. Assay results generated were reviewed and approved by Huffman Laboratories prior to release.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
11.5 QUALITY CONTROL PROCEDURES
Each sample batch was submitted by Huffman Laboratories to a third party company for material preparation. Hazen Research Inc. located at 4601 Indiana Street Golden, Colorado provided the sample preparation services. Hazen’s Research Inc.’s quality control programs are documented and available upon request. Sample crushing, splitting, grinding, and homogenization were performed according to parameters outlined by Mr. Ron Keil of Huffman Laboratories. The potash sample preparation instructions are as follows (modified from original letter from Mr. Ron Keil to Hazen dated August 4, 2011):
1)	Samples were mostly dry when processed (other than hydrated minerals), but dried if necessary at 90°C overnight.

2)	Entire samples were crushed to 3.0 mm (1/8”) with jaws and/or rolls/gyrolls as appropriate.

3)
Enough samples were riffle split to fill the labeled jars provided until about 2/3 full. If that was the entire sample, the entire sample was put in the jar. If there were crushed rejects remaining, these rejects were placed into a new plastic bag, along with the original plastic bag and sample tag (the new outer plastic bag was not re-labeled as the old tag and bag were still visible with the sample number).

4)
The entire sample in the jar was pulverized (large puck or ring puck mill) to 200.0 mm mesh and poured back into the jar. The jar was filled no more than about 80.0% full so it could be remixed after each aliquot. Pulp that didn’t go in the jar was discarded. Jars were wiped or blown clean for each new sample.

5)
Pulverized samples were returned to Huffman Laboratories as soon as preparation was complete along with the extra reject material. Rejects were put in new heavy duty poly bags and sealed with wire ties.

Once the prepared materials were returned, analyses were carried out according to Huffman’s standard potash analytical procedures as follows (modified from original email dated September 2, 2011):
1)	Moisture by Loss on Drying:
a.	2.0 gram samples were weighed into 20.0 ml screw cap Pyrex glass tubes (pre-weighed) and heated overnight in a forced air oven.

b.	The tubes were capped while hot and allowed to cool.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
c.	Caps were removed as each sample was weighed, then immediately replaced.

d.
Weight loss was calculated and reported on an “as received” ground sample basis. The loss was used to convert all of the other data (insolubles and elemental analyses) to a ground, moisture free basis.

2)	Insolubles:
a.	1.0 gram samples were weighed into new Nalgene 4.0 oz. polypropylene bottles.

b.	100.0 ml of “Type 1” high purity deionized water was added by weight for improved accuracy.

c.	The bottles were stabilized at 30.0°C, and shaken vigorously on a mechanical shaker for 1 hour.

d.	The bottles were removed from the shaker, and allowed to settle for 24 hours.

e.	Clear aliquots of 20.0 ml were withdrawn from the top and placed in new Nalgene 50.0 ml polypropylene centrifuge tubes for metals analysis.

f.
The remaining 80.0 ml of liquid and insoluble solids left in the 4.0 oz polypropylene bottles were shaken by hand and rinsed into a filtration apparatus holding glass fiber filters. The filters were Whatman 934-AH 47.0 mm that had been conditioned at 105.0°C and pre-weighed.

g.	The bottle and the solids on the filter were well rinsed with deionized water, dried at 105.0° C, cooled in a desiccator, and re-weighed.

h.	Insolubles were calculated on an “as received” sample weight basis, and corrected to a ground, moisture free basis using the measured loss on drying.
3)	Metals:
a.	Metals (K, Mg, Na, Ca, and S) were measured by ICP-AES using a Perkin-Elmer 5300DV (dual radial and axial view measurements).

b.	20.0 ml of clarified solution aliquots in 50.0 ml centrifuge tubes were diluted to instrument appropriate concentrations based on the specific element and concentration.

c.	Dilutions were made in 1.0% v/v nitric acid on a weight basis to improve accuracy (most readings were made from 1/100 dilutions of the original leach liquid).

d.	Metals were measured as the element then calculated and reported as the equivalent oxides on a ground, moisture free sample weight basis.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Two different powdered reference materials (“POT003” and “POT004”) of varying mineralogical composition and potash grade were systematically inserted as standard samples into the mineralized sample batches. A standard was included by North Rim Geologists in every AWP drill hole after every ten samples and were intended to verify that the instruments used for analysis at the Huffman Laboratories were correctly calibrated and cleaned. Section 12.6 elaborates further on the standard selection and results. The “POT003” standard is a compositionally homogeneous lower grade (19.5 % K2O or 30.9 % KCl) potash material while the “POT004” standard has higher grade (60.4 % K2O or 95.6 % KCl) potash values. The reference materials were supplied to North Rim by the Saskatchewan Research Council’s (SRC) Geoanalytical Laboratories located at 125 — 15 Innovation Boulevard in Saskatoon, Saskatchewan. Detailed geochemical quality control limits for these standards are provided in Appendix D.
Systematic repeat analyses were conducted by Huffman Laboratories every tenth sample. The purpose of these procedures was to ensure that only quality geochemical datasets were generated from the sampling process by demonstrating the accuracy, precision, and repeatability of the analyzing party. The results are discussed in Section 12.6.
The author did not directly supervise or observe the above procedures and has relied on the credibility of the Huffman Laboratories for the accuracy of the results. Huffman Laboratories have been qualified by the State of Colorado and the United States Geological Survey (USGS) to analyze a variety of materials and undergo periodic reviews and audits from clients of both private and government organizations. Huffman Laboratories is an independent company from North Rim. It is the author’s opinion that the security of the core and analytical procedures performed on the assay samples met current industry standards and best practices, and were of adequate quality, accuracy and precision.
12.0 DATA VERIFICATION
12.1 HISTORICAL DATA
During the 1960s and 1970s, a total of 135 historical exploration wells were drilled in the Holbrook Basin, 69 of which were targeted in the northeast near the Project Area. In total, 59 historical wells were drilled within a two mile buffer of AWP’s current land holdings. The remaining 10 wells fall outside of this buffer but don’t exceed a distance greater than 8.2 miles from AWP’s nearest land holding. As many of the earlier drilled wells were exploring for oil and gas, several of them did not drill deep enough to penetrate the potash-bearing Supai Group strata. In 2008, the Arizona Geological Survey released an Open File Report (Rauzi S. L., 2008)) on the potash potential of the Holbrook Salt Basin, reporting potential for up to 812 million metric tonnes of potash mineralization (Rauzi S. L., 2008). Companies which have explored the region in the past have reported K2O values ranging anywhere from 6.0 % to 48.0% (9.5 to 76.0 % KCl) (Carr, 1966). These reports are not compliant with current industry NI 43-101 standards.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
A review of the available historical data by North Rim established that few chemical assay data sets were available. North Rim recommended that the available historical well wireline data be digitized so that % K2O Gamma Ray Equivalent Calculations (GREC) for potential potash zones could be calculated. Divestco of Calgary, Alberta, digitized the available wireline logs in 2010 and the resulting values were used by North Rim to calculate an equivalent % K2O grade estimate for each well. Where available, lithology logs were used to constrain the stratigraphic limits of the mineralized horizons.
The purpose of the 2011 drilling program was to confirm and enhance the historical drilling results, and acquire quality data from new wells sufficient for the preparation of an NI 43-101 compliant potash Mineral Resource estimate. The mineralized horizons were determined for a total of 58 historical wells of sufficient data quality and were considered for inclusion in the 2011 Mineral Resource calculation. Of these, 46 were incorporated into the inferred Mineral Resource calculation based on their proximity to AWP’s Holbrook Basin properties and the outlined resource buffers.
12.2 RECENT DATA
The information upon which this report is based is primarily obtained from twelve potash test wells drilled by AWP in 2011. Contribution to the general knowledge and understanding of the geology and Holbrook Basin area was taken from historical drill data and public record sources which include technical reports, geological reports and geochemical assay results. The author of this technical report in part relied upon historical results, opinions, and statements not prepared under their supervision; therefore, the author hereby does not take responsibility for the accuracy of the historical data. None of the historical information is proprietary and was primarily obtained from the records of the Arizona Geological Survey Document Repository, as well as other publically available technical papers and reports.
Cores from the AWP’s 2011 exploration program are available for inspection at AWP’s core lab facility in Holbrook, Arizona. Cores from four of these test holes (KG-01 to KG-04) have been inspected by the principal author to verify their contents. The remainder of the core was inspected by other geological professionals under the direction of the principal author.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
The author is able to provide verification of the geotechnical data collected during AWP’s 2011 exploration program and all associated geochemical results, as North Rim’s geotechnical staff was involved in all aspects of the geoanalytical process. Due diligence and care was taken to ensure the geochemical sampling and assay procedures detailed in Section 11 of this report were of the highest quality and were compatible with current potash industry methods. Mrs. Tabetha A. Stirrett has verified the data relied upon for all aspects of the Mineral Resource calculation.
12.3 ASSAY-TO-GAMMA CORRELATION STUDY
Bannatyne (1983) developed a method by which to calculate the equivalent % K2O content of a particular point in a potash bed from its respective wireline gamma ray log amplitude. The Bannatyne (1983) method is a linear relationship and does not account for variables such as drill hole diameter, logging speed, tool centralization and mud weight (Figure 12-1). As the gamma ray tool is affected by such factors, proper correction factors must be employed to ensure these variables are accounted for in the calculation. Crain and Alger (1965) previously developed a method to correct for these variables (Figure 12-2). Taking these variables into consideration and correcting for them, one can determine the % K2O present in potash encountered in the historical wells that do not have available geochemical assay data. North Rim has developed an in-house calculation for this task by incorporating techniques from both the Bannatyne (1983) and Crain and Alger (1965) methods. The resulting equivalent % K2O curve is referred to as a “Gamma Ray Estimation Curve” (GREC).

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Figure 12-1: Bannatyne (1983) GREC Method
Figure 12-2: Alger and Crain GREC Method (1965).

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
12.4 COMPARISON OF GREC METHOD TO ACTUAL HISTORICAL ASSAY DATA
Historical wells which had both quality wireline data and geochemical assays were utilized for the purposes of this study. The five resulting LAS files produced through digitization of their respective wireline curves were input into North Rim’s in-house GREC equation, and the corresponding equivalent % K2O values were calculated. These calculated values were compared with the respective historical geochemical assay-derived % K2O values. The purpose of this study was to cross-reference the two data sets as a data verification procedure, with greater confidence being weighted to the historical assays. The two data sets were plotted graphically for each hole, with potash grade along the x-axis and depth along the y-axis. The depths recorded by the gamma wireline curve were taken as true depths and the assay sample intervals were adjusted to these curves using a best-fit approach.
These adjustments were completed on an individual core run scale over the sampled intervals. For each potash member, a weighted % K2O was calculated from both the assay and the GREC over the same interval. The following formula was used to compare these values:
Where A = %K2O from Assay, G = %K2O from GREC and is the absolute value.
An overall correlation between the assay and gamma data of 87.9 % was obtained for the five historical wells listed in Table 12-1.
Table 12-1: Assay vs. GREC Correlation for the Holbrook Basin Historical Wells.

Drill Hole	Assay vs. GREC % Correlation
01-23	92.8
01-24	63.6
01-26	95.8
01-36	89.2
01-44	98.3

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Table 12-1 summarizes how closely the assayed values correlate to the equivalent % K2O grades produced by North Rim’s GREC formula. Results typically showed an approximate correlation factor of 90.0%; the only discrepancy being drill hole 01-24 which only had a correlation of 63.6%. This may be the result of a number of factors including utilization of improper correction factors, drilling-related errors, logging errors or a combination of compounding minor issues. A common issue with older logging equipment is the poor vertical resolution of the logging tools and an increased “sidewall effect” produced by thinly bedded potash layers. Drill hole 01-24 happens to contain thin high grade potash beds (approximately 30.0 — 49.0 % K2O) which have produced a severe “sidewall” effect resulting in an artificially thickened mineralized potash zone on the gamma ray log from 0.5 m to 1.5 m. This anomaly has caused the GREC to essentially overestimate the actual K2O present.
An example comparison of the actual assay-derived % K2O values to the GREC equivalent % K2O is presented in Figure 12-3. As shown, the method does not produce an exact match. First, when the wireline log was initially digitized, a 0.076 m (0.25 feet) resolution was used which will not provide the amount of detail that an actual assayed interval provides. Secondly, the vertical resolution of the Southwest Exploration wireline gamma ray tool is less than 0.6 meters (2.0 ft). This means that beds less than this will not be resolved. This is apparent in the interval between 469.0 m and 473.0 m. The actual assay detects the individual higher grade zones as samples are selectively submitted for analysis; the GREC curve is suppressed due to the “sidewall”. Between approximately 464.0 m and 466.0 m, the mineralized bed is thicker resulting is relatively more similar GREC and assay values. Finally, the hole size, washouts and drilling mud composition may have great influence on the gamma ray tool reading. The Southwest Exploration gamma tool has not been compensated for these issues, nor does the company have charts to correct for these factors. As a result of all of the factors noted above, the gamma response to assay correlation will not be exact and the reader is reminded that the % K2O calculated using the GREC method is an estimate and may not represent the true assay value.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Figure 12-3: Historical Drill Hole 01-23 Gamma ray / Assay / GREC Comparison.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
12.5 COMPARISON OF GREC METHOD TO 2011 DRILL HOLE ASSAY DATA
AWP’s 2011 exploration drilling program provides a new consistent dataset whose results acceptably meet today’s standards for reporting. The analytical results from systematically employed assay standard reference materials indicates that the grade results obtained for the assayed intervals are adequate and are considered reliable. The resulting gamma ray curves from the wireline program, however, are not considered to be entirely adequate.
The resulting geophysical curves show the basic trace of potash beds, but do not provide a high enough resolution to resolve thin discreet potash seams or thinly interbedded units. The acquired gamma ray API values for the 2011 drill holes are generally found to underestimate the actual % K2O present within mineralized zones, again suggesting a significant “sidewall” influence. As the Holbrook Basin mineralization is generally thinly-bedded in nature, the overall result was that the North Rim’s GREC calculations consistently under-represented the actual % K2O within the formation. Utilizing the assay-derived values, North Rim developed a correction factor which essentially compensated for the “sidewall” effect within the dataset. It was found that not every hole within the dataset required the same correction, but on average a factor of 0.12 was applied to the gamma ray API to provide a more accurate % K2O estimate.
12.6 REVIEW OF STANDARDS AND REPEAT ANALYSIS
As part of the AWP’s 2011 geochemical assay procedures, reference material standards and sample retesting was systematically employed at the time of analyses in order to ensure only quality geochemical results were obtained. As previously discussed in Section 11, two known powdered reference materials were inserted into the sample stream every ten samples. These materials were developed and provided to North Rim by the SRC. Complete information sheets for these materials are provided in Appendix C.
The analytical results obtained from the standard samples were compared against the known values and reporting limits for K2O and MgO in order to determine the accuracy and precision of the analyses. The results are shown in Figure 12-4 and Figure 12-5. In general, most reported values were found to lie within acceptable limits. The geoanalytical results provided in Appendix D show that sample repeats (denoted by a lower case “d”) were generally precise.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Figure 12-4: K2O POT003/POT004 Standard Limits.
The blue dots indicate within the specified tolerance, red dots indicate out of the tolerance.
Figure 12-5: MgO POT003/POT004 Standard Limits.
The blue dots indicate within the specified tolerance, red dots indicate out of the tolerance.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
13.0 MINERAL PROCESSING AND METALLURGICAL TESTING
This section is not applicable at this time.
14.0 MINERAL RESOURCE ESTIMATES
For the purpose of this report the Mineral Resource is based on the assumption that the recovery of the potash will be by conventional underground mining methods, similar to the mining practices at the Carlsbad Mine.
The Mineral Resources derived herein were estimated by Qualified Persons Ms. Tabetha Stirrett, P. Geo. and Mr. Earl Gebhardt, P. Eng., with the assistance of Mr. Brett Dueck (Engineer in Training) of North Rim.
14.1 Mineral and Private Lands
The Project Area consists of approximately 94,000 acres of both private and state lands. Those state lands not belonging to AWP or those private lands without access and mineral agreements have not been included into the Resource calculation.
14.2 Assumptions and Methodology
The following principles of exploration techniques and sampling methods commonly employed by other potash mine operators were used in determining the potential extent, quality, and volume of the potash Mineral Resource:
1.
The primary method employed to determine thickness and concentration of potash mineralization was the 2011 drill core. The historical well LAS files were utilized to calculate an equivalent K2O value (as described in Section 12.0).

2.
The extent of potash mineralization and continuity between drill holes (i.e., areal extent of potash beds) is determined by subsurface mapping as well as maps compiled from the 2D seismic survey as interpreted by Boyd PetroSearch. The limiting factors are the AWP property boundaries, the interpreted “zero edge” potash line and any wells where no potash was encountered.

3.
The 2D seismic showed very little in terms of anomalies. A general deduction of 15% has been made to account for undetectable anomalies that may be encountered while mining. General deductions to the Mineral Resource have been made for unknown anomalies such as high carnallite, or low grade beds not detectable by seismic.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
4.
For estimation of the Mineral Resource the areal extent surrounding a drill hole for which it is reasonable to infer geological continuity is termed the “radius of influence” (ROI). This is estimated at the hole centre to 1.6 km (0 to 1 mile) for an Indicated Resource and 1.6 km to 3.2 km (1 to 2 mile) for an Inferred resource. A 3.2 km Inferred ROI was selected as it covers the area of the 2D seismic survey and hole spacing sufficiently to provide confidence in the continuity of the potash in the Project Area.

5.
Based on review of the 2D seismic survey conducted by RPS Boyd PetroSearch and the drill hole information, it is possible to divide the Project Area into three areas for the purpose of estimating the presence of a Mineral Resource as follows:

a)	Areas that have thin or no potash as interpreted from drill hole data.

b)	Areas outside the interpreted potash zero edge.

c)	Areas that are judged to have continuous potash with no subsurface dissolution or alteration of the Supai formation as determined from review of the seismic data.
The reader is cautioned that additional seismic should be conducted in order to identify further unknown anomalies. In particular a 3D survey is recommended in order to determine continuity of the potash. The seismic does not assist in delineating the areas of non-deposition and/or leach anomalies, as seen in KG-10.
14.3 Mineral Resource
The following definitions in sections on the Mineral Resource definitions can be found in the November 22, 2005 CIM Definition Standards document prepared for Mineral Resources and Mineral Reserves.
14.3.1 Inferred Mineral Resource
“An ‘Inferred Mineral Resource’ is that part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.”

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
“Due to the uncertainty that may be attached to Inferred Mineral Resources, it cannot be assumed that all or any part of an Inferred Mineral Resource will be upgraded to an Indicated or Measured Mineral Resource as a result of continued exploration. Confidence in the estimate is insufficient to allow the meaningful application of technical and economic parameters or to enable an evaluation of economic viability worthy of public disclosure. Inferred Mineral Resources must be excluded from estimates forming the basis of feasibility or other economic studies.”
14.3.2 Indicated Mineral Resource
“An ‘Indicated Mineral Resource’ is that part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.”
“Mineralization may be classified as an Indicated Mineral Resource by the Qualified Person when the nature, quality, quantity and distribution of data are such as to allow confident interpretation of the geological framework and to reasonably assume the continuity of mineralization. The Qualified Person must recognize the importance of the Indicated Mineral Resource category to the advancement of the feasibility of the project. An Indicated Mineral Resource estimate is of sufficient quality to support a Preliminary Feasibility Study which can serve as the basis for major development decisions.”
14.3.3 Measured Mineral Resource
“A ‘Measured Mineral Resource’ is that part of a Mineral Resource for which quantity, grade or quality, densities, shape, and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.”

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
“Mineralization or other natural material of economic interest may be classified as a Measured Mineral Resource by the Qualified Person when the nature, quality, quantity and distribution of data are such that the tonnage and grade of the mineralization can be estimated to within close limits and that variation from the estimate would not significantly affect potential economic viability. This category requires a high level of confidence in, and understanding of, the geology and controls of the mineral deposit.”
14.4 Potential Conventional Mining Intervals
In determining the resource the following criteria were used when selecting the “Geological Resource”:
•	Grade (%) x Thickness (m) greater than 12.2 or Grade (%) x Thickness (feet) greater than 40 (see Appendix E for a summary of this data).
•	When possible an overall geological interval grade cut off of 8% K2O was utilized.
•	Minimum bed thickness of 1.2 meters (4 feet).
•	Less than 8 to 10 % insoluble content.
•	Less than 10 % carnallite.
At this time no engineering feasibility studies have been conducted on the Project Area so the above criteria may change or may not be applicable after such studies are completed. The thicknesses used for the Resource calculation are not a ‘mining cut’ and will likely be reduced once engineering studies are completed.
In determining the resource, a “Geological Interval” was chosen to calculate the resource and was selected based on optimization of the grade in the interval while still remaining within the “Geological Resource” criteria. These grades were based on assays from the current wells, in addition to the GREC curves calculated for the historical wells. The intervals were also verified with wireline logs using consistent inflection points off of the gamma ray log.
The reader is cautioned that the thicknesses used for this calculation are not a ‘mining cut’ and will likely be reduced if a conventional mining method is determined feasible. Thick stable roof ‘salt back’ is necessary when mining potash conventionally. Current operating mines in the US prefer to have at minimum of around 4 feet (1.2 meters) of stable salt back. The PEA will identify the necessary mechanics studies to ensure a stable back and mining configurations; for instance, the KR-1 and KR-2 resource intervals have been identified, but the mine layout of individual beds will have to be determined in the PEA study yet to be completed.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Table 14-1 shows a summary of the tonnages calculated for the conventional mining resource scenario. The grade and thicknesses used from the individual wells in the Project area can be found in Appendix E.
Table 14-1: Project Area Resource Summary Table.
RESOURCE SUMMARY TABLE
INDICATED1 RESOURCE SUMMARY

					Total		K2O
		Area with Seismic	Weighted	Weighted	Sylvinite	Total K2O	MMT[3]
	Area	Deductions of	Average	Average K2O	Tonnage	Tonnage	per
Member	(km2)	15% (km2)	Thickness (m)	Grade (%)[4]	(MMT3)[5]	(MMT3)[6]	Section[7]
KR-1	0.00	0.00	0.00	0.00	0.00	0.00	0.00
KR-2	45.26	38.47	1.98	10.09	158.10	15.95	1.07

Total	45.26	38.47	N/A	N/A	158.10	15.95	N/A

INFERRED2 RESOURCE SUMMARY

					Total		K2O
		Area with Seismic	Weighted	Weighted	Sylvinite	Total K2O	MMT[3]
	Area	Deductions of	Average	Average K2O	Tonnage	Tonnage	per
Member	(km2)	15% (km2)	Thickness (m)	Grade (%)[4]	(MMT3)[5]	(MMT3)[6]	Section[7]
KR-1	42.70	36.29	1.69	13.44	127.58	17.15	1.22
KR-2	125.56	106.72	1.95	11.39	432.75	49.29	1.20

Total	168.26	143.01	N/A	N/A	560.33	66.44	N/A

1.	Indicated Resource radius of influence is 0.0-1.6KM for Potash Units KR-1 and KR-2

2.	Inferred Resource radius of influence is 1.6-3.2KM for Potash Units KR-1 and KR-2

3.	MMT = Million Metric Tonnes

4.	“Average K2O Grade” and “Average Thickness” refer to weighted averages.

5.	“Total Sylvinite Tonnage” refers to total amount of in-situ resource in the Project Area (i.e. Area x Thickness x Density x Deductions)

6.
“Total K2O Tonnage” refers to the total amount of K2O resource in the Project Area (i.e. Area x Thickness x Density x Deductions x Grade). Deductions include 15% for unknown anomalies (Does not include mining extraction ratio or plant and transport losses)

7.	Assuming 640 acres or 2,589,988m2 per section.
Figure 14-1 illustrates the polygons used to calculate the Resource area. The Indicated and Inferred Resource has been broken into 4 categories. The purpose of this division is to illustrate the continuity of the higher grade areas versus the areas with lower grade that may be determined economic. It will be important to understand the continuity of the grade and thickness when developing the mine plans in order to maximize the higher grade resource areas. This would be similar to the mine planning practices at Carlsbad.
The categories are (reported in metric):
•	G x T is greater than 12
•	G x T is between 8 and 12
•	G x T is between 1 and 8
•	Those areas without potash

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
14.4.1 KR-1 Inferred Resource Discussion
The KR-1 member of the potash sequence did not meet the required criteria to include the sub member into the Indicated Resource estimate. In most cases, the KR-1 member did not have sufficient thickness or grade to meet the required cutoffs. In some wells KR-1 did have sufficient thickness and grade, but had high insoluble content resulting in it being omitted from the Resource Estimate.
The Inferred Resource estimate for KR-1 incorporated the inclusion of thirteen (13) wells’ ROI that met the required criteria as outlined in Section 14.4. In Figure 14-1 the dark green areas illustrate the wells that met the criteria and are included in the Resource Estimate. In addition, wells with low grade and/or thickness have been specified in light green and wells with no potash present are shown in white. Although the map only shows grades multiplied by thicknesses, some wells were excluded from the calculation due to high insolubles, high carnallite, or unreliable data and are listed in Appendix E.
14.4.2 KR-2 Indicated and Inferred Resource Discussion
The KR-2 member had seven (7) wells that met the required criteria and ROI to be included in the Indicated Resource; these wells have been identified by the dark pink color in Figure 14-1. Indicated Resource was only considered for the new wells drilled in 2011 due to the lack of core from the historic wells. From the map, it can be seen that KG-13 and KG-14 did not have sufficient G x T to meet the cutoffs; KG-10 had no potash present. KG-01 has not been included as an Indicated Resource due to unreliable assay data and the grades were calculated using gamma ray correlations.
The Inferred Resource estimate for KR-2 included thirty-five (35) wells that demonstrated the criteria from Section 14.4. In Figure 14-1, these wells are shown in dark green. In addition, wells with low grade and/or thickness have been specified in light green and wells with no potash present are shown in white.

Figure 14-1: Resource Buffers for KR-1 and KR-2 (Indicated and Inferred)

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
15.0 MINERAL RESERVE ESTIMATES
This section is not applicable at this time.
16.0 MINING METHODS
This section is not applicable at this time.
17.0 RECOVERY METHODS
This section is not applicable at this time.
18.0 PROJECT INFRASTRUCTURE
This section is not applicable at this time.
19.0 MARKET STUDIES AND CONTRACTS
This section is not applicable at this time.
20.0 ENVIRONMENTAL STUDIES, PERMITTING AND SOCIAL OR COMMUNITY IMPACT
This section is not applicable at this time.
21.0 CAPITAL AND OPERATING COSTS
This section is not applicable at this time.
22.0 ECONOMIC ANALYSIS
This section is not applicable at this time.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
23.0 ADJACENT PROPERTIES
Adjacent properties to the Project Area are displayed in Figure 23-1. Passport Potash Inc. of Vancouver, BC, Canada holds land predominantly along the southern and western edges of the Project Area. Passport’s land holdings are bound on at least three sides by AWP holdings and form a ‘checkerboard’ like appearance. Passport is actively developing their areas by completing drilling and seismic programs. In 2009 Passport Metals Inc. conducted a drilling program recommended after the completion of a NI 43-101 on their property (Passport Metals Inc. News Release, 2009). Four wells, drilled in the 1960’s and 1970’s on Passport’s land were twinned (within 500 feet) to verify the viability of the historical results.
To the south and south west of the Project Area the land position is held by HNZ Potash which is a joint venture of Hunt Oil and NZ Legacy Resources, an Arizona based land and ranching company. HNZ Potash is also currently undertaking a drilling program in the Holbrook Basin.
The Petrified Forest National Park borders the western edge of the Project Area and continues to the northwest. A proposed expansion project of the Park boundaries is outlined in Figure 23-1 which would overlap with current AWP holdings and may impact the surface exploration in the future. Reservation land, private and State holdings encompass the majority of the remainder of the land surrounding the Project Area.
For over 10 years, the National Park Service (NPS) has sought to expand the Petrified National Forest Park boundaries. They have identified land on both the east and west side of the current park boundaries. Through Congressional programs the NPS and certain Conservation groups have received funds to purchase some of the identified expansion private ground. The National Park Service and the Park have made it clear in conversations with American West Potash that they obtained surface access only and will work to inventory, assess and one day, open the surface to visitors (Avery, 2011). Park officials have also made it clear that they have no ownership or control of ASLD mineral leases, nor private mineral rights and leases. The Arizona State Land Department has a state Constitutional requirement to maximize the value of State trust lands. Pat Avery of AWP has had discussions with the state officials and they have discussed that the State Land Department will likely lease these sections for the extremely large benefits to the state of severance, royalty, fees and tax values. This has not however been accepted in Congress at the time of the writing of this report. American West Potash has obtained the rights to use and mine minerals in private sections.
To date the author is unaware of any other exploration activities in the immediate vicinity and no potash mines have ever been nor are currently active in the Holbrook Basin in Arizona.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011

Legend
2011 Drilling
Potash Zero Edge
Permian Salt Zero Edge
Township Outline
Current Park Boundary
Proposed Park Expansion Area
AWP Leases
HNZ Potash Holdings
AWP State Holdings
Passport State Holdings
Native Lands
0 5 10 15 20 km
0 2 4 6 8 10 12 Miles
Navajo Reservation
Petrified Forest
Edge of Permian Salt
Navajo County
Apache County
KG-14
KG-13
KG-12
KG-9
KG-10
KG-8
KG-5
KG-6
KG-1
KG-4
KG-3
KG-2
Edge of Potash
Zuni Pueblo
N
UNITED STATES
Nevada
Utah
Colorado
Arizona
California
New Mexico
Map Area
Phoenix
MEXICO
250 km
HOLBROOK BASIN
LOCATION MAP & LAND HOLDINGS
North Rim
American West Potash
Drawn by: Wally Harildstad
Checked by: Tabetha Stirrett P.Geo.
Approved by: Tabetha Stirrett P.Geo.
Revision: October 18, 2011
File No.: HOLB11034.mxd
Date: August 15, 2011
Scale: 1:375,000
Geo. Ref.: Arizona East FIPS 0201 NAD83 (feet)

Figure 23-1: Adjacent property land holdings with respect to the Project Area.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
24.0 OTHER RELEVANT DATA AND INFORMATION
No other data and information is considered necessary at this time.
25.0 INTERPRETATION AND CONCLUSIONS
The Holbrook Basin, when compared to other sedimentary basins hosting potash deposits, exhibits several positive factors that make it favourable for further potash exploration, resource delineation, and possible mine development:
•	The resource calculated at this time for the Project Area appears to be sufficient enough to support further detailed resource, process and PEA studies.
•	Potash resources appear to be of comparable grade, thickness and with low impurities, such as insolubles and carnallite, when compared to Intrepid’s Carlsbad Mine.
•	The potash beds in the Project Area occur at relatively shallow depths, less than 600 m (1968 ft).
•	Seasonal climate variations are minimal and allows for lower operation costs when compared to Canadian and Russian Potash operations which lowers operation costs.
•	Unlike other parts of the world where potash is mined, there is no competition with the Oil and Gas industry in the Project Area.
•
The Project Area is close to very large, year round potash markets in Arizona, California and Mexico. The US imports more than 80 % of the potash it consumes and is the second largest consumer of potash in the world. The Project Area is also close to four international export ports.

•	The state of Arizona supports the development of its mineral resources, works closely with the mining industry and has a favourable potash royalty structure.
•	The Project Area is in close vicinity to infrastructure including rail, major highways, gas and power.
•	Additional seismic should be conducted to identify further unknown anomalies. In particular a 3D survey is recommended in order to determine continuity of the potash.
•
The infill drilling program and additional exploration work should focus in the north central part of the Project Area. The historical work conducted by Rauzi (Rauzi S. L., 2008) and the newly created potash isopach maps (see section 7.1) suggest that the potash may be of better quality in that part of the Project Area.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Potential Risks Requiring Further Investigation-
Permitting and Licensing: AWP have followed a strategy of acquiring only state and private lands and mineral rights. Thus, permitting will be conducted through Arizona State agencies. Primary agencies include:
•	ASLD- application for mineral leasing.
•	Department of Environmental Quality- air, water and wastewater permits.
•	Department of Water Resources- fresh water wells and water usage.
•	State Mine Inspector- permit for mining operations which would include safety, hazardous materials and control.
Petrified Forest National Park: AWP will work closely with the State and the Park officials to provide guidance, for they plan to minimize their impact on the surface areas and park visitors.
Water Supply: American West Potash will have to work with the Department of Water Resources to obtain, prove and be granted a water right, or to obtain these from area wells and the existing water rights.
Salt Back Thickness: It has been observed in the core that the roof or “back” above the upper potash resource interval (KR-1) and in localized areas of the lower potash resource interval (KR-2) is made up of insoluble materials such as clays and anhydrites. This can present challenges with roof back control and the mining progress. Rock mechanic engineering will be required to assess the “salt back” and provide recommendations for control.
26.0 RECOMMENDATIONS
The Project Area has enough of an Indicated and Inferred Resource base to proceed with a PEA or a PFS. The following recommendations are made by the author:
•
The additional Phase 2 seismic acquired in the northwest portion of the Project Area during the 2011 program should be processed and interpreted to identify and assist with placing any new wells. Estimated costs $25,000.

•
Complete a PEA or PFS. This study will focus on determining the economics of a conventional underground mining operation in the Project Area, and may also include beginning baseline environmental studies, metallurgical, hydrogeological and geotechnical studies. Estimated cost $150,000.

•	Conduct infill drilling of 5 to 10 wells to increase the resource base and define parameters of a Feasibility Study. Estimated cost is $2,000,000 to $3,000,000.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
27.0 References
Passport Metals Inc. News Release. (2009, November 06). Vancouver, BC, Canada.
Mine Site Locations: Intrepid Potash Website. (2010, May 13). Retrieved May 13, 2010, from Intrepid Potash Website: http://www.intrepidpotash.com/loc/carlsbad.html
About BNSF Railway. (n.d.). Retrieved 09 02, 2011, from BNSF Railway: http://www.bnsf.com/about-bnsf/
Alger, R., & Crain, E. (1965). Defining evaporite deposits with electrical well logs. Trans. Northern Ohio Geo. Soc. Second Symp. on Salt, 2, pp. 116-130.
Avery, P. (. (2011, October 09). (T. Stirrett, Interviewer)
Bannatyne, B. (1983). Devionian Potash Deposits in Manitoba; Manitoba Department of Energy and Mines, Open File report OF83-3.
Brewer, J. K. (2010). State Land Department Annual Report. Retrieved September 29, 2011, from Arizona State Land Department: http://www.land.state.az.us/report/report2010_full.pdf
Butrenchuk, S. B. (2009). Holbrook Basin Potash Project. N1 43-101 Technical Report.
Carr, W. E. (1966, March 21). A review of Potash Exploration, Holbrook Drilling Project. Holbrook, Arizona, USA: Internal Document.
Cox, M. W. (1965, September 22). Report on the Holbrook Potash Deposits. Manning W. Cox Associates, 13. Bakersfield, California, USA.
Danyluk, T. K., Phillips, G. D., Prugger, A. F., & Pesowski, M. S. (May 2-5, 1999). Geophysical Analysis of an Unusual Collapse Structure at PCS Potash, Lanigan Division. In Mining: Catalyst for Social and Economic Growth. 101st Annual General Meeting of CIM.
Edgecombe, R. (2011, 02 15). Manager Potash Division. (P. Communication, Interviewer)
Halabura, S. P., & Hardy, M. P. (2007). An Overview of the Geology of Solution Mining of Potash in Saskatchewan. Solution Mining Research Institute. Halifax, Nova Scotia.
Hustrulid, W. A., & Bullock, R. L. (2001). Underground Mining Methods: Engineering Fundamentals and International Case Studies.
Lorenz, J. C., & Cooper, S. P. (2001). Interpreting Fracture Patterns in Sandstones Interbedded with Ductile Strata at the Salt Valley Anticline, Arches National Park, Utah. Retrieved from All U.S Government Documents (Utah Regional Depository) : http://digitalcommons.usu.edu/govdocs/9
Mackintosh, A. a. (1983). Geological Anomalies Observed at the Cominco Ltd. Saskatchewan Potash Mine. Potash Technology — Mining, Processing, Maintenance, Transportation, Occupational Health and Safety, Environment. Toronto: Pergamon Press.
Neal, J. T. (1995). Supai Salt Karst Features: Holbrook Basin, Arizona. Albuquerque, New Mexico: Sandia National Laboratories.

American West Potash, LLC Holbrook Basin Project 2011 Potash Resource Assessment October 17, 2011
Peirce, W. (1981, December). Major Arizona Salt Deposits. Field Notes, 11(4), 4.
Peirce, W. H., & Gerrard, T. A. (1966). Evaporite Deposits of the Permian Holbrook Basin, Arizona. Second Symposium on Salt. 1, pp. 1-10. Cleveland Northern Ohio Geological Society.
Rauzi, S. L. (2000). Permian Salt in the Holbrook Basin, Arizona. Arizona Geological Survey Open-File Report 00-03.
Rauzi, S. L. (2008). Potash and related resources of the Holbrook basin, Arizona. Arizona Geological Survey, Open-file Report OFR 08-07, 23.
Stirrett, T. A. (2010). Historical Geological Resource Calculation for Karlsson Group Property Holdings Holbrook Basin, Arizona, USA. Saskatoon: North Rim Exploration.
Stirrett, T. A. (2011). Technical Summary Report for 2011 Encanto Potash Inc. Potash Resource Assessment for Muskowekwan First Nations Home Reserve. Saskatoon: North Rim.
Warren, J. K. (2006). Evaporites, Sediments, Resources and Hydrocarbons. Germany: Springer.
Williams-Stroud, S. (1994). The Evolution of an Inland Sea of Marine Origin to a Non-Marine Saline Lake: The Pennsylvanian Paradox Salt. Society for Sedimentary Geology. Special Publication No. 50, 293 — 306.
Winters, S. (1963). Supai Formation (Permian) of Eastern Arizona. Geological Society of America Memoir.
28.0 Certification of Qualified Person

Avord Tower 1020 - 606 Spadina Crescent East Saskatoon, SK, S7K 3H1 Canada Telephone: (306) 244-4878
I, Tabetha A. Stirrett, P.Geo., of Saskatoon, Saskatchewan, do hereby certify:
•	I am a consultant of North Rim Exploration Ltd, Avord Tower, 1020-606 Spadina Crescent, Saskatoon, SK, Canada S7K 3H1.

•	This certificate applies to the technical report entitled Technical Summary Report, American West Potash, LLC, 2011 Potash Resource Assessment for the Holbrook Basin Project, dated October 17, 2011 (the “Technical Report”).

•	I am a graduate of University of Saskatchewan, (B.Sc. of Science, Geology Major, 1997). I am a member in good standing of the Association of Professional Engineers and Geoscientists of Saskatchewan, License 10699. My relevant experience I have been involved with potash, coal, oil and gas, and mineral exploration, including since 1997. Tasks included: Planned and supervised potash, coal and gold drill hole programs. Logged and interpreted potash, coal and gold mineral cores. Assisted in the preparation of technical reports. Conducted due diligence reviews on potash properties in Australia, Arizona (USA), North Dakota (USA) and Saskatchewan (Canada). Acquisition, review and interpretation of geophysical wireline logs. I am a “Qualified Person” for purposes of National Instrument 43-101 (the “Instrument”).

•	My most recent personal inspection of the Property was from June 6 to 12th, 2011.

•	I am responsible for all of Sections of the Technical Report.

•	I am independent of American West Potash as defined by Section 1.4 of the instrument.

•	I have prior involvement with the Property that is the subject of the Technical Report.

•	I have read the Instrument and the parts of the Technical Report that I am responsible for and they have been prepared in compliance with the Instrument.

•	As of the date of this certificate, to the best of my knowledge, information and belief, the parts of the Technical Report that I am responsible for contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.
Signed and dated this 17th day of October, 2011 at Saskatoon, Saskatchewan.

/s/ Tabetha Stirrett
Tabetha Stirrett, P.Geo. North Rim Exploration Ltd.

Avord Tower 1020 - 606 Spadina Crescent East Saskatoon, SK, S7K 3H1 Canada Telephone: (306) 244-4878
October 17, 2011
Consent of Qualified Person
I, Tabetha A. Stirrett, P. Geo., consent to the public filing of the Technical Report titled “Technical Summary Report, American West Potash, LLC, 2011 Potash Resource Assessment for the Holbrook Basin Project”, and dated October 17, 2011 (the “Technical Report”) by North Rim Exploration Ltd.
I also consent to any extracts from or a summary of the Technical Report for the Holbrook Basin Project, dated October 17, 2011, of North Rim Exploration Ltd.
I certify that I have read the Technical Report for the Holbrook Basin Project being filed by American West Potash LLC and that it fairly and accurately represents the information in the sections of the Technical Report for which I am responsible.

Dated this 17th day of October, 2011

/s/ Tabetha A. Stirrett
Signature of Qualified Person

Tabetha A. Stirrett, P.Geo.
Print name of Qualified Person

Avord Tower 1020 - 606 Spadina Crescent East Saskatoon, SK, S7K 3H1 Canada Telephone: (306) 244-4878
I, Earl Gebhardt, of Saskatoon, Saskatchewan, do hereby certify:
•	I am an Independent Engineering Consultant with North Rim Exploration Ltd. with a business address at Avord Tower, 1020-606 Spadina Crescent, Saskatoon, SK, Canada S7K 3H1.

•	This certificate applies to the technical report entitled Technical Summary Report, American West Potash, LLC, 2011 Potash Resource Assessment for the Holbrook Basin Project, dated October 17, 2011 (the “Technical Report”).

•	I am a graduate of University of Saskatchewan, (Degree in Mining Engineering in 1974). l am a member in good standing of the Association of Professional Engineers and Geoscientists of Saskatchewan, License #04239. My relevant experience is related to work at various engineering capacities for the Potash Corporation of Saskatchewan from 1981 to the end of 2004. I was employed for 20 years at the Lanigan operations primarily as Chief Mine Engineer, but also in other supervisory and managerial capacities. I spent about 10 years in hard rock mining in various mining engineering projects. I am a “Qualified Person” for purposes of National Instrument 43-101 (the “Instrument”).

•	I have not visited the project area site.

•	I am responsible for reviewing all sections of the Technical Report.

•	I am independent of American West Potash LLC of the tests presented in Section 1.4 of National Instrument 43-101.

•	I have prior involvement with the Property that is the subject of the Technical Report.

•	I have read the Instrument and the parts of the Technical Report that I am responsible for and have been prepared in compliance with the Instrument.

•	As of the date of this certificate, to the best of my knowledge, information and belief, the parts of the Technical Report that I am responsible for contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.
Signed and dated this 17th day of October, 2011 at Saskatoon, Saskatchewan.

/s/ Earl J. Gebhardt
Earl J. Gebhardt, P.Eng. Independent Engineering Consultant North Rim Exploration Ltd.

Avord Tower 1020 - 606 Spadina crescent East Saskatoon, SK, S7K 3H1 Canada Telephone: (306) 244-4878
October 17, 2011
Consent of Qualified Person
I, Earl J. Gebhardt, P.Eng., consent to the public filing of the Technical Report titled “Technical Summary Report, American West Potash, LLC, 2011 Potash Resource Assessment for the Holbrook Basin Project”, and dated October 17, 2011 (the “Technical Report”) by North Rim Exploration Ltd.
I also consent to any extracts from or a summary of the Technical Report for the Holbrook Basin Project, dated October 17, 2011, of North Rim Exploration Ltd.
I certify that I have read the Technical Report for the Holbrook Basin Project being filed by American West Potash LLC and that it fairly and accurately represents the information in the sections of the Technical Report for which I am responsible.
Dated this 17th day of October, 2011

/s/ Earl J. Gebhardt
Signature of Qualified Person

Earl J. Gebhardt, P.Eng.
Print name of Qualified Person

American West Potash, LLC Holbrook Basin project 2011 Potash Resource Assessment
Appendix A
Seismic Data

2011 Holbrook 2D
Seismic Interpretation
Phase 1 Report
Holbrook, Arizona
Prepared for:
Prospect Global
600 — 17th Ave SE
Denver, CO
80202
Prepared by:
RPS Boyd PetroSearch
1200, 800 — 6th Ave S.W.
Calgary, AB
T2P 3G3
September 29th, 2011
Project 20111009
boydpetro.com | rpsgroup.com/canada

Suite 1200, 800 — Sixth Avenue S.W., Calgary, Alberta T2P 3G3 Canada
T +1 403 233 2455 F +1 403 262 4344 E rpscal@rpsgroup.com
w www rpsgroup.com/canada
September 29th, 2011
Job No. 20111009

Attention:	Pat Avery

Re:	2011 Holbrook 2D — Phase 1 Interpretation Report
Dear Pat,
Please find attached our report documenting the Interpretation of Phase 1 of the 2011 Holbrook 2D seismic program completed by RPS Boyd PetroSearch on behalf of Prospect Global.
We have thoroughly enjoyed working on this project with you and your team and look forward to working on the next phases of your exploration efforts.
Yours sincerely,
RPS Energy

Roger Edgecombe, M.Sc., P.Geo., P.Geoph.
Manager Potash Division
encl.

United Kingdom | USA | Canada | Australia | Malaysia | Ireland | Netherlands | Singapore | Russia | Brazil

EXECUTIVE SUMMARY
As part of a subsurface investigation for the development of a future mine site, Prospect Global contracted RPS Boyd PetroSearch to provide technical oversight and to interpret approximately 53 linear miles of two dimensional (2D) seismic data in the area of Holbrook Arizona, USA. The primary objective of the project was to extend the geological knowledge in an area where previous information was spatially limited, specifically with the intent of delineating the Supai Evaporite sequence. The 2D seismic data provide subsurface information that facilitates the assessment of geologic conditions for potential future mining operations. Maps created from the 2D data will be used to assist mine planners in assessing potash potential in this area, in directing future drilling programs and may also be used for defining future seismic operations.
The 2011 Holbrook 2D program was located within a portion of Townships 16-19N, Ranges 25-26E, in Apache County, Arizona. In general, the quality of the processed Holbrook 2D data is fair (shallow) to good (deep). The data have usable frequencies up to 100 Hz, and provide only sufficient resolution for the broad objectives of the project; regional structural mapping, identifying areas of salt collapse/removal and fault delineation. Direct identification and mapping of the potash beds is beyond the data’s resolution.
Initially, only two wells containing sonic information (1-17 in T16N R25E & 1-56 in T19N R27E) existed within the project area. Neither well had logs which penetrated the Permian Upper Supai Evaporite, though, and so calibration to the zone of interest had to be based on wells up to 12 miles from the nearest seismic line. Horizon identifications were made based on the sonic logs from Well 1-4 in T14N R25E and Well 1-68 in T19N R27E. As the new drilling proceeded, the new sonic log information was continually incorporated into the data set, allowing a more precise and accurate identification of horizons to be made.
At the time of the writing of this report the Holbrook 2D dataset has not been depth converted.
A published map of the Permian Coconino Sandstone structure (stratigraphically above the Supai Formation) shows the project area to be located within a broad “saddle” feature, where the bedding is relatively flat. The recent drilling results confirm that, as the elevation of the Supai in all wells to date are within +/- 50 feet of each other despite separations of up to 13 miles. Several isolated structural features have been identified within the Holbrook 2D dataset, from minor seismic “bumps” to larger structural highs and some deep-seated faults.
No new evidence of extensive Supai Evaporite removal/collapse anomalies has been identified on the 2011 Holbrook 2D. However, a large salt removal feature can be seen to the southeast of the area on Lines 4 and 7, corresponding to the published edge of potash deposition. Minor features on the order of 300-400 feet across are apparent elsewhere. Further 2D and/or 3D delineation would be required to evaluate the possibility of undetected collapse features between the widely-spaced 2D lines.
Ongoing geological/geophysical interpretation of the area is required, as surface drilling and additional 2D data acquisition continues. Future programs would be used to identify and resolve collapse features, direct drilling programs and to locate anomalies that may not have been observed within the existing 2D dataset.

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TABLE OF CONTENTS

EXECUTIVE SUMMARY	I

TABLE OF CONTENTS	II

LIST OF FIGURES	IV

LEGAL NOTICE	V

1.0 INTRODUCTION	1

2.0 POTASH INDUSTRY SEISMIC EXPERIENCE	3

2.1 SEISMIC INVESTIGATION TECHNIQUES	3

2.2 TWO DIMENSIONAL SEISMIC ACQUISITION	4

2.3 THREE DIMENSIONAL SEISMIC ACQUISITION	4

2.4 PROJECT DESIGN AND MANAGEMENT	4

3.0 DATA PROCESSING & CORRELATION	6

3.1 DATA ACQUISITION	6

3.2 DATA PROCESSING IN TIME DOMAIN	6

3.3 SEISMIC CORRELATION	6

3.4 SEISMIC HORIZON PICKING	8

3.5 SEISMIC EVENTS	10

3.5.1 LOWER CHINLE	10

3.5.2 COCONINO	10

3.5.3 SUPAI	10

3.5.4 BASE POTASH	10

3.5.5 MKR1	10

3.5.6 MKR2	11

3.5.7 PRECAMBRIAN	11

4.0 INTERPRETATION PROCEDURES	12

4.1 GENERAL COMMENTS	12

4.2 INTERPRETATION RISK ASSESSMENT	12

4.2.1 STRUCTURAL ERRORS	12

4.2.2 ISOCHRON ERRORS	14

5.0 INTERPRETATION ANALYSIS	17

5.1 COLLAPSE FEATURES	17

5.2 SUPAI TIME STRUCTURE	17

5.3 SUPAI TO MKR1 ISOCHRON	21

5.4 PRECAMBRIAN STRUCTURE	23

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6.0 Conclusions	27

7.0 RECOMMENDATIONS	28

8.0 DIGITAL INFORMATION	29

8.1 FINAL PRODUCTS	29

8.2 DATA STORAGE	29

APPENDIX A — LIST OF MAP ENCLOSURES	31

A-1 MAP ENCLOSURES	31

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LIST OF FIGURES

FIGURE 1: MAP ILLUSTRATING THE 2011 HOLBROOK 2D SEISMIC PROJECT DATASET	2
FIGURE 2: WELLS WITH SONIC LOGS FOR USE IN THE 2011 HOLBROOK 2D PROJECT INTERPRETATION, SHOWN IN SQUARE OUTLINES	7
FIGURE 3: ILLUSTRATION OF A WELL TIE FOR THE 2011 HOLBROOK 2D PROJECT, USING LOGS FROM KG-8 ON LINE 8	8
FIGURE 4: 2D SEISMIC LINE 3 ILLUSTRATING THE SEISMIC HORIZONS PICKED THROUGHOUT THE HOLBROOK DATASET	9
FIGURE 5: REPRESENTATIVE AMPLITUDE SPECTRUM OF LINE 5 FROM THE 2011 HOLBROOK 2D DATASET AT WELL KG-10	13
FIGURE 6: CROSS PLOT OF SUPAI STRUCTURAL ELEVATION AGAINST SUPAI SEISMIC TIME	14
FIGURE 7: CROSS PLOT OF NET POTASH THICKNESS AGAINST SUPAI TO BASE POTASH SEISMIC ISOCHRON	15
FIGURE 8: CROSS PLOT OF NET POTASH THICKNESS AGAINST SUPAI TO MKR1 SEISMIC ISOCHRON	16
FIGURE 9: ILLUSTRATION OF DISSOLUTION COLLAPSE FEATURES DUE TO SALT REMOVAL ON LINE 3	18
FIGURE 10: LOCATION OF SALT COLLAPSE FEATURES ON LINE 3, BETWEEN WELLS KG-4 AND KG-6	19
FIGURE 11: SUPAI TIME STRUCTURE MAP (MS)	20
FIGURE 12: SUPAI TO MKR1 ISOCHRON MAP (MS)	22
FIGURE 13: SE END OF LINE 4 SHOWING PROBABLE EDGE OF UPPER SUPAI EVAPORITES	23
FIGURE 14: PRECAMBRIAN TIME STRUCTURE MAP (MS)	25
FIGURE 15: LINE 9 SHOWING PRECAMBRIAN FAULTS AND ASSOCIATED CHARACTER ANOMALY	26

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LEGAL NOTICE
This document was prepared by Boyd Exploration Consultants Ltd. (operating as RPS Boyd PetroSearch) solely for the benefit of Prospect Global.
Neither RPS Boyd PetroSearch, their parent corporations or affiliates, nor any person acting in their behalf:
•	make any warranty, expressed or implied, with respect to the use of any information or methods disclosed in this document; or

•	assumes any liability with respect to the use of any information or methods disclosed in this document.
Any recipient of this document, by their acceptance or use of this document, releases RPS Boyd PetroSearch and their sub-contractors, their parent corporations and affiliates from any liability for direct, indirect, consequential, or special loss or damage whether arising in contract, warranty, express or implied, tort or otherwise, and irrespective of fault, negligence, and strict liability.

Project Title	2011 Holbrook 2D — Seismic Interpretation — Phase 1 Report

Project Number	20111009
		Date of Issue	September 29th, 2011
	AUTHOR:	Project Manager	Peer Review
Name	Bob Borowski	Roger Edgecombe	Roger Edgecombe

RPS Boyd PetroSearch
1200, 800 - 6th Ave S.W.
File Location:	Calgary, AB T2P 3G3
T : (403) 233-2455 | F : (403) 262-4344 | E : rpscal@rpsgroup.com

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1.0 INTRODUCTION
Over the last decade, the surface seismic method has gained widespread recognition in the potash industry, both as a valuable mine planning tool and as an analytical tool for anomalous underground encounters at the mining level. Today, problems such as analysis of site-specific solution collapse anomalies, void space mapping, and brine inflow site identification are being solved through the use of surface seismic investigations.
Historically, the seismic method was first employed in the potash industry in Canada during the 1950’s and 1960’s. Despite slow acceptance, the potash industry began to view the seismic method as a useful tool. By incorporating regional two dimensional (2D) studies over large areas, mine planning progressed from simple geological extrapolation between test holes to more detailed evaluation of the subsurface. These initial 2D programs allowed for the identification and mapping of regional collapses as well as larger Winnipegosis mound features.
As the demand for seismic increased, the acceptance of the seismic method’s ability to answer questions about the subsurface grew, and in turn, the ability of the seismic method to resolve smaller features evolved. From the initial regional density of two mile grids to seismic lines every 400 metres, the two dimensional seismic method evolved to be used for the identification of smaller and smaller features. In the mid 1980’s, the three dimensional (3D) seismic method was introduced and the ability to create finely detailed, spatially correct images of the subsurface gained popularity. Today, six to ten 3D seismic surveys are acquired each year for potash mines in Canada.
The recognition by earth scientists and mining engineers of the on-going potential of seismic to contribute to the success of a mining operation has driven the continual evolution of the method. Today, the seismic method is used in a variety of applications in the potash industry, some proven by successes and some in the research and development stage.
The 2011 Holbrook 2D program was located within a portion of Townships 16-19N, Ranges 25-26E in Apache County, Arizona, about 24 miles east of the town of Holbrook. As illustrated in Figure 1, the dataset consists of nine two dimensional (2D) seismic lines, totalling 53 linear miles, shot on behalf of Prospect Global by Zonge International Inc. The data was recorded in the spring of 2011 using an accelerated weight drop source, with 30 m source/15 m group intervals, and processed by Excel Geophysical in Denver, Colorado. Field design, parameter selection and processing procedures were conducted by the acquisition and processing contractors independently of RPS Boyd recommendations.
The target of the seismic survey are potash beds in the Supai Evaporite, part of Permian aged Upper Supai Formation which occurs at approximately 1000 to 1500 feet below ground level in this area. This report presents the results of the interpretation of the 2011 Holbrook 2D dataset (Figure 1) completed by RPS Boyd PetroSearch on behalf of Prospect Global. The interpretation results presented in this report contain cross sectional views of individual lines and plan view maps of surface structure and isopach maps. Full scale digital copies of the maps are provided as enclosures to this report (Appendix A).

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Figure 1: Map illustrating the 2011 Holbrook 2D seismic project dataset.

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2.0 POTASH INDUSTRY SEISMIC EXPERIENCE
RPS Boyd PetroSearch is well qualified to perform the services outlined. RPS Boyd PetroSearch (RPS) has been involved with seismic acquisition and interpretation since 1977. Specifically, RPS has been involved with potash mine development, salt mine development and gas and chemical storage facilities since 1984. RPS has conducted similar potash projects for a number of companies, including BHP Billiton Canada, Potash Corporation of Saskatchewan, International Minerals Corporation, Mosaic Potash, Potash One, Western Potash, Vale Potash, and Agrium Potash.
RPS Boyd PetroSearch has been the primary seismic consulting firm for all operators in the Canadian potash industry since 1986. As a seismic technology services provider for Potash Corporation of Saskatchewan, Mosaic Potash, Vale Potash Canada, Western Potash, and Agrium Potash, RPS has an unprecedented understanding of evaporitic geological sequences gleaned from thousands of kilometres of 2D and thousands of square kilometres of 3D seismic.
Over the last 25 years RPS has undertaken in excess of 70 projects at 13 different mine sites. Mining depths on these projects have ranged from less than 450 meters to over 1200 meters. Geological conditions have included both horizontally layered Western Canadian sites and highly structured sites in Canada’s Maritime Provinces. Projects have included high priority, fast track seismic imaging to resolve critical, time-sensitive, and operational concerns. Re-evaluating seismic interpretations subsequent to mining operations has helped our clients ‘calibrate’ seismic signatures to actual mined geology.
Projects typically involve all facets of seismic exploration: survey design, acquisition, processing, interpretation, reporting, and final presentation. For each mine site, all available seismic data (current and historic) is maintained in a single interpretation project for reference when mine operations require immediate information. Final reports and maps are delivered in hard copy and digital formats.
2.1 Seismic Investigation Techniques
The seismic technique involves generating a wave of energy which is transmitted downward through the earth. Seismic energy is generated by small dynamite charges placed in shallow (usually <10 m) auger holes, mechanical weight drop, or vibroseis sources. This energy is reflected upward by many rock boundaries in the subsurface, detected by sophisticated receiving devices on the surface and digitally recorded on magnetic tape. The recorded data is processed and assembled for interpretation. The geophysicist then interprets the processed seismic data and formulates an image of the subsurface.
The interpretation of reflection seismic data is facilitated through the use of synthetic seismograms generated from down hole sonic and density measurements obtained from nearby drill holes. Comparing the computer generated synthetic seismograms to the time based seismic sections allows for the identification of key geological horizons and/or layers.
At the present time it is not possible to directly detect potash ore using surface seismic surveys. This is due to the similar acoustic properties of the potash ore with the surrounding salt. The application of seismic to potash mining has been primarily to map the characteristics of surrounding, seismically visible, strata and infer any changes of these strata to the mining level.
There are several methods of seismic acquisition which can be utilized in the mining industry; however the two predominant techniques are the 2D and 3D seismic methods. Both of these techniques have associated strengths and weaknesses. The primary difference lies in the lateral spatial resolution and the cost of acquisition.

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2.2 Two Dimensional Seismic Acquisition
Two dimensional seismic data consists of a straight-line profile which characterizes the subsurface as a vertical plane directly beneath the line. Data is acquired as a straight line with little flexibility for bends or gaps in the line. Uninterrupted lineal surface access is important for good data quality, (i.e. there should be as few gaps in the line for buildings, water wells, lakes etc. as possible). Geological features that are off the line of the profile will generally not be observed, however, in areas with structurally complex geology, 2D seismic will image off-line features. These artefacts are commonly referred to as ‘side-swipe’ features or ‘off-line effects’. Side swipe, even when recognized, can have adverse effects on mapping since measurements made from the seismic data are posted at the data collection point. Furthermore, with 2D data only, there is no evidence to determine which side of the line an off-line effect came from.
2.3 Three Dimensional Seismic Acquisition
Three dimensional seismic data is represented as a volume in which information about the subsurface is contained in all directions. All geological features within the resolution of the seismic frequencies will therefore be observed. Data is acquired as a net of orthogonal source and receiver lines where there is great flexibility in the positioning of the source and receiver points. In addition to logistical benefits, greater benefits are also obtained from 3D datasets in their ability to calculate attributes, amplitude based analyses and in the mapping of geobodies.
2.4 Project Design and Management
RPS Boyd PetroSearch uses customized procedures for project management and interpretation and works continually with the client representatives to optimize these procedures.
1)	Project Design

In conjunction and cooperation with the Client, RPS will:
•	Determine project requirements and objectives

•	Review budget constraints

•	Review available trade seismic data and make any purchase recommendations to Client

•	Design technical layout and acquisition parameters for new acquisition projects
2)	Project Management

On behalf of and in conjunction with the Client, RPS will:
•	Create and submit RFP documents for subcontractors for competitive bidding

•	Review subcontractor bid proposals and make selections

•	Provide field supervision as required to ensure contractor compliance to technical specifications

•	Audit safety component of all subcontractors

•	Provide daily cost tracking against budget to ensure timely cost management and risk mitigation

•	Once field operations are completed, provide client with Field Operations Report

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3)	Data Processing

On behalf of and in conjunction with the Client, RPS will:
•	Oversee processing run stream to ensure optimal data processing

•	Supervise processing flow and select appropriate technical parameters
4)	Interpretation
•	Load data from processor onto interpretation workstations

•	Incorporate new data into existing datasets

•	Compile well information, existing maps and depth controls to assist in interpretation

•	Create synthetic seismograms from available sonic log control as required to assist in reflection identification

•	Perform detailed investigation and analysis of data to identify anomalous features

•	Where appropriate, convert seismic into depth domain and create depth maps for all key horizons

•	Present results to Client

•	Produce report and provide digital copies of all data and interpretation to Client
It should be noted that for the 2011 Holbrook 2D project, RPS Boyd PetroSearch did not fulfill the role defined above. RPS Boyd PetroSearch was contracted to provide technical oversight. Parameter and contractor selection were completed independently of RPS recommendations.

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3.0 DATA PROCESSING & CORRELATION
3.1 Data Acquisition
As previously outlined, the 2011 Holbrook dataset consists of nine 2D seismic lines acquired by Prospect Global in an effort to provide subsurface information over the area (Fig. 1). Field acquisition was performed by Zonge International Inc., during the months of February and March, 2011. At the start up of field operations, RPS Field Supervisor Geoff Boedeker travelled to the site to assist in source parameter selection. A field testing sequence was conducted, with data processing by Excel Geophysical to ensure optimal source effort during the Phase 1 seismic operations
3.2 Data Processing in Time Domain
Seismic data is acquired in the time domain where vertical units are in two-way travel time from the seismic datum to a reflection. The processing, sequence and parameters used for the 2011 Holbrook 2D project were provided by Excel Geophysical, under the supervision of Jerry Schwinkendorf. Final sections were delivered to RPS Boyd for interpretation on April 23rd, 2011. Processing parameters and the processing run stream are not known as the industry practise of including the above information in the seismic header was not completed at the time of writing this report.
3.3 Seismic Correlation
The identification of seismic events is accomplished with the use of synthetic seismograms generated from down-hole density and sonic logs from nearby wells. At the onset of the project, well control with sonic logs was very limited and correlations had to be ‘jumped’ from wells up to 12 miles away (Well 1-4 in T14N R25E and Well 1-68 in T19N R27E). As the drilling program progressed more direct information became available, allowing the seismic events to become confidently defined. Figure 2 shows the well control that is currently available for use in the interpretation.
Additionally, using synthetic seismograms allows the phase of the seismic data to be determined, so the data can then be phase rotated to replicate a positive zero phase wavelet. This is an important step in the interpretation as it is imperative to know if a ‘peak’ on the data represents a positive or negative reflection coefficient, corresponding to a velocity increase or decrease. A positive zero phase wavelet is preferred, as it represents a velocity increase, with the maximum energy return being centred on that wavelet’s peak. Ultimately, to obtain this wavelet, a phase rotation of 180 degrees was applied to all the Holbrook lines except Line 1, which tied best at a rotation of -130 degrees.
Figure 3 illustrates the result of the phase correction process, showing the tie of Line 8 to the synthetic of Well KG-8 after the rotation was applied.

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Figure 2: wells with sonic logs for use in the 2011 Holbrook 2D Project interpretation, shown in square outlines.

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Figure 3: Illustration of a well tie for the 2011 Holbrook 2D Project, using logs from KG-8 on Line 8.
3.4 Seismic Horizon Picking
Following the identification of the seismic signature of individual geological layers from the synthetic seismograms, the seismic events are picked on the stacked processed data. The time structure information of the seismic data has very little inherent interpretive risk where the quality of the reflection is good. Picked horizons where the quality of the reflection is not as strong or consistent may have greater inherent interpretive risk.
Seismic horizon picking is itself based on decisions made by the interpreting geophysicist. Most of the horizons picked for the 2011 Holbrook 2D survey were made using guided automatic computer tracking of laterally continuous and stable seismic horizons. The automatic picking pass is then followed meticulously by manual edits through areas of poorer data.
Overall, the data quality in the Holbrook area through the zone of interest is only fair, due to the relative shallowness of the strata (on the order of 200 to 300 milliseconds depth, in time below the surface). This puts the target formations in a zone of very low fold and makes the data very sensitive to gaps in the acquisition due to surface impediments. Overall, though, there is low interpretive risk associated with this dataset, as the well control provided by the recent drilling has been used to guide the picking throughout the project.
Using Line 3 as an example, Figure 4 illustrates the seismic horizons interpreted throughout the Holbrook dataset.

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 8 -

Figure 4: 2D Seismic Line 3 illustrating the seismic horizons picked throughout the Holbrook dataset.

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3.5 Seismic Events
Based on local synthetic well ties, geological markers were extrapolated to the 2011 Holbrook 2D (Fig. 4). In total, seven horizons were extrapolated and interpreted throughout the dataset. The following is a complete description of these seismic horizons, from shallowest to deepest.
3.5.1 Lower Chinle
As illustrated in Figure 4, the Lower Chinle peak is the shallowest horizon picked, and one of the least coherent and continuous. The Chinle and Moenkopi Formations are Triassic strata which immediately overlie the Permian. The Lower Chinle event is close to the top of Moenkopi, but was chosen as it provides a somewhat more continuous reflector for picking. Although the Triassic has no particular geologic significance for this study, the horizon provided a useful datum to flatten on in some areas where the lower events were poor and difficult to pick.
3.5.2 Coconino
The Coconino is a sandstone unit of Permian age above the Supai. The seismic horizon is picked as a trough (Fig. 4). The trough is a fairly continuous, stable event throughout the data set. The sonic logs are inconsistent at the Coconino top, with some showing negative contrasts, some positive and others with none at all, possibly due to logging effects as well as lithologic changes. Initially picked as a peak event, this was changed as better well ties became available, particularly in the northern portion of the project area.
3.5.3 Supai
The Supai peak event correlates closely to the top of the Supai Formation, which is the primary zone of interest in this area as it contains the evaporate sequence in which the potash is found. This event forms at the contrast between the overlying Coconino Sandstone and the underlying Supai clastics. The event is somewhat discontinuous and had to be picked manually in areas. Although the sonic logs were somewhat variable in the event generated at the Supai, a decision was made to change the initial pick of the Supai (a trough) to the peak as that event proved to be a closer representation of the Supai Formation geologic top.
3.5.4 Base Potash
This peak event is unidentified, but was chosen as the first event below the potash bearing strata as determined from the well ties. As such, it helps to narrow the definition of that zone, and could be a more precise indicator of the zone’s overall thickness relative to the top of the Supai. However, it is often inconsistent and had to be picked manually in many areas, making it potentially inaccurate.
3.5.5 Mkr1
The Mkr1 seismic event represents a geological boundary that is unidentified. The Mkr1 event is a laterally continuous trough that is picked throughout the data set. Although a known geological equivalent is not determined, the seismic horizon is used as a flattening datum, in order to remove regional dip, for interpreting and for isochron mapping. The Mkr1 event is likely to be an internal member of the Upper Supai Formation, but well below the potash beds. Although none of the recently drilled wells have penetrated deep enough to determine a geological correlation, Well 1-7 in T15N R23E does but no tops are available for the deep portion of this well. Thus, no geological correlation is determined.

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 10 -

3.5.6 Mkr2
Also unidentified, this deeper peak event is very consistent across the Holbrook area, and is possibly related to the Fort Apache carbonates in the mid Supai. Again, there is no well control in the area to identify the horizon. Although it does seem to correlate to deep events in the 1-7 well’s synthetic, the 1-7 well log looks to have been incorrectly digitized as the derived velocities are unrealistically low, so this apparent correlation is likely spurious and not useable for identifying the event.
3.5.7 Precambrian
A peak, this is the deepest reasonably continuous event on the data, below which the data deteriorates into incoherence, and so is interpreted to represent the Precambrian basement surface. It is also the most ‘interpretative’ pick of the project, with no geologic control, but is a valuable horizon in providing definition of the basin as a whole. Deep seated faults can be seen to be originating from beneath this event, which do not appear to significantly impact the upper strata except in the northernmost area. It is thought that these faults may be conduits by which overlying strata might be charged with gas (helium) generated by radioactive decay in the basement rocks.

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4.0 INTERPRETATION PROCEDURES
4.1 General Comments
In general, the data quality of the 2011 Holbrook 2D is only fair in the shallow section, from 0 to about 400 ms, but gets better with increasing depth so that events below about 500 ms are quite clear and consistent. As mentioned previously, this is a function of the fold of the data increasing with depth in time. Increasing fold provides much better noise cancellation, as well as more accurate velocity picking and stacking, producing a better signal to noise ratio in the data. Given the shallowness of the zone of interest here, the only way higher fold could be obtained is by recording the data with more closely spaced receiver groups.
The amplitude spectrum in Figure 5 provides an analytical representation of the frequency content typical of the 2D seismic data from the Holbrook area. Using the high frequency of 100 Hz in modelling produces a wavelength of about 150 feet through the Upper Supai interval, for a 1/4 wavelength (the limit of resolution) of 37.5 feet. (This is somewhat unrealistic as the wavelet produced by the data’s bandwidth is less than 100 Hz, but it does illustrate the maximum resolution that might be obtained). As the individual potash beds are not found in any well in the Holbrook basin to be over 30 feet thick, this means the potash cannot be seen directly on the seismic data. Its presence or absence can only be inferred indirectly by looking for evidence in the data which could represent thicks, thins or other stratigraphic changes in the Upper Supai. Consequently, only structure and isochon maps have been prepared, with no character interpretation being performed.
The analysis and interpretation of the 2D dataset was completed using WinPics seismic interpretation software on a PC workstation.
4.2 Interpretation Risk Assessment
Although all efforts are made to ensure that the interpretation is correct, some level of uncertainty is always present in the interpretation of any remote sensing data. This level of uncertainty is termed interpretation risk and is discussed in the following sub-sections.
4.2.1 Structural Errors
During the processing of 2D and/or 3D seismic data several factors can contribute to structural error. Interactive processing techniques such as velocity analysis and surface static corrections affect the accuracy of the structural interpretation, and are greatly influenced by the quality and fold of the data. Furthermore, the depth migration algorithm can affect the accuracy of the structural placement of reflections, especially in 2D data where ‘out of the plane’ events can be misrepresented. To determine structural accuracy of the Holbrook data, a cross plot showing the relationship of the geologic top’s elevation from the wells against the associated seismic event’s time has been produced for the Supai (Figure 6). This plot shows a very strong linear relationship between the two, indicating that the seismic time structure is accurately representing the geology. Considering the well elevations are only known to within +/- 5 feet, the few wells that fall outside the linear trend on this plot could be attributable to that inaccuracy. Using the trend values will allow the time to be converted to depth, however as the trend is quite linear, this would essentially just amount to relabeling the time contours and would not alter the overall appearance of the time structure maps.

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Figure 5: Representative amplitude spectrum of Line 5 from the 2011 Holbrook 2D dataset at Well kg-10.

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Figure 6: Cross Plot of Supai Structural Elevation against Supai Seismic Time.
4.2.2 Isochron Errors
As an isochron is the time difference between two events, it represents the interval thickness between the two seismic horizons in time. The isochron value is then only as accurate as the events that are picked, and any error in either of the two events will impact the isochron. Although it has been shown above that the Supai event’s time structure is accurate, the same analysis is not possible on deeper events due to the lack of geologic/well control. Also, the isochron will be affected by lateral changes in the velocity of the sediments as well as their thickness, so that if low velocity sediments are replaced by higher velocity materials, the isochron will show a change that is not an actual physical change in overall sediment thickness. At the time of the writing of this report insufficient control exists to determine how stable the isochron interval velocity is in the Holbrook dataset.
Cross plots of an interval’s thickness (total potash in this case) versus the isochron time containing the interval can be made to determine if the isochron is an accurate predictor of that interval. Figure 7 is a plot of the total potash encountered in the new wells versus the isochron of Supai to Base Potash event. Figure 8 is the plot of total potash against the Supai to Mkr1 event. Both the figure labels show the potash value as an elevation, not a thickness. The change in the axis label was necessary to input the data into the interpretation software which generated the plots. Unfortunately, a good linear relationship does not exist between the two in either graph, suggesting neither isochron can accurately predict the potash thickness. It is likely that other factors, such as erosion on the top of the Supai or variations in the salts and anhydrites within the Upper Supai are overwhelming any contributions the potash beds may have on these intervals.

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 14 -

Despite the fact that the quantitative relationship between potash thickness and seismic derived isochrons values cannot be delineated, it is noteworthy that both the continuity of the seismic horizons and the icochron values provide a qualitative assessment of the lateral continuity of the subsurface geology.
Figure 7: Cross plot of net potash thickness against Supai to Base Potash seismic isochron.

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 15 -

Figure 8: Cross plot of net potash thickness against Supai to Mkr1 seismic isochron.

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 16 -

5.0 INTERPRETATION ANALYSIS
The interpretation results are presented in this report as a series of cross sectional views of individual lines and plan view maps of surface structure and isopach maps. Full scale digital copies of the maps are provided as enclosures to this report (Appendix A).
Structural maps for all the horizons picked have been prepared. As the horizons are largely conformable in the Holbrook Project area, with the exception of the Precambrian, the structure maps of the various horizons are similar in appearance. Analysis of the accuracy of these maps was discussed previously, and was shown to be quite good where sufficient geologic control exists. It has been assumed that such accuracy is then true for all the events mapped. Time to depth conversions have not been performed at this time, but could be done for the shallower horizons (Lower Chinle, Coconino and Supai) where accurate well control exists. Conversion factors for deeper events could be estimated but would not be as reliable.
5.1 Collapse Features
Changes in the Supai Horizon indicative of salt removal can be seen in the data. Figure 9, taken from Line 3, is an example. The Supai event here can be seen to show two minor collapse features (i.e. localized thinning of the interval from the Supai to lower events), the location of which is shown in Figure 10. It would be risky to drill into these features as the potash beds are likely to be absent. Given their apparent widths of 300 — 400 feet on the data, it is difficult to depict these features on the maps at the scale at which the project as a whole can be shown (in which the gridding to produce the maps was done using 100 by 100 feet bins), as such small features tend to be smoothed out. One can only be aware such features exist and the data must be examined closely, line by line, to avoid them. Once an area of interest is identified, larger scale maps can be produced to locate the collapses, but these will be constrained by the limitations of the 2D data set’s wide line spacing as to their true size and orientation.
5.2 Supai Time Structure
Figure 11 is the Supai Horizon Time Structure Map, which has been shown above to be quite accurate in depicting the true geologic structure of the Supai Formation. The trend formula given by the cross plot in Figure 6, Y = -1.325X + 1903.036, can be used to calculate the elevation of the Supai from this map by substituting the seismic time for ‘X’ (read from the map) and solving for elevation ‘Y’.
The most prominent feature of this map is the high trending NNE through the north of T17N R26E into T18N R26E. As KG-10 was drilled on this high and had no potash, it was thought that the high might be influencing the deposition of the potash. However, since Wells KG-8 and KG-12 were also drilled on this structure, and both had potash, that does not seem to be the case. It is more likely the high is related to post Triassic movements of the Precambrian, and so had no bearing on the Permian sediments.
The Supai structure may be used to predict the elevation of the potash zone as well, by assuming a relatively consistent isopach between the two. Results of the new drilling show considerable variations in this isopach (Supai to top potash), from as little as 151 feet in KG-13 to as much as 215 feet in KG-4, but averaging 185 feet. This implies accuracy only on the order of +/- 30 feet, which may still be useful but is not as precise as could be desired. From the well logs, it appears that thickness changes are occurring in the overlying salt and anhydrites immediately above the potash zone. It may be that the lower event, the Base Potash, might be more representative of the potash zone structure, but without well control, that cannot be verified.

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 17 -

Figure 9: Illustration of dissolution collapse features due to salt removal on Line 3.

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 18 -

Figure 10: Location of Salt Collapse Features on Line 3, between Wells KG-4 and KG-6.

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 19 -

Figure 11: Supai Time Structure Map (ms).

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 20 -

5.3 Supai to Mkr1 Isochron
The most prominent feature of Supai to Mkr1 Isochron Map is the thinning of the isochron on the SE ends of Line 4 and Line 7 (Figure 12). Figure 13 depicts the thinning on Line 4. The abrupt dropping of all horizons above the Mkr1 Horizon with the deeper horizons continuing unaffected is clear to see. As the thinning is confined to the Upper Supai interval above Mkr1, in which the potash bearing evaporate sequences are found, salt removal and subsequent collapse of the overlying strata seems the logical explanation. This interpretation suggests there is an area of large scale salt removal to the SE of the Holbrook Project area, coincident with, and the reason for, the mapped zero edge of the potash beds. It should be noted that such large features have not been found anywhere else in the project area.
Smaller areas of possible salt removal and collapse are evident on some of the seismic lines and have been discussed previously. Areas on the Supai to Mkr1 Isochron Map which have a light blue to greenish colour, are relative thins and should be examined in more detail in assessing the potash potential (Figure 12). Again, though, the true extent and configuration of these thins cannot be determined from the limited 2D coverage presently available.

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 21 -

Figure 12: Supai to Mkr1 Isochron Map (ms).

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 22 -

Figure 13: SE End of Line 4 showing probable edge of Upper Supai Evaporites.
5.4 Precambrian Structure
Figure 14 is the Precambrian Time Structure Map. It only differs significantly from the other maps in the area immediately east of KG-3 (in T17N R25E), where the event drops quite abruptly into a low filled with angularly unconformable sediments. This low is evident in Figure 4, shown previously to illustrate the horizons picked in the interpretation. The overlying Supai Formation strata do not seem to be influenced by this low in either structure or isopach however. Given the complete lack of deep geologic control, the feature is pointed out only as an academic interest.
Some other features of possible interest are basement faults and associated character anomalies seen on lines 8 and 9 to the north (T18N R26E), and represented as the dark blue lines in Figure 14. Figure 15 is a coloured variable area display of Line 9, chosen to enhance amplitude variations. A band of anomalously strong amplitudes (‘bright spots’) are evident at about 600 ms, which are clearly associated with Precambrian faulting and uplift. These events are about 200 ms below the top of the Supai, which would equate to an interval of about 1500 feet. Stratigraphically, that would likely place the events in the Fort Apache Member or Lower Supai. Although lower velocity and density evaporite beds could have the contrasts necessary to produce these high amplitudes, the occurrence of such sediments in the Fort Apache or Lower Supai has not been documented to the author’s knowledge.

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 23 -

It is possible that the bright spots may be a gas effect (reduction of rock velocity and density due to replacement of pore fluids with gas), caused by gas seeping up along the faults and becoming trapped in porous beds. Such gas effects are common in other sedimentary basins, where they can be direct hydrocarbon indicators. In this case, the gas would likely be helium, which is found trapped in the Coconino Sandstone in wells to the north of the prospect area. As a product of radioactive decay in granitic rocks (i.e. the Precambrian), migration of the gas along basement fault planes seems entirely plausible.
Again, the bright spots are only of academic interest but they do offer interesting alternative exploration possibilities.

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 24 -

Figure 14: Precambrian Time Structure Map (ms).

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 25 -

Figure 15: Line 9 showing Precambrian faults and associated character anomaly.

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 26 -

6.0 CONCLUSIONS
The 2011 Holbrook 2D program was conducted to complement and enhance the geologic knowledge of the Holbrook Basin in an area of sparse well control. The specific intent of the program was to delineate the Upper Supai Evaporite sequence by providing subsurface information to allow regional structural mapping, to identify areas of salt dissolution and removal, and to locate any faulting in the geological section which could adversely affect the planned drilling operations.
Prior to the onset of drilling, a preliminary interpretation was provided which illustrated that the proposed drilling locations were well positioned and avoided subsurface anomalies. As additional information in the form of well logs and digits were received, the seismic interpretation was continually refined to the point described in this report.
Based on the integrated work completed to date, the following conclusions are derived:
•
The seismic data is accurately correlated to the geologic formations. The new drilling, with modern geophysical logs, has provided synthetic seismograms from which the zone of interest can be identified. The additional well ties allow seismic events to be followed laterally with confidence.

•
The seismic time structure of the Supai Formation correlates well to the elevations determined from boreholes. As a result, the elevation of the Supai can be confidently predicted from the seismic data in areas away from the wells. The elevation of the potash zones could be derived from the Supai, but will be limited by the consistency of the geology.

•
Information provided from the 2D seismic data set allows for the determination of the overall basin configuration. The isochrons of the Upper Supai show a thin edge conforming to previously published work (Rauzi, Arizona Geologic Survey) for the potash basin. This also confirms the seismic data’s ability to detect such areas.

•
Lateral continuity of the geologic strata is confirmed over most of the project area. No areas of large scale salt dissolution and/or removal, nor any other features indicative of erosion or channelling which might remove the formations, have been identified in the data. Minor features are present, but are easily avoided by evaluating the seismic dataset prior to positioning new drill locations.

•
No faulting of the Upper Supai strata has been identified, apart from the small areas with limited extent over the small scale dissolution features discussed in the report. Deep faulting is evident, but does not impact the upper strata, except to provide post depositional uplift in some cases.

•
Based on current well information, directly correlating seismic isochron maps to potash isopachs does not provide a reliable quantitative relationship. The isochron maps are still useful in a qualitative sense, to confirm lateral continuity of formations away from the well ties, but lack predictive accuracy of potash thickness.

•
A deep exploration play, potentially for helium gas, has been identified. Although outside of the scope of the potash project, it does suggest a future exploration target and the possibility of selling the seismic data to interested parties, to help recoup some incurred expenses.

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 27 -

7.0 RECOMMENDATIONS
The following recommendations are made based on the interpretation of the seismic data:
As a result of the spatial sampling inaccuracy associated with 2D data, the structures and anomalies identified and interpreted in the Holbrook area may not be in the correct position as they could reside on either side of a 2D seismic line. Identified features may also be of different size and shape, the full extent of which is currently unknown. In addition, it is possible that geological events may exist between the lines of the survey and as such have gone undetected to date. For these reasons, it is suggested that a 3D seismic survey covering the portion of the block with potash mining potential be undertaken prior to initiating any mine workings in the area.
The geophysical interpretation should be integrated with future geological information using a team of Prospect Global geoscientists and RPS Boyd PetroSearch personnel to provide the most comprehensive interpretation of the data. Providing correlations between anomalies at the potash level and associated seismic signature may allow the geophysicist to predict the geology more precisely.
The use of these seismic data for mine planning should rely on detailed examination of the subtle features of maps, profiles and time slices. Regular use of the WinPics archive is encouraged. Note that all of the seismic images and maps found in this report can be reproduced in the WinPics archive system.
Regular use of the GOCAD archive is also encouraged. Several images and maps found in this report can be reproduced and viewed in GOCAD, which is a valuable analytical tool.

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 28 -

8.0 DIGITAL INFORMATION
8.1 Final Products
A DVD has been included with the original copy of this report, which contains the archived data for this project. The project archive DVD is organized into eight main directories and are listed as follows:
•	Report — contains the final report in Microsoft Word and Adobe PDF file formats and the larger 11“x17” report figures in Microsoft Power Point and Adobe PDF file formats.

•	Images — contains all preliminary Power Point files, screen captures.

•	Plots — A digital PDF version of all the full sized plots created for this report, as listed in the map enclosures, as well as a PDF of each of the interpreted seismic lines discussed in this report.

•	Archive — contains horizon ASCII files, and SEGP survey files.

•	Shape files — contains individual ESRI shape files for the interpreted anomalies as well as key overlay drawing files used in the creation of maps within this report.

•	SEGY — contains a copy of the 2011 Holbrook 2D dataset in SEGY format.

•	WinPics — an updated WinPics seismic data archived at RPS Boyd PetroSearch including all seismic data interpreted by RPS Boyd PetroSearch.

•	GOCAD — merged datasets have also been loaded into GOCAD for archival purposes as well as for 3D visualization and integration of additional data.
8.2 Data Storage
At the time of the writing of this report, it is unknown if Prospect Global has a data archive service provider. Proper data archiving is critical to ensure data integrity. RPS Boyd PetroSearch recommends that Prospect Global set up a contract with a data archive service.

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 29 -

This Interpretation Report of the 2011 Holbrook 2D Seismic Project Phase 1 is respectfully submitted September 29th, 2011.

Bob Borowski, P.Geoph.

Project Geophysicist

Roger Edgecombe, M.Sc., P.Geo, P.Geoph.
Manager Potash Division

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 30 -

APPENDIX A — LIST OF MAP ENCLOSURES
A-1 MAP ENCLOSURES
Below is a list of maps which are included with the 2011 Holbrook 2D Final Interpretation Report. These maps are provided in digital form as support to the work completed. All structure maps are in milliseconds relative to seismic datum and isochron maps are also in milliseconds.
Lower Chinle Time Structure Map
Coconino Time Structure Map
Supai Time Structure Map
Base Potash Time Structure Map
Mkr1 Time Structure Map
Mkr2 Time Structure Map
Precambrian Time Structure Map
Supai to Base Potash Isochron Map
Supai to Mkr1 Isochron Map

RPS Boyd PetroSearch	2011 Holbrook 2D — Final Interpretation Report	- 31 -

American West Potash, LLC Holbrook Basin project 2011 Potash Resource Assessment
Appendix B
Geological Cross Section

American West Potash, LLC Holbrook Basin project 2011 Potash Resource Assessment
Appendix C
Assay Standards

Quality Control Data
Limits
Potash Exploration Package

SRC Geoanalytical Laboratories Potash QC Limits
POT003 Standard Information
Standard Information
POT003 standard QC values are based on replicate analysis and limits are determinded from 3 sigma data. This standard is continuously control chart monitored by LIMS to ensure that sample sets using this standard have passed QC limits.
POTOO3 STD QC LIMITS: I CP2 Potash Exploration Package

Analyte	Value	Units	Upper Limit	Lower Limit
Ag	0.2	ppm	0.5	<0.2
AI203	O.Ol	%	O.Q3	O.Ol
Ba	i	ppm	2	<1
Be	0.2	ppm	0.4	<0.2
CaO	0.16%		0.18	0.15
Cd	1	ppm	2	<1
Ce	1	ppm	2	<1
Co	1	ppm	2	<1
Cr	2	ppm	3	<1
Cu	1	ppm	2	<1
Dy	0.2	ppm	0.4	<0.2
Er	0.2	ppm	0.4	<0.2
Eu	0.2	ppm	0.4	<0.2
Fe203	0.01%		0.02	<0.01
Ga	1	ppm	2	<1
Gd	1	ppm	2	<1
Hf	4.8	ppm	9.9	1
Ho	1	ppm	2	<1
K20	19.5%		20.5	18.5
La	1	ppm	2	<1
Li	1	ppm	2	<1
MgO	1.27%		1.41	1.13
MnO	0.01%		0.02	<0.01
Mo	1	ppm	2	<1
Na20	32.5%		33.4	31.3
Nb	1	ppm	2	<1
Nd	1	ppm	2	<1
Ni	1	ppm	2	<1
P205	0.01%		0.02	<0.01
Pb	1	ppm	2	1
Pr	1	ppm	2	<1
S	914	ppm	1304	523
Sc	1	ppm	2	<1
Sm	1	ppm	2	<1
Sn	1	ppm	2	< I
Sr	7	ppm	9	5
Ta	1	ppm	2	<1
Tb	1	ppm	2	<1
Th	1	ppm	2	<l
Ti02	0.01%		0.02	<0.01
U, ICP	2	ppm	3	<2
V	1	ppm	2	<1
W	1	ppm	2	<1
Y	1	ppm	2	<1
Yb	0.1	ppm	0.2	<0.1
Zn	1	ppm	2	<1
Zr	1	ppm	2	<1
Moisture	1.3%		2.1	0.6
Insoluble	0.9%		1.3	0.5
QC Limits Potash
Standards Date: 21 June 2010

SRC Geoanalytical Laboratories Potash QC Limits
POT004 Standard Information
Standard Information
POT004 standard QC values are based on replicate analysis and limits are determinded from 3 sigma data. This standard is continuously control chart monitored by LIMS to ensure that sample sets using this standard have passed QC limits.
POT004 STD QC LIMITS: ICP2 Potash Exploration Package

Analyte	Value	Units	Upper Limit	Lower Limit
Ag	0.2	ppm	0.3	<0.2
AI2O3	0.01%		0.02	<0.01
Ba	1	ppm	2	<1
Be	0.2	ppm	0.4	<0.2
CaO	0.05%		0.07	0.03
Cd	1	ppm	2	<1
Ce	1	ppm	2	<1
Co	1	ppm	2	<1
Cr	1	ppm	2	<1
Cu	1	ppm	2	<1
Dy	0.2	ppm	0.4	<0.2
Er	0.2	ppm	0.4	<0.2
Eu	0.2	ppm	0.4	<0.2
Fe2O3	0.01%		0.02	<0.01
Ga	1	ppm	2	<1
Gd	1	ppm	2	<1
Hf	1.6	ppm	2.2	1
Ho	1	ppm	2	<1
K2O	60.4%		62.4	58.4
La	1	ppm	2	<1
Li	1	ppm	2	<1
MgO	0.114%		0.152	0.076
MnO	0.01%		0.02	<0.01
Mo	1	ppm	2	<1
Na2O	1.64%		2.03	1.26
Nb	1	ppm	2	<1
Nd	1	ppm	2	<1
Ni	1	ppm	2	<1
P2O5	0.01%		0.02	<0.01
Pb	1	ppm	2	<1
Pr	1	ppm	2	<1
S	264	ppm	386	143
Sc	1	ppm	2	<1
Sm	1	ppm	2	<1
Sn	1	ppm	2	<1
Sr	1	ppm	2	<1
Ta	1	ppm	2	<1
Tb	1	ppm	2	<1
Th	1	ppm	2	<1
TiO2	0.01%		0.02	<0.01
U, ICP	2	ppm	3	<2
V	1	ppm	2	<1
W	1	ppm	2	<1
Y	1	ppm	2	<1
Yb	0.1	ppm	0.2	<0.1
Zn	1	ppm	2	<1
Zr	1	ppm	2	<1
Moisture	0.1%		0.2	<0.1
Insoluble	0.4%		0.6	0.2
QC Limits Potash Standards
Date: 21 June 2010

American West Potash, LLC Holbrook Basin project 2011 Potash Resource Assessment
Appendix D
Assay Results

America West Potash Pat Avery	Huffman Lab No. 156611 June 15, 2011 Page 1 of 1

ANALYSIS BASIS è		ARG	ARG	ARG	ARG	ARG
REPORTING BASIS è		ARG	GMF	GMF	GMF	GMF
		moisture	DI H2O	H2O soluble	H2O soluble	H2O soluble
Huffman	Client	LOD 105°C	Insolubles	K as K2O	Mg as MgO	Na as Na2O
Sample No.	Sample No.	% w/w	% w/w	% w/w	% w/w	% w/w
156611-01	KG1-001	0.89	18.55	4.09	0.42	39.04
156611-01dup	KG1-001	0.89	18.54	4.13	0.42	39.17
156611-02	KG1-002	2.15	22.55	6.77	1.15	32.47
156611-03	KG1-003	0.61	4.53	43.51	0.30	13.36
156611-04	KG1-004	1.24	16.89	20.81	0.64	25.38
156611-05	KG1-005	0.77	8.24	27.68	0.32	25.03
156611-06	KG1-006	0.74	8.66	23.60	0.33	28.05
156611-07	KG1-007	0.71	7.23	25.90	0.32	26.88
156611-08	KG1-008	3.22	37.34	4.67	1.59	25.80
156611-09	KG1-009	3.51	32.44	4.24	1.80	25.87
156611-10	KG1-010	0.44	3.68	2.15	0.20	47.77
156611-11	KG1-011	2.48	0.80	14.86	1.41	35.97
156611-11dup	KG1-011	2.47	0.78	14.90	1.41	36.06
156611-12	KG1-012	0.18	1.56	2.22	0.09	49.41
156611-13	KG1-013	0.23	0.49	2.32	0.04	49.71
156611-14	KG1-014	0.16	0.28	2.41	0.08	48.53
156611-15	KG1-015	0.08	0.53	34.97	0.08	22.40
156611-16	KG1-016	0.24	0.55	6.77	0.12	42.13
156611-17	KG1-017	3.55	0.48	5.51	1.81	40.93
156611-18	KG1-018	2.78	0.14	4.28	1.41	42.39
156611-19	KG1-019	1.04	0.27	1.83	0.57	42.32
156611-20	KG1-020	3.61	0.05	5.73	2.06	42.30
156611-21	KG1-021	0.37	1.54	57.99	0.22	2.78
156611-21dup	KG1-021	0.36	1.57	58.36	0.22	2.78
156611-22	KG1-022	4.69	0.26	11.67	2.82	37.39
156611-23	KG1-023	4.60	0.30	7.36	2.75	39.53
156611-24	KG1-024	3.94	4.21	3.69	2.32	42.27
156611-25	KG1-025	5.41	13.65	4.30	2.94	35.48
156611-26	KG1-026	3.63	6.55	11.50	1.98	35.60
156611-27	KG1-027	1.20	2.47	1.57	0.66	48.12
156611-28	KG1-028	0.50	0.49	0.75	0.28	51.29
156611-29	KG1-029	0.57	0.33	0.98	0.32	51.77
156611-30	KG1-030	1.00	0.14	1.42	0.53	50.65
156611-31	KG1-031	2.06	0.79	19.07	1.22	34.67
156611-31dup	KG1-031	2.05	0.81	19.05	1.21	34.67
156611-32	KG1-032	0.34	0.09	0.76	0.20	52.18
156611-33	KG1-033	0.53	0.21	1.11	0.30	51.51
156611-34	KG1-034	0.82	0.62	2.69	0.47	46.46
141511-01	SQ-01	10.10	0.24	18.43	9.47	18.98
141511-02	SQ-02	3.04	2.82	41.28	1.76	13.89
141511-03	SQ-03	0.12	1.64	0.55	0.06	51.67
141511-04	SQ-04	1.29	47.48	2.90	0.49	22.28
ANALYSIS AND REPORTING BASIS
ARG = As received then pre-dried at 90°C as needed for grinding, then ground sample basis
GMF = ARG sample basis calculated to ground and dried, moisture free basis at 105°C
As received samples were pre-dried as needed, crushed, split, and ground to nominal -200 mesh prior to analyses.
Aliquots were dried for 24 hours at 105°C in air for loss on drying (moisture) determination, which was used for calculation of other analyses to a moisture free basis.
Insolubles and soluble K, Na, Mg (reported as oxides) were determined from DI water leach at 30°C, with agitation for 1 hour, and nominal weight to volume ratio of 1:100 (nominal 1. gram of sample to 100.ml of DI).

America West Potash	Huffman Lab No. 159211
June 16, 2011
Pat Avery	Page 1 of 1

ANALYSIS BASIS è		ARG	ARG	ARG	ARG	ARG
REPORTING BASIS è		ARG	GMF	GMF	GMF	GMF
		moisture	DI H2O	H2O soluble	H2O soluble	H2O soluble
Huffman	Client	LOD 105°C	insolubles	K as K2O	Mg as MgO	Na as Na2O
Sample No.	Sample No.	% w/w	% w/w	% w/w	% w/w	% w/w
159211-01	KG2-001	1.23	18.10	1.17	0.53	41.14
159211-01dup	KG2-001	1.21	18.17	1.17	0.52	41.07
159211-02	KG2-002	0.90	12.52	0.92	0.40	44.30
159211-03	KG2-003	0.40	6.13	1.05	0.18	46.22
159211-04	KG2-004	0.10	0.66	6.19	0.05	47.38
159211-05	KG2-005	1.05	12.97	10.52	0.48	30.90
159211-06	KG2-006	1.26	8.97	8.76	0.63	39.39
159211-07	KG2-007	2.48	28.97	1.91	1.02	33.73
159211-08	KG2-008	1.45	15.99	3.01	0.60	39.85
159211-09	KG2-009	0.78	8.87	1.63	0.33	44.80
159211-10	KG2-010	0.19	1.15	1.27	0.09	49.66
159211-11	KG2-011	0.10	0.53	1.56	0.05	49.56
159211-11dup	KG2-011	0.09	0.51	1.52	0.05	49.60
159211-12	KG2-012	0.08	0.32	1.53	0.04	48.69
159211-13	KG2-013	0.16	1.92	1.22	0.07	42.85
159211-14	KG2-014	0.17	0.32	4.63	0.07	41.80
159211-15	KG2-015	0.07	0.44	6.23	0.04	41.28
159211-16	KG2-016	0.08	0.35	1.66	0.03	44.11
159211-17	KG2-017	0.09	0.09	3.94	0.03	46.91
159211-18	KG2-018	2.20	0.04	4.36	1.25	46.31
159211-19	KG2-019	3.65	0.16	8.22	2.17	40.33
159211-20	KG2-020	1.49	0.17	2.16	0.84	44.41
159211-21	KG2-021	2.03	6.92	3.58	1.11	44.90
159211-21dup	KG2-021	2.05	6.94	3.55	1.11	44.84
159211-22	KG2-022	3.72	13.37	10.31	2.09	33.59
159211-23	KG2-023	3.11	6.51	12.37	1.80	36.41
159211-24	KG2-024	1.51	3.79	34.67	0.85	20.26
159211-25	KG2-025	2.08	6.94	3.00	1.15	41.80
159211-26	KG2-026	1.76	0.14	3.96	1.03	45.98
159211-27	KG2-027	2.17	0.08	9.83	1.25	41.42
159211-28	KG2-028	1.85	0.08	5.54	1.12	45.58
159211-29	KG2-029	4.61	1.01	4.21	2.77	38.68
159211-30	KG2-030	1.14	52.77	2.65	0.49	8.78
159211-31	KG2-031	1.05	15.61	1.75	0.40	41.76
159211-31dup	KG2-031	1.04	15.77	1.74	0.40	41.59
159211-32	KG2-032	1.92	25.82	1.93	0.73	35.24
159211-33	KG2-033	1.72	30.26	2.23	0.69	31.71
159211-34	KG2-011A	1.96	1.14	19.79	1.24	33.76
159211-35	KG2-021A	0.21	1.01	60.53	0.11	2.12
159211-36	KG2-031A	2.27	0.79	19.94	1.25	34.16
141511-01	SQ-01	9.26	0.23	18.29	9.39	18.90
141511-02	SQ-02	3.05	3.00	41.14	1.75	13.83
141511-03	SQ-03	0.12	1.63	0.56	0.07	51.89
141511-04	SQ-04	1.31	48.07	2.87	0.47	22.25
ANALYSIS AND REPORTING BASIS
ARG = As received then pre-dried at 90°C as needed for grinding, then ground sample basis
GMF = ARG sample basis calculated to ground and dried, moisture free basis at 105°C
As received samples were pre-dried as needed, crushed, split, and ground to nominal -200 mesh prior to analyses.
Aliquots were dried for 24 hours at 105°C in air for loss on drying (moisture) determination, which was used for calculation of other analyses to a moisture free basis.
Insolubles and soluble K, Na, Mg (reported as oxides) were determined from DI water leach at 30°C, with agitation for 1 hour, and nominal weight to volume ratio of 1:100 (nominal 1. gram of sample to 100. ml of DI).

America West Potash	Huffman Lab No. 163111
June 24, 2011
Pat Avery	Page 1 of 1

ANALYSIS BASIS è		ARG	ARG	ARG	ARG	ARG
REPORTING BASIS è		ARG	GMF	GMF	GMF	GMF
		moisture	DI H2O	H2O soluble	H2O soluble	H2O soluble
Huffman	Client	LOD 105°C	insolubles	K as K2O	Mg as MgO	Na as Na2O
Sample No.	Sample No.	% w/w	% w/w	% w/w	% w/w	% w/w
163111-01	KG3-001	0.47	5.45	0.41	0.19	49.49
163111-01dup	KG3-001	0.44	5.42	0.38	0.19	49.41
163111-02	KG3-002	0.32	3.94	0.40	0.16	50.73
163111-03	KG3-003	1.19	22.77	5.95	0.56	35.07
163111-04	KG3-004	0.30	3.69	3.14	0.14	49.01
163111-05	KG3-005	1.10	10.17	9.79	0.59	38.54
163111-06	KG3-006	0.96	8.08	29.77	0.51	22.57
163111-07	KG3-007	1.30	24.34	4.26	0.67	35.57
163111-08	KG3-008	1.87	21.84	9.33	1.03	31.56
163111-09	KG3-009	1.30	18.70	3.00	0.71	38.51
163111-10	KG3-010	1.88	29.96	3.21	1.13	31.54
163111-11	KG3-011	1.14	16.00	1.84	0.57	41.48
163111-11dup	KG3-011	1.14	15.93	1.82	0.57	41.50
163111-12	KG3-012	0.23	0.95	1.15	0.13	49.60
163111-13	KG3-013	0.08	0.85	1.12	0.05	51.47
163111-14	KG3-014	0.06	0.57	0.87	0.04	52.85
163111-15	KG3-015	0.28	3.22	0.96	0.15	47.25
163111-16	KG3-016	0.25	9.82	1.10	0.01	36.58
163111-17	KG3-017	0.09	0.62	0.72	0.04	49.99
163111-18	KG3-018	0.10	0.95	0.84	0.06	48.20
163111-19	KG3-019	0.42	6.40	1.56	0.25	42.12
163111-20	KG3-020	0.08	0.35	0.93	0.06	40.77
163111-21	KG3-021	0.08	0.39	1.21	0.04	51.57
163111-21dup	KG3-021	0.07	0.40	1.24	0.04	51.54
163111-22	KG3-022	0.16	1.26	2.00	0.09	46.64
163111-23	KG3-023	0.04	0.18	7.64	0.04	45.34
163111-24	KG3-024	-0.01	0.07	8.14	0.01	46.05
163111-25	KG3-025	-0.03	0.08	14.08	0.02	40.88
163111-26	KG3-026	0.01	0.05	24.67	0.02	31.92
163111-27	KG3-027	0.00	0.07	16.43	0.02	38.75
163111-28	KG3-028	0.33	5.22	8.88	0.18	42.53
163111-29	KG3-029	1.69	23.42	2.08	0.87	35.76
163111-30	KG3-030	0.66	10.63	1.08	0.36	45.66
163111-31	KG3-031	1.00	14.34	3.22	0.47	40.56
163111-31dup	KG3-031	1.01	14.31	3.19	0.47	40.59
163111-32	KG3-032	0.36	4.37	14.09	0.19	38.25
163111-33	KG3-033	1.26	16.76	0.91	0.64	41.59
163111-34	KG3-034	0.07	0.75	0.47	0.05	49.44
163111-35	KG3-035	0.03	0.23	1.50	0.03	50.79
163111-36	KG3-036	0.02	0.06	4.98	0.02	46.98
163111-37	KG3-037	0.04	16.56	0.26	0.02	47.90
163111-38	KG3-011A	0.12	0.75	58.75	0.10	2.57
163111-39	KG3-021A	1.96	0.24	19.53	1.16	34.06
163111-40	KG3-031A	0.14	0.06	54.64	0.10	5.97
141511-01	SQ-01	11.92	0.24	18.66	9.41	19.32
141511-02	SQ-02	2.54	2.86	41.22	1.73	13.90
141511-03	SQ-03	0.08	1.64	0.56	0.06	51.67
141511-04	SQ-04	1.26	46.85	2.91	0.49	22.50
ANALYSIS AND REPORTING BASIS
ARG = As received then pre-dried at 90°C as needed for grinding, then ground sample basis
GMF = ARG sample basis calculated to ground and dried, moisture free basis at 105°C
As received samples were pre-dried as needed, crushed, split, and ground to nominal -200 mesh prior to analyses.
Aliquots were dried for 24 hours at 105°C in air for loss on drying (moisture) determination, which was used for calculation of other analyses to a moisture free basis.
Insolubles and soluble K, Na, Mg (reported as oxides) were determined from DI water leach at 30°C, with agitation for 1 hour, and nominal weight to volume ratio of 1:100 (nominal 1. gram of sample to 100. ml of DI).

America West Potash	Huffman Lab No. 172011
July 26, 2011
Pat Avery	Page 1 of 2

ANALYSIS BASIS è		ARG	ARG	ARG	ARG	ARG
REPORTING BASIS è		ARG	GMF	GMF	GMF	GMF
		moisture	DI H2O	H2O soluble	H2O soluble	H2O soluble
Huffman	Client	LOD 105°C	insolubles	K as K2O	Mg as MgO	Na as Na2O
Sample No.	Sample No.	% w/w	% w/w	% w/w	% w/w	% w/w
172011-01	KG4-001	0.69	21.65	0.64	0.34	38.50
172011-01dup	KG4-001	0.61	21.59	0.63	0.34	38.79
172011-02	KG4-002	0.41	9.52	1.45	0.22	45.66
172011-03	KG4-003	0.61	14.55	1.39	0.36	42.28
172011-04	KG4-004	0.38	9.58	5.22	0.21	42.87
172011-05	KG4-005	0.79	31.21	3.97	0.55	31.42
172011-06	KG4-006	0.46	19.94	3.50	0.44	37.88
172011-07	KG4-007	0.34	8.87	4.15	0.20	44.62
172011-08	KG4-008	0.35	7.06	4.32	0.25	44.79
172011-09	KG4-009	0.70	29.78	2.97	0.68	31.49
172011-10	KG4-010	0.40	13.29	5.21	0.26	39.82
172011-11	KG4-011	0.72	20.72	3.84	0.49	37.34
172011-11dup	KG4-011	0.75	20.57	3.89	0.49	37.15
172011-12	KG4-012	0.30	5.78	3.71	0.17	46.28
172011-13	KG4-013	1.20	37.67	10.97	0.79	21.50
172011-14	KG4-014	0.28	4.14	11.37	0.14	42.70
172011-15	KG4-015	0.63	13.61	23.66	0.42	26.33
172011-16	KG4-016	0.76	23.76	14.11	0.72	27.56
172011-17	KG4-017	1.07	29.33	7.99	1.05	27.98
172011-18	KG4-018	0.51	22.31	2.68	0.69	34.86
172011-19	KG4-019	0.20	2.07	9.33	0.12	40.69
172011-20	KG4-020	0.00	0.11	7.06	0.02	47.05
172011-21	KG4-021	0.00	0.10	5.32	0.01	48.24
172011-21dup	KG4-021	-0.01	0.11	5.34	0.01	48.75
172011-22	KG4-022	0.18	2.41	9.56	0.10	39.99
172011-23	KG4-023	0.02	0.11	9.73	0.03	43.17
172011-24	KG4-024	0.00	0.09	10.65	0.02	38.93
172011-25	KG4-025	0.05	1.39	9.03	0.05	34.66
172011-26	KG4-026	0.21	0.06	13.73	0.13	37.98
172011-27	KG4-027	0.95	0.13	18.71	0.56	31.61
172011-28	KG4-028	1.41	0.07	3.66	0.83	47.32
172011-29	KG4-029	2.90	0.09	4.83	1.96	44.28
172011-30	KG4-030	2.88	0.11	9.30	1.75	39.86
172011-31	KG4-031	2.06	14.70	2.31	1.76	37.66
172011-31dup	KG4-031	2.03	14.83	2.27	1.77	38.37
172011-32	KG4-032	1.26	1.55	1.37	0.72	48.82
172011-33	KG4-033	3.26	6.06	3.13	1.99	42.47
172011-34	KG4-034	2.56	4.07	4.21	1.50	42.92
172011-35	KG4-035	2.03	1.18	23.25	1.19	30.29
172011-36	KG4-036	2.07	2.36	2.56	1.20	44.61
172011-37	KG4-037	0.11	0.22	4.93	0.07	46.52
172011-38	KG4-038	0.20	1.91	0.29	0.10	39.34
172011-39	KG4-039	0.04	0.69	0.58	0.04	49.97
172011-40	KG4-040	0.00	0.12	3.43	0.02	46.12
172011-41	KG4-041	-0.01	0.03	14.95	0.02	39.67
172011-41dup	KG4-041	-0.03	0.05	15.26	0.02	39.46
172011-42	KG4-042	-0.02	0.04	10.17	0.01	43.16

America West Potash	Huffman Lab No. 172011
July 26, 2011
Pat Avery	Page 2 of 2

ANALYSIS BASIS è		ARG	ARG	ARG	ARG	ARG
REPORTING BASIS è		ARG	GMF	GMF	GMF	GMF
		moisture	DI H2O	H2O soluble	H2O soluble	H2O soluble
Huffman	Client	LOD 105°C	insolubles	K as K2O	Mg as MgO	Na as Na2O
Sample No.	Sample No.	% w/w	% w/w	% w/w	% w/w	% w/w
172011-43	KG4-043	-0.04	0.06	22.79	0.01	31.42
172011-44	KG4-044	-0.01	0.07	0.14	0.02	45.03
172011-45	KG4-045	0.31	25.04	0.56	0.28	24.83
172011-46	KG4-046	1.77	25.10	3.68	1.09	33.20
172011-47	KG4-047	1.49	26.96	2.04	1.00	34.02
172011-48	KG4-048	0.59	12.81	0.45	0.43	44.09
172011-49	KG4-049	0.98	21.64	0.52	0.65	38.44
172011-50	KG4-011a	0.11	0.74	59.90	0.11	1.53
172011-51	KG4-021a	2.03	0.99	19.46	1.20	32.86
172011-51dup	KG4-021a	2.04	1.00	19.36	1.20	32.82
172011-52	KG4-031a	0.10	0.66	61.94	0.11	1.64
172011-53	KG4-041	2.02	0.98	20.19	1.20	33.69
141511-01	SQ-01	6.65	0.26	17.43	8.90	18.00
141511-02	SQ-02	3.01	2.95	40.30	1.72	13.59
141511-03	SQ-03	0.14	1.63	0.45	0.06	49.93
141511-04	SQ-04	1.34	47.63	2.83	0.49	21.89
ANALYSIS AND REPORTING BASIS
ARG = As received, pre-dried at 90 oC as needed for grinding, then ground sample basis.
GMF = ARG sample basis calculated to dried, moisture free at 105°C.
As received samples were pre-dried as needed, crushed, split, and ground to nominal -200 mesh prior to all other analyses.
Aliquots were dried overnight at 105°C in air for loss on drying (moisture) determination.
Total insolubles and soluble K, Na, Mg (reported as equivalent oxides) were determined from DI water leach at 30°C, with agitation for 1 hour, and nominal weight to volume ratio of 1:100 (nominal 1. gram of sample to 100. ml of water).

America West Potash	Huffman Lab No. Working Copy
July 29, 2011
Pat Avery	Page 1 of 1

ANALYSIS BASIS è		ARG	ARG	ARG	ARG	ARG
REPORTING BASIS è		ARG	GMF	GMF	GMF	GMF
		moisture	DI H2O	H2O soluble	H2O soluble	H2O soluble
Huffman	Client	LOD 105°C	insolubles	K as K2O	Mg as MgO	Na as Na2O
Sample No.	Sample No.	% w/w	% w/w	% w/w	% w/w	% w/w
174611-01	KG5-001	0.58	16.01	1.18	0.32	42.01
174611-02	KG5-002	0.45	9.84	0.70	0.24	46.31
174611-03	KG5-003	0.11	1.91	0.99	0.08	50.95
174611-04	KG5-004	1.00	18.42	4.45	0.51	38.71
174611-05	KG5-005	1.43	25.95	3.49	0.86	33.92
174611-06	KG5-006	0.82	12.10	1.75	0.46	44.27
174611-07	KG5-007	0.42	7.02	0.71	0.24	45.20
174611-08	KG5-008	0.12	0.85	0.32	0.08	51.57
174611-09	KG5-009	-0.03	0.22	0.57	0.01	52.09
174611-10	KG5-010	0.11	1.13	8.64	0.08	43.42
174611-11	KG5-011	-0.01	0.05	18.26	0.01	36.90
174611-12	KG5-012	-0.03	0.04	10.63	0.01	40.64
174611-13	KG5-013	-0.03	0.14	12.31	0.01	36.34
174611-14	KG5-014	0.01	65.67	0.30	0.01	3.51
174611-15	KG5-015	0.00	0.12	9.72	0.01	41.78
174611-16	KG5-016	-0.01	0.05	7.09	0.01	46.56
174611-17	KG5-017	0.00	0.03	9.22	0.02	43.97
174611-18	KG5-018	0.06	1.00	4.45	0.05	47.17
174611-19	KG5-019	1.83	32.29	4.27	1.19	29.26
174611-20	KG5-020	0.31	4.32	1.83	0.18	48.86
174611-21	KG5-021	0.18	2.39	6.56	0.10	46.01
174611-22	KG5-022	0.16	3.62	19.58	0.09	34.99
174611-23	KG5-023	0.28	4.29	3.29	0.15	46.33
174611-24	KG5-024	0.03	0.19	0.29	0.01	51.43
174611-25	KG5-025	-0.02	0.14	0.36	0.01	51.44
174611-26	KG5-026	-0.04	0.06	0.15	0.01	51.17
174611-27	KG5-027	0.03	0.93	0.12	0.03	47.39
174611-28	KG5-028	0.64	19.09	0.27	0.45	39.69
174611-29	KG5-029	0.96	26.44	0.40	0.74	35.14
ANALYSIS AND REPORTING BASIS
ARG = As received, pre-dried at 90°C as needed for grinding, then ground sample basis.
GMF = ARG sample basis calculated to dried, moisture free at 105°C.
As received samples were pre-dried as needed, crushed, split, and ground to nominal -200 mesh prior to all other analyses.
Aliquots were dried overnight at 105°C in air for loss on drying (moisture) determination.
Total insolubles and soluble K, Na, Mg (reported as equivalent oxides) were determined from DI water leach at 30°C, with agitation for 1 hour, and nominal weight to volume ratio of 1:100 (nominal 1. gram of sample to 100. ml of water).

America West Potash	Huffman Lab No. 172111
July 26, 2011
Pat Avery	Page 1 of 1

ANALYSIS BASIS è		ARG	ARG	ARG	ARG	ARG
REPORTING BASIS è		ARG	GMF	GMF	GMF	GMF
		moisture	DI H2O	H2O soluble	H2O soluble	H2O soluble
Huffman	Client	LOD 105°C	insolubles	K as K2O	Mg as MgO	Na as Na2O
Sample No.	Sample No.	% w/w	% w/w	% w/w	% w/w	% w/w
172111-01	KG6-001	0.67	15.72	5.47	0.48	38.63
172111-01dup	KG6-001	0.66	15.58	5.55	0.48	39.44
172111-02	KG6-002	0.87	18.96	1.84	0.60	39.34
172111-03	KG6-003	0.39	8.79	2.00	0.29	45.05
172111-04	KG6-004	0.30	3.25	0.86	0.12	45.62
172111-05	KG6-005	0.07	0.19	0.49	0.04	51.84
172111-06	KG6-006	0.14	1.18	0.56	0.06	50.21
172111-07	KG6-007	0.01	0.07	0.39	0.01	50.98
172111-08	KG6-008	0.02	0.00	1.33	0.01	49.48
172111-09	KG6-009	0.02	4.84	1.56	0.01	37.06
172111-10	KG6-010	0.03	0.08	0.76	0.02	47.14
172111-11	KG6-011	0.01	0.02	19.96	0.01	32.97
172111-11dup	KG6-011	0.01	0.01	19.77	0.01	32.63
172111-12	KG6-012	0.02	0.01	24.04	0.01	30.70
172111-13	KG6-013	0.01	0.02	14.05	0.01	36.40
172111-14	KG6-014	0.01	0.01	5.19	0.01	44.13
172111-15	KG6-015	0.27	5.65	14.41	0.16	36.27
172111-16	KG6-016	0.69	15.75	1.59	0.39	40.80
172111-17	KG6-017	0.35	5.09	3.08	0.15	46.98
172111-18	KG6-018	0.23	3.53	0.87	0.10	49.92
172111-19	KG6-019	0.17	1.81	1.18	0.08	50.95
172111-20	KG6-020	0.07	0.16	0.22	0.02	49.85
172111-21	KG6-021	0.06	0.29	0.16	0.02	46.60
172111-21dup	KG6-021	0.05	0.27	0.18	0.03	46.58
172111-22	KG6-010a	0.16	0.30	58.58	0.10	1.62
172111-23	KG6-020a	2.05	0.97	18.81	1.12	32.25
172111-24	KG6-000	0.95	14.54	4.41	0.50	40.23
141511-01	SQ-01	10.83	0.21	18.03	9.32	18.87
141511-02	SQ-02	3.12	2.91	40.21	1.74	13.72
141511-03	SQ-03	0.21	1.49	0.46	0.06	50.58
141511-04	SQ-04	1.45	47.61	2.78	0.49	21.97
ANALYSIS AND REPORTING BASIS
ARG = As received, pre-dried at 90°C as needed for grinding, then ground sample basis.
GMF = ARG sample basis calculated to dried, moisture free at 105°C.
As received samples were pre-dried as needed, crushed, split, and ground to nominal -200 mesh prior to all other analyses.
Aliquots were dried overnight at 105°C in air for loss on drying (moisture) determination.
Total insolubles and soluble K, Na, Mg (reported as equivalent oxides) were determined from DI water leach at 30°C, with agitation for 1 hour, and nominal weight to volume ratio of 1:100 (nominal 1. gram of sample to 100. ml of water).

America West Potash	Huffman Lab No. 180411
August 11, 2011
Pat Avery	Page 1 of 1

ANALYSIS BASIS è		ARG	ARG	ARG	ARG	ARG
REPORTING BASIS è		ARG	GMF	GMF	GMF	GMF
		moisture	DI H2O	H2O soluble	H2O soluble	H2O soluble
Huffman	Client	LOD 105°C	insolubles	K as K2O	Mg as MgO	Na as Na2O
Sample No.	Sample No.	% w/w	% w/w	% w/w	% w/w	% w/w
180411-01	KG9-001	0.38	15.29	0.38	0.33	44.70
180411-01dup	KG9-001	0.46	15.26	0.45	0.33	44.35
180411-02	KG9-002	0.32	7.02	0.23	0.16	49.57
180411-03	KG9-003	0.20	2.96	0.18	0.07	51.33
180411-04	KG9-004	0.25	4.89	31.95	0.13	24.08
180411-05	KG9-005	0.45	21.86	10.51	0.47	32.25
180411-06	KG9-006	0.71	35.62	3.80	1.04	27.44
180411-07	KG9-007	0.41	18.91	3.89	0.69	36.77
180411-08	KG9-008	0.22	2.05	0.75	0.11	50.08
180411-09	KG9-009	0.14	0.66	0.29	0.06	51.62
180411-10	KG9-010	0.10	0.35	0.22	0.04	48.35
180411-11	KG9-011	0.50	6.43	0.41	0.22	47.74
180411-11dup	KG9-011	0.49	6.46	0.42	0.22	47.84
180411-12	KG9-012	0.09	0.40	0.24	0.03	52.32
180411-13	KG9-013	0.11	0.54	3.61	0.03	47.80
180411-14	KG9-014	0.03	0.07	8.54	0.01	44.81
180411-15	KG9-015	0.05	0.34	3.15	0.01	50.79
180411-16	KG9-016	0.07	0.22	12.93	0.02	37.47
180411-17	KG9-017	0.09	6.22	7.43	0.02	28.67
180411-18	KG9-018	0.06	0.11	11.50	0.02	42.99
180411-19	KG9-019	0.06	0.25	22.22	0.02	33.38
180411-20	KG9-020	0.37	7.03	10.40	0.16	40.24
180411-21	KG9-021	0.47	8.27	2.75	0.20	46.56
180411-21dup	KG9-021	0.47	8.31	2.77	0.20	46.86
180411-22	KG9-022	0.09	0.22	4.90	0.03	52.72
180411-23	KG9-023	0.16	2.00	28.93	0.06	28.05
180411-24	KG9-024	0.23	3.07	5.98	0.09	44.02
180411-25	KG9-025	0.07	0.25	2.80	0.02	49.22
180411-26	KG9-026	0.08	0.35	0.24	0.03	51.82
180411-27	KG9-027	0.06	0.16	1.09	0.01	47.73
180411-28	KG9-028	0.05	0.08	0.16	0.01	49.60
180411-29	KG9-029	1.22	21.09	0.58	0.65	35.01
180411-30	KG9-011a	0.16	0.48	61.06	0.11	2.07
180411-31	KG9-021a	1.98	1.83	20.10	1.14	33.53
180411-31dup	KG9-021a	2.00	1.85	19.84	1.13	33.69
141511-01	SQ-01	9.07	0.23	18.42	9.29	18.98
141511-02	SQ-02	3.11	2.96	41.69	1.75	14.08
141511-03	SQ-03	0.20	1.57	0.45	0.06	52.05
141511-04	SQ-04	1.49	47.84	2.94	0.49	22.68
ANALYSIS AND REPORTING BASIS
ARG = As received, pre-dried at 90°C as needed for grinding, then ground sample basis.
GMF = ARG sample basis calculated to dried, moisture free at 105°C.
As received samples were pre-dried as needed, crushed, split, and ground to nominal -200 mesh prior to all other analyses.
Aliquots were dried overnight at 105°C in air for loss on drying (moisture) determination.
Total insolubles and soluble K, Na, Mg (reported as equivalent oxides) were determined from DI water leach at 30°C, with agitation for 1 hour, and nominal weight to volume ratio of 1:100 (nominal 1. gram of sample to 100. ml of water).

America West Potash	Huffman Lab No. 193111
September 20, 2011
Pat Avery	Page 1 of 2

ANALYSIS BASIS è		ARG	ARG	ARG	ARG	ARG
REPORTING BASIS è		ARG	GMF	GMF	GMF	GMF
		moisture	DI H2O	H2O soluble	H2O soluble	H2O soluble
Huffman	Client	LOD 105°C	insolubles	K as K2O	Mg as MgO	Na as Na2O
Sample No.	Sample No.	% w/w	% w/w	% w/w	% w/w	% w/w
193111-01	KG12-01	0.03	0.08	0.28	0.01	52.42
193111-01 dup	KG12-01	0.05	0.07	0.27	0.01	52.75
193111-02	KG12-02	0.09	0.43	0.25	0.03	48.89
193111-03	KG12-03	0.02	0.04	0.22	0.01	52.52
193111-04	KG12-04	0.01	0.16	0.17	0.01	52.90
193111-05	KG12-05	0.25	2.32	0.22	0.10	48.27
193111-06	KG12-06	0.07	0.32	0.62	0.02	50.27
193111-07	KG12-07	0.02	0.16	12.82	0.01	40.55
193111-08	KG12-08	0.05	0.07	0.29	0.01	48.94
193111-09	KG12-09	0.57	29.64	0.26	0.01	19.70
193111-10	KG12-10	0.06	0.42	12.72	0.02	40.34
193111-11	KG12-11	0.64	11.08	2.93	0.29	43.67
193111-11 dup	KG12-11	0.64	11.17	2.90	0.29	43.62
193111-12	KG12-12	0.35	6.22	15.53	0.14	36.19
193111-13	KG12-13	0.18	2.59	2.90	0.06	49.05
193111-14	KG12-14	0.16	3.26	22.24	0.06	31.85
193111-15	KG12-15	0.31	6.43	5.34	0.13	43.60
193111-16	KG12-16	0.07	0.22	2.45	0.03	50.72
193111-17	KG12-17	0.07	0.20	8.60	0.03	45.26
193111-18	KG12-18	0.08	0.36	1.62	0.03	47.17
193111-19	KG12-19	0.04	0.07	12.89	0.02	40.58
193111-20	KG12-20	0.04	0.15	0.55	0.01	50.51
193111-21	KG12-21	0.61	29.44	0.47	0.24	31.05
193111-21 dup	KG12-21	0.61	29.39	0.47	0.24	31.11
193111-22	KG12-11a	0.13	0.94	59.61	0.09	1.94
193111-23	KG12-21a	2.13	1.63	19.52	1.18	33.38
193111-24	KG13-01	0.03	0.16	0.12	0.01	52.57
193111-25	KG13-02	0.40	7.61	0.27	0.19	45.95
193111-26	KG13-03	0.09	1.12	0.15	0.04	50.38
193111-27	KG13-04	0.03	0.12	0.16	0.00	50.14
193111-28	KG13-05	0.02	0.15	0.28	0.00	50.57
193111-29	KG13-06	0.01	0.05	16.61	0.00	37.41
193111-30	KG13-07	0.02	0.06	10.48	0.00	43.45
193111-31	KG13-08	0.04	0.13	6.02	0.00	41.72
193111-31 dup	KG13-08	0.03	0.12	6.02	0.00	41.82
193111-32	KG13-09	-0.01	0.07	15.72	0.00	39.45
193111-33	KG13-10	0.07	4.76	0.21	0.00	35.93
193111-34	KG13-11	0.19	30.72	0.15	0.05	19.73
193111-35	KG13-12	0.33	7.97	0.30	0.13	46.34
193111-36	KG13-13	1.38	33.08	0.71	0.69	33.75
193111-37	KG13-14	0.28	5.46	0.24	0.12	49.28
193111-38	KG13-15	0.19	3.09	0.25	0.07	51.09
193111-39	KG13-16	0.17	3.32	0.18	0.07	50.18
193111-40	KG13-17	0.02	0.24	0.20	0.01	51.58
193111-41	KG13-11a	0.14	0.71	59.39	0.09	1.88
193111-41 dup	KG13-11a	0.13	0.74	60.23	0.09	1.88

America West Potash	Huffman Lab No. 193111
September 20, 2011
Pat Avery	Page 2 of 2

ANALYSIS BASIS è		ARG	ARG	ARG	ARG	ARG
REPORTING BASIS è		ARG	GMF	GMF	GMF	GMF
		moisture	Dl H2O	H2O soluble	H2O soluble	H2O soluble
Huffman	Client	LOD 105°C	insolubles	K as K2O	Mg as MgO	Na as Na2O
Sample No.	Sample No.	% w/w	% w/w	% w/w	% w/w	% w/w
193111-42	KG1-35	0.03	0.13	0.33	0.01	51.47
193111-43	KG1-36	0.03	0.09	0.40	0.01	52.43
193111-44	KG1-37	0.06	0.27	0.55	0.03	52.19
193111-45	KG1-38	0.04	0.08	0.44	0.01	51.04
193111-46	KG1-39	0.14	6.37	0.51	0.05	36.15
193111-47	KG1-40	0.06	0.41	0.48	0.02	44.43
193111-48	KG1-41	0.04	0.09	0.55	0.01	47.14
193111-49	KG1-42	0.04	0.22	0.68	0.01	50.34
193111-50	KG1-43	0.14	1.28	1.43	0.06	49.06
193111-51	KG1-44	0.14	0.45	59.46	0.09	2.20
193111-51 dup	KG1-44	INS	INS	INS	INS	INS
193111-52	NR1	0.16	0.00	60.84	0.01	1.09
193111-53	SQ-01	14.82	0.21	19.37	9.74	20.10
193111-54	SQ-02	3.07	2.85	40.71	1.70	13.78
193111-55	SQ-03	0.15	1.55	0.47	0.06	51.41
193111-56	SQ-04	1.48	48.18	2.90	0.46	22.59
ANALYSIS AND REPORTING BASIS
ARG = As received, pre-dried at 90°C as needed for grinding, then ground sample basis.
GMF = ARG sample basis calculated to dried, moisture free at 105°C.
As received samples were pre-dried as needed, crushed, split, and ground to nominal -200 mesh prior to all other analyses.
Aliquots were dried overnight at 105°C in air for loss on drying (moisture) determination, except for control sample SQ-01 which was dried overnight at 130°C.
Total insolubles and soluble K, Na, Mg (reported as equivalent oxides) were determined from Dl water leach at 30°C, with agitation for 1 hour, and nominal weight to volume ratio of 1:100 (nominal 1. gram of sample to 100. ml of water).

America West Potash	Huffman Lab No. 199011
October 4, 2011
Pat Avery	Page 1 of 1

ANALYSIS BASIS è		ARG	ARG	ARG	ARG	ARG
REPORTING BASIS è		ARG	GMF	GMF	GMF	GMF
		moisture	Dl H2O	H2O soluble	H2O soluble	H2O soluble
Huffman	Client	LOD 105°C	insolubles	K as K2O	Mg as MgO	Na as Na2O
Sample No.	Sample No.	% w/w	% w/w	% w/w	% w/w	% w/w
199011-01	KG14-001	0.05	0.61	0.11	0.02	49.53
199011-01dup	KG14-001	0.05	0.59	0.11	0.02	49.56
199011-02	KG14-002	0.05	0.53	0.14	0.02	51.09
199011-03	KG14-003	0.03	0.35	0.14	0.01	43.72
199011-04	KG14-004	0.02	0.06	0.09	0.00	49.60
199011-05	KG14-005	0.03	0.07	0.21	0.01	49.61
199011-06	KG14-006	0.02	0.05	7.77	0.00	44.63
199011-07	KG14-007	0.02	0.05	9.63	0.01	42.25
199011-08	KG14-008	0.04	0.26	4.65	0.01	40.34
199011-09	KG14-009	0.05	18.51	0.30	0.01	28.50
199011-10	KG14-010	0.32	11.36	0.76	0.15	44.32
199011-11	KG14-011	0.14	2.98	0.66	0.07	49.36
199011-11dup	KG14-011	0.16	2.95	0.65	0.07	50.45
199011-12	KG14-012	0.47	14.27	1.18	0.24	43.03
199011-13	KG14-013	0.14	3.57	0.86	0.07	49.38
199011-14	KG14-014	0.38	10.05	0.87	0.22	46.50
199011-15	KG14-015	0.19	4.99	0.40	0.09	49.37
199011-16	KG14-016	0.03	0.32	0.20	0.02	50.98
199011-17	KG14-011A	2.14	0.83	19.88	1.23	33.24
141511-01	SQ-01	15.05	0.24	19.41	9.79	20.21
141511-02	SQ-02	3.05	3.02	40.93	1.71	13.84
141511-03	SQ-03	0.15	1.61	0.45	0.06	51.07
141511-04	SQ-04	1.49	47.09	2.79	0.48	22.09
ANALYSIS AND REPORTING BASIS
ARG = As received, pre-dried at 90°C as needed for grinding, then ground sample basis.
GMF = ARG sample basis calculated to dried, moisture free at 105°C.
As received samples were pre-dried as needed, crushed, split, and ground to nominal -200 mesh prior to all other analyses.
Aliquots were dried overnight at 105°C in air for loss on drying (moisture) determination, except for control sample SQ-01 which was dried overnight at 130°C.
Total insolubles and soluble K, Na, Mg (reported as equivalent oxides) were determined from Dl water leach at 30°C, with agitation for 1 hour, and nominal weight to volume ratio of 1:100 (nominal 1. gram of sample to 100. ml of water).

American West Potash, LLC Holbrook Basin project 2011 Potash Resource Assessment
Appendix E
Resource Tonnage Tables

RESOURCE SUMMARY TABLE
INDICATED1 RESOURCE SUMMARY

		Area with Seismic					K2O
		Deductions of	Weighted Average	Weighted Average	Total Sylvinite	Total K2O	MMT[3] per
Member	Area (km2)	15% (km2 )	Thickness (m)	K2O Grade (%)[4]	Tonnage (MMT3)[5]	Tonnage (MMT3)[6]	Section[7]
KR-1	0.00	0.00	0.00	0.00	0.00	0.00	0.00
KR-2	45.26	38.47	1.98	10.09	158.10	15.95	1.07
Total	45.26	38.47	N/A	N/A	158.10	15.95	1.07
INFERRED[2] RESOURCE SUMMARY

		Area with Seismic
		Deductions of	Weighted Average	Weighted Average	Total Tonnage	Total K2O Tonnage	K2O MMT[3] per
Member	Area (km2)	15% (km2)	Thickness (m)	K2O Grade (%)[4]	(MMT3)[5]	(MMT3)[6]	Section[7]
KR-1	42.70	36.29	1.69	13.44	127.58	17.15	1.22
KR-2	125.56	106.72	1.95	11.39	432.75	49.29	1.20
Total	168.26	143.01	N/A	N/A	560.33	66.44	2.42

[1]	Indicated Resource radius of influence is 0.0-1.6KM for Potash Units KR-1 and KR-2

[2]	Inferred Resource radius of influence is 1.6-3.2KM for Potash Units KR-1 and KR-2

[3]	MMT = Million Metric Tonnes

[4]	“Average K2O Grade” and “Average Thickness” refer to weighted averages.

[5]	“Total Sylvinite Tonnage” refers to total amount of in-situ resource in the Project Area (i.e. Area x Thickness x Density x Deductions)

[6]
“Total K2O Tonnage” refers to the total amount of K2O resource in the Project Area (i.e. Area x Thickness x Density x Deductions x Grade) Deductions include 15% for unknown anomalies (Does not include extraction ratio or plant and transport losses)

[7]	Assuming 640 acres or 2,589,988m2 per section.

Indicated Tonnage
0.0-1.6KM ROI

					Mineral Estimation in KR-1
UNIT: KR-1					Area Calculation		Measured Data		Tonnage Calculation
				Grade x		Area With Seismic
POLYGON /		From	To	Thck	Area	Deductions of 15%	Thickness	K2O Grade	Volume	Sylvinite Weight	Sylvinite Tonnage	K2O Tonnage
WELL No.	WELL NAME	(m)	(m)	>12.191	(m2)	(m2)	(m)	(%)	(m3)	(kg)	(Tonnes)	(Tonnes)
	01-17	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-18	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-22	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-23	464.97	467.11	✓		Historical Well — Lack of Data (No Core)
	01-24	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-25	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-26	381.69	384.20	✓		Historical Well — Lack of Data (No Core)
	01-27	394.34	396.56	✓		Historical Well — Lack of Data (No Core)
	01-28	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-29	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-30	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-32	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-35	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-36	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-40	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-41	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-42	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-43	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-44	412.01	414.07	✓		Historical Well — Lack of Data (No Core)
	01-45	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-46	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-47	345.57	346.94	✓		Historical Well — Lack of Data (No Core)
	01-48	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-49	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-50	343.05	344.88	✓		Historical Well — Lack of Data (No Core)
	01-51	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-52	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-53	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-54	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-55	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-56	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-58	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-60	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-64	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-65	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-66	563.65	564.87	✓		Historical Well — Lack of Data (No Core)
	01-67	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-68	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-69	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-70	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-71	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-72	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	01-73	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	623	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	624	505.13	506.81	✓		Historical Well — Lack of Data (No Core)
	626	0.00	0.00	✗		Historical Well — Lack of Data (No Core)
	630	0.00	0.00	✗		Historical Well — Lack of Data (No Core)

Indicated Tonnage
0.0-1.6KM ROI

					Mineral Estimation in KR-1
UNIT: KR-1					Area Calculation		Measured Data		Tonnage Calculation
				Grade x		Area With Seismic
POLYGON /		From	To	Thck	Area	Deductions of 15%	Thickness	K2O Grade	Volume	Sylvinite Weight	Sylvinite Tonnage	K2O Tonnage
WELL No.	WELL NAME	(m)	(m)	>12.191	(m2)	(m2)	(m)	(%)	(m3)	(kg)	(Tonnes)	(Tonnes)
	631	0.00	0.00	✗	Historical Well — Lack of Data (No Core)
	632	0.00	0.00	✗	Historical Well — Lack of Data (No Core)
	633	0.00	0.00	✗	Historical Well — Lack of Data (No Core)
	634	368.05	369.27	✓	Historical Well — Lack of Data (No Core)
	636	0.00	0.00	✗	Historical Well — Lack of Data (No Core)
	641	449.89	453.54	✓	Historical Well — Lack of Data (No Core)
	642	0.00	0.00	✗	Historical Well — Lack of Data (No Core)
	645	0.00	0.00	✗	Historical Well — Lack of Data (No Core)
	650	0.00	0.00	✗	Historical Well — Lack of Data (No Core)
	652	409.80	411.10	✓	Historical Well — Lack of Data (No Core)
	664	0.00	0.00	✗	Historical Well — Lack of Data (No Core)
	665	0.00	0.00	✗	Historical Well — Lack of Data (No Core)
	673	0.00	0.00	✗	Historical Well — Lack of Data (No Core)
	675	551.92	553.52	✓	Historical Well — Lack of Data (No Core)
	679	0.00	0.00	✗	Historical Well — Lack of Data (No Core)
	680	0.00	0.00	✗	Historical Well — Lack of Data (No Core)
	681	0.00	0.00	✗	Historical Well — Lack of Data (No Core)
	682	341.76	343.13	✓	Historical Well — Lack of Data (No Core)
	American West Potash KG-1	383.32	384.54	✓	Unreliable Assay Results — Lack of Confidence
	American West Potash KG-2	0.00	0.00	✗	Insufficient Grade and Thickness
	American West Potash KG-3	0.00	0.00	✗	High Insoluble Content
	American West Potash KG-4	0.00	0.00	✗	High Insoluble Content
	American West Potash KG-5	0.00	0.00	✗	Insufficient Grade and Thickness, High Insoluble Content
	American West Potash KG-6	0.00	0.00	✗	Insufficient Grade and Thickness
	American West Potash KG-8	0.00	0.00	✗	Insufficient Grade and Thickness
	American West Potash KG-9	0.00	0.00	✗	Insufficient Grade and Thickness
	American West Potash KG-10	0.00	0.00	✗	Insufficient Grade and Thickness
	American West Potash KG-12	0.00	0.00	✗	Insufficient Grade and Thickness
	American West Potash KG-13	0.00	0.00	✗	Insufficient Grade and Thickness
	American West Potash KG-14	0.00	0.00	✗	Insufficient Grade and Thickness
					Summary
						Total Area With Seismic	Weighted Average	Weighted Average
					Total Area	Deductions of 15%	Thickness	%K2O Grade	Total Volume	Total Sylvinite Weight	Total Sylvinite Tonnage	Total %K2O
					(m2)	(m2)	(m)	(%)	(m3)	(kg)	(Tonnes)	Tonnage (MMT)
					0	0	0.00	0.00	0	0	0	0.00
											Tonnage per Section **	0.00

**	Assuming 640 acres (2,589,988 m2) per section

Indicated Tonnage
0.0-1.6KM ROI

					Mineral Estimation in KR-2
					Area Calculation
UNIT: KR-2				Grade x		Area With Seismic	Measured Data		Tonnage Calculation
POLYGON /				Thck	Area	Deductions of 15%	Thickness	K2O Grade	Volume	Sylvinite Weight	Sylvinite Tonnage	K2O Tonnage
WELL No.	WELL NAME	From (m)	To (m)	>12.191	(m2)	(m2)	(m)	(%)	(m3)	(kg)	(Tonnes)	(Tonnes)
	01-17	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-18	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-22	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-23	469.32	472.29	✓		Historic Well — Lack of Data (No Core)
	01-24	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-25	421.39	425.04	✓		Historic Well — Lack of Data (No Core)
	01-26	384.51	389.08	✓		Historic Well — Lack of Data (No Core)
	01-27	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-28	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-29	0.00	0.00	✓		Historic Well — Lack of Data (No Core)
	01-30	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-32	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-35	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-36	268.15	270.74	✓		Historic Well — Lack of Data (No Core)
	01-40	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-41	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-42	253.75	254.97	✓		Historic Well — Lack of Data (No Core)
	01-43	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-44	417.58	418.87	✓		Historic Well — Lack of Data (No Core)
	01-45	326.52	327.74	✓		Historic Well — Lack of Data (No Core)
	01-46	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-47	348.16	350.98	✓		Historic Well — Lack of Data (No Core)
	01-48	410.79	412.78	✓		Historic Well — Lack of Data (No Core)
	01-49	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-50	346.56	349.22	✓		Historic Well — Lack of Data (No Core)
	01-51	368.05	369.57	✓		Historic Well — Lack of Data (No Core)
	01-52	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-53	511.23	512.75	✓		Historic Well — Lack of Data (No Core)
	01-54	435.56	438.38	✓		Historic Well — Lack of Data (No Core)
	01-55	451.49	453.54	✓		Historic Well — Lack of Data (No Core)
	01-56	549.33	551.31	✓		Historic Well — Lack of Data (No Core)
	01-58	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-60	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-64	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-65	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-66	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-67	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-68	555.04	556.57	✓		Historic Well — Lack of Data (No Core)
	01-69	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-70	591.46	593.83	✓		Historic Well — Lack of Data (No Core)
	01-71	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-72	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	01-73	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	623	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	624	508.33	510.24	✓		Historic Well — Lack of Data (No Core)
	626	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	630	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	631	0.00	0.00	✗		Historic Well — Lack of Data (No Core)
	632	379.63	380.92	✓		Historic Well — Lack of Data (No Core)
	633	351.43	353.26	✗		Historic Well — Lack of Data (No Core)
	634	372.24	373.53	✓		Historic Well — Lack of Data (No Core)
	636	433.88	435.10	✓		Historic Well — Lack of Data (No Core)
	641	454.61	455.83	✓		Historic Well — Lack of Data (No Core)

Indicated Tonnage
0.0-1.6KM ROI

					Mineral Estimation in KR-2
					Area Calculation
UNIT: KR-2				Grade x		Area With Seismic	Measured Data		Tonnage Calculation
POLYGON /				Thck	Area	Deductions of 15%	Thickness	K2O Grade	Volume	Sylvinite Weight	Sylvinite Tonnage	K2O Tonnage
WELL No.	WELL NAME	From (m)	To (m)	>12.191	(m2)	(m2)	(m)	(%)	(m3)	(kg)	(Tonnes)	(Tonnes)
	642	477.90	479.11	✓	Historic Well — Lack of Data (No Core)
	645	0.00	0.00	✗	Historic Well — Lack of Data (No Core)
	650	0.00	0.00	✗	Historic Well — Lack of Data (No Core)
	652	0.00	0.00	✗	Historic Well — Lack of Data (No Core)
	664	0.00	0.00	✗	Historic Well — Lack of Data (No Core)
	665	421.84	423.14	✓	Historic Well — Lack of Data (No Core)
	673	358.29	359.51	✓	Historic Well — Lack of Data (No Core)
	675	554.13	556.41	✓	Historic Well — Lack of Data (No Core)
	679	0.00	0.00	✗	Historic Well — Lack of Data (No Core)
	680	390.07	392.43	✓	Historic Well — Lack of Data (No Core)
	681	372.69	375.67	✓	Historic Well — Lack of Data (No Core)
	682	343.97	346.71	✓	Historic Well — Lack of Data (No Core)
	American West Potash KG-1	385.63	388.01	✓	Unreliable Assay Results — Lack of Confidence
	American West Potash KG-2	380.79	382.83	✓	5,416,207	4,603,776	2.04	9.86	9,391,703	19,534,742,240	19,534,742	1,926,126
	American West Potash KG-3	389.43	390.98	✓	6,857,768	5,829,103	1.55	9.74	9,035,110	18,793,028,800	18,793,029	1,830,441
	American West Potash KG-4	415.03	416.97	✓	6,690,269	5,686,729	1.94	9.56	11,032,254	22,947,088,320	22,947,088	2,193,742
	American West Potash KG-5	435.31	438.11	✓	7,496,492	6,372,018	2.80	10.28	17,841,650	37,110,632,000	37,110,632	3,814,973
	American West Potash KG-6	445.30	446.52	✓	7,449,967	6,332,472	1.22	11.48	7,725,616	16,069,281,280	16,069,281	1,844,753
	American West Potash KG-8	435.59	437.36	✓	Gamma Ray Calculation — Lack of Confidence
	American West Potash KG-9	499.41	501.60	✓	5,858,741	4,979,930	2.19	11.16	10,906,047	22,684,577,760	22,684,578	2,531,599
	American West Potash KG-10	0.00	0.00	✗	No Potash
	American West Potash KG-12	541.64	543.80	✓	5,488,158	4,664,934	2.16	8.64	10,076,257	20,958,614,560	20,958,615	1,810,824
	American West Potash KG-13	0.00	0.00	✗	Insufficient Grade and Thickness
	American West Potash KG-14	0.00	0.00	✗	Insufficient Grade and Thickness

					Summary
						Total Area With Seismic	Weighted Average	Weighted Average
					Total Area	Deductions of 15%	Thickness	%K2O Grade	Total Volume	Total Sylvinite Weight	Total Sylvinite Tonnage	Total %K2O
					(m2)	(m2)	(m)	(%)	(m3)	(kg)	(Tonnes)	Tonnage (MMT)
					45,257,602	38,468,962	1.98	10.09	76,008,637	158,097,964,960	158,097,965	15.95
											Tonnage per Section **	1.07

**	Assuming 640 acres (2,589,988 m2) per section

Inferred Tonnage
1.6-3.2KM ROI
UNIT: KR-1

					Mineral Estimation in KR-1
					Area Calculation		Measured Data		Tonnage Calculation
				Grade x		Area With Seismic
POLYGON /		From	To	Thck	Area	Deductions of 15%	Thickness	K2O Grade	Volume	Sylvinite Weight	Sylvinite Tonnage	K2O Tonnage
WELL No.	WELL NAME	(m)	(m)	>12.191	(m2)	(m2)	(m)	(%)	(m3)	(kg)	(Tonnes)	(Tonnes)
	01-17	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	01-18	0.00	0.00	✗	No Potash
	01-22	0.00	0.00	✗	No Potash
	01-23	464.97	467.11	✓	4,914,267	4,177,127	2.14	13.50	8,939,052	18,593,228,160	18,593,228	2,510,086
	01-24	0.00	0.00	✗	Unreliable Data — Gamma Ray Elevated
	01-25	0.00	0.00	✗	No Potash
	01-26	381.69	384.20	✓	Duplicate Data — KG-01 Twinned Well
	01-27	394.34	396.56	✓	2,561,109	2,176,943	2.22	21.60	4,832,813	10,052,251,040	10,052,251	2,171,286
	01-28	0.00	0.00	✗	No Potash
	01-29	0.00	0.00	✗	Unreliable Data — Historic Assay, No Logs
	01-30	0.00	0.00	✗	Unreliable Data — Gamma Ray/LAS Incorrect
	01-32	0.00	0.00	✗	No Potash
	01-35	0.00	0.00	✗	No Potash
	01-36	0.00	0.00	✗	No KR-1 Member
	01-40	0.00	0.00	✗	No Potash
	01-41	0.00	0.00	✗	No Potash
	01-42	0.00	0.00	✗	No KR-1 Member
	01-43	0.00	0.00	✗	No Potash
	01-44	412.01	414.07	✓	1,748,707	1,486,401	2.06	6.70	3,061,986	6,368,930,880	6,368,931	426,718
	01-45	0.00	0.00	✗	No KR-1 Member
	01-46	0.00	0.00	✗	No KR-1 Member
	01-47	345.57	346.94	✓	3,456,094	2,937,680	1.37	16.70	4,024,622	8,371,213,760	8,371,214	1,397,993
	01-48	0.00	0.00	✗	No KR-1 Member
	01-49	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	01-50	343.05	344.88	✓	2,070,287	1,759,744	1.83	11.50	3,220,332	6,698,290,560	6,698,291	770,303
	01-51	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	01-52	0.00	0.00	✗	No Potash
	01-53	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	01-54	0.00	0.00	✗	No KR-1 Member
	01-55	0.00	0.00	✗	No KR-1 Member
	01-56	0.00	0.00	✗	No KR-1 Member
	01-58	0.00	0.00	✗	No Potash
	0160	0.00	0.00	✗	No Potash
	01-64	0.00	0.00	✗	No Potash
	01-65	0.00	0.00	✗	No Potash
	01-66	563.65	564.87	✓	964,314	819,667	1.22	10.30	999,994	2,079,987,520	2,079,988	214,239
	01-67	0.00	0.00	✗	No Potash
	01-68	0.00	0.00	✗	No KR-1 Member
	01-69	0.00	0.00	✗	No Potash
	01-70	0.00	0.00	✗	No KR-1 Member
	01-71	0.00	0.00	✗	No Potash
	01-72	0.00	0.00	✗	No Potash
	01-73	0.00	0.00	✗	No Potash
	623	0.00	0.00	✗	No Potash
	624	505.13	506.81	✓	2,458,950	2,090,108	1.68	7.50	3,511,381	7,303,672,480	7,303,672	547,775
	626	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	630	0.00	0.00	✗	No Potash
	631	0.00	0.00	✗	No Potash
	632	0.00	0.00	✗	No KR-1 Member
	633	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	634	368.05	369.27	✓	3,855,907	3,277,521	1.22	10.00	3,998,576	8,317,038,080	8,317,038	831,704
	636	0.00	0.00	✗	No KR-1 Member

1 of 4

Inferred Tonnage
1.6-3.2KM ROI

					Mineral Estimation in KR-1
					Area Calculation		Measured Data		Tonnage Calculation
				Grade x		Area With Seismic
POLYGON /		From	To	Thck	Area	Deductions of 15%	Thickness	K2O Grade	Volume	Sylvinite Weight	Sylvinite Tonnage	K2O Tonnage
WELL No.	WELL NAME	(m)	(m)	>12.191	(m2)	(m2)	(m)	(%)	(m3)	(kg)	(Tonnes)	(Tonnes)
	641	449.89	453.54	✓	2,932,815	2,492,893	3.65	13.70	9,099,059	18,926,042,720	18,926,043	2,592,868
	642	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	645	0.00	0.00	✗	No Potash
	650	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	652	409.80	411.10	✓	5,957,394	5,063,785	1.30	9.70	6,582,921	13,692,475,680	13,692,476	1,328,170
	664	0.00	0.00	✗	Unreliable Data — Gamma Ray/Neutron Scales
	665	0.00	0.00	✗	No KR-1 Member
	673	0.00	0.00	✗	No KR-1 Member
	675	551.92	553.52	✓	1,368,370	1,163,115	1.60	8.60	1,860,984	3,870,846,720	3,870,847	332,893
	679	0.00	0.00	✗	No KR-1 Member
	680	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	681	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	682	341.76	343.13	✓	3,196,239	2,716,803	1.37	11.00	3,722,020	7,741,801,600	7,741,802	851,598
	American West Potash KG-1	383.32	384.54	✓	7,215,308	6,133,012	1.22	20.40	7,482,275	15,563,132,000	15,563,132	3,174,879
	American West Potash KG-2	0.00	0.00	✗	Insufficient Grade and Thickness
	American West Potash KG-3	0.00	0.00	✗	High Insoluble Content
	American West Potash KG-4	0.00	0.00	✗	High Insoluble Content
	American West Potash KG-5	0.00	0.00	✗	Insufficient Grade and Thickness, High Insoluble Content
	American West Potash KG-6	0.00	0.00	✗	Insufficient Grade and Thickness
	American West Potash KG-8	0.00	0.00	✗	Insufficient Grade and Thickness
	American West Potash KG-9	0.00	0.00	✗	Insufficient Grade and Thickness
	American West Potash KG-10	0.00	0.00	✗	Insufficient Grade and Thickness
	American West Potash KG-12	0.00	0.00	✗	Insufficient Grade and Thickness
	American West Potash KG-13	0.00	0.00	✗	Insufficient Grade and Thickness
	American West Potash KG-14	0.00	0.00	✗	Insufficient Grade and Thickness

					Summary
						Total Area With Seismic	Weighted Average	Weighted Average
					Total Area	Deductions of 15%	Thickness	%K2O Grade	Total Volume	Total Sylvinite Weight	Total Sylvinite Tonnage	Total % K2O
					(m2)	(m2)	(m)	(%)	(m3)	(kg)	(Tonnes)	Tonnage(MMT)
					42,699,761	36,294,799	1.69	13.44	61,336,015	127,578,911,200	127,578,913	17.15
											Tonnage per Section **	1.22

**	Assuming 640 acres (2,589,988 m2) per section

2 of 4

Inferred Tonnage
1.6-3.2KM ROI
UNIT: KR-2

					Mineral Estimation in KR-2
					Area Calculation		Measured Data		Tonnage Calculation
				Grade x		Area With Seismic
POLYGON /				Thck	Area	Deductions of 15%	Thickness	K2O Grade	Volume	Sylvinite Weight	Sylvinite Tonnage	K2O Tonnage
WELL No.	WELL NAME	From (m)	To (m)	>12.191	(m2)	(m2)	(m)	(%)	(m3)	(kg)	(Tonnes)	(Tonnes)
	01-17	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	01-18	0.00	0.00	✗	No Potash
	01-22	0.00	0.00	✗	No Potash
	01-23	469.32	472.29	✓	4,914,267	4,177,127	2.97	8.70	12,406,067	25,804,619,360	25,804,619	2,245,002
	01-24	0.00	0.00	✗	Unreliable Data — Gamma Ray Elevated
	01-25	421.39	425.04	✓	6,444,683	5,477,981	3.65	13.60	19,994,631	41,588,832,480	41,588,832	5,656,081
	01-26	384.51	389.08	✓	Duplicate Data — KG-01 Twinned Well
	01-27	0.00	0.00	✗	No KR-2 Member
	01-28	0.00	0.00	✗	No Potash
	01-29	0.00	0.00	✓	Unreliable Data — Historic Assay, No Logs
	01-30	0.00	0.00	✗	Unreliable Data — Gamma Ray/LAS Incorrect
	01-32	0.00	0.00	✗	No Potash
	01-35	0.00	0.00	✗	No Potash
	01-36	268.15	270.74	✓	Not Within Property Boundary
	01-40	0.00	0.00	✗	No Potash
	01-41	0.00	0.00	✗	No Potash
	01-42	253.75	254.97	✓	2,184,111	1,856,494	1.22	12.60	2,264,923	4,711,039,840	4,711,040	593,591
	01-43	0.00	0.00	✗	No Potash
	01-44	417.58	418.87	✓	1,748,707	1,486,401	1.29	10.30	1,917,457	3,988,310,560	3,988,311	410,796
	01-45	326.52	327.74	✓	5,068,739	4,308,428	1.22	14.70	5,256,282	10,933,066,560	10,933,067	1,607,161
	01-46	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	01-47	348.16	350.98	✓	3,456,094	2,937,680	2.82	5.50	8,284,258	17,231,256,640	17,231,257	947,719
	01-48	410.79	412.78	✓	2,256,431	1,917,966	1.99	21.20	3,816,752	7,938,844,160	7,938,844	1,683,035
	01-49	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	01-50	346.56	349.22	✓	2,070,287	1,759,744	2.66	17.10	4,680,919	9,736,311,520	9,736,312	1,664,909
	01-51	368.05	369.57	✓	1,507,495	1,281,371	1.52	14.10	1,947,684	4,051,182,720	4,051,183	571,217
	01-52	0.00	0.00	✗	No Potash
	01-53	511.23	512.75	✓	3,609,483	3,068,061	1.52	13.00	4,663,453	9,699,982,240	9,699,982	1,260,998
	01-54	435.56	438.38	✓	4,145,172	3,523,396	2.82	5.40	9,935,977	20,666,832,160	20,666,832	1,116,009
	01-55	451.49	453.54	✓	6,020,749	5,117,637	2.05	15.20	10,491,156	21,821,604,480	21,821,604	3,316,884
	01-56	549.33	551.31	✓	789,534	671,104	1.98	6.40	1,328,786	2,763,874,880	2,763,875	176,888
	01-58	0.00	0.00	✗	No Potash
	01-60	0.00	0.00	✗	No Potash
	01-64	0.00	0.00	✗	No Potash
	01-65	0.00	0.00	✗	No Potash
	01-66	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	01-67	0.00	0.00	✗	No Potash
	01-68	555.04	556.57	✓	4,082,804	3,470,383	1.53	11.20	5,309,686	11,044,146,880	11,044,147	1,236,944
	01-69	0.00	0.00	✗	No Potash
	01-70	591.46	593.83	✓	Not Within Property Boundary
	01-71	0.00	0.00	✗	No Potash
	01-72	0.00	0.00	✗	No Potash
	01-73	0.00	0.00	✗	No Potash
	623	0.00	0.00	✗	No Potash
	624	508.33	510.24	✓	2,458,950	2,090,108	1.91	11.10	3,992,106	8,303,580,480	8,303,580	921,697
	626	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	630	0.00	0.00	✗	No Potash
	631	0.00	0.00	✗	No Potash
	632	379.63	380.92	✓	995,038	845,782	1.29	13.20	1,091,059	2,269,402,720	2,269,403	299,561
	633	351.43	353.26	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	634	372.24	373.53	✓	3,855,907	3,277,521	1.29	11.80	4,228,002	8,794,244,160	8,794,244	1,037,721
	636	433.88	435.10	✓	5,913,374	5,026,368	1.22	14.60	6,132,169	12,754,911,520	12,754,912	1,862,217
	641	454.61	455.83	✓	2,932,815	2,492,893	1.22	13.70	3,041,329	6,325,964,320	6,325,964	866,657
	642	477.90	479.11	✓	7,447,336	6,330,236	1.21	13.10	7,659,586	15,931,938,880	15,931,939	2,087,084
	645	0.00	0.00	✗	No Potash
	650	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	652	0.00	0.00	✗	Did Not Meet Resource Cutoffs — High Carnallite Content
	664	0.00	0.00	✗	Unreliable Data — Gamma Ray/Neutron Incorrect

3 of 4

Inferred Tonnage
1.6-3.2KM ROI
UNIT: KR-2

					Mineral Estimation in KR-2
					Area Calculation
				Grade x		Area With Seismic	Measured Data		Tonnage Calculation
POLYGON /				Thck	Area	Deductions of 15%	Thickness	K2O Grade	Volume	Sylvinite Weight	Sylvinite Tonnage	K2O Tonnage
WELL No.	WELL NAME	From (m)	To (m)	>12.191	(m2)	(m2)	(m)	(%)	(m3)	(kg)	(Tonnes)	(Tonnes)
	665	421.84	423.14	✓	3,447,169	2,930,094	1.30	17.80	3,809,122	7,922,973,760	7,922,974	1,410,289
	673	358.29	359.51	✓	3,523,118	2,994,650	1.22	10.20	3,653,473	7,599,223,840	7,599,224	775,121
	675	554.13	556.41	✓	1,368,370	1,163,115	2.28	10.60	2,651,902	5,515,956,160	5,515,956	584,691
	679	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	680	390.07	392.43	✓	2,393,756	2,034,693	2.36	12.10	4,801,875	9,987,900,000	9,987,900	1,208,536
	681	372.69	375.67	✓	2,545,240	2,163,454	2.98	11.80	6,447,093	13,409,953,440	13,409,953	1,582,374
	682	343.97	346.71	✓	3,196,239	2,716,803	2.74	15.50	7,444,040	15,483,603,200	15,483,603	2,399,958
	American West Potash KG-1	385.63	388.01	✓	7,215,308	6,133,012	2.38	8.80	14,596,569	30,360,863,520	30,360,864	2,671,756
	American West Potash KG-2	380.79	382.83	✓	1,070,281	909,739	2.04	9.86	1,855,868	3,860,205,440	3,860,205	380,616
	American West Potash KG-3	389.43	390.98	✓	2,462,049	2,092,742	1.55	9.74	3,243,750	6,747,000,000	6,747,000	657,158
	American West Potash KG-4	415.03	416.97	✓	4,037,607	3,431,966	1.94	9.56	6,658,014	13,848,669,120	13,848,669	1,323,933
	American West Potash KG-5	435.31	438.11	✓	3,465,165	2,945,390	2.80	10.28	8,247,092	17,153,951,360	17,153,951	1,763,426
	American West Potash KG-6	445.30	446.52	✓	6,206,278	5,275,336	1.22	11.48	6,435,910	13,386,692,800	13,386,693	1,536,792
	American West Potash KG-8	435.59	437.36	✓	10,975,797	9,329,427	1.77	7.80	16,513,086	34,347,218,880	34,347,219	2,679,083
	American West Potash KG-9	499.41	501.60	✓	1,708,122	1,451,904	2.19	11.16	3,179,670	6,613,713,600	6,613,714	738,090
	American West Potash KG-10	0.00	0.00	✗	No Potash
	American West Potash KG-12	541.64	543.80	✓	39,704	33,748	2.16	8.64	72,896	151,623,680	151,624	13,100
	American West Potash KG-13	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness
	American West Potash KG-14	0.00	0.00	✗	Did Not Meet Resource Cutoffs — Low Grade/Thickness

					Summary
						Total Area With Seismic	Weighted Average	Weighted Average
					Total Area	Deductions of 15%	Thickness	% K2O Grade	Total Volume	Total Sylvinite Weight	Total Sylvinite Tonnage	Total % K2O
					(m2)	(m2)	(m)	(%)	(m3)	(kg)	(Tonnes)	Tonnage (MMT)
					125,556,179	106,722,754	1.95	11.39	208,052,642	432,749,495,360	432,749,496	49.29
											Tonnage per Section **	1.20

**	Assuming 640 acres (2,589,988 m2) per section

4 of 4

Drill Hole Summary Table

								Include in
								Resource
								Calculation
Drill Hole	From (m)	To (m)	Thickness (m)	%K2O	%Carnallite	%Insolubles	Grade x Thckness	(>12.191)
KR-1
01-17	0.00	0.00	0.00	0.0			0.00	✗

01-18	0.00	0.00	0.00	0.0			0.00	✗
01-22	0.00	0.00	0.00	0.0			0.00	✗
01-23	464.97	467.11	2.14	13.5			28.89	✓
01-24	0.00	0.00	0.00	0.0			0.00	✗
01-25	0.00	0.00	0.00	0.0			0.00	✗
01-26	381.69	384.20	2.51	6.3			15.81	✓
01-27	394.34	396.56	2.22	21.6			47.95	✓
01-28	0.00	0.00	0.00	0.0			0.00	✗
01-29	0.00	0.00	0.00	0.0			0.00	✗
01-30	441.50	443.10	1.60	6.3			10.08	✗
01-32	0.00	0.00	0.00	0.0			0.00	✗
01-35	0.00	0.00	0.00	0.0			0.00	✗
01-36	0.00	0.00	0.00	0.0			0.00	✗
01-40	0.00	0.00	0.00	0.0			0.00	✗
01-41	0.00	0.00	0.00	0.0			0.00	✗
01-42	0.00	0.00	0.00	0.0			0.00	✗
01-43	0.00	0.00	0.00	0.0			0.00	✗
01-44	412.01	414.07	2.06	6.7			13.80	✓
01-45	0.00	0.00	0.00	0.0			0.00	✗
01-46	0.00	0.00	0.00	0.0			0.00	✗
01-47	345.57	346.94	1.37	16.7			22.88	✓
01-48	0.00	0.00	0.00	0.0			0.00	✗
01-49	0.00	0.00	0.00	0.0			0.00	✗
01-50	343.05	344.88	1.83	11.5			21.05	✓
01-51	365.15	365.38	0.23	3.5			0.81	✗
01-52	0.00	0.00	0.00	0.0			0.00	✗
01-53	508.86	509.70	0.84	6.9			5.80	✗
01-54	0.00	0.00	0.00	0.0			0.00	✗
01-55	0.00	0.00	0.00	0.0			0.00	✗
01-56	0.00	0.00	0.00	0.0			0.00	✗
01-58	0.00	0.00	0.00	0.0			0.00	✗
0160	0.00	0.00	0.00	0.0			0.00	✗
01-64	0.00	0.00	0.00	0.0			0.00	✗
01-65	0.00	0.00	0.00	0.0			0.00	✗
01-66	563.65	564.87	1.22	10.3			12.57	✓
01-67	0.00	0.00	0.00	0.0			0.00	✗
01-68	552.53	553.29	0.76	4.7			3.57	✗
01-69	0.00	0.00	0.00	0.0			0.00	✗
01-70	0.00	0.00	0.00	0.0			0.00	✗
01-71	0.00	0.00	0.00	0.0			0.00	✗
01-72	0.00	0.00	0.00	0.0			0.00	✗
01-73	0.00	0.00	0.00	0.0			0.00	✗
623	0.00	0.00	0.00	0.0			0.00	✗
624	505.13	506.81	1.68	7.5			12.60	✓
626	0.00	0.00	0.00	0.0			0.00	✗
630	0.00	0.00	0.00	0.0			0.00	✗
631	0.00	0.00	0.00	0.0			0.00	✗
632	0.00	0.00	0.00	0.0			0.00	✗
633	348.16	348.84	0.68	4.7			3.20	✗
634	368.05	369.27	1.22	10.0			12.20	✓
636	0.00	0.00	0.00	0.0			0.00	✗
641	449.89	453.54	3.65	13.7			50.01	✓
642	474.68	475.45	0.77	5.4			4.16	✗
645	0.00	0.00	0.00	0.0			0.00	✗
650	422.83	424.21	1.37	5.8			7.95	✗
652	409.80	411.10	1.30	9.7			12.61	✓
664	0.00	0.00	0.00	0.0			0.00	✗
665	0.00	0.00	0.00	0.0			0.00	✗
673	0.00	0.00	0.00	0.0			0.00	✗
675	551.92	553.52	1.60	8.6			13.76	✓
679	0.00	0.00	0.00	0.0			0.00	✗
680	386.87	388.39	1.52	3.5			5.32	✗
681	0.00	0.00	0.00	0.0			0.00	✗
682	341.76	343.13	1.37	11.0			15.07	✓
American West Potash KG-1	383.32	384.54	1.22	20.40	32.30	0.00	24.89	✓
American West Potash KG-2	377.78	378.24	0.46	9.04	0.00	0.00	4.16	✗
American West Potash KG-3	385.60	386.90	1.30	9.92	3.68	13.44	12.90	✓
American West Potash KG-4	412.61	414.73	2.12	8.42	3.20	17.80	17.85	✓
American West Potash KG-5	433.85	434.40	0.55	4.02	4.60	21.85	2.21	✗
American West Potash KG-6	442.60	443.15	0.55	4.98	3.38	15.16	2.74	✗
American West Potash KG-8	0.00	0.00	0.00	0.00	0.00	0.00	0.00	✗
American West Potash KG-9	497.17	498.17	1.00	6.71	0.19	1.03	6.71	✗
American West Potash KG-10	0.00	0.00	0.00	0.00	0.00	0.00	0.00	✗
American West Potash KG-12	0.00	0.00	0.00	0.00	0.00	0.00	0.00	✗
American West Potash KG-13	0.00	0.00	0.00	0.00	0.00	0.00	0.00	✗
American West Potash KG-14	0.00	0.00	0.00	0.00	0.00	0.00	0.00	✗

Drill Hole Summary Table

								Include in
								Resource
								Calculation
Drill Hole	From (m)	To (m)	Thickness (m)	%K2O	%Carnallite	%Insolubles	Grade x Thckness	(>12.191)
KR-2
01-17	381.76	382.22	0.46	4.8			2.21	✗
01-18	0.00	0.00	0.00	0.0			0.00	✗
01-22	0.00	0.00	0.00	0.0			0.00	✗
01-23	469.32	472.29	2.97	8.7			25.84	✓
01-24	402.79	406.76	3.95	14.6			57.67	✗
01-25	421.39	425.04	3.65	13.6			49.64	✓
01-26	384.51	389.08	4.56	3.6			16.42	✓
01-27	0.00	0.00	0.00	0.0			0.00	✗
01-28	0.00	0.00	0.00	0.0			0.00	✗
01-29	431.51	433.52	2.00	8.4			16.80	✓
01-30	445.16	448.29	3.12	8.5			26.52	✗
01-32	0.00	0.00	0.00	0.0			0.00	✗
01-35	0.00	0.00	0.00	0.0			0.00	✗
01-36	268.15	270.74	2.58	4.8			12.38	✓
01-40	0.00	0.00	0.00	0.0			0.00	✗
01-41	0.00	0.00	0.00	0.0			0.00	✗
01-42	253.75	254.97	1.22	12.6			15.37	✓
01-43	0.00	0.00	0.00	0.0			0.00	✗
01-44	417.58	418.87	1.29	10.3			13.29	✓
01-45	326.52	327.74	1.22	14.7			17.93	✓
01-46	458.50	459.41	0.91	8.4			7.64	✗
01-47	348.16	350.98	2.82	5.5			15.51	✓
01-48	410.79	412.78	1.99	21.2			42.19	✓
01-49	409.12	410.34	1.22	6.9			8.42	✗
01-50	346.56	349.22	2.66	17.1			45.49	✓
01-51	368.05	369.57	1.52	14.1			21.43	✓
01-52	0.00	0.00	0.00	0.0			0.00	✗
01-53	511.23	512.75	1.52	13.0			19.76	✓
01-54	435.56	438.38	2.82	5.4			15.23	✓
01-55	451.49	453.54	2.05	15.2			31.16	✓
01-56	549.33	551.31	1.98	6.4			12.67	✓
01-58	0.00	0.00	0.00	0.0			0.00	✗
01-60	0.00	0.00	0.00	0.0			0.00	✗
01-64	0.00	0.00	0.00	0.0			0.00	✗
01-65	0.00	0.00	0.00	0.0			0.00	✗
01-66	566.24	567.39	1.15	4.8			5.52	✗
01-67	0.00	0.00	0.00	0.0			0.00	✗
01-68	555.04	556.57	1.52	11.2			17.02	✓
01-69	0.00	0.00	0.00	0.0			0.00	✗
01-70	591.46	593.83	1.98	11.3			22.37	✓
01-71	0.00	0.00	0.00	0.0			0.00	✗
01-72	0.00	0.00	0.00	0.0			0.00	✗
01-73	0.00	0.00	0.00	0.0			0.00	✗
623	0.00	0.00	0.00	0.0			0.00	✗
624	508.33	510.24	1.91	11.1			21.20	✓
626	598.25	600.30	2.05	4.8			9.84	✗
630	0.00	0.00	0.00	0.0			0.00	✗
631	0.00	0.00	0.00	0.0			0.00	✗
632	379.63	380.92	1.29	13.2			17.03	✓
633	351.43	353.26	1.82	5.2			9.46	✗
634	372.24	373.53	1.29	11.8			15.22	✓
636	433.88	435.10	1.22	14.6			17.81	✓
641	454.61	455.83	1.22	13.7			16.71	✓
642	477.90	479.11	1.21	13.1			15.85	✓
645	0.00	0.00	0.00	0.0			0.00	✗
650	427.03	428.85	1.82	3.8			6.92	✗
652	413.54	415.90	2.36	4.7			11.09	✗
664	0.00	0.00	0.00	0.0			0.00	✗
665	421.84	423.14	1.30	17.8			23.14	✓
673	358.29	359.51	1.22	10.2			12.44	✓
675	554.13	556.41	2.28	10.6			24.17	✓
679	411.86	413.00	1.14	6.5			7.41	✗
680	390.07	392.43	2.36	12.1			28.56	✓
681	372.69	375.67	2.98	11.8			35.16	✓
682	343.97	346.71	2.74	15.5			42.47	✓
American West Potash KG-1	385.63	388.01	2.38	8.8			20.94	✓
American West Potash KG-2	380.79	382.83	2.04	9.86	9.07	3.96	20.11	✓
American West Potash KG-3	389.43	390.98	1.55	9.74	1.40	5.48	15.10	✓
American West Potash KG-4	415.03	416.97	1.94	9.56	0.61	0.70	18.55	✓
American West Potash KG-5	435.31	438.11	2.80	10.28	0.56	2.97	28.78	✓
American West Potash KG-6	445.30	446.52	1.22	11.48	0.70	4.94	14.01	✓
American West Potash KG-8	435.59	437.36	1.77	7.80			13.81	✓
American West Potash KG-9	499.41	501.60	2.19	11.16	0.45	2.83	24.44	✓
American West Potash KG-10	0.00	0.00	0.00	0.00	0.00	0.00	0.00	✗
American West Potash KG-12	541.64	543.80	2.16	8.64	0.61	3.31	18.66	✓
American West Potash KG-13	538.22	538.90	0.68	11.34	0.00	0.09	7.71	✗
American West Potash KG-14	0.00	0.00	0.00	0.00	0.00	0.00	0.00	✗

							Total KR-1	16
							Total KR-2	39

							Total DH’s	55